Exhibit 10.1

Execution Version

AMENDMENT NO. 3

AMENDMENT NO. 3, dated as of November 22, 2022 (this “Amendment”), to the Credit Agreement dated as of October 2, 2020 (as amended by that certain Amendment No. 1, dated as of January 15, 2021, as amended by that certain Amendment No. 2, dated as of April 5, 2021, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Wells Fargo Securities, LLC, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank, USA, Deutsche Bank Securities Inc., TD Securities (USA) LLC, CoBank, ACB and Mizuho Bank, Ltd (collectively, the “Lead Arrangers”) are acting as joint lead arrangers and joint bookrunners in connection with this Amendment;

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrower desires to extend the Revolving Maturity Date and make certain other Permitted Amendments in connection therewith; and

WHEREAS, in connection with and in consideration of the proposed extension of the Revolving Maturity Date, the Borrower has requested and, subject to the representations and warranties set forth herein and on the terms and conditions set forth herein, the Lenders party hereto are willing to make certain other modifications to the Credit Agreement set forth below.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.            Amendments.

Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the parties hereto hereby agree as follows:

(a)           the body of the Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), (ii) to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and (iii) move the green double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the Credit Agreement attached as Exhibit A hereto; and

(b)           Exhibit A (Form of Borrowing Request), Exhibit G (Form of Notice of Prepayment) and Exhibit I (Notice of Conversion/Continuation) to the Credit Agreement are each hereby amended and restated in their entirety in the forms attached hereto as Exhibit B.

Section 2.            Revolving Extension Offer.

Each Revolving Lender hereby agrees that, as of the Effective Date, (i) it is an “Accepting Revolving Lender” for purposes of the Credit Agreement and (ii) the Revolving Maturity Date applicable to its Revolving Loans and Revolving Commitments shall be as set forth in the amended Credit Agreement attached as Exhibit A hereto. By its execution of this Amendment, the Administrative Agent and each Revolving Lender hereby agrees that this Amendment shall constitute sufficient prior notice of the Revolving Extension Offer pursuant to Section 2.22 of the Credit Agreement and that this Amendment is a “Revolving Extension Agreement” as defined in the Credit Agreement.

Section 3.            Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied (“Effective Date”):

(a)           the Administrative Agent’s (or its counsel’s) receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified:

(i)          executed counterparts of this Amendment from (A) Holdings and the Borrower (each signed by an Authorized Officer thereof), (B) each of the Revolving Lenders, (C) each of the Issuing Banks and (D) the Administrative Agent;

(ii)         an opinion of ArentFox Schiff, New York, Illinois and Delaware counsel for the Loan Parties (addressed to the Administrative Agent and the Lenders and dated the Effective Date), including an opinion as to no conflict with the Series A Certificate of Designations (as defined in the Investment Agreement) governing the Series A Preferred Stock (as defined in the Investment Agreement);

(iii)        a certificate of a Financial Officer of the Borrower and of an Authorized Officer of each other Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Amendment or the Consent and Reaffirmation Agreement (as defined below) to the extent a party thereto and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable (or a representation that such documents have not been amended or otherwise modified since the Closing Date or in the case of any Loan Party joined to the Loan Documents after the Closing Date, the date of such joinder), (B) the bylaws or other governing document of such Loan Party as in effect on the Effective Date (or a representation that such documents have not been amended or otherwise modified since the Closing Date or in the case of any Loan Party joined to the Loan Documents after the Closing Date, the date of such joinder), (C) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment (including the exhibits hereto) or the Consent and Reaffirmation Agreement to the extent a party thereto, and (D) evidence of the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Amendment or the Consent and Reaffirmation Agreement to the extent a party thereto; and

(iv)        a Consent and Reaffirmation, dated as of the date hereof and executed by Holdings and each of the Subsidiary Loan Parties (the “Consent and Reaffirmation Agreement”), whereby Holdings and each of the Subsidiary Loan Parties consents to this Amendment and reaffirms (A) its obligations and liabilities under the Loan Documents (as amended by this Amendment) and (B) each Lien, security interest and pledge granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party.

(b)           the Administrative Agent shall have received certificates dated as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable;

(c)           to the extent invoiced at least two (2) Business Days prior to the Effective Date or as set forth in a funds flow approved by the Borrower, all (x) agreed-upon fees payable to the Lead Arrangers, including, without limitation, with respect to each Revolving Lender party hereto, a consent fee equal to 20 basis points times the sum of the aggregate principal amount of its Revolving Commitment on the Effective Date and (y) reasonable and documented out-of-pocket expenses due to the Lead Arrangers and the Administrative Agent, in each case to the extent required to be paid on the Effective Date (including pursuant to Section 5 hereof), shall have been paid;

(d)           at the time of and immediately after giving effect to this Amendment and the borrowing of any Loans on the Effective Date, no Default has occurred and is continuing or would result therefrom;

(e)           the representations and warranties made by each Loan Party set forth in Section 4 hereof, in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date);

(f)            Holdings, the Borrower and each of the other Loan Parties shall have provided to the Administrative Agent and the Revolving Lenders, at least three (3) Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and a Beneficial Ownership Certification for any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case to the extent requested of the Borrower at least seven (7) Business Days prior to the Effective Date;

(g)           the Administrative Agent shall have received flood hazard certifications with respect to each real property location that is subject to a Mortgage, and for any such real property location that is in a flood zone, evidence of flood insurance (with appropriate endorsements naming the Administrative Agent as mortgagee and lender loss payee);

(h)            the Administrative Agent shall have received evidence in form and substance satisfactory to it confirming that an aggregate amount equal to at least $401,000,000.00, which the Borrower hereby represents and warrants is approximately the amount of the proceeds actually held by any Unrestricted Subsidiary as of November 7, 2022 in respect of the Disposition described in that certain Form 8-K filing of Holdings dated as of September 13, 2022 has been distributed, directly or indirectly, to the Borrower or another Loan Party; and

(i)            Holdings shall have received (and delivered to the Administrative Agent a copy certified by an Authorized Officer of Holdings to be a true, correct and complete copy of) a waiver, in form and substance reasonably satisfactory to the Administrative Agent, that is executed by the holders of any Series A Preferred Stock and is sufficient under Applicable Law to waive, until October 2, 2027, the restriction precluding Holdings from electing not to declare and pay any cash dividends with respect to such Series A Preferred Stock after October 2, 2025 (it being understood that any dividend not declared and fully paid in cash, whether during the period of such waiver or otherwise, shall accrue as set forth in the Series A Certificate of Designations (as defined in the Investment Agreement)).

Without limiting the generality of the provisions of Section 8.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.            Representations and Warranties.

The Borrower represents and warrants to the Administrative Agent and the Lenders as of the date hereof and the Effective Date that:

(a)         immediately before and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties made by each Loan Party set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (or in all respects, as applicable) as of such earlier date); and

(b)         at the time of and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default has occurred and is continuing or would result therefrom.

Section 5.            Expenses.

The Borrower agrees to reimburse the Lead Arrangers and the Administrative Agent for their reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment (including the reasonable and documented fees, charges and disbursements of McGuireWoods LLP) as and when required by Section 9.03 of the Credit Agreement.

Section 6.            Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.

Section 7.            Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 9.05 and 9.06 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.            Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.            Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents or serve to effect a novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a “Permitted Amendment” and a “Revolving Extension Agreement” and shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 10.         Reaffirmation.

(a)           The Borrower and Holdings hereby consent to the execution, delivery and performance of this Amendment and agree that each reference to the Credit Agreement in the Loan Documents shall, on and after the Effective Date, be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Borrower and Holdings each hereby acknowledge and agree that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect.

(c)           The Borrower and Holdings each hereby irrevocably and unconditionally (x) ratify the Borrower’s and Holdings’ prior grant and prior pledge of all security interests and Liens under the Security Documents and each Loan Document, with all such security interests and Liens continuing in full force and effect after giving effect to this Amendment and the Credit Agreement as amended by this Amendment and (y) confirms that the Liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any additional Obligations resulting from or incurred pursuant to the Credit Agreement, as amended by this Amendment.

Section 11.          Miscellaneous.

All Revolving Loans that are Eurodollar Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement shall continue as Eurodollar Loans under the Credit Agreement (and, notwithstanding anything in this Amendment including Exhibit A hereto to the contrary, subject to the terms and conditions and applicable interest rate terms (including breakage) with respect to Eurodollar Loans under the Credit Agreement) solely for the remainder of the Interest Periods applicable thereto immediately prior to the effectiveness of this Amendment; it being understood that such Revolving Loans that are Eurodollar Loans and such Interest Periods are not being renewed or extended as a result of this Amendment and, upon the expiration or earlier termination of such Interest Periods, such Eurodollar Loans shall be (i) repaid or (ii) converted to Alternate Base Rate Loans or Term SOFR Loans (in each case, as defined in the amended Credit Agreement attached hereto as Exhibit A) as the Borrower may elect (which election in the case of clause (ii) shall be made in accordance with the notice requirements set forth in Section 2.03 of the Credit Agreement as though the Borrower were requesting a borrowing to be made on the effective date of such conversion); provided that if the Borrower fails to submit a timely Notice of Conversion/Continuation, such Eurodollar Loan shall be automatically converted to a Term SOFR Loan as of the last day of such Interest Period.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

CONSOLIDATED COMMUNICATIONS, INC.

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer

[Signature Page to Amendment No. 3 - Consolidated]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Revolving Lender and an Issuing Bank

By:	/s/ Daniel Kurtz
Name:	Daniel Kurtz
Title:	Director

[Signature Page to Amendment No. 3 - Consolidated]

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and an Issuing Bank

By:	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Managing Director

[Signature Page to Amendment No. 3 - Consolidated]

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Lender and an Issuing Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Amendment No. 3 - Consolidated]

GOLDMAN SACHS BANK USA, as a Revolving Lender and an Issuing Bank

By:	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

[Signature Page to Amendment No. 3 - Consolidated]

CoBank, ACB, as a Revolving Lender and an Issuing Bank

By:	/s/ Kristina Jensen
Name:	Kristina Jensen
Title:	Vice President

[Signature Page to Amendment No. 3 - Consolidated]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Revolving Lender and an Issuing Bank

By:	/s/ Tim Brogan
Name:	Tim Brogan
Title:	Authorized Signatory

[Signature Page to Amendment No. 3 - Consolidated]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Lender and an Issuing Bank

By:	/s/ Jessica Lutrario
Name:	Jessica Lutrario
Title:	Associate

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Vice President

[Signature Page to Amendment No. 3 - Consolidated]

Mizuho Bank, Ltd., as a Revolving Lender and an Issuing Bank

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Executive Director

[Signature Page to Amendment No. 3 - Consolidated]

Exhibit A to Amendment No. 3

[amended Credit Agreement attached]

Final Conformed Copy 141683210_5 163765871_7 Published CUSIP Number: 20903EAY1Revolving Loan CUSIP Number: 20903EAZ8Initial Term Loan CUSIP Number: 20903EBA2Term B-1 Loan CUSIP Number: 20903EBB0CREDIT AGREEMENT[1]Dated as of October 2, 2020amongCONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,as Holdings,CONSOLIDATED COMMUNICATIONS, INC.,as Borrower,THE LENDERS REFERRED TO HEREIN,WELLS FARGO BANK, NATIONAL ASSOCIATION,as Administrative Agent, Issuing Bank and Swingline Lender,andJPMORGAN CHASE BANK, N.A.,MORGAN STANLEY SENIOR FUNDING, INC.,WELLS FARGO SECURITIES, LLC,GOLDMAN SACHS BANK USA,DEUTSCHE BANK SECURITIES INC.,TD SECURITIES (USA) LLC,COBANK, ACBandMIZUHO BANK, LTD.as Joint Lead Arrangers and Joint Bookrunners 1 Conformed for Amendment No. 1 dated as of January 15, 2021, Amendment No. 2 dated as of April 5, 2021 and Amendment No. 2 3 dated as of April 5 November 22 , 2021 2022 22-31184-1 C1.1 P17

TABLE OF CONTENTSPage ARTICLE IDEFINITIONSSection 1.01Defined Terms 1Section 1.02Classification of Loans and Borrowings 46Section 1.03Terms Generally 46Section 1.04UCC Terms 46Section 1.05Rounding 46Section 1.06References to Agreement and Laws 47Section 1.07Times of Day 47Section 1.08Letter of Credit Amounts 47Section 1.09Limited Condition Transactions 47Section 1.10Certain Calculations and Tests 48Section 1.11Divisions 48Section 1.12Rates; LIBO Rate Notification 49ARTICLE IITHE CREDITSSection 2.01Credit Commitments 49Section 2.02Procedure for Borrowing 50Section 2.03Conversion and Continuation Options for Loans 51Section 2.04Swingline Loans 51Section 2.05Optional and Mandatory Prepayments of Loans 53Section 2.06Letters of Credit 55Section 2.07Repayment of Loans; Evidence of Debt 59Section 2.08Interest Rates and Payment Dates 60Section 2.09Computation of Interest 61Section 2.10Fees 61Section 2.11Termination, Reduction or Adjustment of Commitments 61Section 2.12Alternate Rate of Interest 62Section 2.13Pro Rata Treatment and Payments 63Section 2.14Illegality 65Section 2.15Increased Costs 65Section 2.16Taxes 66Section 2.17Indemnity 69Section 2.18Change of Lending Office 69Section 2.19[Reserved] 69Section 2.20Assignment of Commitments Under Certain Circumstances 69Section 2.21Increase in Commitments 70Section 2.22Extension Offers 72Section 2.23Defaulting Lenders 73Section 2.24Cash Collateral 75Section 2.25Refinancing Amendments 75-i-141683210_5163765871_7 22-31184-1 C1.1 P18

Page ARTICLE IIIREPRESENTATIONS AND WARRANTIESSection 3.01Organization, etc 76Section 3.02Due Authorization, Non-Contravention, etc 76Section 3.03Government Approval, Regulation, etc 77Section 3.04Validity, etc 77Section 3.05Financial Information 77Section 3.06No Material Adverse Effect 77Section 3.07Litigation 77Section 3.08Compliance with Laws and Agreements 77Section 3.09Subsidiaries 78Section 3.10Ownership of Properties 78Section 3.11Taxes 78Section 3.12Pension and Welfare Plans 79Section 3.13Environmental Warranties 79Section 3.14Regulations T, U and X 80Section 3.15Disclosure; Accuracy of Information; Projected Financial Statements 80Section 3.16Insurance 80Section 3.17Labor Matters 80Section 3.18Solvency 81Section 3.19Securities 81Section 3.20Security Documents 81Section 3.21Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions 82Section 3.22Communications Matters 82Section 3.23Beneficial Ownership Certificate 83ARTICLE IVCONDITIONSSection 4.01Conditions to Closing and Initial Extensions of Credit 83Section 4.02Conditions to Each Credit Event after the Closing Date 85ARTICLE VAFFIRMATIVE COVENANTSSection 5.01Financial Information, Reports, Notices, etc 86Section 5.02Compliance with Laws, etc 88Section 5.03Maintenance of Properties 89Section 5.04Insurance 89Section 5.05Books and Records; Visitation Rights 90Section 5.06Environmental Covenant 90Section 5.07Information Regarding Collateral 91Section 5.08Existence; Conduct of Business 91Section 5.09Performance of Obligations 91Section 5.10Casualty and Condemnation 91Section 5.11Pledge of Additional Collateral 91Section 5.12Further Assurances 92Section 5.13Use of Proceeds 92Section 5.14Payment of Taxes and Other Claims 92Section 5.15Equal Security for Loans and Notes 92-ii-141683210_5 163765871_7 22-31184-1 C1.1 P19

Page Section 5.16Guarantees 93Section 5.17Covenants Regarding Post-Closing Deliveries 93Section 5.18Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions 93Section 5.19Lender Calls 93Section 5.20Ratings 93ARTICLE VINEGATIVE COVENANTSSection 6.01Indebtedness; Certain Equity Securities 94Section 6.02Liens 98Section 6.03Fundamental Changes; Line of Business 100Section 6.04Investments, Loans, Advances, Guarantees and Acquisitions 101Section 6.05Asset Sales 102Section 6.06Sale and Leaseback Transactions 103Section 6.07Restricted Payments 103Section 6.08Transactions with Affiliates 105Section 6.09Restrictive Agreements 105Section 6.10Amendments or Waivers of Certain Documents 106Section 6.11Consolidated First Lien Leverage Ratio 106ARTICLE VIIEVENTS OF DEFAULTSection 7.01Listing of Events of Default 107Section 7.02Right to Cure 109Section 7.03Action if Bankruptcy 110Section 7.04Action if Financial Covenant Event of Default 110Section 7.05Action if Other Event of Default 110Section 7.06Action if Event of Termination 110Section 7.07Crediting of Payments and Proceeds 111Section 7.08Rights and Remedies Cumulative; Non-Waiver; etc 111ARTICLE VIIITHE ADMINISTRATIVE AGENTSection 8.01Appointment and Authority 112Section 8.02Rights as a Lender 112Section 8.03Exculpatory Provisions 112Section 8.04Reliance by the Administrative Agent 113Section 8.05Delegation of Duties 113Section 8.06Resignation of Administrative Agent 114Section 8.07Non-Reliance on Administrative Agent and Other Lenders 115Section 8.08No Other Duties, Etc 115Section 8.09Collateral and Guaranty Matters 115Section 8.10Secured Hedging Agreements and Secured Cash Management Agreements 116Section 8.11Withholding Taxes 116Section 8.12Certain ERISA Matters 117-iii-141683210_5 163765871_7 22-31184-1 C1.1 P20

Page ARTICLE IXMISCELLANEOUSSection 9.01Notices 118Section 9.02Amendments, Waivers and Consents 120Section 9.03Expenses; Indemnity 123Section 9.04Right of Set Off 124Section 9.05Governing Law; Jurisdiction, Etc 125Section 9.06Waiver of Jury Trial 125Section 9.07Reversal of Payments 126Section 9.08Injunctive Relief 126Section 9.09Accounting Matters 126Section 9.10Successors and Assigns; Participations 126Section 9.11Confidentiality 130Section 9.12Performance of Duties 131Section 9.13All Powers Coupled with Interest 131Section 9.14Survival of Indemnities 131Section 9.15Titles and Captions 131Section 9.16Severability of Provisions 131Section 9.17Counterparts; Integration; Effectiveness; Electronic Execution 131Section 9.18Term of Agreement 132Section 9.19USA PATRIOT Act 132Section 9.20Conflict with Other Loan Documents 132Section 9.21No Advisory or Fiduciary Responsibility 132Section 9.22Affiliate Lenders 133Section 9.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions 134Section 9.24Acknowledgment Regarding Any Supported QFCs 135-iv-141683210_5 163765871_7 22-31184-1 C1.1 P21

EXHIBIT A	Form of Borrowing Request
EXHIBIT B-1	Form of Assignment and Assumption
EXHIBIT B-2	Form of Permitted Loan Purchase Assignment and Assumption
EXHIBIT B-3	Form of Affiliate Lender Assignment and Assumption
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D-1	Form of Initial Term Loan Note
EXHIBIT D-2	Form of Revolving Loan Note
EXHIBIT D-3	Form of Term B-1 Note
EXHIBIT E-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
EXHIBIT E-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
EXHIBIT E-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
EXHIBIT E-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
EXHIBIT F	Form of Mortgage
EXHIBIT G	Form of Notice of Prepayment
EXHIBIT H	Form of Notice of Account Designation
EXHIBIT I	Form of Notice of Conversion/Continuation
EXHIBIT J	Form of First Lien Intercreditor Agreement
EXHIBIT K	Form of Solvency Certificate
EXHIBIT L	Form of Secured Hedging Provider Designation

SCHEDULE 1.01(a)	Material Real Properties
SCHEDULE 1.01(b)	Existing Letters of Credit
SCHEDULE 2.01	Commitments
SCHEDULE 3.03	Government Approval, Regulation
SCHEDULE 3.05(b)	Other Liabilities
SCHEDULE 3.07	Litigation
SCHEDULE 3.08	Compliance with Laws and Agreements
SCHEDULE 3.09	Subsidiaries
SCHEDULE 3.10(b)	Leased and Owned Real Property
SCHEDULE 3.12	ERISA Matters
SCHEDULE 3.13(a)	Facilities/Properties Not in Compliance with Environmental Laws
SCHEDULE 3.13(b)	Environmental Claims
SCHEDULE 3.13(c)	Hazardous Materials
SCHEDULE 3.13(e)	Sites listed for Clean-up/Investigation
SCHEDULE 3.16	Insurance
SCHEDULE 3.19	Securities
SCHEDULE 3.22	Consents
SCHEDULE 5.17	Post Closing Matters
SCHEDULE 6.01(a)(v)	Indebtedness to Remain Outstanding
SCHEDULE 6.02(iv)	Liens to Remain Outstanding
SCHEDULE 6.03(c)	Other Businesses
SCHEDULE 6.04(ii)	Existing Investments
SCHEDULE 6.08(v)	Existing Affiliate Transactions
SCHEDULE 6.09(iii)	Existing Restrictions

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CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified fromtime to time, this “Agreement ”) dated as of October 2, 2020, among CONSOLIDATED COMMUNICATIONSHOLDINGS, INC., a Delaware corporation ( “Holdings ”), CONSOLIDATED COMMUNICATIONS, INC., anIllinois corporation (the “Borrower ”), the financial institutions holding Loans or Commitments hereunder from timeto time (the “Lenders ”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (insuch capacity, the “Administrative Agent ”).WHEREAS, The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities tothe Borrower on the terms and conditions of this Agreement.NOW THEREFORE, in consideration of the forgoing, and for other consideration, the receipt andsufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:ARTICLE IDEFINITIONSSection 1.01Defined Terms .. As used in this Agreement, the following terms shall have the meaningsspecified below:“ABR Borrowing ” means a Borrowing comprised of ABR Loans.“ABR Loan ” means any Loan bearing interest at a rate determined by reference to the Alternate Base Ratein accordance with the provisions of Article II ..“ABR Revolving Loans ” means any Revolving Loan bearing interest at a rate determined by reference tothe Alternate Base Rate in accordance with the provisions of Article II ..“Accepting Revolving Lenders ” has the meaning assigned to such term in Section 2.22(a) ..“Accepting Term Lenders ” has the meaning assigned to such term in Section 2.22(c) ..“Additional Collateral ” has the meaning assigned to such term in Section 5.11 ..“Additional Refinancing Lender ” shall mean, at any time, any bank, financial institution or otherinstitutional lender or investor that agrees to provide any portion of Credit Agreement Refinancing Indebtednesspursuant to a Refinancing Amendment in accordance withSection 2.25 ;provided that each Additional RefinancingLender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonablywithheld or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, anAffiliate of a then existing Lender or an Approved Fund, (ii) each Issuing Bank, such approval not to beunreasonably withheld or delayed, to the extent that the Credit Agreement Refinancing Indebtedness to be providedby such Additional Refinancing Lender is in the form of Refinancing Revolving Commitments, (iii) the SwinglineLender, such approval not to be unreasonably withheld or delayed, to the extent that the Credit AgreementRefinancing Indebtedness to be provided by such Additional Refinancing Lender is in the form of RefinancingRevolving Commitments and (iv) the Borrower.“Adjusted LIBO Rate ” means, with respect to any Eurodollar Borrowing for any Interest Period, an interestrate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such InterestPeriod multiplied by (b) the Statutory Reserve Rate. Notwithstanding anything to the contrary herein in no eventshall the Adjusted LIBO Rate be deemed to be less than (i) 0.0% per annum, in the case of the Revolving Loans and (ii) 0.75% per annum, in the case of the Term B-1 Loans. “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. 141683210_5 163765871_6 22-31184-1 C1.1 P23

“Administrative Agent ” has the meaning assigned to such term in the preamble hereto.“Administrative Agent Fees ” has the meaning assigned to such term in Section 2.10(c) ..“Administrative Agent’s Office ” means the office of the Administrative Agent specified in or determined inaccordance with the provisions of Section 9.01 ..“Administrative Questionnaire ” means an Administrative Questionnaire in a form supplied by theAdministrative Agent.“Affected Financial Institution ” means (a) any EEA Financial Institution or (b) any UK FinancialInstitution.“Affiliate ” of any Person means any other Person which, directly or indirectly, controls, is controlled by oris under common control with such Person (excluding any trustee under, or any committee with responsibility foradministering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Personpossesses, directly or indirectly, power(a)solely for purposes of determining compliance withSection 6.08 , to vote 10% or more ofthe securities (on a fully diluted basis) having ordinary voting power for the election of directors ormanaging general partners; or(b)to direct or cause the direction of the management and policies of such Person whether bycontract or otherwise.“Affiliate Lender ” has the meaning assigned to such term in Section 9.22(a) ..“Agent Parties ” has the meaning assigned to such term in Section 9.01(e) ..“Aggregate Revolving Exposure ” means the aggregate amount of the Revolving Lenders’ RevolvingExposures.“Agreement ” has the meaning assigned to such term in the preamble hereto.“All-in Yield ” means, as to any Indebtedness on any date of determination, theper annum yield thereon, asdetermined by the Administrative Agent, based on the interest rate spreads, interest rate benchmark floors, upfrontfees and original issue discount (with upfront fees and original issue discount being equated to yield based on anassumed four-year life to maturity, or if less, the then remaining life to maturity), but excluding any structuring,commitment, amendment and arranger fees or other similar fees unless such similar fees are paid to all lendersgenerally in the primary syndication of such Indebtedness.“Alternate Base Rate ” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate ineffect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) (i) in the case of Term Loans, the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, theimmediately preceding Business Day) plus 1% and (ii) in the case of any other Loans, the Adjusted Term SOFR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% ; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, theInterpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Ratedue to a change in the Prime Rate, the NYFRB Rate or , the Adjusted LIBO Rateor the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or , the Adjusted LIBO Rate or the Adjusted Term SOFR , respectively. If the Alternate Base Rate is being used as an alternate rate of interest for the LIBO Rate pursuant toSection 2.12 (for the avoidance of doubt, only until any amendment has become effective pursuant toSection 2.12(b) ), then the Alternate Base Rate shall be the greater ofclauses (a) and (b) above and shall be determined without reference to clause (c)(i) above. If the Alternate Base -2-141683210_5 163765871_7 22-31184-1 C1.1 P24

Rate is being used as an alternate rate of interest for Term SOFR pursuant to Section 2.12 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c)(ii) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than (x)in the case of the Term B-1 Loans, 1.75%, such rate shall be deemed to be 1.75% for purposes of this Agreementand (y) in the case of the Revolving Loans, 1.00%, such rate shall be deemed to be 1.00% for purposes of thisAgreement.“Amendment Lead Arrangers” means JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank, USA, Deutsche Bank Securities Inc., TD Securities (USA) LLC and Mizuho Bank, Ltd. and each of their respective successors and assigns. “Amendment No. 1 ” means Amendment No. 1, dated as of January 15, 2021, among the Borrower,Holdings, JPMorgan Chase Bank, N.A., as incremental term loan lender, and the Administrative Agent.“Amendment No. 2 ” means Amendment No. 2 to this Agreement, dated as of April 5, 2021, by and amongHoldings, the Borrower, the Lenders party thereto and the Administrative Agent.“Amendment No. 2 Effective Date ” means the Effective Date (as defined in Amendment No. 2).“Amendment Lead Arrangers ” means JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank, USA, Deutsche Bank Securities Inc., TD Securities (USA) LLC and Mizuho Bank, Ltd. and each of their respective successors and assigns. No. 3” means Amendment No. 3 to this Agreement, dated as of November 22, 2022, by and among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent. “Amendment No. 3 Effective Date” means the Effective Date (as defined in Amendment No. 3). “Anti-Corruption Laws ” means all laws, rules, and regulations of any jurisdiction applicable to Holdings orits Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, theUnited States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. BriberyAct 2010 and the rules and regulations thereunder.“Anti-Money Laundering Laws ” means any and all laws, statutes, regulations or obligatory governmentorders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorismfinancing or money laundering, including any applicable provision of the PATRIOT Act and The Currency andForeign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C.§§ 1818(s), 1820(b) and 1951-1959).“Applicable Law ” means, collectively, all international, foreign, Federal, state and local statutes, treaties,rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents orauthorities, including the interpretation or administration thereof by any Governmental Authority charged with theenforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties,requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each casewhether or not having the force of law.“Applicable Rate ” means, for any day, (a) with respect to the Term B-1 Loan, (i) in the case of ABR Loans,2.50%per annum, and (ii) in the case of Eurodollar Loans, 3.50%per annum; (b) with respect to Revolving Loans,(i) in the case of ABR Loans, 3.00%per annum, and (ii) in the case ofEurodollar Term SOFR Loans, 4.00%per annum; (c) with respect to the Commitment Fee, 0.50%per annum; and (d) with respect to any Incremental TermLoans, the rate(s) set forth in the applicable Incremental Facility Amendment;provided, that after the Trigger Date,the rates set forth in the preceding clause (b) shall be subject to a 0.25% reduction and the rate set forth in clause (c)shall be subject to a 0.125% reduction in each case if and for so long as the Consolidated First Lien Leverage Ratio-3-141683210_5 163765871_7 22-31184-1 C1.1 P25

does not exceed 3.20 to 1.00 as of the most recent determination date. For purposes of such calculation, (a) theConsolidated First Lien Leverage Ratio shall be determined as of the end of each Fiscal Quarter of Holdings’ FiscalYear based upon the consolidated financial statements delivered pursuant toSection 5.01(a) or(b) and (b) eachchange in the Applicable Rate resulting from a change in the Consolidated First Lien Leverage Ratio shall beeffective ten (10) Business Days after the date on which the Administrative Agent shall have received the applicablefinancial statements and a Compliance Certificate calculating such Consolidated First Lien Leverage Ratio pursuanttoSections 5.01(a) and(c) orSection 5.01(b) , as applicable. If at any time the Borrower has not submitted to theAdministrative Agent the applicable information as and when required underSection 5.01(a) ,(b) or(c) , theApplicable Rate shall be the rate set forth in clauses (b) and (c) (for the avoidance of doubt, without giving effect tothe proviso to the first sentence of this definition) until such time as the Borrower has provided the informationrequired underSection 5.01(a) ,(b) or(c) .. Within one (1) Business Day of receipt of the applicable information asand when required underSections 5.01(a) and(c) , orSection 5.01(b) , as applicable, the Administrative Agent shallgive each Lender written notice of the Applicable Rate in effect from such date.Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate deliveredpursuant toSection 5.01(a) ,(b) or(c) is shown to be inaccurate (regardless of whether (a) this Agreement is ineffect, or (b) the Revolving Commitments are in effect, or (c) any Loans or Obligations hereunder are outstandingwhen such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and suchinaccuracy, if corrected, would have led to the application of a higher Applicable Rate with respect to RevolvingLoans and the Commitment Fee for any period (an “Applicable Period ”) than the relevant Applicable Rate appliedfor such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a correctCompliance Certificate for such Applicable Period, (y) the Applicable Rate for such Applicable Period shall bedetermined as if the Consolidated First Lien Leverage Ratio in the corrected Compliance Certificate were applicablefor such Applicable Period, and (z) the Borrower shall immediately pay to the Administrative Agent the accruedadditional interest owing as a result of such increased Applicable Rate for such Applicable Period, which paymentshall be promptly applied by the Administrative Agent in accordance withSection 2.13 .. Nothing in this paragraphshall limit the rights of the Administrative Agent and Lenders with respect to Section 7.01 ..“Approved Fund ” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of aLender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.“Arrangers ” means (x) JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells FargoSecurities, LLC, Goldman Sachs Bank USA, Deutsche Bank Securities Inc., TD Securities (USA) LLC, CoBank,ACB and Mizuho Bank Ltd. and each of their respective successors and assigns and (y) with respect to AmendmentNo. 1 and Amendment No. 2, the Amendment Lead Arrangers. “Asset Sale ” means any non-ordinary course Disposition, except (a) sales, dispositions and leasespermitted bySection 6.05 (other than clause (h) thereof), (b) any such transaction or series of transactions which, ifnot otherwise excluded pursuant to clause (a), would not generate Net Proceeds in excess of $5.0 million and (c) anytransactions which are not otherwise excluded pursuant to clause (a), but in the aggregate (taken together with allsuch dispositions made pursuant to clause (c)) since the Closing Date have a Fair Market Value not exceeding thegreater of $100.0 million and 3.0% of Total Assets.“Assignment and Assumption ” means an assignment and assumption entered into by a Lender and anassignee (with the consent of any party whose consent is required bySection 9.10 ), and accepted by theAdministrative Agent, in substantially the form ofExhibit B-1 (or, in the case of an assignment to an AffiliateLender, in the form of Exhibit B-3 ) or any other form approved by the Administrative Agent.“Attributable Sale Leaseback Obligations ” in respect of a Sale and Leaseback Transaction means, at thetime of determination, the present value of the obligation of the lessee for net rental payments during the remainingterm of the lease included in such Sale and Leaseback Transaction, including any period for which such lease hasbeen extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discountrate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.-4-141683210_5 163765871_7 22-31184-1 C1.1 P26

“Audited Financial Statements ” means the audited consolidated balance sheets of Holdings and itsSubsidiaries as of as of December 31, 2017, 2018 and 2019 and related statements of income, stockholders’ equityand cash flows of Holdings and its Subsidiaries for the three fiscal years ended December 31, 2019.“Authorized Officer ” means, with respect to the Borrower, its chief executive officer, president, chieffinancial officer, controller, treasurer or assistant treasurer or any other officer thereof designated in writing andreasonably acceptable to the Administrative Agent, in each case whose signature and incumbency has been certifiedto the Administrative Agent and the Lenders by the Secretary of the Borrower in a certificate dated the Closing Dateor any successor thereto.“Auto-Extension Letter of Credit ” has the meaning assigned to such term in Section 2.06(b) ..“Available Cash ” means, for any Fiscal Year, for the period commencing on the first day of such FiscalYear and ending on the last day of such Fiscal Year, an amount equal to the sum (as calculated for Holdings and itsSubsidiaries on a consolidated basis for such Fiscal Year) of:(a)Consolidated EBITDA for such period (without giving pro forma effect to the eventsdescribed in the last paragraph of such definition) minus (b)to the extent not deducted in the determination of Consolidated EBITDA for such period,the sum (without duplication) of the following in each case, for such period:(i)(X) non-cash dividend income and (Y) any other non-cash credits included inConsolidated EBITDA;(ii)cash Consolidated Interest Expense;(iii)Capital Expenditures from Internally Generated Funds;(iv)cash income taxes;(v)scheduled principal payments of Indebtedness from Internally Generated Funds,if any;(vi)voluntary prepayments of Indebtedness from Internally Generated Funds (otherthan in (i) connection with any Permitted Refinancing, (ii) prepayments of the Revolving Facilityor (iii) any voluntary prepayment of the Term Loans which shall be the subject ofSection 2.05(c)(iii)(B) ), including any premium, make-whole or penalty payments related thereto;(vii)the cash cost of any extraordinary or unusual losses or charges;(viii)all cash payments made on account of losses or charges expensed during or priorto such period (to the extent not deducted in the determination of Consolidated EBITDA for suchprior period);(ix)all Transaction Fees added back in clause (a)(v) of the definition ofConsolidated EBITDA for such period;(x)all cash amounts added back in clause (d) of the definition of ConsolidatedEBITDA;(xi)all cash payments in respect of cash contributions for pension obligations and“other post-employment benefit” related expenditures; and(xii)all increases in Consolidated Working Capital; plus-5-141683210_5 163765871_7 22-31184-1 C1.1 P27

(c)to the extent not included in the determination of Consolidated EBITDA, (i) cash interestincome for such period, (ii) the cash amount realized in respect of extraordinary or unusual gains duringsuch period other than to the extent subject to the requirements ofSection 2.05(c)(ii) and (iii) all decreasesin Consolidated Working Capital during such period.“Available Incremental Amount ” has the meaning assigned to such term in Section 2.21(a) ..“Available Proceeds ” means, at any time, the net cash proceeds received by Holdings following the ClosingDate (other than proceeds from any Cure Amount or the Second Purchase Price Payment (as defined in theInvestment Agreement)) from the sum of (i) equity contributed to its common capital, (ii) the sale of Equity Interests(other than Disqualified Stock) of Holdings or (iii) the incurrence of Indebtedness or issuance of Disqualified Stockof Holdings or any of its Subsidiaries that has been converted into or exchanged for such Equity Interests (other thanEquity Interests sold to, or Indebtedness held by, a Subsidiary of Holdings and except to the extent converted into orexchanged for Disqualified Stock), to the extent that such proceeds were not previously applied to make anInvestment pursuant to Section 6.04 , or a Restricted Payment pursuant to Section 6.07 ..“Available Revolving Commitment ” means as to any Revolving Lender, at any time of determination, anamount equal to such Revolving Lender’s Revolving Commitment at such timeminus such Revolving Lender’sRevolving Exposure at such time.“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date. “Bail-In Action ” means the exercise of any Write-Down and Conversion Powers by the applicableResolution Authority in respect of any liability of an Affected Financial Institution.“Bail-In Legislation ” means, (a) with respect to any EEA Member Country implementing Article 55 ofDirective 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law,regulation rule or requirement for such EEA Member Country from time to time which is described in the EUBail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relatingto the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherthan through liquidation, administration or other insolvency proceedings).“Bank Equity Interests ” means investments in non-voting participation certificates of CoBank, ACBacquired by the Borrower from CoBank, ACB.“Benchmark” means initially, with respect to Loans (other than Revolving Loans), the LIBO Rate and with respect to the Revolving Loans, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the LIBO Rate, the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12. “Benchmark Replacement” means either a Benchmark Replacement (LIBO) or a Benchmark Replacement (Non-LIBO), as the context so requires. “Benchmark Replacement (LIBO) ”meanswith respect to a Benchmark Transition Event (LIBO) or an Early Opt-In Election, the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection orrecommendation of a replacement rate or the mechanism for determining such a rate by the Relevant GovernmentalBody or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to-6-141683210_5 163765871_7 22-31184-1 C1.1 P28 the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark ReplacementAdjustment; provided that, in no event shall the Benchmark Replacement (LIBO) be deemed to be less than(i) 0.00%, in the case of the Revolving Loans and (ii) 0.75%, in the case of the Term B-1 Loans 0.75% per annum for the purposes of this Agreement.“Benchmark Replacement (Non-LIBO)” means, with respect to any Benchmark Transition Event (Non-LIBO) with respect to any Benchmark (other than the LIBO Rate), the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment (Non-LIBO); provided that, if such Benchmark Replacement (Non-LIBO) as so determined would be less than the Floor, such Benchmark Replacement (Non-LIBO) will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents “Benchmark Replacement Adjustment (LIBO) ”meanswith respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the AdministrativeAgent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, ormethod for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with theapplicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and (ii) any evolving orthen-prevailing market convention for determining a spread adjustment, or method for calculating or determiningsuch spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted BenchmarkReplacement for U.S. dollar-denominated syndicated credit facilities at such time.“Benchmark Replacement Adjustment (Non-LIBO)” means, with respect to any replacement of the then-current Benchmark (other than the LIBO Rate) with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities. “Benchmark Replacement Conforming Changes ” means, with respect to any Benchmark Replacement, anytechnical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” thedefinition of “Interest Period,” timing and frequency of determining rates and making payments of interest and otheradministrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate toreflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof bythe Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agentdecides that adoption of any portion of such market practice is not administratively feasible or if the AdministrativeAgent determines that no market practice for the administration of the Benchmark Replacement exists, in such othermanner of administration as the Administrative Agent decides is reasonably necessary in connection with theadministration of this Agreement).“Benchmark Replacement Date ” means either a Benchmark Replacement Date (LIBO) or a Benchmark Replacement Date (Non-LIBO), as the context so requires. “Benchmark Replacement Date (LIBO) ” means the earlier to occur of the following events with respect to the LIBO Rate:(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event (LIBO) ,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the-7-141683210_5 163765871_7 22-31184-1 C1.1 P29

date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide theLIBO Screen Rate; or(2)in the case of clause (3) of the definition of “Benchmark Transition Event (LIBO) ,” the date of the public statement or publication of information referenced therein.“Benchmark Replacement Date (Non-LIBO)” means the earliest to occur of the following events with respect to the then-current Benchmark (other than the LIBO Rate): (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event (Non-LIBO),” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event (Non-LIBO),” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date (Non-LIBO)” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark (other than the LIBO Rate) upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means either a Benchmark Transition Event (LIBO) or a Benchmark Transition Event (Non-LIBO), as the context so requires. “Benchmark Transition Event (LIBO) ”means the occurrence of one or more of the following events, with respect to the LIBO Rate:(1)a public statement or publication of information by or on behalf of the administrator ofthe LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBOScreen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there isno successor administrator that will continue to provide the LIBO Screen Rate;(2)a public statement or publication of information by the regulatory supervisor for theadministrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official withjurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction overthe administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolutionauthority over the administrator for the LIBO Screen Rate, which states that the administrator of the LIBOScreen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely,provided that, at the time of such statement or publication, there is no successor administrator that willcontinue to provide the LIBO Screen Rate; or(3)a public statement or publication of information by the regulatory supervisor for theadministrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.“Benchmark Transition Event (Non-LIBO)” means the occurrence of one or more of the following events with respect to the then-current Benchmark (other than the LIBO Rate): (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently -8-141683210_5 163765871_7 22-31184-1 C1.1 P30 or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event (Non-LIBO)” will be deemed to have occurred with respect to any Benchmark (other than the LIBO Rate) if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date ”means (a) in the case of a Benchmark Transition Event, the earlier of (i)the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement orpublication of information of a prospective event, the 90th day prior to the expected date of such event as of suchpublic statement or publication of information (or if the expected date of such prospective event is fewer than 90days after such statement or publication, the date of such statement or publication) and (b) in the case of an EarlyOpt-in Election, the date specified by the Administrative Agent or the Requisite Lenders, as applicable, by notice tothe Borrower, the Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.“Benchmark Unavailability Period (LIBO) ”means, if a Benchmark Transition Event (LIBO) and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBORate has not been replaced with a Benchmark Replacement (LIBO) , the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement (LIBO) has replaced the LIBO Rate for all purposes hereunder in accordance withSection 2.12 and (y) ending at the time that a BenchmarkReplacement (LIBO) has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.12 .. “Benchmark Unavailability Period (Non-LIBO)” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date (Non-LIBO) has occurred if, at such time, no Benchmark Replacement (Non-LIBO) has replaced the then-current Benchmark (other than the LIBO Rate) for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement (Non-LIBO) has replaced the then-current Benchmark (other than the LIBO Rate) for all purposes hereunder and under any Loan Document in accordance with Section 2.12. “Beneficial Ownership Certification ” means a certification regarding beneficial ownership required by theBeneficial Ownership Regulation.“Beneficial Ownership Regulation ” means 31 C.F.R § 1010.230.“Benefit Plan ” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title Iof ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include(for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code)the assets of any such “employee benefit plan” or “plan”.-9-141683210_5 163765871_7 22-31184-1 C1.1 P31

“Big Boy Letter ” means a letter from a Lender acknowledging that (1) an assignee may have informationregarding Holdings and its Subsidiaries, their ability to perform the Obligations or any other material informationthat has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information ”), (2)the Excluded Information may not be available to such Lender, (3) such Lender has independently and withoutreliance on any other party made its own analysis and determined to assign Term Loans to such assignee pursuant toSection 9.10(h) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives andreleases any claims it may have against the Administrative Agent and its Related Parties, such assignee, Holdingsand its Subsidiaries with respect to the nondisclosure of the Excluded Information, or otherwise in form andsubstance reasonably satisfactory to such assignee, the Administrative Agent and the assigning Lender.“ Board ” means the Board of Governors of the Federal Reserve System of the United States. “Bona Fide Debt Fund ” means any debt fund, investment vehicle, regulated bank entity or unregulatedlending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loansand similar extensions of credit in the ordinary course of business for financial investment purposes which ismanaged, sponsored or advised by any Person controlling, controlled by or under common control with (a) anycompetitor of Holdings and/or any of its Subsidiaries or (b) any Affiliate of such competitor, but, in each case, withrespect to which no personnel involved with any investment in such Person or the management, control or operationof such Person (i) directly or indirectly makes, has the right to make or participates with others in making anyinvestment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund,investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other thaninformation that is publicly available) relating to Holdings or its Subsidiaries or any entity that forms a part of any oftheir respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not includeany Person that is a Disqualified Lender pursuant to clause (i) of the definition thereof.“Borrower ” has the meaning assigned to such term in the preamble to this Agreement.“Borrower Materials ” has the meaning assigned to such term in Section 5.01 ..“Borrowing ” means a Loan or group of Loans to the Borrower of the same Class and Type made (includingthrough a conversion or continuation) by the applicable Lenders on a single date and, with respect to any Eurodollar Loan or Term SOFR Loan, as to which a single Interest Period is in effect. “Borrowing Date ” means any Business Day specified in a notice pursuant toSection 2.02 as a date onwhich the Borrower requests Loans to be made hereunder.“Borrowing Request ” has the meaning assigned to such term in Section 2.02(a) ..“Business Day ” means (a) for all purposes other than as set forth in clause (b) below, any day other than aSaturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are openfor the conduct of their commercial banking business, and (b) (i ) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, any day that is a Business Daydescribed in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the Londoninterbank market and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Term SOFR Loan, any day that is a Business Day described in clause (a) and that is also a day that the NYFRB is open .. “Capital Expenditures ” means, for any period, any and all expenditures made by Holdings or any of itsSubsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or othersimilar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forthas “additions to plant, property and equipment” on the financial statement prepared in accordance with GAAP,whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness,accrued as a liability or otherwise including, without limitation, as a result of incurring any Capital LeaseObligations.-10-141683210_5 163765871_7 22-31184-1 C1.1 P32

“Capital Lease Obligations ” means all monetary or financial obligations of Holdings or any of itsSubsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or acombination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital orfinance leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordancewith GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount dueunder such lease prior to the first date on which such lease may be terminated by the lessee without payment of apenalty.“Cash Collateralize ” means, to pledge and deposit with, or deliver to the Administrative Agent, or directlyto the applicable Issuing Bank (with notice thereof to the Administrative Agent), for the benefit of one or more ofthe Issuing Banks, the Swingline Lender or the Revolving Lenders, as collateral for LC Exposure or obligations ofthe Revolving Lenders to fund participations in respect of LC Exposure or Swingline Loans, cash or deposit accountbalances or, if the Administrative Agent and the applicable Issuing Bank and the Swingline Lender shall agree, intheir sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactoryto the Administrative Agent, such Issuing Bank and the Swingline Lender, as applicable. “Cash Collateral ” shallhave a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other creditsupport.“Cash Equivalents ” means:(a)marketable direct obligations issued by, or unconditionally guaranteed by, the UnitedStates Government or issued by any agency or instrumentality thereof and backed by the full faith andcredit of the United States of America, in each case maturing within one year from the date of acquisitionthereof;(b)marketable direct obligations issued by any State of the United States of America or anypolitical subdivision of any such State or any public instrumentality thereof maturing within one year fromthe date of acquisition thereof and, at the time of acquisition, having one of the two highest ratingsobtainable from either S&P or Moody’s or carrying an equivalent rating by a nationally recognizedstatistical ratings organization (within the meaning of Section 3(62) of the Exchange Act), if both of the twonamed rating agencies cease publishing ratings of commercial paper issuers generally);(c)commercial paper issued by a corporation (other than an Affiliate of the Borrower), at thetime of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, or carrying anequivalent rating by a nationally recognized statistical ratings organization (within the meaning of Section3(62) of the Exchange Act), if both of the two named rating agencies cease publishing ratings ofcommercial paper issuers generally), and in each case maturing within one year after the date of acquisition;(d)time deposits, demand deposits, certificates of deposit, Eurodollar time deposits orbankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bankdeposits, in each case, issued by any bank organized under the laws of the United States of America or anyState thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date ofacquisition thereof combined capital and surplus of not less than $500.0 million;(e)repurchase obligations with a term of not more than 90 days for underlying securities ofthe types described in clause (a) above entered into with any bank meeting the qualifications specified inclause (d) above;(f)securities issued and fully guaranteed by any state, commonwealth or territory of theUnited States of America, any member of the European Union or, in each case, by any political subdivisionor taxing authority thereof, which are unconditionally guaranteed as a full faith and credit obligation of suchgovernment with maturities of 24 months or less from the date of acquisition;(g)investments in money market funds which invest substantially all their assets in securitiesof the types described in clauses (a) through (f) above;-11-141683210_5 163765871_7 22-31184-1 C1.1 P33

(h)[reserved];(i)[reserved];(j)investments in so-called “auction rate securities” rated AAA by S&P or Aaa by Moody’sand which have an interest rate reset date not more than 90 days from the date of acquisition thereof.“Cash Management Agreement ” means any agreement to provide cash management services, includingtreasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic fundstransfer and other cash management arrangements.“Cash Management Bank ” means any Person that, (a) at the time it enters into a Cash ManagementAgreement with a Loan Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of theAdministrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (includingon the Closing Date), is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as aparty to such Cash Management Agreement.“Cash Management Obligations ” means all existing or future payment and other obligations owing by anyLoan Party under any Cash Management Agreement (which such Cash Management Agreement is permittedhereunder) with any Cash Management Bank.“CERCLA ” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980,as amended.“CERCLIS ” means the Comprehensive Environmental Response, Compensation and Liability InformationSystem List.“Change in Control ” means the occurrence of any of the following:(a)Holdings becomes aware of (by way of a report or any other filing pursuant to Section13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group(within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successorprovision) (including any group acting for the purpose of acquiring, holding or disposing of securities(within the meaning of Rule 13d-5(b)(1) under the Exchange Act)) other than any of the Permitted Holders,in a single transaction or in a related series of transactions, by way of merger, consolidation or otherbusiness combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under theExchange Act, or any successor provision) of more than 40% of the total voting power of the Voting Stockof Holdings; or(b)the Borrower ceases to be a wholly-owned Subsidiary of Holdings.For the purposes of clause (a) of this definition the Contingent Payment Rights (and any securities into which suchContingent Payment Rights are converted) shall be treated as Voting Stock of Holdings.“Change in Law ” means the occurrence, after the Closing Date, of any of the following: (a) the adoption ortaking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in theadministration, interpretation, implementation or application thereof by any Governmental Authority or (c) themaking or issuance of any request, rule, guideline or directive (whether or not having the force of law) by anyGovernmental Authority;provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank WallStreet Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued inconnection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for InternationalSettlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the UnitedStates or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a“Change in Law”, regardless of the date enacted, adopted, implemented or issued.-12-141683210_5 163765871_7 22-31184-1 C1.1 P34

“Class ” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loanscomprising such Borrowing, are Revolving Loans, the Initial Term Loan, the Term B-1 Loans, Incremental TermLoans, Incremental Revolving Loans, Extended Revolving Loans, Extended Term Loans, Refinancing RevolvingLoans, Refinancing Term Loans or Swingline Loans, and when used in reference to any Commitment, refers towhether such Commitment is a Revolving Commitment, Incremental Revolving Commitment, Incremental TermCommitment, Refinancing Revolving Commitment, Refinancing Term Commitment or Extended RevolvingCommitment, and when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, anInitial Term Lender, a Term B-1 Lender, an Incremental Term Lender, a Lender holding Incremental RevolvingCommitments and/or Incremental Revolving Loans, a Lender holding Extended Revolving Commitments and/orExtended Revolving Loans, a Refinancing Term Lender, or a Lender holding Refinancing Revolving Commitmentsand/or Refinancing Revolving Loans. “Closing Date ” means October 2, 2020.“Closing Date Purchase Price Payment ” means the Initial Purchase Price Payment (as defined in theInvestment Agreement).“Closing Date Refinancing ” means the repayment in full (or the termination, discharge or defeasance infull) of all outstanding indebtedness under (including the release of all guarantees, liens, security interests, pledges,mortgages and other encumbrances with respect thereto, to the extent applicable) the Existing Credit Agreement andthe Existing Indenture, together with any premium accrued and unpaid interest thereon and any fees and expenseswith respect thereto.“Closing Date Transactions ” means, collectively, the transactions to occur pursuant to the InvestmentAgreement, the Loan Documents and the Senior Secured Notes Documents that are contemplated pursuant to suchagreements to be consummated on the Closing Date, including (a) the making of the Closing Date Purchase PricePayment and consummation of the Initial Closing (as defined in the Investment Agreement); (b) the execution,delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents, andthe initial borrowings hereunder and the use of proceeds thereof; (c) the execution, delivery and performance of theSenior Secured Notes Documents and the issuance of the Senior Secured Notes; (d) the Closing Date Refinancing;and (e) the payment of all fees and expenses to be paid and owing in connection with the foregoing.“CoBank ” means CoBank, ACB, a federally chartered instrumentality of the United States.“Code ” means the Internal Revenue Code of 1986, as amended from time to time.“Collateral ” has the meaning assigned to such term in the Security Agreement or the Pledge Agreement (asapplicable), or, as the context requires, in any other applicable Security Document and shall include all MortgagedProperty and all other assets a Lien on which is granted or purported to be granted to secure the Obligations.“Collateral” shall also include the “Trust Property” or similar defined term as such terms are defined in theMortgages.“Commitment ” means, with respect to any Lender, such Lender’s Initial Term Commitment, Term B-1Commitment, Revolving Commitment, Refinancing Revolving Commitment, Refinancing Term Commitment,Incremental Revolving Commitment, Incremental Term Commitment, Extended Revolving Commitment or anycombination thereof (as the context requires). “Commitment Fee ” has the meaning assigned to such term in Section 2.10(a) ..“Commitment Fee Average Daily Amount ” has the meaning assigned to such term in Section 2.10(a) ..“Commitment Fee Termination Date ” has the meaning assigned to such term in Section 2.10(a) ..“Commitment Letter ” means that certain commitment letter dated September 13, 2020 among Holdings,JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Wells Fargo-13-141683210_5 163765871_7 22-31184-1 C1.1 P35

Bank, N.A., Goldman Sachs Bank USA, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman IslandsBranch, Deutsche Bank Securities Inc., TD Securities (USA) LLC and The Toronto-Dominion Bank, New YorkBranch as amended or supplemented.“Commitment Percentage ” means the percentage of the Total Revolving Commitment represented by suchLender’s Revolving Commitment.“Commodity Exchange Act ” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).“Communications Laws ” has the meaning assigned to such term in Section 3.22(a) ..“Communications Licenses ” has the meaning assigned to such term in Section 3.22(a) ..“Company Material Adverse Effect ” has the meaning assigned to the term “Company Material AdverseEffect” in the Investment Agreement as in effect on September 13, 2020.“Compliance Certificate ” has the meaning assigned to such term inSection 5.01(b) and shall besubstantially in the form of Exhibit C ..“Connection Income Taxes ” means Other Connection Taxes that are imposed on or measured by netincome (however denominated) or that are franchise Taxes or branch profits Taxes.“Consolidated Current Assets ” means, as of any date of determination, the sum of the total assets ofHoldings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformitywith GAAP excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income orprofits, assets held for sale (other than assets that, were they not classified as assets held for sale, would otherwise beclassified as “Consolidated Current Assets”), loans (permitted) to third parties, pension assets, deferred bank fees,derivative financial instruments and any assets in respect of Hedging Agreements, and excluding the effects ofadjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accountingas the case may be, in relation to the Closing Date Transactions or any consummated acquisition.“Consolidated Current Liabilities ” means, as of any date of determination, the total liabilities of Holdingsand its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity withGAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals forcurrent or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuringreserves or severance, (E) Revolving Loans, Swingline Loans and L/C Exposure under this Agreement or any otherrevolving loans, swingline loans and letter of credit obligations under any other revolving credit facility, (F) thecurrent portion of any Capital Lease Obligation, (G) liabilities in respect of unpaid earn-outs, (H) the current portionof any other long-term liabilities, (I) accrued litigation settlement costs, (J) any liabilities in respect of HedgingAgreements, (K) bonuses, pension and other post-retirement benefit obligations and (L) accruals, if any, oftransaction costs resulting from the Closing Date Transactions, and, furthermore, excluding the effects ofadjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting,as the case may be, in relation to the Closing Date Transactions or any consummated acquisition.“Consolidated EBITDA ” means, for any period, Consolidated Net Income for such period,(a)plus all amounts deducted in arriving at Consolidated Net Income for such period inrespect of, without duplication, (i) Consolidated Interest Expense, amortization or write-off of debt discountand non-cash expense incurred in connection with equity compensation plans, (ii) foreign, federal, state andlocal income Taxes, (iii) charges for depreciation of fixed assets and amortization of intangible assets, (iv)all non-cash charges (excluding any non-cash charge to the extent that it represents an accrual of or reservefor cash charges in any future period or amortization of a prepaid cash expense that was paid in a priorperiod) and (v) Transaction Fees as specified in reasonable detail;(b)minus (in the case of gains) orplus (in the case of losses) gain or loss on any Dispositionduring such period;-14-141683210_5 163765871_7 22-31184-1 C1.1 P36

(c)plus extraordinary loss (as defined by GAAP) during such period;(d)plus the aggregate amount of all (x) unusual and non-recurring charges or expenses(including, for the avoidance of doubt, relating to storm damage and other extreme weather events)deducted in arriving at Consolidated Net Income for such period and not otherwise included in clause (a)above (y) restructuring and similar charges, fees, costs (including severance costs), expenses and reservesdeducted in arriving at Consolidated Net Income for such period and not otherwise included in clause (a)above and (z) the amount of any cost savings, operating expense reductions, operating enhancements andother synergies (net of the amount of actual amounts realized) from the Investment Transactions, and anymergers, acquisitions, Investments, cost savings initiatives, operating improvements, restructurings, costsavings and similar initiatives, actions or events and that are reasonably expected to be realized within 24months of the date of the relevant event;provided that the aggregate amount permitted to be added backpursuant to this clause (d)(z) for any Test Period shall not exceed 20% of Consolidated EBITDA aftergiving effect to such adjustments; provided further , that each such adjustment described in this clause (d)(z)shall be set forth in a certificate signed by a Financial Officer of the Borrower and delivered to theAdministrative Agent;(e)plus, solely for purposes of calculating the Cumulative Credit and without duplication ofany amounts included under clause (i) of paragraph (a) above, Fixed Charges; and(f)minus the sum of (x) interest income, (y) extraordinary income or gains as defined byGAAP and (z) all non-cash items increasing Consolidated Net Income, in each case, for such period.For purposes of this definition, Investments, acquisitions, Dispositions, mergers, amalgamations,consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect toan operating unit of a business, and (at the Borrower’s election) any operating improvements, restructurings, costsavings and similar initiatives, actions or events, that Holdings or any of its Subsidiaries has made during the TestPeriod or subsequent to such Test Period and on or prior to or simultaneously with the date for which the calculationof Consolidated EBITDA is made shall be calculated on a pro forma basis assuming that all such mergers,acquisitions, dispositions, amalgamations, consolidations, Investments, cost savings initiatives, operatingimprovements, restructurings, cost savings and similar initiatives, actions or events and discontinued operations hadoccurred on the first day of the Test Period; provided that, notwithstanding any classification of any Person,business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer orother disposition in respect thereof has been entered into, the Borrower shall not make such computations on a proforma basis for any such classification for any period until such sale, transfer or other disposition has beenconsummated.“Consolidated First Lien Indebtedness ” means, at a particular date, the aggregate principal amount ofConsolidated Indebtedness at such date that, at such date, is secured by a Lien on assets of Holdings or any of itsSubsidiaries that ispari passu with the Liens securing the Obligations, net of (i) prior to the Unlimited Cash NettingDate, the lesser of (a) the amount of Qualified Cash and Cash Equivalents and (b) $50.0 million and (ii) on and afterthe Unlimited Cash Netting Date, the amount of Qualified Cash and Cash Equivalents.“Consolidated First Lien Leverage Ratio ” means, at a particular date the ratio of (a) Consolidated First LienIndebtedness on such date to (b) Consolidated EBITDA for the Test Period most recently ended (calculated on a proforma basis as described in the definition of “Consolidated EBITDA”). In the event that Holdings, the Borrower orany Subsidiary thereof incurs, repays, repurchases or redeems any Indebtedness (other than fluctuations in revolvingborrowings in the ordinary course of business) subsequent to the commencement of the period for which theConsolidated First Lien Leverage Ratio is being calculated, but prior to or in connection with the event for which thecalculation of the Consolidated First Lien Leverage Ratio is made, then the Consolidated First Lien Leverage Ratioshall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtednessas if the same had occurred at the beginning of the applicable four-quarter period.“Consolidated Indebtedness ” means, at a particular date, the sum of (without duplication) all debt forborrowed money of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP. For-15-141683210_5 163765871_7 22-31184-1 C1.1 P37

purposes of calculating any financial ratio under this Agreement, including the Consolidated First Lien LeverageRatio, the Consolidated Senior Secured Ratio and the Total Net Leverage Ratio, all obligations owed by any LoanParty or any of their respective Subsidiaries under the Subordinated Notes shall be excluded from “ConsolidatedIndebtedness.”“Consolidated Interest Expense ” means, with respect to Holdings and its Subsidiaries on a consolidatedbasis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debtdiscounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable inconnection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of anypayments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalizedinterest, but excluding non-cash interest expense booked with respect to (i) tax reserves, (ii) Hedging Agreementsand (iii) the refinancing of any Indebtedness (including any Permitted Refinancing).For the purposes of this Agreement,in the event that any underwriting fees paid in connection with theoriginal issuance of the Senior Secured Notes or the entry into this Agreement on the Closing Date, or the fees (orany portion thereof) referred to in any fee letter related to the foregoing or any similar fee paid in connection withany Permitted Refinancing is required to be expensed in the Fiscal Quarter in which such fee is paid, rather thanbeing capitalized and amortized over the term of the respective Indebtedness associated therewith, the entire amountof such fee shall not be included in Consolidated Interest Expense for the Fiscal Quarter in which such fee is paid,but instead shall be included in the calculation of Consolidated Interest Expense for such Fiscal Quarter andsucceeding Fiscal Quarters as if such fee was capitalized and amortized over the term of such Indebtedness. For theavoidance of doubt, Consolidated Interest Expense shall include interest expense and capitalized interest withrespect to the Subordinated Notes, to the extent outstanding at any time during the applicable period.“Consolidated Net Income ” means, for any period, the net income or loss of Holdings and its Subsidiariesfor such period determined on a consolidated basis in accordance with GAAP;provided that there shall be excludedtherefrom, without duplication:(a)the income or loss of any Person (other than consolidated Subsidiaries of Holdings) inwhich any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to theextent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiariesby such Person during such period;(b)the cumulative effect of a change in accounting principles during such period;(c)any net after-tax income (loss) from discontinued operations and any net after-tax gainsor losses on disposal of discontinued operations;(d)the income or loss of any Person accrued prior to the date it becomes a Subsidiary or ismerged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired byHoldings or any of its Subsidiaries; and(e)the income of any consolidated Subsidiary to the extent that declaration of payment ofdividends or similar distributions by that Subsidiary of that income is not at the time permitted by operationof the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule orgovernmental regulation applicable to that Subsidiary.“Consolidated Senior Secured Indebtedness ” means, at a particular date, the aggregate principal amount ofConsolidated Indebtedness at such date that, at such date, is secured by a Lien on assets of Holdings or any of itsSubsidiaries, net of (i) prior to the Unlimited Cash Netting Date, the lesser of (a) the amount of Qualified Cash andCash Equivalents and (b) $50.0 million and (ii) on and after the Unlimited Cash Netting Date, the amount ofQualified Cash and Cash Equivalents.“Consolidated Senior Secured Leverage Ratio ” means, at a particular date the ratio of (a) ConsolidatedSenior Secured Indebtedness on such date to (b) Consolidated EBITDA for the Test Period most recently ended-16-141683210_5 163765871_7 22-31184-1 C1.1 P38

(calculated on a pro forma basis as described in the definition of “Consolidated EBITDA”). In the event thatHoldings, the Borrower or any Subsidiary thereof incurs, repays, repurchases or redeems any Indebtedness (otherthan fluctuations in revolving borrowings in the ordinary course of business) subsequent to the commencement of theperiod for which the Consolidated Senior Secured Leverage Ratio is being calculated but prior to or in connectionwith the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made, then theConsolidated Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence,repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicablefour-quarter period.“Consolidated Working Capital ” means, at any date of determination, the excess of Consolidated CurrentAssets minus Consolidated Current Liabilities.“Contested Collateral Lien Conditions ” means with respect to any proceeding instituted contesting anyamount payable by any Loan Party or any of its Subsidiaries, such proceeding operates to stay the sale or forfeitureof any portion of the Collateral on account of such Lien.“Contingent Payment Rights ” means the contingent payment right which shall be automatically convertedinto shares of Holdings’ common stock subject to the terms and conditions of the contingent payment rightagreement to be entered into by the Investor and Holdings.“Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of themanagement or policies of a Person, whether through the ownership of voting securities, by contract or otherwise,and “controlling ” and “controlled ” have meanings correlative thereto.“Controlled Investment Affiliate ” means, with respect to any Person, any fund or investment vehicle that (i)is organized by such Person for the purpose of making investments in one or more companies and (ii) is controlledby, or under common control with, such Person.“Covered Party ” has the meaning assigned to such term in Section 9.24 ..“Credit Agreement Refinancing Indebtedness ” means Indebtedness issued, incurred or otherwise obtained(including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew,replace, repurchase, retire or refinance, in whole or part, Revolving Loans, Initial Term Loans, Term B-1 Loans,Incremental Term Loans, Extended Term Loans or any then existing Credit Agreement Refinancing Indebtedness(“Refinanced Debt ”); provided that (i) such Indebtedness has a maturity no earlier than, and a Weighted AverageLife to Maturity equal to or greater than, the Refinanced Debt, (ii) such Indebtedness shall not have a greaterprincipal amount than the principal amount of the related Refinanced Debt plus accrued interest, fees, premiums (ifany) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) such Indebtednessshall not be secured by any assets that do not constitute Collateral, (iv) such Indebtedness is not at any timeguaranteed by any Subsidiaries of the Borrower other than Subsidiary Loan Parties, (v) such Indebtedness shall beunsecured or rank pari passu (without regard to the control of remedies) or junior in right of payment and securitywith any Obligations and, if secured on a junior lien basis, shall be subject to a Junior Lien Intercreditor Agreement,(vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accruedinterest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such CreditAgreement Refinancing Indebtedness is issued, incurred or obtained, (vii) such Indebtedness shall have such pricing(including interest rate margins, rate floors, fees, premiums and funding discounts) and optional prepayment terms asmay be agreed by the Borrower and the Additional Refinancing Lenders thereof, and (viii) the terms and conditionsof such Indebtedness (except as otherwise provided in clause (vii) above) are substantially identical to, or are notmaterially more favorable, taken as a whole, to the lenders or holders providing such Indebtedness (in the good faithdetermination of the Borrower) than those applicable to the Refinanced Debt being refinanced (except for covenantsor other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of suchIndebtedness). “Credit Event ” has the meaning assigned to such term in Section 4.02 ..-17-141683210_5 163765871_7 22-31184-1 C1.1 P39

“Cumulative Credit ” means on any date (a) $100,000,000plus (b) 100% of Holdings’ ConsolidatedEBITDA on a cumulative basis during the period (taken as one accounting period and without giving pro formaeffect to the events described in the last paragraph of Consolidated EBITDA) from October 1, 2020 to the last day ofHoldings’ last Fiscal Quarter ending prior to such date for which internal financial statements are available less 1.75times Holdings’ and its Subsidiaries’ (without duplication) Fixed Charges for the same period,minus (c) theaggregate amount of Subject Payments paid prior to such date,plus (d) Declined Proceedsplus (e) RetainedProceeds.“Cure Amount ” has the meaning assigned to such term in Section 7.02(a) ..“Cure Expiration Date ” has the meaning assigned to such term in Section 7.02(a) ..“Cure Right ” has the meaning assigned to such term in Section 7.02(a) ..“Debt Fund Affiliate Lender ” shall mean entities managed by any of the Sponsors, including funds advisedby their affiliated management companies that are primarily engaged in, or advise funds or other investment vehiclesthat are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similarextensions of credit or securities in the ordinary course and for which no personnel making investment decisions inrespect of any equity fund which has a direct or indirect equity investment in Holdings, the Borrower or theSubsidiaries has the right to make any investment decisions.“Debt Incurrence ” has the meaning assigned to such term in Section 2.05(c)(i) ..“Debtor Relief Laws ” means the Bankruptcy Code of the United States of America, and all otherliquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,receivership, insolvency, reorganization, or similar Applicable Laws with respect to debtor relief of the UnitedStates or other applicable jurisdictions from time to time in effect.“Declined Proceeds ” has the meaning assigned to such term in Section 2.05(d) ..“Default ” means any Event of Default, any Event of Termination and any event or condition which uponnotice, lapse of time or both would constitute an Event of Default or Event of Termination.“Default Right ” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.“Defaulting Lender ” means, subject toSection 2.23(g) , any Lender that (a) has failed to (i) fund all or anyportion of the Revolving Loans or any Term Loan required to be funded by it hereunder within two Business Days ofthe date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent andthe Borrower in writing that such failure is the result of such Lender’s determination that one or more conditionsprecedent to funding (each of which conditions precedent, together with any applicable default, shall be specificallyidentified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, theSwingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect ofits participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) hasnotified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it doesnot intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unlesssuch writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that suchposition is based on such Lender’s determination that a condition precedent to funding (which condition precedent,together with any applicable default, shall be specifically identified in such writing or public statement) cannot besatisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or theBorrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with itsprospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuantto this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d)has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any DebtorRelief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit-18-141683210_5 163765871_7 22-31184-1 C1.1 P40 of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDICor any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-InAction;provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition ofany equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority solong as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction ofcourts within the United States or from the enforcement of judgments or writs of attachment on its assets or permitsuch Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreementsmade with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender underany one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and suchLender shall be deemed to be a Defaulting Lender (subject toSection 2.23(g)) ) upon delivery of written notice ofsuch determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.“Designated Non-Cash Consideration ” means the Fair Market Value of non-cash consideration received byHoldings, the Borrower or one of its Subsidiaries in connection with a Disposition that is so designated asDesignated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forthsuch valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent disposition ofsuch Designated Non-Cash Consideration.“Destruction ” means any and all damage to, or loss or destruction of, or loss of title to, all or any portion ofthe Property of Holdings or any of its Subsidiaries.“Disposition ” means any direct or indirect sale, transfer, lease, conveyance or other disposition by Holdingsor any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of anySubsidiary of the Borrower (other than directors’ qualifying shares and shares issued to foreign nationals to theextent required by law), and “Dispose” and “Disposed” have meanings correlative thereto.“Disqualified Lender ” means (i) the persons identified as “Disqualified Institutions” in writing to theArrangers by the Borrower on or prior to September 13, 2020, (ii) any competitor of Holdings and its Subsidiariesidentified in writing to the Arrangers on or prior to September 13, 2020 and (iii) any competitor of Holdings and itsSubsidiaries identified in writing to the Arrangers (if prior to the Closing Date) or the Administrative Agent (if afterthe Closing Date) on or prior to the earlier of (x) completion of syndication of the Initial Term Loans and (y) 60 daysafter the Closing Date; provided that a “competitor” shall not include any Bona Fide Debt Fund; provided, further,that no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that havepreviously acquired an assignment or participation interest in respect of the Loans or the Commitments. TheBorrower shall deliver any list of Disqualified Lenders delivered after the Closing Date and any updates,supplements or modifications thereto after the Closing Date to the Administrative Agent and any such updates,supplements or modifications thereto shall only become effective one (1) Business Day after such update,supplement or modification has been sent to the Administrative Agent.“Disqualified Stock ” means any Equity Interests that, by its terms (or by the terms of any security intowhich it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon thehappening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, oris redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after theLatest Maturity Date; provided , however, that only the portion of Equity Interests which so matures or is mandatorilyredeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to suchdates will be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interests thatwould constitute Disqualified Stock solely because the holders thereof have the right to require the issuer of suchEquity Interests to repurchase such Equity Interests upon the occurrence of a change in control or an asset sale willnot constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer of such Equity Interestsmay not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase orredemption complies withSection 6.07 .. The term “Disqualified Stock” will also include any options, warrants orother rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or requiredto be redeemed, prior to the date that is 123 days after the Latest Maturity Date. Notwithstanding the foregoing oranything to the contrary herein, Disqualified Stock shall not include any Preferred Stock issued in connection withthe Investment Transactions (including, but not limited to, the Series A preferred stock) any accrual of interest orpayment due on account of or pursuant thereto.-19-141683210_5 163765871_7 22-31184-1 C1.1 P41

“Dollars ” or “$” means lawful money of the United States of America.“Domestic Subsidiary ” means any Subsidiary of the Borrower that is not a Non-U.S. Subsidiary.“Early Opt-in Election ”means, if a then-current Benchmark is the LIBO Rate, the occurrence of: (1)(i) a determination by the Administrative Agent or (ii) a notification by the RequisiteLenders to the Administrative Agent (with a copy to the Borrower) that the Requisite Lenders havedetermined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or thatinclude language similar to that contained inSection 2.12 are being executed or amended, as applicable, toincorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and(2)(i) the election by the Administrative Agent or (ii) the election by the Requisite Lendersto declare that an Early Opt-in Election has occurred and the provision, as applicable, by the AdministrativeAgent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders ofwritten notice of such election to the Administrative Agent.“Earn-Out Obligation ” means any contingent consideration based on future operating performance of theacquired entity or assets or other purchase price adjustment or indemnification obligation, payable following theconsummation of an acquisition based on criteria set forth in the documentation governing or relating to suchacquisition.“EEA Financial Institution ” means (a) any credit institution or investment firm established in any EEAMember Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in anEEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) anyfinancial institution established in an EEA Member Country which is a subsidiary of an institution described inclauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.“EEA Member Country ” means any of the member states of the European Union, Iceland, Liechtenstein,and Norway.“EEA Resolution Authority ” means any public administrative authority or any Person entrusted with publicadministrative authority of any EEA Member Country (including any delegee) having responsibility for theresolution of any credit institution or investment firm established in any EEA Member Country.“Electronic Record ” has the meaning assigned to that term in, and shall be interpreted in accordance with,15 U.S.C. 7006.“Electronic Signature ” has the meaning assigned to that term in, and shall be interpreted in accordance with,15 U.S.C. 7006.“Environment ” means ambient air, surface water and groundwater (including potable water, navigablewater and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwisedefined in any applicable Environmental Law.“Environmental Claim ” means any written accusation, allegation, notice of violation, claim, demand, order,directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any otherPerson for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), RemedialAction costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverseeffect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from orbased upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden,accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling,transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation ofany Environmental Law or Environmental Permit.-20-141683210_5 163765871_7 22-31184-1 C1.1 P42

“Environmental Laws ” means any and all applicable treaties, laws (including common law), rules,regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated orentered into by any Governmental Authority, relating in any way to the protection, preservation or reclamation of theEnvironment, the management, Release or threatened Release of, or exposure to, any Hazardous Material.“Environmental Liability ” means any liability, contingent or otherwise (including, but not limited to, anyliability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs,fines, penalties or indemnities), of any member of Holdings and its Subsidiaries, directly or indirectly resulting fromor based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage,treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release orthreatened Release of any Hazardous Materials into the Environment.“Environmental Permit ” means any permit, approval, authorization, certificate, license, variance, filing orpermission required by or from any Governmental Authority pursuant to any Environmental Law.“Equity Interests ” means shares of capital stock, partnership interests, membership interests in a limitedliability company, beneficial interests in a trust or other equity ownership interests in a Person.“Equity Rights ” means all securities convertible or exchangeable for Equity Interests and all warrants,options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible,exchangeable or exercisable.“ERISA ” means the Employee Retirement Income Security Act of 1974, as the same may be amended fromtime to time.“ERISA Affiliate ” means any trade or business (whether or not incorporated) that, together with any LoanParty, is treated as a single employer under Sections 414(b) or (c) of the Code, and for the purpose of Section 302 ofERISA and/or Section 412, 4971, 4977, 4980D, 4980E and/or each “applicable section” under Section 414(t)(2) ofthe Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.“ERISA Event ” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or theregulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice periodis waived by regulation); (b) the failure to make any (i) “minimum required contribution” (as defined in Section 430of the Code or Section 303 of ERISA) to any Pension Plan, whether or not waived or (ii) required contribution to aMultiemployer Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of anapplication for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence byany Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan, otherthan for PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) the receipt by any Loan Party orERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate anyPension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to aPension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event orcondition which could reasonably be expected to constitute grounds under ERISA for the termination of or theappointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate ofany liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) fromany Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any noticeconcerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected tobe, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment toany Pension Plan which could result in the imposition of a lien or the posting of a bond or other security or anincrease in the minimum annual contribution to any Pension Plan resulting from a determination by such PensionPlan’s actuary that it is an at risk plan within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA,or an increase in the rate of required contributions to any Multiemployer Plan resulting from a determination thatsuch Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section305 of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 ofthe Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.-21-141683210_5 163765871_7 22-31184-1 C1.1 P43

“EU Bail-In Legislation Schedule ” means the EU Bail-In Legislation Schedule published by the LoanMarket Association (or any successor thereto), as in effect from time to time.“Eurodollar Borrowing ” means a Borrowing comprised of Eurodollar Loans.“Eurodollar Loan ” means any Loan bearing interest at a rate determined by reference to the Adjusted LIBORate in accordance with the provisions of Article II ..“Event of Default ” has the meaning assigned to such term in Section 7.01 ..“Event of Termination ” has the meaning assigned to such term in Section 7.01 ..“Exchange Act ” means the U.S. Securities Exchange Act of 1934, as amended, and the rules andregulations of the SEC promulgated thereunder, as amended.“Excluded Debt Issuance ” means any Indebtedness permitted to be incurred pursuant toSection 6.01(a) other than Credit Agreement Refinancing Indebtedness.“Excluded Subsidiary ” means:(a)each Domestic Subsidiary which is an Immaterial Subsidiary (for so long as suchDomestic Subsidiary remains an Immaterial Subsidiary);(b)each Domestic Subsidiary that is not a Wholly Owned Domestic Subsidiary (for so longas such Subsidiary remains a non-Wholly Owned Domestic Subsidiary);(c)each Subsidiary that is a Foreign Subsidiary;(d)each Unrestricted Subsidiary;(e)each Domestic Subsidiary that is prohibited or restricted by applicable law, rule orregulation or by any contractual obligation existing on the Closing Date (or, if later, the date that suchPerson becomes a Subsidiary) from guaranteeing the Obligations (in the case of any such prohibition orrestriction under any contractual obligation arising after the Closing Date, to the extent that such prohibitionor restriction is not entered into in contemplation of such Person becoming a Subsidiary), or which wouldrequire governmental (including regulatory) consent, approval, license or authorization to provide aguarantee of the Obligations unless such consent, approval, license or authorization has been received orobtained;provided that, to the extent necessary, with respect to any Subsidiary, (i) Holdings and theBorrower shall request the consent, approval, license or authorization of any applicable GovernmentalAuthority for such subsidiary to guarantee or provide security for the Obligations within 30 Business Daysafter such Subsidiary would otherwise be required to Guarantee or provide security for the Obligations and(ii) Holdings and the Borrower shall use their commercially reasonable efforts, to the extent permitted byApplicable Law, to obtain such consent, approval, license or authorization of such Governmental Authority;provided that Holdings and the Borrower shall not be required to take any action pursuant to this provisothat would reasonably be expected to result in any unreasonable cost to or impact on the business ofHoldings and its Subsidiaries (in the good faith determination of the Borrower);(f)any captive insurance Subsidiary;(g)any not-for-profit Subsidiary; or(h)any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment ofthe Borrower and the Administrative Agent, the cost, burden or consequences of providing a guarantee isexcessive in view of the benefits to be obtained by the Lenders or (y) providing such guarantee wouldreasonably be expected to result in material adverse tax consequences to the Borrower or one of itsSubsidiaries, as determined in good faith in writing delivered to the Administrative Agent by the Borrower.-22-141683210_5 163765871_7 22-31184-1 C1.1 P44

“Excluded Swap Obligation ” means, with respect to any Loan Party, any Swap Obligation if, and to theextent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grantby such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is orbecomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity FuturesTrading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’sfailure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act andthe regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of suchsecurity interest becomes effective with respect to such Swap Obligation (such determination being made aftergiving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party,including under Section 2.12 of the Guaranty Agreement). If a Swap Obligation arises under a master agreementgoverning more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that isattributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified inthe immediately preceding sentence of this definition.“Excluded Taxes ” means any of the following Taxes imposed on or with respect to a Recipient or requiredto be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income(however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of suchRecipient being organized under the laws of, or having its principal office or, in the case of any Lender, itsapplicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii)that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed onamounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitmentpursuant to a law in effect on the date on which (i) such Lender acquires the applicable interest in the applicableCommitment or, if such Lender did not fund an applicable Loan pursuant to a prior Commitment, on the date suchLender acquires the applicable interest in such Loan (other than, in each case, pursuant to an assignment request bythe Borrower underSection 2.20 )) or (ii) such Lender changes its Lending Office, except in each case to the extentthat, pursuant toSection 2.16 , amounts with respect to such Taxes were payable either to such Lender’s assignorimmediately before such Lender acquired the applicable interest in the applicable Loan or Commitment or to suchLender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure tocomply with Section 2.16(g) and (d) any United States federal withholding Taxes imposed under FATCA.“Existing Credit Agreement ” means that certain Third Amended and Restated Credit Agreement, dated asof October 5, 2016, among Holdings, the Borrower, Wells Fargo Bank, National Association, as administrativeagent, issuing bank and swingline lender, and the other parties thereto (as amended, supplemented or otherwisemodified from time to time).“Existing Indenture ” means that certain Indenture, dated as of September 18, 2014, among Holdings, theBorrower, and Wells Fargo Bank, National Association, as trustee (as amended, supplemented or otherwisemodified from time to time).“Existing Letters of Credit ” means those letters of credit existing on the Closing Date and identified onSchedule 1.01(b) ..“Extended Revolving Commitment ” means, as of any date of determination and with respect to eachAccepting Revolving Lender, the commitment of such Accepting Revolving Lender to make Revolving Loans inaccordance with the Revolving Extension Agreement and to acquire participations in Letters of Credit and SwinglineLoans hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement.“Extended Revolving Loans ” means the loans made pursuant to an Extended Revolving Commitment.“Extended Revolving Subfacility ” means any tranche of Extended Revolving Loans.“Extended Term Lenders ” shall mean each Lender with an Extended Term Loan.“Extended Term Loans ” means the loans extended pursuant to a Term Loan Modification Agreement.“Extended Term Subfacility ” means any tranche of Extended Term Loans.-23-141683210_5 163765871_7 22-31184-1 C1.1 P45

“Fair Market Value ”means the price that would be paid in an arm’s-length transaction between aninformed and willing seller and a willing and able buyer, as determined in good faith by an Authorized Officer of theBorrower.“FATCA ” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or anyamended or successor version that is substantially comparable and not materially more onerous to comply with), anycurrent or future regulations or official interpretations thereof, any agreements entered into pursuant to Section1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above),and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any relatedApplicable Law) implementing the foregoing.“FCC ” has the meaning assigned to such term in Section 3.22(a) ..“FDIC ” means the Federal Deposit Insurance Corporation and any successor organization performingsimilar functions.“Federal Funds Effective Rate ” means, for any day, the rate calculated by the NYFRB based on such day’sfederal funds transactions by depositary institutions, as determined in such manner as shall be set forth on theFederal Reserve Bank of New York’s Website from time to time, and published on the next succeeding BusinessDay by the NYFRB as the effective federal funds rate;provided that if the Federal Funds Effective Rate as sodetermined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.“Federal Reserve Bank of New York’s Website ” means the website of the NYFRB athttp://www.newyorkfed.org, or any successor source.“Federal Reserve Board ” means the Board of Governors of the Federal Reserve System of the United Statesof America.“Fee Letter ” means that certain fee letter dated September 13, 2020 among Holdings, JPMorgan ChaseBank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Wells Fargo Bank, N.A., GoldmanSachs Bank USA, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, DeutscheBank Securities Inc., TD Securities (USA) LLC and The Toronto-Dominion Bank, New York Branch.“Fees ” means the Commitment Fee, the LC Fees and the Administrative Agent Fees.“Financial Covenant ” means those covenants and agreements of the Loan Parties set forth in Section 6.11 ..“Financial Officer ” of any corporation, partnership or other entity means the chief financial officer, theprincipal accounting officer, Treasurer or Controller (or person having an analogous title) of such corporation,partnership or other entity.“First Lien Intercreditor Agreement ” means the pari passu intercreditor agreement, dated as of the ClosingDate and substantially in the form ofExhibit J , among the Borrower, Holdings, the Subsidiary Loan Parties, theAdministrative Agent, Wells Fargo Bank, National Association, as trustee under the Senior Secured Notes and theother parties thereto (including, any Other Debt Representative for the holders of other Indebtedness that ispermitted underSection 6.01 to be, and intended to be, secured on apari passu basis with the Liens securing theObligations), as amended, restated, supplemented or otherwise modified from time to time in accordance with therequirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreemententered into in accordance with the terms hereof.“Fiscal Quarter ” means any quarter of a Fiscal Year.“Fiscal Year ” means any period of twelve consecutive calendar months ending on December 31; referencesto a Fiscal Year with a number corresponding to any calendar year refer to the Fiscal Year ending on December 31occurring during such calendar year.-24-141683210_5 163765871_7 22-31184-1 C1.1 P46

“Fixed Baskets ” has the meaning assigned thereto in Section 1.10(a) ..“Fixed Charges ” means, with respect to any specified Person for any period, the sum, without duplication,of:(1)the Consolidated Interest Expense of such Person and its Subsidiaries for such period,whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments,the interest component of any deferred payment obligations, the interest component of all paymentsassociated with Capital Lease Obligations, imputed interest with respect to Attributable Sale LeasebackObligations, commissions, discounts and other fees and charges incurred in respect of letter of credit orbankers’ acceptance financings, and net of the effect of all payments made or received pursuant to HedgingObligations, but excluding the amortization or write-off of debt issuance costs; plus(2)the consolidated interest of such Person and its Subsidiaries that was capitalized duringsuch period; plus(3)any interest expense on Indebtedness of another Person that is guaranteed by such Personor one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (other thana pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of suchUnrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus(4)the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, onlyin the case of (x) Preferred Stock of any Subsidiary of such Person that is not a Subsidiary Loan Party or (y)Disqualified Stock of such Person or of any of its Subsidiaries) and whether or not in cash, on any series ofDisqualified Stock of such Person or on any series of Preferred Stock of such Person’s Subsidiaries, otherthan dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of suchPerson or to such Person or to a Subsidiary of such Person, times (b) a fraction, the numerator of which isone and the denominator of which is one minus the then current combined federal, state and local statutorytax rate of such Person, expressed as a decimal;in each case, on a consolidated basis and in accordance with GAAP. For the avoidance of doubt, in no event will anyaccruals or payments in respect of or on account of the Subordinated Notes, the Preferred Stock or the ContingentPayment Rights, in each case relating to the Investment Transactions, constitute “Fixed Charges.”“Flood Insurance Laws ” means, collectively, (i) the National Flood Insurance Act of 1968 as now orhereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafterin effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafterin effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effector any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafterin effect or any successor statute thereto.“Floor” means, in the case of the Revolving Loans, a rate of interest equal to 0.0% per annum. “Foreign Lender ” means a Lender that is not a U.S. Person.“Foreign Plan ” means any employee benefit plan, program, policy, arrangement or agreement maintained orcontributed to outside the United States by any Loan Party or any of its Subsidiaries primarily for the benefit ofemployees of any Loan Party or any of its Subsidiaries employed outside the United States.“Foreign Subsidiary ”means a Subsidiary of the Borrower that (a) is not organized or existing under thelaws of the United States of America or any state thereof or the District of Columbia, (b) directly or indirectly, holdsno material assets other than equity interests of one or more entities described in clause (a) of this definition, or (c) isa Subsidiary of an entity described in clauses (a) or (b) of this definition. For the avoidance of doubt, any Subsidiaryincorporated or organized under the laws of a territory of the United States (including the Commonwealth of PuertoRico) shall constitute a “Foreign Subsidiary”.-25-141683210_5 163765871_7 22-31184-1 C1.1 P47

“Fronting Exposure ” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank,such Defaulting Lender’s LC Exposure with respect to Letters of Credit issued by such Issuing Bank, other than LCExposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders orCash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, suchDefaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which suchDefaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized inaccordance with the terms hereof.“Fund ” means any Person (other than a natural person or a holding company, investment vehicle or trustfor, or owned and operated for the primary benefit of, a natural person)) that is (or will be) engaged in making,purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of itsbusiness.“Funded Debt ” means all Indebtedness of Holdings and its Subsidiaries for borrowed money that maturesmore than one year from the date of its creation or matures within one year from such date that is renewable orextendable, at the option of such Person, to a date more than one year from such date or arises under a revolvingcredit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one yearfrom such date, including Indebtedness in respect of the Loans.“GAAP ” means, subject toSection 1.03 , generally accepted accounting principles in the United Statesapplied on a consistent basis.“Governmental Authority ” means the government of the United States or any other nation, or of anypolitical subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatorybody, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory oradministrative powers or functions of or pertaining to government (including any supra-national bodies such as theEuropean Union or the European Central Bank and including, without limitation, the FCC and the State PUCs).“Guarantee ” of or by any Person (the “guarantor ”) means any obligation, contingent or otherwise, of theguarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of anyother Person (the “primary obligor ”) in any manner, whether directly or indirectly, and including any obligation ofthe guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of)such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any securityfor the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring theowner of such Indebtedness or other obligation of the payment thereof (including pursuant to a “synthetic lease”), (c)to maintain working capital, equity capital or any other financial statement condition or liquidity of the primaryobligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party inrespect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;provided thatthe term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to thestated or determinable amount of the primary obligation in respect of which such Guarantee is made (includingprincipal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to theterms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount forwhich such guarantor may be liable are not stated or determinable, in which case the amount of the obligation undersuch Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determinedby the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance withGAAP, be required to be reflected on a balance sheet of such Person.“Guaranty Agreement ” means the Guaranty Agreement dated as of October 2, 2020 by and amongHoldings and the Subsidiary Loan Parties in favor of the Administrative Agent, as amended, amended and restated,supplemented, reaffirmed or otherwise modified from time to time.“Hazardous Materials ” means all pollutants, contaminants, wastes, substances, chemicals, materials andconstituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos orasbestos-containing materials, polychlorinated biphenyls (“PCBs ”) or PCB-containing materials or equipment of anynature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.-26-141683210_5 163765871_7 22-31184-1 C1.1 P48

“Hedging Agreement ” means any agreement with respect to any Interest Rate Contract, forward rateagreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rateswap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of anyPerson arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated,supplemented or otherwise modified from time to time.“Hedging Obligations ” means all existing or future payment and other obligations owing by any Loan Partyunder any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Secured HedgingProvider.“Historical Financial Statements ” means the Audited Financial Statements and the Unaudited FinancialStatements.“Holdings ” has the meaning assigned to such term in the preamble to this Agreement.“Immaterial Subsidiary ” shall mean any Subsidiary that (a) did not, as of the last day of the Fiscal Quarterof Holdings most recently ended for which financial statements have been delivered pursuant toSection 5.01(a) or (b) , have assets with a value in excess of 5.0% of the Total Assets or the total revenues representing in excess of5.0% of total revenues of Holdings and its Subsidiaries on a consolidated basis as of such date, and (b) takentogether with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of TotalAssets or revenues representing in excess of 10% of total revenues of Holdings and its Subsidiaries on aconsolidated basis as of such date; provided, that the Borrower may elect in its sole discretion to exclude as anImmaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof.“Impacted Interest Period ” has the meaning assigned to such term in the definition of “LIBO Rate”.“Impermissible Qualification ” means, relative to the opinion or certification of any independent publicaccountant as to any consolidated financial statements of Holdings, any qualification or exception to such opinion orcertification:(a)which is of a “going concern” or similar nature;(b)which relates to the limited scope of examination of matters relevant to such financialstatement; or(c)which relates to the treatment or classification of any item in such financial statement andwhich, as a condition to its removal, would require an adjustment to such item the effect of which would beto cause the Borrower to be in Default under any Financial Covenant.“Increase Effective Date ” has the meaning assigned to such term in Section 2.21(f) ..“Increased Cost Lender ” has the meaning assigned thereto in Section 2.20 ..“Incremental Equivalent Debt ” has the meaning assigned thereto in Section 6.01(a)(iv) ..“Incremental Equivalent First Lien Debt ” has the meaning assigned thereto in Section 6.01(a)(iv) ..“Incremental Equivalent Junior Lien Debt ” has the meaning assigned thereto in Section 6.01(a)(iv) ..“Incremental Equivalent Non-Collateral Debt ” has the meaning assigned thereto in Section 6.01(a)(iv) ..“Incremental Equivalent Unsecured Debt ” has the meaning assigned thereto in Section 6.01(a)(iv) ..“Incremental Facilities ” has the meaning assigned to such term in Section 2.21(a) ..“Incremental Facility Amendment ” has the meaning assigned to such term in Section 2.21(e) ..-27-141683210_5 163765871_7 22-31184-1 C1.1 P49

“Incremental Lender ” means any Person with a commitment with respect to an Incremental Facility or anoutstanding Incremental Term Loan in its capacity as such; provided that each Incremental Lender shall be subject tothe approval of (i) the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extentthat each such Incremental Lender is not then an existing Lender, an Affiliate of a then existing Lender or anApproved Fund and (ii) with respect to any such Person providing Incremental Revolving Commitments, eachIssuing Bank, such approval not to be unreasonably withheld or delayed, and the Swingline Lender, such approvalnot to be unreasonably withheld or delayed.“Incremental Revolving Commitments ” has the meaning assigned to such term in Section 2.21(a) ..“Incremental Revolving Loans ” has the meaning assigned to such term in Section 2.21(a) ..“Incremental Term Commitments ” has the meaning assigned to such term in Section 2.21(a) ..“Incremental Term Lender ” means a Lender with an Incremental Term Commitment or an outstandingIncremental Term Loan, in its capacity as such.“Incremental Term Loans ” has the meaning assigned to such term in Section 2.21(a) ..“Incurrence-Based Baskets ” has the meaning assigned thereto in Section 1.10(a) ..“Indebtedness ” of any Person means, without duplication, (a) all obligations of such Person for borrowedmoney, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) allobligations of such Person upon which interest charges are customarily paid (excluding obligations to pay salary orbenefits under deferred compensation or other benefit programs), (d) all obligations of such Person underconditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations ofsuch Person in respect of the deferred purchase price of property or services, except any such balance thatconstitutes an accrued expense or trade payable (provided that Indebtedness shall not include any Earn-OutObligation or obligation in respect of purchase price adjustment, except to the extent that the contingentconsideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved),(f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of suchIndebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned oracquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees bysuch Person of Indebtedness or other financial obligations of others, (h) all Capital Lease Obligations of suchPerson, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of creditand letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptancesand (k) all Net Hedging Obligations of such Person. The Indebtedness of any Person shall include the Indebtednessof any other entity (including any partnership in which such Person is a general partner) to the extent such Person isdirectly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, exceptto the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance ofdoubt, the Contingent Payment Rights shall not constitute Indebtedness. For purposes of calculating any financialratio under this Agreement, including the Consolidated First Lien Leverage Ratio, the Consolidated Senior SecuredRatio and the Total Net Leverage Ratio, all obligations owed by any Loan Party or any of their respectiveSubsidiaries under the Subordinated Notes shall be excluded from “Indebtedness.”“Indemnified Taxes ” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to anypayment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extentnot otherwise described in clause (a), Other Taxes.“Indemnitee ” has the meaning assigned to such term in Section 9.03(b) ..“Information ” has the meaning assigned to such term in Section 9.11 ..“Initial Term Commitment ” means, as to each Lender, as of any date of determination, the commitment ofsuch Lender to make Initial Term Loans hereunder. The initial amount of each Lender’s Initial Term Commitment is-28-141683210_5 163765871_7 22-31184-1 C1.1 P50

set forth onSchedule 2.01 .. The aggregate principal amount of the Initial Term Commitments as of the Closing Dateis $1,250.0 million.“Initial Term Lender ” means a Lender with an outstanding Initial Term Loan, in its capacity as such.“Initial Term Loan ” means the term loan made on the Closing Date to the Borrower pursuant toSection 2.01(a)(i) and the Incremental Term Loan made pursuant to Amendment No. 1. For the avoidance of doubt, theInitial Term Loans were refinanced in full by the Term B-1 Loans on the Amendment No. 2 Effective Date.“Interest Payment Date ” means, with respect to (a) any Eurodollar Loan or Term SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (ii) in the case of aEurodollar Borrowingor Term SOFR Borrowing with an Interest Period of more than three months’ duration,(x) each day that would have been an Interest Payment Date had successive Interest Periods of three months’ durationbeen applicable to such Borrowing, ; (b) any ABR Loan, the last Business Day of each calendar quarter, in arrears and (c) any Loan, (i) the date of any refinancing of such Borrowing with a Borrowing of a different Type, and (ii) theMaturity Date with respect to such Loan.“Interest Period ” means (a) as to any Eurodollar Borrowing or Term SOFR Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been convertedfrom a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable tosuch Borrowing, as the case may be, and (except as provided inSection 2.02(a) ) ending on the numericallycorresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1,2, 3 or 6 months (or if available and agreed to by all relevant Lenders, 12 months) thereafter, or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (includingany date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the lastday of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending onthe earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) in the case of the TermB-1 Loan, the Term Loan Maturity Date, (iii) in the case of the Revolving Loans, the Revolving Maturity Date and(iv) the date such Borrowing is paid or prepaid in accordance withSection 2.05 or converted in accordance withSection 2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on theearliest of (i) the fifth Business Day thereafter, (ii) the Revolving Maturity Date and (iii) the date such Loan isprepaid in accordance withSection 2.05 ;provided that if any Interest Period would end on a day other than aBusiness Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of aEurodollar Borrowingor Term SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shallaccrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. “Interest Rate Contract ” means any interest rate swap agreement, interest rate cap agreement, interest ratefloor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging ofinterest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and anyconfirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwisemodified from time to time.“Internally Generated Funds ” means funds not constituting the proceeds of any Debt Incurrence, ExcludedDebt Issuance, sale of Equity Interests, Disposition or insurance recovery.“Interpolated Rate ” means, at any time, for any Interest Period, the rateper annum (rounded to the samenumber of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determinationshall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on alinear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available)that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which thatLIBO Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.“Investing Parties ” means the Investor, the Sponsors and any of their respective Controlled InvestmentAffiliates.-29-141683210_5 163765871_7 22-31184-1 C1.1 P51

“Investment ” has the meaning assigned to such term in Section 6.04 ..“Investment Agreement ” means that certain Investment Agreement, to be dated on or about September 13,2020 by and among the Investor, and Holdings (as amended, restated, supplemented or otherwise modified fromtime to time).“Investment Transactions ” means the investment by one or more of the Investing Parties in Holdingspursuant to the Investment Agreement, and, in connection therewith, the entry into and performance of relatedtransactions, agreements, instruments and arrangements, including, but not limited to:(a)entry into the Subordinated Notes and (i) the incurrence of Indebtedness thereunder, (ii)the sale of the Subordinated Notes to one or more of the Investing Parties and (iii) the conversion orexchange of the Subordinated Notes for Series A perpetual preferred stock of Holdings in accordance withthe terms thereof;(b)the acquisition by one or more of the Investing Parties of shares of Holdings’ commonstock, Series A perpetual preferred stock and Contingent Payment Rights convertible into shares ofHolding’s common stock in accordance with the terms set forth in the Contingent Payment Rightsagreement described below;(c)the contingent payment rights agreement to be entered into between one or more of theInvesting Parties and Holdings and any payment of cash or conversion of the contingent payment right intoshares of Holdings’ common stock contemplated therein;(d)the governance agreement entered into between the one or more of the Investing Partiesand Holdings;(e)the registration rights agreement to be entered into between one or more of the InvestingParties and Holdings and the registration and sale of any securities pursuant to the terms thereof;(f)the certificate of designations relating to the Series A preferred stock, dividends issuedpursuant to such Series A preferred stock and any other payments made in connection therewith;(g)any documents, filings, or other actions related to certain regulatory and stockholderapprovals necessary to consummate the transactions described in this definition; andin each case, the performance of the transactions and obligations contemplated by any of the foregoing, including,but not limited to, the incurrence of Indebtedness, the making of Restricted Payments (other than RestrictedPayments consisting of voluntary prepayments or redemptions of the Subordinated Notes and the Series A preferredstock) and Investments, and the sale or other disposition of any assets, Equity Interests, or other property.“Investor ” means Searchlight III CVL, L.P., a Delaware limited partnership.“IRS ” means the United States Internal Revenue Service.“ISDA CDS Definitions ” has the meaning assigned to such term in Section 9.02 ..“Issuing Bank ” means (a) each of Wells Fargo, JPMorgan Chase Bank, N.A., Morgan Stanley SeniorFunding, Inc., Goldman Sachs Bank USA, Deutsche Bank AG New York Branch, The Toronto-Dominion Bank,New York Branch, CoBank, ACB and Mizuho Bank, Ltd., in their respective capacities as an issuer of Letters ofCredit hereunder, together with its permitted successors and assigns and (b) each Revolving Lender that shall havebecome an Issuing Bank hereunder as provided inSection 2.06(l) ;provided that (x) no Issuing Bank shall berequired to issue Letters of Credit in an amount in excess of the amount set forth across from its name under theheading “Letter of Credit Commitment” inSchedule 2.01 (or in the documents pursuant to which such Issuing Bankbecame an Issuing Bank) (with respect to each Issuing Bank, its “Letter of Credit Limit ”) and (y) each of Morgan-30-141683210_5 163765871_7 22-31184-1 C1.1 P52

Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch, Wells Fargo and Goldman Sachs Bank USAand their respective Affiliates or designees shall only be required to issue standby Letters of Credit. Each IssuingBank shall have the ability (in its sole discretion) to cause Letters of Credit to be issued by its Affiliates and suchLetters of Credit shall be treated as issued by such Issuing Bank for all purposes under this Agreement and the otherLoan Documents.“Junior Lien Intercreditor Agreement ” means one or more customary junior lien intercreditor agreements inform and substance reasonably satisfactory to the Administrative Agent, among the Borrower, Holdings, theSubsidiary Loan Parties, the Administrative Agent and one or more Other Debt Representatives for the holders ofIndebtedness that is permitted underSection 6.01 to be, and intended to be, secured on a junior lien basis with theLiens securing the Obligations, as amended, restated, supplemented or otherwise modified from time to time inaccordance with the requirements thereof and of this Agreement, and which shall also include any replacementintercreditor agreement entered into in accordance with the terms hereof.“Latest Maturity Date ” shall mean, at any date of determination, the latest maturity date applicable to anyTerm Loan hereunder at such time, including the latest maturity date of any Term Loan, any Incremental Term Loan,any Extended Term Loan or any Refinancing Term Loan, in each case as extended in accordance with thisAgreement from time to time.“LC Disbursement ” means a payment made by the Issuing Bank pursuant to a Letter of Credit.“LC Exposure ” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Lettersof Credit at such timeplus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed byor on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be itsCommitment Percentage of the total LC Exposure at such time.“LC Fees ” has the meaning assigned to such term in Section 2.10(b) ..“LCT Election ” has the meaning assigned to such term in Section 1.09(a) ..“LCT Test Date ” has the meaning assigned to such term in Section 1.09(a) ..“Lenders ” has the meaning assigned to such term in the preamble hereto.“Letter of Credit ” means any letter of credit issued pursuant to this Agreement and any Existing Letter ofCredit.“Letter of Credit Limit ” has the meaning assigned to such term in the definition of “Issuing Bank.”“LFA ” has the meaning assigned to such term in Section 3.22(a) ..“LIBO Rate ” means, with respect to any Eurodollar Borrowing for any interest period, the LIBO ScreenRate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such interestperiod;provided that if the LIBO Screen Rate shall not be available at such time for such interest period (an“Impacted Interest Period ”) then the LIBO Rate shall be the Interpolated Rate.“LIBO Screen Rate ” means, for any day and time, with respect to any Borrowing, the London interbankoffered rate as administered by ICE Benchmark Administration (or any other Person that takes over theadministration of such rate for U.S. Dollars for a period equal in length to such interest period as displayed on pagesLIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on aReuters page or screen, on any successor or substitute page on such screen that displays such rate, or on theappropriate page of such other information service that publishes such rate from time to time as selected by theAdministrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would beless than zero, such rate shall be deemed to zero for the purposes of calculating such rate.-31-141683210_5 163765871_7 22-31184-1 C1.1 P53

“Lien ” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge,encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financingstatement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien underany similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whethervoluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capitallease or title retention agreement relating to such asset, (c) in the case of any investment property or deposit account,any contract or other agreement, express or implied, under which any Person has the right to control such investmentproperty or deposit account and (d) any other agreement intended to create any of the foregoing.“Limited Condition Transaction ” means (i a ) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise),whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (ii b ) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock orPreferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction anddischarge or repayment and (iii c ) any Restricted Payment requiring irrevocable notice in advance thereof. “Loan Documents ” means this Agreement, each Revolving Extension Agreement, each Term LoanModification Agreement, each Refinancing Amendment, the Guaranty Agreement, the First Lien IntercreditorAgreement, the Junior Lien Intercreditor Agreement, if any, the Security Documents, if requested by a Lenderpursuant to Section 2.07(e) , each Note and, solely for purposes of Section 7.01(a) , the Fee Letter.“Loan Parties ” means Holdings, the Borrower and the Subsidiary Loan Parties.“Loans ” means the Revolving Loans, the Swingline Loans, the Initial Term Loan, the Term B-1 Loans, theIncremental Term Loans, Incremental Revolving Loans, Extended Revolving Loans, Extended Term Loans,Refinancing Revolving Loans or Refinancing Term Loans, as the context requires. “Material Adverse Effect ” means a materially adverse effect on (a) the business, financial condition orresults of operations of Holdings and its Subsidiaries, taken as a whole, after giving effect to the InvestmentTransactions, (b) the ability of the Borrower or the other Loan Parties to perform their payment obligations under theLoan Documents when due, or (c) the validity or enforceability of any of the Loan Documents or the rights andremedies of the Administrative Agent and the Lenders under any of the Loan Documents.“Material Indebtedness ” means Indebtedness (other than the Loans and Letters of Credit), of Holdings orany of its Subsidiaries, individually or in an aggregate principal amount exceeding $50.0 million.“Material Real Property ” means real property located in the United States owned in fee by the Borrower orthe other Loan Parties with a Fair Market Value in excess of $3.0 million (measured as of the date hereof, if ownedas of the date hereof, or at the time of the closing of the acquisition thereof, if acquired after the date hereof, in eachcase as reasonably determined in good faith by the Borrower or such Guarantor not to exceed the actual purchaseprice paid for such real property if acquired after the date hereof); provided that in no event shall real propertyobtained by the Borrower or a Guarantor through foreclosure or otherwise through the exercise of remedies inrespect of obligations owed by a third party to the Borrower, Holdings or any of their respective Subsidiariesconstitute Material Real Property.“Material Subsidiaries ” means (i a ) the Borrower and (ii b ) any Subsidiary other than an Immaterial Subsidiary.“Maturity Date ” means (a) with respect to the Term B-1 Loans, the Term Loan Maturity Date, (b) withrespect to the Revolving Commitments, the Revolving Maturity Date, (c) with respect to any Class of IncrementalTerm Loans or Incremental Revolving Commitments, the final maturity as specified in the applicable IncrementalFacility Amendment, (e d ) with respect to any Class of Extended Term Loans, the final maturity date as specified in the applicable Term Loan Modification Agreement, (f e ) with respect to any Class of Extended Revolving Commitments, the final maturity date as specified in the applicable Revolving Extension Agreement, and (g f ) with respect to any Class of Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date asspecified in the applicable Refinancing Amendment.-32-141683210_5 163765871_7 22-31184-1 C1.1 P54

“MFN Protection ” has the meaning assigned to such term in Section 2.21(b) ..“Minimum Collateral Amount ” means, at any time, (a) with respect to Cash Collateral consisting of cash ordeposit account balances, an amount equal to 105% of the sum of (i) the Fronting Exposure of the Issuing Bankswith respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the SwinglineLender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by theAdministrative Agent and each of the applicable Issuing Banks that is entitled to Cash Collateral hereunder at suchtime in their sole discretion.“Moody’s ” means Moody’s Investors Service, Inc. and any successor to its rating agency business.“Mortgage ” means a mortgage, deed of trust, assignment of leases and rents or other security documentgranting a Lien on any Mortgaged Property, in each case, as amended, amended and restated, supplemented orotherwise modified from time to time. Each Mortgage shall be substantially in the form ofExhibit F or otherwisesatisfactory in form and substance to the Administrative Agent.“Mortgaged Property ” means each parcel of real property and the improvements thereto owned by a LoanParty which is or is intended to be subject to a Mortgage.“Multiemployer Plan ” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i)to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) towhich any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including anyPerson which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which any LoanParty or any ERISA Affiliate could incur liability.“Net Hedging Obligations ” means, with respect to any Hedging Agreement, as of any date, the TerminationValue of such Hedging Agreement on such date.“Net Proceeds ” means, with respect to any Debt Incurrence, Asset Sale, Destruction or Taking, (a) the cashproceeds actually received by Holdings or any of its Subsidiaries in respect of such event, including (i) any cashreceived in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction,insurance proceeds in excess of $10.0 million, and (iii) in the case of a Taking, condemnation awards and similarpayments in excess of $10.0 million, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid bythe Loan Parties and their Subsidiaries to third parties, (ii) the amount of all taxes paid (or reasonably estimated tobe payable) by the Loan Parties and their Subsidiaries, and (iii) in the case of an Asset Sale, the amount of allpayments required to be made by the Loan Parties and their Subsidiaries as a result of such event to repayIndebtedness (other than the Loans and otherIndebtedness secured by a Lien on theCollateral that rankspari passuwith the Liens on the Collateral that secure theObligations prepaid pursuant toSection 2.05(c)(ii)(ii) )secured by aLien on such asset and the amount of any reserves established by the Loan Parties and their Subsidiaries to reservefor adjustment in respect of the sale price of any such assets in accordance with GAAP or to fund contingentliabilities, including, without limitation, pension and other post-benefit employment liabilities, liabilities related toenvironmental matters and liabilities under indemnification obligations associated with such event (as reasonablydetermined by the Borrower);provided that any amount by which such reserves are reduced for reasons other thanpayment of any such contingent liabilities shall be considered “Net Proceeds” upon such reduction.“Net Short Lender ” has the meaning assigned to such term in Section 9.02 ..“Non-Consenting Lender ” has the meaning assigned to such term in Section 2.20 ..“Non-Extension Notice Date ” has the meaning assigned to such term in Section 2.06(b) ..“Non-Recourse Debt ” means Indebtedness as to which neither the Borrower nor any of its Subsidiaries(i)(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constituteIndebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunderor (b) is directly or indirectly liable as a guarantor or otherwise, or (ii) constitutes the lender.-33-141683210_5 163765871_7 22-31184-1 C1.1 P55

“Non-U.S. Jurisdiction ” means any jurisdiction other than the United States, any state thereof or the Districtof Columbia.“Non-U.S. Subsidiary ” means any Subsidiary of Holdings that is organized under the laws of a Non-U.S.Jurisdiction.“Note ” means a note substantially in the form of Exhibit D-1 , D-2 or D-3 ..“Notice of Account Designation ” has the meaning assigned thereto in Section 2.02(c) ..“Notice of Conversion/Continuation ” has the meaning assigned thereto in Section 2.03(a) ..“Notice of Prepayment ” has the meaning assigned thereto in Section 2.05(a) ..“NYFRB ” means the Federal Reserve Bank of New York.“NYFRB Rate ” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on suchday and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for theimmediately preceding Business Day);provided that if none of such rates are published for any day that is aBusiness Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on suchday received by the Administrative Agent from a federal funds broker of recognized standing selected by it;provided, further , that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of calculating such rate.“Obligations ” means (a) the unpaid principal of and interest on (including interest accruing after thematurity of the Loans made to the Borrower and interest accruing after the filing of any petition in bankruptcy, or thecommencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not aclaim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursementsmade pursuant to Letters of Credit issued for the account of the Borrower and all other obligations and liabilities ofthe Borrower and the other Loan Parties to the Administrative Agent, the Issuing Bank or to any Lender, whetherdirect or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which mayarise under, out of, or in connection with, this Agreement or any other document made, delivered or given inconnection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including,without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise, (b) all HedgingObligations (other than an Excluded Swap Obligation) and (c) all Cash Management Obligations.“OFAC ” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.“Organic Document ” means (a) relative to each Person that is a corporation, its charter, its by-laws and allshareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capitalstock, (b) relative to each Person that is a partnership, its partnership agreement and any other similar arrangementsapplicable to any partnership or other Equity Interests in the Person, (c) relative to each Person that is a limitedliability company, its limited liability company agreement and any other similar arrangements applicable to suchlimited liability company or other Equity Interests in such Person, and (d) relative to any Person that is any othertype of legal entity, such documents as shall be comparable to the foregoing.“Other Connection Taxes ” means, with respect to any Recipient, Taxes imposed as a result of a present orformer connection between such Recipient and the jurisdiction imposing such Tax (other than connections arisingfrom such Recipient having executed, delivered, become a party to, performed its obligations under, receivedpayments under, received or perfected a security interest under, engaged in any other transaction pursuant to orenforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document).“Other Debt Representative ” means, with respect to any series of Indebtedness permitted to be incurredhereunder and permitted hereunder to be secured by Liens on Collateral that rank on apari passu basis with or ajunior lien basis to the Lien securing the Obligations, the trustee, administrative agent, collateral agent, security-34-141683210_5 163765871_7 22-31184-1 C1.1 P56 agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred orotherwise obtained, as the case may be, and each of their successors in such capacities.“Other Taxes ” means all present or future stamp, court, documentary, intangible, recording, filing or similarTaxes that arise from any payment made under, from the execution, delivery, performance, enforcement orregistration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any LoanDocument, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (otherthan an assignment made pursuant to Section 2.20 ).“Overnight Bank Funding Rate ” means, for any day, the rate comprised of both overnight federal funds andovernight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rateshall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time totime, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.“Participant ” has the meaning assigned to such term in Section 9.10(d) ..“Participant Register ” has the meaning assigned to such term in Section 9.10(d) ..“PATRIOT Act ” has the meaning assigned to such term in Section 9.19 ..“PBGC ” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.“Pension Plan ” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subjectto Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate mayhave liability, including any liability by reason of having been a substantial employer within the meaning of Section4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributingsponsor under Section 4069 of ERISA.“Permitted Acquisition ” means any acquisition by the Borrower or a Subsidiary Loan Party of a Person,business or division relating to a business (or in the case of the acquisition of a Person, substantially all of suchPerson’s activities constitute a business permitted to be conducted by the Borrower and its Subsidiaries inaccordance withSection 6.03 ) permitted to be conducted by the Borrower and its Subsidiaries in accordance withSection 6.03 ; provided that the following conditions are met: (a) (I) immediately prior to, and after giving effect to,such acquisition (and any indebtedness incurred in connection therewith) on a pro forma basis as if such acquisitionhad been consummated on the first day of the immediately preceding Test Period, no Default shall have occurredand be continuing and (II) the Borrower shall have demonstrated compliance with the Financial Covenant (whetheror not then in effect) immediately after giving effect to such acquisition (and any Indebtedness incurred inconnection therewith), (b) at all times when the Total Net Leverage Ratio calculated on a pro forma basis (and aftergiving effect to any Indebtedness incurred in connection with such acquisition and the use of proceeds thereof)equals or exceeds 4.50 to 1.0, the total cash consideration (including any assumed Indebtedness) in respect of allPermitted Acquisitions shall not exceed $250.0 million in the aggregate (the “Acquisition Limit ”) following theClosing Date (it being understood that, (1) to the extent that Available Proceeds are available, the Borrower mayalso elect to expend such Available Proceeds pursuant toSection 6.04(xi) and (2) to the extent that the CumulativeCredit is available, the Borrower may also elect to expend the Cumulative Credit pursuant toSection 6.04(xiv) );provided,however, that the Acquisition Limit shall not apply to any acquisition or series of acquisitions (A) whichcauses the Total Net Leverage Ratio calculated on a pro forma basis (and after giving effect to any Indebtednessincurred in connection with such acquisition and the use of proceeds thereof) to be lower than the Total NetLeverage Ratio calculated immediately prior to giving effect to such acquisition (and such Indebtedness) or (B)which is consummated at any time when the Total Net Leverage Ratio calculated on a pro forma basis (and aftergiving effect to any Indebtedness incurred in connection with such acquisition and the use of proceeds thereof) isless than 4.50 to 1.0; (c) any Person acquired in such acquisition becomes a Subsidiary Loan Party and grants asecurity interest in its assets to the extent required bySection 5.11 or if such acquisition consists of Property otherthan Equity Interests of a Person that becomes a Subsidiary, the Borrower or the Subsidiary Loan Parties acquiringsuch Property comply withSection 5.11 ; and (d) such acquisition was not commenced or at any time conducted as a“hostile” transaction.-35-141683210_5 163765871_7 22-31184-1 C1.1 P57

“Permitted Amendments ” means (a) with respect to a Class or Subfacility of Revolving Loans or RevolvingCommitments (i) an extension of the final maturity date of the Revolving Loans and/or Revolving Commitments ofthe Accepting Revolving Lenders, (ii) an increase in the Applicable Rate with respect to the applicable RevolvingLoans and/or Revolving Commitments of the Accepting Revolving Lenders and the payment of increasedcommitment fees, LC Fees and/or other additional fees to the Accepting Revolving Lenders, (iii) the requirementthat all Letters of Credit or Swingline Loans be drawn only under an Extended Revolving Subfacility, and (iv) othertechnical requirements and modifications regarding borrowings, prepayments, conversion or cancellation of existingRevolving Loans or Swingline Loans or Letters of Credit and other similar matters and (b) with respect to a Class orSubfacility of Term Loans, (i) an extension of the final maturity date of the applicable Term Loans and (ii) a changein the Applicable Rate and other pricing terms (including interest rate “floors”) with respect to the Term Loans ofthe Accepting Term Lenders.“Permitted Asset Swap ” means a transfer of assets consisting primarily of local exchange carrier accesslines and related assets by a Loan Party in which the consideration received therefrom consists of assets consistingprimarily of local exchange carrier access lines and related assets (other than cash) that will be used in its business;provided that (a) the fair market value (as determined in good faith by the board of directors of such Loan Party) ofthe assets so transferred shall not exceed the fair market value (determined as provided in the precedingparenthetical) of the assets so received and (b) the fair market value (as determined in good faith by the board ofdirectors of such Loan Party) of the assets transferred pursuant to all such transactions following the Closing Dateshall not exceed (determined solely as of the date of any transfer) 15% of consolidated tangible assets (as shown onthe consolidated balance sheet of Holdings most recently delivered to the Lenders and the Administrative Agentpursuant to Section 5.01 ).“Permitted First Lien Ratio Debt ” has the meaning assigned to such term in the definition of PermittedRatio Debt.”“Permitted Holders ” means the (i) Sponsors, (ii) any of their Controlled Investment Affiliates, (iii) anyPerson that has no material assets other than the Equity Interests of Holdings and, directly or indirectly, holds oracquires 100.0% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group(within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), otherthan any of the other Permitted Holders specified in the foregoing clauses (i) and (ii), holds more than 50.0% of thetotal voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the PermittedHolders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership ofthe Voting Stock of Holdings (a “Permitted Holder Group ”), so long as (1) each member of the Permitted HolderGroup has voting rights proportional to the percentage of ownership interests held or acquired by such member and(2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficiallyowns more than 50.0% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.“Permitted Holder Group ” has the meaning assigned to such term in the definition of “Permitted Holders.”“Permitted Junior Lien Ratio Debt ” has the meaning assigned to such term in the definition of PermittedRatio Debt.”“Permitted Liens ” has the meaning assigned to such term in Section 6.02 ..“Permitted Loan Purchase ” has the meaning assigned to such term in Section 9.10 ..“Permitted Loan Purchase Assignment and Assumption ” means an assignment and assumption entered intoby a Lender as an assignor and Holdings, the Borrower or any of the Subsidiaries as an assignee, as accepted by theAdministrative Agent (if required bySection 9.10 ) in the form of Exhibit B-2 or such other form as shall beapproved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld ordelayed).“Permitted Non-Collateral Ratio Debt ” has the meaning assigned to such term in the definition of“Permitted First Lien Ratio Debt.”-36-141683210_5 163765871_7 22-31184-1 C1.1 P58

“Permitted Ratio Debt ” means Indebtedness of Holdings or any Subsidiary incurred in the form or notes orloans (I) secured by the Collateral on apari passu basis with the Obligations (“Permitted First Lien Ratio Debt ”),(II) secured by the Collateral on a junior lien basis to the Obligations (“Permitted Junior Lien Ratio Debt ”), (III)secured solely by assets that are not Collateral (“Permitted Non-Collateral Ratio Debt ”) or (IV) that is unsecured(“Permitted Unsecured Ratio Debt ”), so long as on a pro forma basis: (1) there exists no Event of Default or Eventof Termination; (2) after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, butwithout netting the proceeds thereof, (x) in the case of Permitted First Lien Ratio Debt, Permitted Junior Lien RatioDebt and Permitted Non-Collateral Ratio Debt, the Consolidated Senior Secured Leverage Ratio calculated on a proforma basis is no greater than 3.70 to 1.00 calculated on a pro forma basis as of the most recent date for whichfinancial statements have been delivered pursuant toSection 5.01 or (y) in the case of Permitted Unsecured RatioDebt, the Total Net Leverage Ratio calculated on a pro forma basis is no greater than 4.50 to 1.00 calculated on apro forma basis as of the most recent date for which financial statements have been delivered pursuant toSection 5.01 ; (3) such Indebtedness shall (x) in the case of Permitted First Lien Ratio Debt, have a maturity date that is afterthe Latest Maturity Date at the time such Indebtedness is incurred or (y) in the case of Permitted Junior Lien RatioDebt, Permitted Non-Collateral Ratio Debt or Permitted Unsecured Ratio Debt, have a maturity date that is at leastninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred; provided that theforegoing requirements of this clause (3) shall not apply to the extent such Indebtedness constitutes a customarybridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted orexchanged satisfies the requirements of this clause (3) and such conversion or exchange is subject only to conditionscustomary for similar conversions or exchange; (4) such Indebtedness shall not, have a Weighted Average Life toMaturity shorter than the longest remaining Weighted Average Life to Maturity of any then existing tranche of TermLoans;provided that the foregoing requirements of this clause (4) shall not apply to the extent such Indebtednessconstitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridgefacility is to be converted or exchanged satisfies the requirements of this clause (4) and such conversion or exchangeis subject only to conditions customary for similar conversions or exchange; (5) in the case of Permitted Junior LienRatio Debt, the Other Debt Representative for such Indebtedness shall be subject to a Junior Lien IntercreditorAgreement and, in the case of Permitted First Lien Ratio Debt, the Other Debt Representative for such Indebtednessshall be subject to a First Lien Intercreditor Agreement; and (6) Permitted Ratio Debt may only be incurred bySubsidiaries that are not Loan Parties so long as the aggregate amount of Permitted Ratio Debt incurred bySubsidiaries that are not Loan Parties pursuant toSection 6.01(a)(xx) , together with any Indebtedness incurred bySubsidiaries that are not Loan Parties pursuant toSections 6.01(a)(iii) ,6.01(a)(iv) and6.01(a)(xxi) , does not exceedat any time outstanding the greater of (I) $250.0 million and (II) 7.5% of Total Assets (determined at the time suchIndebtedness is assumed or incurred); and (y) any Permitted Refinancing thereof.“Permitted Refinancing ” means, with respect to any Indebtedness (including any refinancing ofIndebtedness incurred in a prior Permitted Refinancing), any other Indebtedness incurred in exchange for, or the netproceeds of which are used to extend, refinance, renew, replace, defease or refund, such Indebtedness;provided ,however , that (a) no Default shall have occurred and be continuing or would arise therefrom, (b) any suchrefinancing Indebtedness shall (i) not have a stated maturity or Weighted Average Life to Maturity that is shorterthan the Indebtedness being refinanced unless such maturity is at least one year after the Term Loan Maturity Date(provided that this clause (i) shall not apply in respect of refinancing Indebtedness consisting of Sale and LeasebackTransactions), (ii) be at least as subordinate in right of payment to the Obligations as the Indebtedness beingrefinanced (and unsecured if the refinanced Indebtedness is unsecured), and (iii) be in an initial principal amountthat does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus anyreasonable premium and other payments required to be paid in connection with such refinancing (as determined bythe Borrower), plus in either case, the amount of reasonable expenses of the Loan Parties or any of their Subsidiariesincurred in connection with such refinancing, and (c) the sole obligors and/or guarantors on such refinancingIndebtedness shall be the obligors and/or guarantors on such Indebtedness being refinanced or shall be a Loan Party.“Permitted Unsecured Ratio Debt ” has the meaning assigned to such term in the definition of “PermittedRatio Debt.”“Person ” means any natural person, corporation, trust, joint venture, association, company, partnership,limited liability company or government, or any agency or political subdivision thereof.“Plan ” means any Pension Plan or Welfare Plan.-37-141683210_5 163765871_7 22-31184-1 C1.1 P59

“Platform ” means IntraLinks, Debtdomain, SyndTrak or another similar secure electronic system.“Pledge Agreement ” means the Pledge Agreement dated as of October 2, 2020 by and among Holdings, theBorrower and certain of the Subsidiaries of the Borrower in favor of the Administrative Agent, as amended,amended and restated, supplemented, reaffirmed or otherwise modified from time to time.“Preferred Stock ” means, with respect to any Person, any and all preferred or preference Equity Interests(however designated) of such Person whether or not outstanding or issued on the Closing Date.“Prime Rate ” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in theU.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by theFederal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bankprime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by theAdministrative Agent) or any similar release by the Federal Reserve Board (as determined by the AdministrativeAgent). Each change in the Prime Rate shall be effective from and including the date such change is publiclyannounced or quoted as being effective.“Projected Financial Statements ” has the meaning assigned to such term in Section 3.15(b) ..“Property ” means any right, title or interest in or to property or assets of any kind whatsoever, whether real,personal or mixed and whether tangible or intangible and including any ownership interests of any Person.“PTE ” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any suchexemption may be amended from time to time.“Public Lender ” has the meaning assigned to such term in Section 5.01 ..“QFC ” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted inaccordance with, 12 U.S.C. § 5390(c)(8)(D).“QFC Credit Support ” has the meaning assigned to such term in Section 9.24 ..“Qualified Cash and Cash Equivalents ” means, as of any date of determination, the unrestricted cash andCash Equivalents held by Holdings and its Subsidiaries as reflected on a consolidated balance sheet of Holdings asof such date excluding (i) the cash and Cash Equivalents of any Subsidiary that is not a Loan Party to the extent suchSubsidiary would be prohibited on such date from distributing such cash to a Loan Party and (ii) the proceeds of anyIncremental Facility or any other Indebtedness incurred substantially concurrently with the applicable determinationof the Total Net Leverage Ratio, the Consolidated First Lien Leverage Ratio or the Consolidated Senior SecuredLeverage Ratio, as applicable.“Real Property ” means all right, title and interest of Holdings or any of its respective Domestic Subsidiariesin and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) byany Loan Party or any of its respective Domestic Subsidiaries together with, in each case, all improvements andappurtenant fixtures, equipment, personal property, easements and other property and rights incidental to theownership, lease or operation thereof.“Recipient ” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.“Refinancing Amendment ” shall mean an amendment to this Agreement executed by each of (a) theBorrower, (b) the Administrative Agent and (c) each Additional Refinancing Lender thereunder.“Refinancing Revolving Commitments ” shall mean one or more Classes of revolving credit commitmentshereunder that result from a Refinancing Amendment.“Refinancing Revolving Loans ” shall mean one or more revolving loans hereunder that result from aRefinancing Amendment.-38-141683210_5 163765871_7 22-31184-1 C1.1 P60

“Refinancing Term Commitments ” shall mean one or more term loan commitments hereunder that fundRefinancing Term Loans of the same Class pursuant to a Refinancing Amendment.“Refinancing Term Lender ” shall mean each Lender with a Refinancing Term Commitment.“Refinancing Term Loans ” shall mean one or more term loans hereunder that result from a RefinancingAmendment.“Register ” has the meaning assigned to such term in Section 9.10(c) ..“Regulated Bank ” means (x) a banking organization with a consolidated combined capital and surplus of atleast $5.0 billion that is (i) a U.S. depository institution the deposits of which are insured by the Federal DepositInsurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii)a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under thesupervision of the Board of Governors of the Federal ReserveSystem Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. ornon-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatoryauthority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) to the extent that (1) all of theEquity Interests of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) or(II) a parent entity that also owns, directly or indirectly, all of the Equity Interests of such Person set forth in clause(x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the ExchangeAct.“Regulation T ” means Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.“Regulation U ” means Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.“Regulation X ” means Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.“Reinvestment Period ” has the meaning assigned to such term in Section 2.05(c)(ii) ..“Rejection Notice ” has the meaning assigned to such term in Section 2.05(d) ..“Related Parties ” means, with respect to any specified Person, such Person’s Affiliates and the respectivedirectors, officers, trustees, employees, agents, administrators, managers, representatives and advisors of suchPerson and such Person’s Affiliates.“Release ” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting,escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materialin, into, onto or through the Environment.“Relevant Governmental Body ” means the Federal Reserve Board and/or the NYFRB, or a committeeofficially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successorthereto.“Remedial Action ” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment;(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it doesnot migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studiesand investigations in connection with, or as a precondition to, (i) or (ii) above.“Replacement Term Loans ” has the meaning assigned to such term in Section 9.02 ..-39-141683210_5 163765871_7 22-31184-1 C1.1 P61

“Removal Effective Date ” has the meaning assigned to such term in Section 8.06(b) ..“Required Amount of Loans and Commitments ” has the meaning assigned to such term in the definition ofthe term “Requisite Lenders.”“Requisite Lenders ” means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) theaggregate amount of the Revolving Commitments or, after the Revolving Maturity Date, the Revolving Exposureand (b) the aggregate outstanding amount of all Term Loans;provided that (i) the Revolving Commitment of, andthe portion of the extensions of credit, as applicable, held or deemed held by, any Defaulting Lender shall beexcluded for purposes of making a determination of Requisite Lenders and (ii) the portion of any Term Loans heldby Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount of Loans andCommitments shall be disregarded in determining Requisite Lenders at any time. For purposes of the foregoing,“Required Amount of Loans and Commitments” shall mean, at any time, the amount of Loans and Commitmentsrequired to be held by Lenders in order for such Lenders to constitute “Requisite Lenders” (without giving effect tothe foregoing proviso).“Requisite Revolving Lenders ” means, collectively, Revolving Lenders having more than fifty percent(50%) of the aggregate outstanding amount of the Revolving Commitments or, after the Revolving Maturity Date,the Revolving Exposure;provided that the Revolving Commitment of, and the portion of the extensions of creditunder the revolving credit facility, as applicable, held or deemed held by, any Defaulting Lender shall be excludedfor purposes of making a determination of Requisite Revolving Lenders.“Resignation Effective Date ” has the meaning assigned to such term in Section 8.06(a) ..“Resolution Authority ” means an EEA Resolution Authority or, with respect to any UK FinancialInstitution, a UK Resolution Authority.“Restricted Payment ” means (x) any direct or indirect dividend or other distribution (whether in cash,securities or other property) with respect to any Equity Interests or Equity Rights in Holdings or any of itsSubsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similardeposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any EquityInterests or Equity Rights in Holdings, (y) any direct or indirect payment or other distribution (whether in cash,securities or other property) of, or in respect of, principal of or interest on any Subordinated Indebtedness, or anypayment or other distribution (whether in cash, securities or other property), including any sinking fund or similardeposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of anySubordinated Indebtedness (except (i) a payment of interest or principal at the Stated Maturity thereof, (ii) thepurchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fundobligation, principal installment or final maturity, in each case due within one year of the date of such purchase,repurchase or other acquisition or (iii) intercompany Indebtedness) and (z) any payment on or with respect to, orpurchase, redemption, retirement, acquisition, cancellation or termination of the Subordinated Notes.“Retained Proceeds ” has the meaning assigned to such term in Section 2.05(c)(ii) ..“Revolving Borrowing ” means a Borrowing comprised of Revolving Loans.“Revolving Borrowing Request ” means a Borrowing Request in connection with a Revolving Borrowing.“Revolving Commitment ” means, as to each Lender, as of any date of determination, the commitment ofsuch Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loanshereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initialamount of each Lender’s Revolving Commitment is set forth onSchedule 2.01 , or in the Assignment andAssumption pursuant to which such Lender shall have assumed its Revolving Commitment. The aggregate amountof the Revolving Commitments as of the Closing Date is $250.0 million.-40-141683210_5 163765871_7 22-31184-1 C1.1 P62

“Revolving Commitment Period ” means (i) for the Revolving Commitments and Revolving Loans, theperiod from and including the Closing Date to but not including the Revolving Maturity Date, as applicable, or anyearlier date on which the Revolving Commitments to make Revolving Loans pursuant to Section 2.01 shall terminateas provided herein and (ii) with respect to Incremental Revolving Loans, Refinancing Revolving Loans andExtended Revolving Loans, the period as set forth in the applicable Incremental Facility Amendment, RevolvingExtension Agreement or Refinancing Amendment or such earlier date that the applicable Commitments areterminated.“Revolving Exposure ” means with respect to any Revolving Lender at any time, the sum of (a) theaggregate principal amount at such time of all outstanding Revolving Loans of such Revolving Lender, plus (b) suchRevolving Lender’s LC Exposure at such time, plus (c) such Revolving Lender’s Commitment Percentage of theaggregate principal amount at such time of all outstanding Swingline Loans.“Revolving Extension Agreement ” means an agreement entered into by and among, and in form andsubstance satisfactory to, the Administrative Agent, the Borrower and the Accepting Revolving Lenders partythereto.“Revolving Extension Offer ” has the meaning assigned to such term in Section 2.22(a) ..“Revolving Facility ” means, at any time, the aggregate amount of the revolving Commitments at such time.“Revolving Lender ” means a Lender with a commitment to make Revolving Loans or with any RevolvingExposure, in its capacity as such.“Revolving Loans ” means the revolving loans made by each Revolving Lender pursuant to Section 2.01(a) ..“Revolving Maturity Date ” means October 2,2025 2027; provided that if by April 1, 2027, the Term B-1 Loan has not been either (a) paid in full or (b) refinanced in full with Refinancing Term Loans having a maturity date that is, or extended in full such that the Term Loan Maturity Date is, no earlier than March 31, 2028, then the Revolving Maturity Date shall be April 2, 2027 .. “Rural Digital Opportunity Fund ” means the Rural Opportunity Digital Fund established by the FCCpursuant to its adoption of the Rural Digital Opportunity Fund Report and Order (FCC 20-5) adopted January 30,2020, and released February 7, 2020.“S&P ” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc. and any successorthereto.“Sale and Leaseback Transaction ” has the meaning assigned to such term in Section 6.06 ..“Sanctioned Country ” means at any time, a country or territory or region which is itself the subject or targetof any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).“Sanctioned Person ” means, at any time, (a)any Person listed in any Sanctions-related list of designatedPersons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and BlockedPersons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations SecurityCouncil, the European Union,Her His Majesty’s Treasury, or other relevant sanctions authority,(b)any Person operating, organized or resident in aSanctioned Country or (c) any Person owned or controlled by any such Personor Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions targetbased on the ownership of such legal entity by Sanctioned Peron(s).“Sanctions ” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions,trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced fromtime to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), theUnited Nations Security Council, the European Union,Her His Majesty’s Treasury, or other relevant sanctions -41-141683210_5 163765871_7 22-31184-1 C1.1 P63 authority with jurisdiction over any Lender, Holdings, the Borrower or any of their respective Subsidiaries orAffiliates.“SEC ” means the Securities and Exchange Commission.“Secured Hedging Provider ” means any Person that, (a) at the time it enters into a Hedging Agreement witha Loan Party permitted under Article VI, is a Lender, an Affiliate of a Lender, the Administrative Agent or anAffiliate of the Administrative Agent, (b) at the time it (or its Affiliate) becomes a Lender or the AdministrativeAgent (including on the Closing Date), is a party to a Hedging Agreement with a Loan Party or (c) at the ClosingDate, is a party to a Hedging Agreement with a Loan Party and that is designated by the Borrower as a “SecuredHedging Provider” by written notice to the Administrative Agent substantially in the form ofExhibit L or such otherform reasonably acceptable to the Administrative Agent and the Borrower, in each case in its capacity as a party tosuch Hedging Agreement. For the avoidance of doubt, any secured Hedging Obligations existing on the ClosingDate and secured under the Existing Credit Agreement shall be deemed to be secured Hedging Obligationshereunder.“Secured Parties ” means (a) the Lenders, (b) each Cash Management Bank to which any Cash ManagementObligation is owed, (c) the Administrative Agent and the Collateral Agent (as defined in each of the SecurityAgreement and the Pledge Agreement), (d) each Issuing Bank, (e) each Secured Hedging Provider, (f) eachIndemnitee and (g) the successors and permitted assigns of each of the foregoing.“Securities Collateral ” means all Collateral constituting “Certificated Securities” as defined in the UCC.“Security Agreement ” means the Security Agreement dated as of October 2, 2020 by and among Holdings,the Borrower and certain of the Subsidiaries of the Borrower in favor of the Administrative Agent, as amended,amended and restated, supplemented, reaffirmed or otherwise modified from time to time.“Security Documents ” means the Security Agreement, the Pledge Agreement, the First Lien IntercreditorAgreement, the Junior Lien Intercreditor Agreement (if any) and the Mortgages executed by the Loan Parties andeach other security agreement, collateral agreement, pledge agreement or other instrument or document executed anddelivered pursuant to Section 5.11 , 5.12 or 5.16 to secure any of the Obligations.“Senior Secured Notes Documents ” means the Senior Secured Notes Indenture, the Senior Secured Notes,the related collateral documents, the First Lien Intercreditor Agreement and any other document, guarantee oragreement entered into in connection therewith.“Senior Secured Notes ” means the 6.500% Senior Secured Notes due 2028 issued by the Borrower on theClosing Date in an initial aggregate principal amount of $750,000,000 pursuant to the Senior Secured NotesIndenture.“Senior Secured Notes Indenture ” means that certain Indenture, dated as of the Closing Date, by and amongthe Borrower, the guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trusteeand as collateral agent, governing the Senior Secured Notes and the related note guarantees, as amended, restated,amended and restated, supplemented or otherwise modified or renewed, refunded, replaced, restructured, refinanced,repaid, increased or extended from time to time.“SOFR ” with respect means a rate equal to any day means the secured overnight financing rate published for such day as administered by the SOFR Administrator .. “SOFR Administrator” means the NYFRB, as the administrator of the benchmark (or a successor administrator of the secured overnight financing rate ), on the Federal Reserve Bank of New York’s Website .. “Solvent ” means, as to Holdings and its Subsidiaries on a particular date, that (i) the fair value of the assetsof Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities,direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (ii) the-42-141683210_5 163765871_7 22-31184-1 C1.1 P64

present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greaterthan the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidatedbasis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and otherliabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able topay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities becomeabsolute and matured; (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably smallcapital with which to conduct the businesses in which they are engaged as such businesses are now conducted andare proposed to be conducted following the Closing Date; and (v) as of such date, Holdings does not intend to, andHoldings does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts asthey mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and thetiming and amounts of cash to be payable on or in respect of its debts or the debts of any such Subsidiary.“Specified Investment Agreement Representations ” means the representations made by or with respect toHoldings and its Subsidiaries in the Investment Agreement as are material to the interests of the Lenders (in theircapacities as such) (but only to the extent that the Sponsor (or its Affiliates) has (or have) the right (taking intoaccount any applicable cure provisions) to terminate the Sponsor’s (and/or its Affiliates’) obligations under theInvestment Agreement or decline to make the Initial Purchase Price Payment (as defined in the InvestmentAgreement) (in each case, in accordance with the terms thereof) as a result of a breach of such representations in theInvestment Agreement.“Specified Representations ” means those representations and warranties of each Loan Party set forth inSections 3.01(a) and (d) , the first sentence of Section 3.02 , clause (a) of the second sentence of Section 3.02 , the lastsentence ofSection 3.03 ,3.04 ,3.14 ,3.18(i) ,3.20(a) ,(b) and(c) (limited to creation, validity and perfection andexcept with respect to items referred to on Schedule 5.17 and subject to the last paragraph ofSection 4.01 ) and3.21(d) (related only to the use of proceeds of the Initial Term Loans and the Revolving Loans made on the ClosingDate).“Sponsor ” means Searchlight Capital III, L.P., Searchlight III CVL, L.P., Searchlight Capital III PV, L.P.and Searchlight Capital Partners, L.P.“State PUC ” has the meaning assigned to such term in Section 3.22(a) ..“Stated Maturity ” means, with respect to any installment of interest or principal on any series ofIndebtedness, the date on which such payment of interest or principal was scheduled to be paid in the originaldocumentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem orrepurchase any such interest or principal prior to the date originally scheduled for the payment thereof.“Statutory Reserve Rate ” means a fraction (expressed as a decimal) the numerator of which is the numberone and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximumreserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimalestablished by any Governmental Authority of the United States or of the jurisdiction of such currency or anyjurisdiction to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily usedto fund loans. Such reserve percentages shall include those imposed pursuant to such Regulation D. The StatutoryReserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.“Subfacility ” means the Initial Term Loan, the Term B-1 Loans, the Revolving Commitments, anyExtended Revolving Subfacility or any Extended Term Subfacility. “Subject Payments ” means, for any period, the aggregate amount of any (a) Restricted Payment madepursuant to Section 6.07(iii) or (b) Investments pursuant to Section 6.04(xiv) during such period.“Subject Prepayment Event ” has the meaning assigned to such term in Section 2.05(c) ..“Subordinated Indebtedness ” means any Indebtedness of any Loan Party that is by its terms subordinated inright of payment to the Obligations of such Loan Party arising under the Loans or the Guaranty Agreement, asapplicable, pursuant to a written agreement to that effect.-43-141683210_5 163765871_7 22-31184-1 C1.1 P65

“Subordinated Notes ” means the Subordinated Notes of Holdings substantially in the form set forth inExhibit A to the Investment Agreement (with (i) the blanks and brackets and similar items therein completed asagreed by Holdings and the holder of the Subordinated Notes and (ii) any other modifications that is not prohibitedpursuant to Section 6.10(b) ), if issued pursuant to the terms thereunder.“Subsidiary ” means, with respect to any Person:(a)any corporation of which more than 50% of the outstanding capital stock having ordinaryvoting power to elect a majority of the board of directors of such corporation (irrespective of whether at thetime capital stock of any other class or classes of such corporation shall or might have voting power uponthe occurrence of any contingency) is at the time directly or indirectly owned by such Person, by suchPerson and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of suchPerson; or(b)any partnership of which more than 50% of the outstanding partnership interests havingthe power to act as a general partner of such partnership (irrespective of whether at the time any partnershipinterests other than general partnership interests of such partnership shall or might have voting power uponthe occurrence of any contingency) are at the time directly or indirectly owned by such Person, by suchPerson and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of suchPerson.Unless otherwise indicated, when used in this Agreement, the term “Subsidiary” shall refer to a Subsidiaryof Holdings and shall not include any Unrestricted Subsidiary. Notwithstanding the foregoing (except as used in thedefinition of “Unrestricted Subsidiary” contained herein), an Unrestricted Subsidiary shall be deemed not to be aSubsidiary of Holdings, the Borrower or any of their respective Subsidiaries for purposes of this Agreement or anyother Loan Document, and the financial statements and consolidation of accounts of Holdings and its Subsidiariesshall not, for purposes of this Agreement, be consolidated with any Unrestricted Subsidiary.“Subsidiary Loan Party ” means each of the Borrower’s Domestic Subsidiaries that guarantee theObligations pursuant to the Guaranty Agreement.“Supported QFC ” has the meaning assigned to such term in Section 9.24 ..“Swap Obligation ” means, with respect to any Loan Party, any obligation to pay or perform under anyagreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the CommodityExchange Act.“Swingline Lender ” means Wells Fargo, in its capacity as lender of Swingline Loans.“Swingline Loan ” has the meaning assigned to such term in Section 2.04(a) ..“Swingline Sublimit ” has the meaning assigned to such term as Section 2.04(a) ..“Taking ” means any taking of any Property of Holdings or any of its Subsidiaries or any portion thereof, inor by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of thetemporary requisition or use of any Property of Holdings or any Subsidiary or any portion thereof, by anyGovernmental Authority.“Tax Group ” has the meaning assigned to such term in Section 6.07(viii) ..“Taxes ” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by an Governmental Authority, including any interest,fines, addition to tax or penalties applicable thereto.“Term B-1 Loan ” shall have the meaning assigned to such term in Amendment No. 2.-44-141683210_5 163765871_7 22-31184-1 C1.1 P66

“Term B-1 Lenders ” shall have the meaning assigned to such term in Amendment No. 2.“Term B-1 Commitments ” shall have the meaning assigned to such term in Amendment No. 2.“Term Lenders ” means the collective reference to the Initial Term Lenders and, without duplication, theTerm B-1 Lenders, the Incremental Term Lenders, the Extended Term Lenders and the Refinancing Term Lenders.“Term Loan Borrowing ” means a borrowing comprised of Term Loans.“Term Loan Maturity Date ” means October 2, 2027. “Term Loan Modification Agreement ” means an agreement entered into, and in form and substancesatisfactory to, the Administrative Agent, the Borrower and the Accepting Term Lenders.“Term Loan Modification Offer ” has the meaning assigned to such term in Section 2.22 ..“Term Loans ” means the collective reference to the Initial Term Loan, the Term B-1 Loans, theIncremental Term Loans, the Refinancing Term Loans and the Extended Term Loans.“Term SOFR ” means, (a) for any calculation with respect to a Term SOFR Loan or a Benchmark Replacement (LIBO), the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, solely in connection with a Term SOFR Loan, if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date (Non-LIBO) with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, (b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date (Non-LIBO) with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day. “Term SOFR Adjustment” means a percentage equal to 0.10% per annum. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans. “Term SOFR Reference Rate ” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body .. -45-141683210_5 163765871_7 22-31184-1 C1.1 P67

“Term SOFR Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR in accordance with the provisions of Article II .. “Terminated Lender ” has the meaning assigned thereto in Section 2.20 ..“Termination Value ” means, in respect of any one or more Hedging Agreements, after taking into accountthe effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on orafter the date such Hedging Agreements have been closed out and termination value(s) determined in accordancetherewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s)determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or moremid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements(which may include a Lender or any Affiliate of a Lender).“Test Period ” means, on any date of determination, the period of four consecutive Fiscal Quarters ofHoldings then most recently ended (taken as one accounting period) for which internal financial statements areavailable“Testing Threshold ” being met on any date means that as of such date the aggregate amount of (a)Revolving Loans and Swingline Loans outstanding at such time plus (b) the aggregate LC Exposure at such time(excluding, in the case of this clause (b), LC Exposure comprising (i) the aggregate undrawn amount of Letters ofCredit issued in connection with the Rural Digital Opportunity Fund (the “RDOF Letters of Credit ”), (ii) theaggregate undrawn amount of other Letters of Credit in an amount not to exceed $20.0 million, and (iii) theaggregate amount of Letters of Credit that have been Cash Collateralized) exceeds 35.0% of the aggregate amount ofall Revolving Commitments (excluding the RDOF Letters of Credit) outstanding at such time.“Total Assets ” means, at any date, total assets of Holdings and its Subsidiaries calculated in accordancewith GAAP on a consolidated basis as of such date.“Total Net Debt ” means, at a particular date, the aggregate principal amount of Consolidated Indebtednessat such date, net of (i) prior to the Unlimited Cash Netting Date, the lesser of (a) the amount of Qualified Cash andCash Equivalents and (b) $50.0 million and (ii) on and after the Unlimited Cash Netting Date, the amount ofQualified Cash and Cash Equivalents.“Total Net Leverage Ratio ” means, at any date, the ratio of (a) Total Net Debt as of such date to (b)Consolidated EBITDA for the Test Period most recently ended (calculated on a pro forma basis as described in thedefinition of “Consolidated EBITDA”); provided that for purposes of calculating Total Net Leverage Ratio, allIndebtedness under the Subordinated Notes shall be excluded from Total Net Debt. In the event that Holdings, theBorrower or any Subsidiary thereof incurs, repays, repurchases or redeems any Indebtedness (other than fluctuationsin revolving borrowings in the ordinary course of business) subsequent to the commencement of the period for whichthe Total Net Leverage Ratio is being calculated but prior to or in connection with the event for which thecalculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated givingpro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same hadoccurred at the beginning of the applicable four-quarter period.“Total Revolving Commitment ” means, at any time, the aggregate amount of the Revolving Commitments,as in effect at such time.“Trade Date ” has the meaning assigned thereto in the Assignment and Assumption.“Transaction Fees ” means, without duplication, all non-recurring transaction fees, charges and otheramounts related to (a) this Agreement (including any amendment or other modification hereof or thereof), (b) anyPermitted Acquisition (including, without limitation, the cost of obtaining a fairness opinion and prepaid premiumswith respect to directors’ and officers’ insurance, but excluding all amounts otherwise included in accordance withGAAP in determining Consolidated EBITDA) and (c) the incurrence, prepayment or repayment of Indebtednesspermitted hereunder (including premiums, make whole or penalty payments in connection therewith).-46-141683210_5 163765871_7 22-31184-1 C1.1 P68

“Transformative Acquisition ” shall mean any acquisition by Holdings or any Subsidiary that is either (a)not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) ifpermitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would notprovide Holdings and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/orexpansion of their combined operations following such consummation, as determined by the Borrower acting ingood faith.“Trigger Date ” means the date on which a Compliance Certificate for the first full Fiscal Quarter endingafter the Closing Date shall have been received by the Administrative Agent pursuant to Section 5.01(b) or (c) ..“Type ,” when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest onsuch Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate ” shall include theAdjusted LIBO Rate, Adjusted Term SOFR and the Alternate Base Rate. “UCC ” means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.“UK Financial Institution ” means any BRRD Undertaking (as such term is defined under the PRARulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) orany person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by theUnited Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, andcertain affiliates of such credit institutions or investment firms.“UK Resolution Authority ” means the Bank of England or any other public administrative authority havingresponsibility for the resolution of any UK Financial Institution.“Unadjusted Benchmark Replacement ” means the applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment. “Unaudited Financial Statements ” means the unaudited consolidated balance sheets of Holdings and itssubsidiaries as of March 31, 2020 and June 30, 2020 and related statements of income, stockholders’ equity andcash flows of the Borrower and its subsidiaries for the fiscal quarters ended March 31, 2020 and June 30, 2020, ineach case prepared in accordance with GAAP.“United States ” means the United States of America.“Unlimited Cash Netting Date ” shall mean the date on which the cumulative amount of all CapitalExpenditures made by Holdings and its Subsidiaries after the Closing Date and on or prior to such date is at least$1,000.0 million.“Unrefunded Swingline Loan ” has the meaning assigned thereto in Section 2.04(c) ..“Unrestricted Subsidiary ” shall mean (a) any Subsidiary of the Borrower (whether now owned or acquiredor created after the Closing Date) that the Borrower designates as an Unrestricted Subsidiary in a written notice tothe Administrative Agent;provided that (w) such designation shall be deemed to be an Investment on the date ofsuch designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) Holdings’ direct or indirectequity ownership percentage of the net worth of such designated Subsidiary immediately prior to such designation(such net worth to be calculated without regard to any guarantee provided by such designated Subsidiary) and (ii) theaggregate principal amount of any Indebtedness owed by such designated Subsidiary to Holdings or any otherSubsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (i),on a consolidated basis in accordance with GAAP, (x) no Default or Event of Default would result from suchdesignation, (y) such Subsidiary does not own any intellectual property that is material to the Borrower and itsSubsidiaries, taken as a whole and (b) each Subsidiary of an Unrestricted Subsidiary. Any subsidiary of anUnrestricted Subsidiary shall also be an Unrestricted Subsidiary. If, at any time, any of the foregoing requirementsare violated, the applicable Unrestricted Subsidiary shall thereafter cease to be an Unrestricted Subsidiary forpurposes of this Agreement and any Indebtedness and Liens of such Subsidiary shall be deemed to be incurred as ofsuch date.-47-141683210_5 163765871_7 22-31184-1 C1.1 P69

The Borrower may designate an Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement;provided that (1) such designation will be deemed to be an Incurrence of Indebtedness by a Subsidiary of theBorrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only bepermitted if such Indebtedness is permitted underSection 6.01 , (2) all outstanding Investments owned by suchUnrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will onlybe permitted if such Investments would be permitted underSection 6.07 , (3)all Liens upon property or assets ofsuch Unrestricted Subsidiary existing at the time of such designation will be deemed created at the time of suchdesignation and such designation will be permitted only if such Liens would be permitted under Section 6.02 and (4)no Default or Event of Default would be in existence following such designation.“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02, 2.03 and 2.05, in each case, such day is also a Business Day. “U.S. Person ” means any Person that is a “United States person” as defined in Section 7701(a)(30) of theCode.“U.S. Special Resolution Regimes ” has the meaning assigned to such term in Section 9.24 ..“U.S. Tax Compliance Certificate ” has the meaning assigned thereto in Section 2.16(d) ..“Voting Stock ” of any Person as of any date means the Equity Interests of such Person that is ordinarilyentitled to vote in the election of the board of directors of such Person.“Weighted Average Life to Maturity ” means, when applied to any Indebtedness at any date, the number ofyears obtained by dividing:(a)the sum of the total of the products obtained by multiplying (i) the amount of eachscheduled installment, sinking fund, serial maturity or other required payment of principal includingpayment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearestone-twelfth) which will elapse between such date and the making of such payment; by(b)the then outstanding principal amount of such Indebtedness.“Welfare Plan ” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA, that ismaintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or anySubsidiary could incur liability.“Wells Fargo ” means Wells Fargo Bank, National Association, a national banking association, and itssuccessors.“Wholly Owned Domestic Subsidiary ” shall mean a Wholly Owned Subsidiary that is also a DomesticSubsidiary.“Wholly Owned Subsidiary ” of any person shall mean a Subsidiary of such person, all of the EquityInterests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant toapplicable law) are owned by such person or by one or more Wholly Owned Subsidiaries of such person. Unless thecontext otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of Holdings that is a WhollyOwned Subsidiary of Holdings.“Withdrawal Liability ” means liability to a Multiemployer Plan as a result of a complete or partialwithdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.-48-141683210_5 163765871_7 22-31184-1 C1.1 P70

“Write-Down and Conversion Powers ” means, (a) with respect to any EEA Resolution Authority, thewrite-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-InLegislation for the applicable EEA Member Country, which write-down and conversion powers are described in theEU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicableResolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of anyUK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of thatliability into shares, securities or obligations of that person or any other person, to provide that any such contract orinstrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of thatliability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.Section 1.02Classification of Loans and Borrowings .. For purposes of this Agreement, Loans may beclassified and referred to by Class (e.g., a “Revolving Loan ”) or by Type (e.g., a “Eurodollar Loan ” or “Term SOFR Loan” ) or by Class and Type (e.g., a “Eurodollar Term SOFR Revolving Loan ”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing ”) or by Type (e.g., a “Eurodollar Borrowing ” or “Term SOFR Borrowing” ) or by Class and Type (e.g., a “Eurodollar Term SOFR Revolving Borrowing ”). Section 1.03Terms Generally ..(a)The definitions inSection 1.01 shall apply equally to both the singular and plural forms of theterms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminineand neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase“without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed referencesto Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document meanssuch document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of anaccounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;providedthat for purposes of determining compliance with the covenants contained inArticle VI , all accounting terms hereinshall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effecton the Closing Date and applied on a basis consistent with the application used in the financial statements referred toin Section 3.05 ; provided, further, that all leases of any Person that are or would be characterized as operating leasesin accordance with GAAP prior to giving effect to FASB Accounting Standards Update ASU 2016-02 (whether ornot such operating leases were in effect at the time of effectiveness thereof) shall continue to be accounted for asoperating leases (and not as Capital Lease Obligations) for purposes of this Agreement regardless of FASBAccounting Standards Update ASU 2016-02 or any change in GAAP following the Closing Date that wouldotherwise require such leases to be recharacterized as Capital Lease Obligations. Without limiting the foregoing, allreferences to a “Capital Lease Obligation” or “Capital Leases Obligations” shall be understood to be a reference to a“Financing Lease” or “Financing Leases” where such nomenclature is consistent with GAAP.(b)If any payment under this Agreement or any other Loan Document shall be due on any day that isnot a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case ofany payment accruing interest, interest thereon shall be paid for the period of such extension.Section 1.04UCC Terms .. Terms defined in the UCC in effect on the Closing Date and not otherwisedefined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.Subject to the foregoing, the term “UCC ” refers, as of any date of determination, to the UCC then in effect.Section 1.05Rounding .. Any financial ratios required to be maintained by the Borrower pursuant tothis Agreement shall be calculated by dividing the appropriate component by the other component, carrying theresult to one place more than the number of places by which such ratio is expressed herein and rounding the result upor down to the nearest number (with a rounding-up if there is no nearest number).Section 1.06References to Agreement and Laws .. Unless otherwise expressly provided herein, (a)references to formation documents, governing documents, agreements (including the Loan Documents) and othercontractual instruments shall be deemed to include all subsequent amendments, restatements, extensions,supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions,-49-141683210_5 163765871_7 22-31184-1 C1.1 P71 supplements and other modifications are not prohibited by any Loan Document; and (b) references to anyApplicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing,supplementing or interpreting such Applicable Law.Section 1.07Times of Day .. Unless otherwise specified, all references herein to times of day shall bereferences to Eastern time (daylight or standard, as applicable).Section 1.08Letter of Credit Amounts .. Unless otherwise specified, all references herein to the amountof a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit aftergiving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum faceamount is in effect at such time.Section 1.09Limited Condition Transactions ..(a)Notwithstanding anything to the contrary provided in this Agreement, when calculating theavailability under any basket or ratio under this Agreement or compliance with any provision of this Agreement inconnection with any Limited Condition Transaction and any actions or transactions related thereto (includingacquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrenceof Liens, repayments, dividends and Asset Sales or distributions), in each case, at the option of the Borrower (theBorrower’s election to exercise such option, an “LCT Election ”), the date of determination for availability under anysuch basket or ratio and whether any such action or transaction is permitted (or any requirement or condition thereforis complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under thisAgreement shall be deemed to be the date (the “LCT Test Date ”) either (a) that the definitive agreements for suchLimited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice,declaration of a dividend or distribution or similar event), (b) solely in connection with an acquisition to which theUnited Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of afirm intention to make an offer is published on a regulatory information service in respect of a target of a LimitedCondition Transaction is made (or that equivalent notice under equivalent laws, rules or regulations in such otherapplicable jurisdiction is made), (c) that notice is given with respect to any redemption, repurchase, defeasance,satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocablenotice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (d) thatnotice is given with respect to any dividend or other distribution requiring irrevocable notice in advance thereof and,in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactionsrelated thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stockor Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or otherdistributions and dispositions) and any related pro forma adjustments permitted hereunder, Holdings, the Borroweror any of their respective Subsidiaries would have been permitted to take such actions or consummate suchtransactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any relatedrequirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall bedeemed to have been complied with (or satisfied) for all purposes (in the case of Liens, for example, whether suchLiens are to secure Indebtedness that is committed, issued or incurred at the LCT Test Date or at any timethereafter); provided that (a) if financial statements for one or more subsequent Fiscal Quarters shall have becomeavailable, the Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis ofsuch financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicableLCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause(a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not bedetermined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and anyactions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance ofIndebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or distributions andAsset Sales).(b)For the avoidance of doubt, if the Borrower has made an LCT Election, (1) if any of the ratios,tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after theLCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in anysuch ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of Holdings or the-50-141683210_5 163765871_7 22-31184-1 C1.1 P72

Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have beenexceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements andconditions (including as to the absence of any continuing Default or Event of Default) for which compliance orsatisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not havebeen complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default),such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and suchDefault or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating theavailability under any ratio, test or basket in connection with any action or transaction unrelated to such LimitedCondition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which suchLimited Condition Transaction is consummated or the date that the definitive agreement or date for redemption,purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated,expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, testor basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.The foregoing provisions shall apply with similar effect during the pendency of multiple Limited ConditionTransactions such that each of the possible scenarios is separately tested.Section 1.10Certain Calculations and Tests ..(a)If any of the Loan Parties or any of their Subsidiaries shall undertake any action or transactionwhich meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets pursuant toany applicable covenants in Article VI or Section 2.21 , such action or transaction (or any applicable portion thereof)may divided and classified within such covenant or Section, in the case of Indebtedness, Liens, Investments andRestricted Payments, and later (on one or more occasions) be re-divided and/or reclassified under one or more of theexceptions, thresholds or baskets under such covenant or Section as the Borrower may elect from time to time,including reclassifying any utilization of fixed exceptions, thresholds or baskets (“Fixed Baskets ”) as incurred underany available incurrence-based exception, threshold or basket (“Incurrence-Based Baskets ”) (including reclassifyingamounts of Incremental Facilities or Incremental Equivalent Debt outstanding under or incurred in reliance on clause(A) of the definition of “Available Incremental Amount” to clause (B) thereof) and if any applicable ratios orfinancial tests for such incurrence-based baskets would be satisfied in any subsequent fiscal quarter, suchreclassification shall be deemed to have automatically occurred if not elected by the Borrower.(b)In the event any Fixed Baskets are intended to be utilized together with any Incurrence-BasedBaskets in a single transaction or series of related transactions (including the incurrence of Incremental Facilities orIncremental Equivalent Debt in reliance on clause (A) and clause (B) of the definition of “Available IncrementalAmount”), (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of suchIndebtedness or other applicable transaction or action to be incurred under any Incurrence-Based Baskets shall firstbe calculated without giving effect to amounts being utilized pursuant to any Fixed Baskets, but giving full proforma effect to all applicable and related transactions (including, subject to the foregoing with respect to FixedBaskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments and (ii)thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurredunder any Fixed Baskets shall be calculated.Section 1.11Divisions .. For all purposes under the Loan Documents, in connection with any divisionor plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if anyasset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person,then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if anynew Person comes into existence, such new Person shall be deemed to have been organized on the first date of itsexistence by the holders of its equity interests at such time.Section 1.12Rates; LIBO Rate Notification .. The interest rate on Eurodollar Loans and ABR Loans(when determined by reference to clause (c)(i) of the definition of Alternate Base Rate) is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate isintended to represent the rate at which contributing banks may obtain short-term borrowings from each other in theLondon interbank market.In July 2017, the U.K. Financial Conduct Authority announced that, after the end of -51-141683210_5 163765871_7 22-31184-1 C1.1 P73

2021, it would no longer persuade or compel contributing banks to make rate submissions to the On March 5, 2021, ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “ IBA ”) for purposes of the IBA setting the London interbank offered rate .. “IBA”), the administrator of the London interbank offered rate , and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the Loan Interbank offered rate for Dollars for (a) 1 week and 2 month tenor settings was December 31, 2021 and (b) overnight, 1 month, 3 month, 6 month and 12 month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencingin 2022 immediately after such dates , the London interbank offered rate for such tenors may no longer be available or may no longer be deemedan appropriate a representative reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative or ABR Loans (when determined by referencerates tobe used in place clause (c)(i) of the definition of Alternate Base Rate). The is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further actions that could impact the availability, composition or characteristics ofthe any London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election,Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent willpromptly notify the Borrower, pursuant toSection 2.12 (b) , of any change to the reference rate upon which the interest rate on Eurodollar Loans and ABR Loans (when determined by reference to clause (c)(i) of the definition of Alternate Base Rate) is based. However, the Administrative Agent does not warrant or accept any responsibility for,and shall not have any liability with respect to, the administration, submission or any other matter related to theTerm SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the London interbank offered rate, or any component definition thereof or other rates inthe any such definition of “LIBO Rate ” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any suchalternative, successor or replacement rate implemented pursuant toSection 2.12 (b) , whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii)or (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.12(b) ), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, orproduce the same value or economic equivalence of, the LIBO Rate or any other Benchmark or have the same volume or liquidity as did the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or the London interbank offered rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SO FR, any other Benchmark (Non-LIBO) or any alternative, successor or replacement rate (including any Benchmar k Replacement (Non-LIBO)) or any relevant adjustments thereto and such transactions may be adverse to the Borrower .. The Administrative Agent may select information sources or services in its reasonable discretion to ascert ain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark (Non-LIBO), any component definition thereof or rates referred to in the definition thereof, i n each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE IITHE CREDITSSection 2.01Credit Commitments ..(a)Subject to the terms and conditions hereof:(i)Each Initial Term Lender severally agrees to make an Initial Term Loan on the ClosingDate to the Borrower in Dollars in the amount of the Initial Term Commitment of such Initial Term Lender(net of any upfront fees or original issue discount due and payable thereon).(ii)Each Revolving Lender severally agrees to make Revolving Loans in Dollars to theBorrower from time to time during the Revolving Commitment Period;provided that the amount of-52-141683210_5 163765871_7 22-31184-1 C1.1 P74

Revolving Loans that may be borrowed on the Closing Date will be limited to an amount sufficient to fund(i) any original issue discount or upfront fees required to be funded on the Closing Date pursuant to the“Market Flex” and/or “Securities Demand” provisions in the Fee Letter and (ii) any ordinary courseworking capital requirements of the Borrower and its Subsidiaries on the Closing Date.(iii)Each Incremental Term Lender severally agrees, if such Incremental Term Lender has socommitted pursuant toSection 2.21 , to make Incremental Term Loans to the Borrower in an aggregateprincipal amount not to exceed its Incremental Term Commitment and otherwise on the terms and subjectto the conditions set forth in the Incremental Facility Amendment to which such Lender is a party.(iv)Each Extending Term Lender agrees, severally and not jointly, if such Extending TermLender has so committed pursuant toSection 2.22 , to make Extended Term Loans to the Borrower in anaggregate principal amount not to exceed its Commitment with respect thereto and otherwise on the termsand subject to the conditions set forth in the Extension Amendment to which such Lender is a party.(v)Each Refinancing Term Lender agrees, severally and not jointly, if such RefinancingTerm Lender has so committed pursuant toSection 2.25 , to make Refinancing Term Loans to the Borrowerin an aggregate principal amount not to exceed its Refinancing Term Commitment and otherwise on theterms and subject to the conditions set forth in the Refinancing Amendment to which such Lender is a party.(b)Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. During theRevolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying theRevolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans beborrowed under thisArticle II if, after giving effect thereto (and to any concurrent repayment or prepayment ofLoans), (i) the Aggregate Revolving Exposure would exceed the Total Revolving Commitment then in effect or (ii)the Revolving Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment.(c)(i) The Revolving Loans and the Term Loans may from time to time be (i A )Eurodollar Term SOFR Loans, (ii B ) ABR Loans or (iii C ) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance withSections 2.02 and2.03 and (ii) the Term Loans may from time to time be (A) Eurodollar Loans, (B) ABR Loans or (C) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03 .. (d)Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of thesame Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments.The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve anyother Lender of its obligations hereunder;provided that the Revolving Commitments of the Revolving Lenders areseveral and no Revolving Lender shall be responsible for any other Lender’s failure to make Revolving Loans asrequired.Section 2.02Procedure for Borrowing ..(a)The Borrower may borrow under this Agreement (subject, in each case, to the limitations inSection 2.01(b) ) by giving the Administrative Agent notice substantially in the form ofExhibit A (a “Borrowing Request ”), which notice must be received by the Administrative Agent prior to (i) 11:00 a.m., three Business Daysprior to the requested Borrowing Date, in the case of a Eurodollar Borrowing, (ii) 11:00 a.m. three U.S. Government Securities Business Days prior to the requested Borrowing Date, in the case of a Term SOFR Borrowing or (ii iii ) 11:00 a.m., on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing. TheBorrowing Request for each Borrowing shall specify (A) the amount to be borrowed, (B) the requested BorrowingDate, (C) whether the Borrowing is to be of Eurodollar Loans, Term SOFR Loans or ABR Loans, (D) if the Borrowing is to be of Eurodollar Loans or Term SOFR Loans , the length of the initial Interest Period therefor, and (E) the location and number of the account to which funds are to be disbursed, which shall comply with therequirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requestedBorrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar-53-141683210_5 163765871_7 22-31184-1 C1.1 P75

Borrowing or Term SOFR Borrowing , then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.(b)Each Revolving Borrowing shall be in a minimum aggregate principal amount $3.0 million or anintegral multiple of $1.0 million in excess thereof (or, if less, the aggregate amount of the then Available RevolvingCommitments).(c)Upon receipt of a Revolving Borrowing Request, the Administrative Agent shall promptly notifyeach Revolving Lender of the aggregate amount of such Revolving Borrowing and such Revolving Lender’sCommitment Percentage thereof, which shall be based on the respective Available Revolving Commitments of allthe Revolving Lenders. Each Revolving Lender will make such Revolving Lender’s Commitment Percentage ofeach such Revolving Borrowing available to the Administrative Agent for the account of the Borrower at theAdministrative Agent’s Office prior to 1:00 p.m. on the Borrowing Date requested by the Borrower in fundsimmediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptlybe made available to the Borrower by the Administrative Agent crediting the account of the Borrower identified inthe most recent notice substantially in the form ofExhibit H (a “Notice of Account Designation ”) delivered by theBorrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agentby the Revolving Lenders and in like funds as received by the Administrative Agent;provided that if on theBorrowing Date of any Revolving Loans to be made to the Borrower, any Swingline Loans made to the Borrower orLC Disbursements for the account of the Borrower shall be then outstanding, the proceeds of such Revolving Loansshall first be applied to pay in full such Swingline Loans or LC Disbursements, with any remaining proceeds to bemade available to the Borrower as provided above; and provided further that ABR Revolving Loans made to financethe reimbursement of an LC Disbursement as provided inSection 2.06(e) shall be remitted by the AdministrativeAgent to the applicable Issuing Bank.(d)Each applicable Term Lender will make its Term Loan Borrowing available to the AdministrativeAgent for the account of the Borrower at the Administrative Agent’s Office prior to 10:00 a.m. on the BorrowingDate requested by the Borrower in funds immediately available to the Administrative Agent. Amounts so receivedby the Administrative Agent will be made available to the Borrower by 10:00 a.m. on the Borrowing Date by theAdministrative Agent crediting the account of the Borrower identified in the most recent Notice of AccountDesignation delivered by the Borrower to the Administrative Agent with the aggregate of the amounts madeavailable to the Administrative Agent by the applicable Term Lenders and in like funds as received by theAdministrative Agent.Section 2.03Conversion and Continuation Options for Loans ..(a)The Borrower may elect from time to time to convert (i) Eurodollar Loans or Term SOFR Loans to ABR Loans, by giving the Administrative Agent irrevocable prior written notice of such election in the formattached asExhibit I (a “Notice of Conversion/Continuation ”) not later than 11:00 a.m. on the Business Day prior toa requested conversion or (ii) ABR Loans to Eurodollar Loansor Term SOFR Loans by giving the Administrative Agent a Notice of Conversion/Continuation not later than 11:00 a.m.(x) three Business Days prior to a requested conversion to a Eurodollar Loan and (y) three U.S. Government Securities Business Days prior to a requested conversion to a Term SOFR Loan ;provided that if any such conversion of Eurodollar Loans or Term SOFR Loans is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts dueto the Lenders pursuant to Section 2.17 as a result of such conversion. Any such Notice of Conversion/Continuationwith respect to the conversion to Eurodollar Loansor Term SOFR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any Notice of Conversion/Continuation theAdministrative Agent shall promptly notify each relevant Lender thereof. All or any part of the outstandingEurodollar Loans, Term SOFR Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan or a Term SOFR Loan when any Default has occurred and is continuing, (ii) no Revolving Loan may be converted into a Eurodollar Term SOFR Loan after the date that is one month prior to the Revolving Maturity Date, and (iii) no Term B-1 Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Term Loan Maturity Date, (iv) no Revolving Loan may be converted to a Eurodollar Loan and (v) Term Loans may only be converted from ABR Loans to Eurodollar Loans .. -54-141683210_5 163765871_7 22-31184-1 C1.1 P76

(b)Any Eurodollar Loans or Term SOFR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving prior notice to the Administrative Agentpursuant to a Notice of Conversion/Continuation, not later than 11:00 a.m.(x) three Business Days prior to a requested continuation in the case of a Eurodollar Loan to be so continued and (y) three U.S. Government Securities Business Days prior to a requested continuation in the case of a Term SOFR Loan to be so continued, in each case setting forth the length of the next Interest Period to be applicable to such Loans;provided that no Eurodollar Loanor Term SOFR Loan may be continued as such (i) when any Default has occurred and is continuing, (ii) with respect to Revolving Loans, after the date that is one month prior to the Revolving Maturity Date and (iii) with respect to theTerm B-1 Loan, after the date that is one month prior to the Term Loan Maturity Date; andprovided ,further , that ifthe Borrower shall fail to give any required notice as described above in thisSection 2.03 or if such continuation isnot permitted pursuant to the preceding proviso, then such Loans shall be automatically converted to ABR Loans onthe last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the Borrowerof such conversion).(c)There shall be no more than ten (10) Interest Periods outstanding at any time with respect to theEurodollar Loans and Term SOFR Loans made to the Borrower. (d)This Section shall not apply to Swingline Loans.Section 2.04Swingline Loans ..(a)Subject to the terms and conditions hereof, the Swingline Lender may (in its sole discretion) makeswingline loans (individually, a “Swingline Loan ” and collectively, the “Swingline Loans ”) to the Borrower fromtime to time during the Revolving Commitment Period in accordance with the procedures set forth in thisSection 2.04 ,provided that (i) the aggregate principal amount of all Swingline Loans shall not exceed $10.0 million (the“Swingline Sublimit ”) at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loansmay not exceed the aggregate amount of the Available Revolving Commitments of all Revolving Lendersimmediately prior to such borrowing or result in the Aggregate Revolving Exposure then outstanding exceeding theTotal Revolving Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if aDefault shall have occurred and be continuing which shall not have been subsequently cured or waived. Amountsborrowed under thisSection 2.04 may be repaid and, up to but excluding the Revolving Maturity Date, reborrowed.All Swingline Loans shall at all times be ABR Loans. The Borrower shall give the Administrative Agent notice ofany Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00a.m. on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested BorrowingDate. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of theaggregate amount of such borrowing. Not later than 2:00 p.m. on the Borrowing Date specified in such notice theSwingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of theBorrower at the Administrative Agent’s Office in funds immediately available to the Administrative Agent.Amounts so received by the Administrative Agent will promptly be made available to the Borrower by theAdministrative Agent crediting the account of the Borrower identified in the most recent Notice of AccountDesignation with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case ofa Swingline Loan made to finance the reimbursement of an LC Disbursement as provided inSection 2.06(e) , byremittance to the Issuing Bank) and in like funds as received by the Administrative Agent. Each Borrowing pursuantto thisSection 2.04 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 inexcess thereof.(b)Notwithstanding the occurrence of any Default or noncompliance with the conditions precedent setforth inArticle IV or the minimum borrowing amounts specified inSection 2.02 , if any Swingline Loan shall remainoutstanding at 10:00 a.m. on the seventh Business Day following the Borrowing Date thereof and if by such time onsuch seventh Business Day the Administrative Agent shall have received neither (i) a Borrowing Request deliveredby the Borrower pursuant toSection 2.02 requesting that Revolving Loans be made pursuant toSection 2.01 on theimmediately succeeding Business Day in an amount at least equal to the aggregate principal amount of suchSwingline Loan, nor (ii) any other notice satisfactory to the Administrative Agent indicating the Borrower’s intent torepay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, theAdministrative Agent shall be deemed to have received a notice from the Borrower pursuant toSection 2.02 -55-141683210_5 163765871_7 22-31184-1 C1.1 P77

requesting that ABR Revolving Loans be made pursuant toSection 2.01 on such immediately succeeding BusinessDay in an amount equal to the amount of such Swingline Loan, and the procedures set forth inSection 2.02 shall befollowed in making such ABR Revolving Loans. The proceeds of such ABR Revolving Loans shall be applied torepay such Swingline Loan.(c)If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b)of thisSection 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABRRevolving Loans would otherwise have been made, each Revolving Lender severally, unconditionally andirrevocably agrees that it shall, without regard to the occurrence of any Default, purchase a participating interest insuch Swingline Loan (“Unrefunded Swingline Loan ”) in an amount equal to the amount of the ABR Revolving Loanwhich would otherwise have been made pursuant to paragraph (b) of thisSection 2.04 .. Each Revolving Lender willimmediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation,and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender.All payments by the Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall bemade in accordance with Section 2.13 ..(d)Notwithstanding the foregoing, a Revolving Lender shall not have any obligation to acquire aparticipation in a Swingline Loan pursuant to the foregoing paragraphs if a Default shall have occurred and becontinuing at the time such Swingline Loan was made and such Revolving Lender shall have notified the SwinglineLender in writing prior to the time such Swingline Loan was made, that such Default has occurred and that suchRevolving Lender will not acquire participations in Swingline Loans made while such Default is continuing.(e)Notwithstanding anything to the contrary contained in thisSection 2.04 , the Swingline Lendershall not be obligated to make any Swingline Loan at a time when any other Lender is a Defaulting Lender, unlessthe Swingline Lender has entered into arrangements (which may include the delivery of Cash Collateral) with theBorrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the SwinglineLender’s Fronting Exposure (after giving effect to Section 2.23(c )) with respect to any such Defaulting Lender.Section 2.05Optional and Mandatory Prepayments of Loans ..(a)The Borrower may at any time and from time to time prepay the Loans (subject to compliance withthe terms ofSection 2.05(f) andSection 2.17 ), in whole or in part, upon irrevocable prior written notice to theAdministrative Agent substantially in the form ofExhibit G (a “Notice of Prepayment ”) not later than 12:00 noontwo Business Days prior to the date of such prepayment of any Loan (other than a Term SOFR Loan) and at least three (3) U.S. Government Securities Business Days prior to the prepayment of each Term SOFR Loan , specifying (i) the date and amount of prepayment, and (ii) the Class of Loans to be prepaid and whether the prepayment is ofEurodollar Loans,Term SOFR Loans, ABR Loans or a combination thereof (including, in the case of Eurodollar Loans and Term SOFR Loans , the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). A Notice of Prepayment may state that such prepayment is conditioned uponthe availability of other financing or any other transaction or condition, in which case such notice may be revoked bythe Borrower (by notice to the Administrative Agent prior to the specified date of such prepayment) if suchcondition is not satisfied (it being understood that any revocation by the Borrower of a Notice of Prepayment shallentitle Lenders to any amounts as set forth in Section 2.17 ). A Notice of Prepayment received after 12:00 noon shallbe deemed received on the next Business Day. Upon receipt of any Notice of Prepayment the Administrative Agentshall promptly notify each relevant Lender thereof. If any Notice of Prepayment is given, the amount specified insuch Notice of Prepayment shall be due and payable on the date specified therein, together with accrued interest tosuch date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in a minimumprincipal amount of $3.0 million or a whole multiple of $1.0 million in excess thereof (or, if less, the remainingoutstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in a minimum principalamount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstandingprincipal amount thereof). Each prepayment of the Loans under thisSection 2.05(a) shall be applied as directed bythe Borrower to the remaining scheduled installments of the applicable Class of Term Loans, including as to anyspecific Type of Loan.-56-141683210_5 163765871_7 22-31184-1 C1.1 P78

(b)In the event and on such occasion that the Aggregate Revolving Exposure exceeds the TotalRevolving Commitment, the Borrower shall be obligated to immediately prepay Revolving Borrowings or SwinglineBorrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the account established with theAdministrative Agent pursuant to Section 2.06(i) ) to the extent of such excess.(c)(i) If Holdings or any Subsidiary shall incur or permit the incurrence of any Indebtedness(including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any EquityInterest or Equity Rights) (other than Excluded Debt Issuances) (each, a “Debt Incurrence ”), 100% of the NetProceeds thereof shall be applied immediately after receipt thereof toward the prepayment of Term Loans inaccordance with Section 2.05(d) below.(ii)If Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale or frominsurance or condemnation recoveries in respect of any Destruction or any proceeds or awards in respect of anyTaking (the date of any such receipt, a “Subject Prepayment Event ”), an amount equal to 100% the percentage ofsuch Net Proceeds shall be applied toward the prepayment of (i) the Term Loans and (ii) up to a ratable amount ofother Indebtedness secured by a Lien on the Collateral that rankspari passu with the Liens on the Collateral thatsecure the Obligations to the extent required by the documents governing such Indebtedness;providedthat any suchprepayment under this clause (ii) shall be made ratably with repayment of the Term Loans;provided if and to theextent that (1) no Default exists on the date of such Subject Prepayment Event, or, in the case of an Asset Sale,would arise as a result of such Asset Sale and (2) if all or any portion of such Net Proceeds are reinvested, orcommitted to be reinvested, in the business of Holdings or any of its Subsidiaries (x) within 365 days (the“Reinvestment Period ”) after receipt by Holdings or any of its Subsidiaries thereof or (y) if committed to bereinvested on or prior to the 365th day after receipt Holdings or any of its Subsidiaries thereof, are subsequentlyreinvested in the business of Holdings or any of its Subsidiaries within 180 days following the end of theReinvestment Period, only the remaining Net Proceeds must be applied to prepay the Term Loans or otherIndebtedness as described above; provided further, that, if at the time of receipt of such Net Proceeds by Holdings orany of its Subsidiaries, or at any time during the Reinvestment Period, after giving effect to any such Asset Sale, ifrelevant, and the application of the proceeds thereof on a pro forma basis, (1) the Consolidated Senior SecuredLeverage Ratio is less than or equal to 2.50 to 1.00, only an amount equal to 50% of such Net Proceeds shall besubject to this clause (c)(ii) and/or (2) the Consolidated Senior Secured Leverage Ratio is less than or equal to 2.00to 1.00, none of such Net Proceeds shall be subject to this clause (c)(ii) (and the remaining 50% or 100%, asapplicable, of such Net Proceeds will constitute “Retained Proceeds”). Any Retained Proceeds may be retained bythe Borrower and may be used for any purpose permitted hereunder and will, if so retained by the Borrower,constitute a portion of the Cumulative Credit.(iii)Within 10 days of the delivery of financial statements and the related Compliance Certificatereferred to inSection 5.01(a) , beginning with the financial statements for the Fiscal Year ending December 31,2021, the Borrower shall apply an amount, if positive, equal to:(A)the Available Cash for such Fiscal Year multiplied by the percentage set forth in the tablebelow; minus(B)the sum of the aggregate amount of optional prepayments of the Term Loans pursuant toSection 2.05 ,plus up to a ratable amount of optional prepayments of other Indebtedness secured by a Lienon the Collateral that rankspari passu with the Liens on the Collateral that secure the Obligationsplusprepayments of the Revolving Facility to the extent the Revolving Commitments are permanently reducedby the amount of such repayments at the time of such prepayments in each case to the extent funded withInternally Generated Funds, made during such Fiscal Year or following the end of such Fiscal Year butprior to the date of such prepayment (provided however, for the avoidance of doubt that any such amountsshall only be credited in one Fiscal Year), towards prepayment of (x) the Term Loans and (y) up to aratable amount of other Indebtedness secured by a Lien on the Collateral that rankspari passu with theLiens on the Collateral that secure the Obligations to the extent required by the documents governing suchIndebtedness;providedthat any such prepayment under this clause (y) shall be made no more than ratablywith repayment of the Term Loans:-57-141683210_5 163765871_7 22-31184-1 C1.1 P79

-58-141683210_5 163765871_7 Percentage of Available Cash < 2.50 to 1.00 but >2.00 to 1.00 25%< 2.00 to 1.00 >2.50 to 1.00 0%Consolidated Senior Secured Leverage Ratio For purposes of the above table, the Consolidated Senior Secured Leverage Ratio shall be determined in accordancewith the above referenced Compliance Certificate.The Borrower shall give the Administrative Agent at least three (3) Business Days’ notice of anyprepayment pursuant to this Section 2.05(c) ..(d)Any prepayment of Term Loans pursuant toSection 2.05(c) shall be applied in direct order ofmaturity to the remaining scheduled principal installments of the Term Loans, and each such prepayment shall bepaid to the Lenders in accordance with their respective pro rata shares. Notwithstanding the foregoing, each Lendermay reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds ”) of any tranche of Term Loans required to be made pursuant to clauses (c)(ii) or (c)(iii) above byproviding written notice (each, a “Rejection Notice ”) to the Administrative Agent and the Borrower no later than5:00 p.m. one (1) Business Day after the date of such Lender’s receipt of notice from Administrative Agentregarding such prepayment. Each Rejection Notice from a Lender shall specify the principal amount of theprepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to theAdministrative Agent within the time frame specified above or such Rejection Notice fails to specify the principalamount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of suchmandatory prepayment of such Term Loans. Any Declined Proceeds may be retained by the Borrower may be usedfor any purpose permitted hereunder and will, if so retained by the Borrower, constitute a portion of the CumulativeCredit.(e)Notwithstanding any other provisions of thisSection 2.05 , (i) to the extent that any of or all theNet Proceeds from any Asset Sale or the increase in Available Cash during any Fiscal Year are attributable toNon-U.S. Subsidiaries and are prohibited, delayed or restricted by applicable local law, rule or regulation from beingrepatriated to the United States or from being distributed to a Loan Party, an amount equal to the portion of such NetProceeds or increase in Available Cash so affected will not be required to be applied as a prepayment at the timesprovided in thisSection 2.05 for so long, but only so long, as the applicable local law, rule or regulation will notpermit repatriation to the United States or distribution to a Loan Party (the Borrower hereby agreeing to take and tocause the applicable Non-U.S. Subsidiary to promptly take all commercially reasonable actions required by theapplicable local law, rule or regulation to permit such repatriation or distribution), and once such repatriation ordistribution of any of such affected Net Proceeds or increase in Available Cash is permitted under the applicablelocal law, rule or regulation an amount equal to such affected Net Proceeds or increase in Available Cash will bepromptly (and in any event not later than two Business Days after any such repatriation or distribution) applied (netof additional taxes payable or reserved against as a result thereof, to the extent not already taken into account underthe definition of “Net Proceeds”) as a prepayment pursuant to thisSection 2.05 and (ii) to the extent that theBorrower has determined in good faith that repatriation of any of or all the Net Proceeds from any Asset Sale orincrease in Available Cash during any Fiscal Year attributable to Non-U.S. Subsidiaries would have a materialadverse tax consequence with respect to such Net Proceeds or increase in Available Cash, an amount equal to theportion of such Net Proceeds or increase in Available Cash having such effect will not be required to be applied as aprepayment at the times provided in thisSection 2.05 for so long, but only so long, as such material adverse taxconsequence exists (the Borrower hereby agreeing to take and to cause the applicable Non-U.S. Subsidiary topromptly take all commercially reasonable actions within its control to eliminate such effects), and once suchrepatriation or distribution of any of such affected Net Proceeds or increase in Available Cash shall cease to generatesuch material adverse tax consequences, an amount equal to such affected Net Proceeds or increase in AvailableCash will be promptly (and in any event not later than two Business Days after any such repatriation or distribution)applied (net of additional taxes payable or reserved against as a result thereof, to the extent not already taken intoaccount under the definition of “Net Proceeds”) as a prepayment pursuant to this Section 2.05 .. 50% 22-31184-1 C1.1 P80

(f)If, on or prior to the six (6) month anniversary of the Amendment No. 2 Effective Date, (i) theBorrower enters into any amendment to this Agreement the effect of which is to reduce the All-in Yield applicable toall or a portion of the Term B-1 Loans (other than any such reduction in connection with a Change in Control orTransformative Acquisition (or series of Transformative Acquisitions)) or (ii) incurs any long-term secured termloans that are broadly syndicated to banks and other institutional investors in financings similar to the Term B-1Loan (other than any such Indebtedness incurred in connection with a Change in Control or TransformativeAcquisition (or series of Transformative Acquisitions)) (A) the proceeds of which are used to prepay the Term B-1Loans, in whole or in part, and (B) which has a lower All-in Yield than the All-in Yield applicable to all or a portionof the Term B-1 Loans so prepaid, then, in each case, the Borrower shall pay to the Administrative Agent, for theratable account of the applicable Term B-1 Lenders, a premium in an amount equal to 1.00% of the principal amountof the Term B-1 Loans so prepaid or refinancing made on or prior to the six (6) month anniversary of theAmendment No. 2 Effective Date. For the purpose hereof, any amendment described in clause (i) of the precedingsentence shall be deemed a refinancing of the Term B-1 Loan whose All-in Yield is reduced (it being understoodthat the premium with respect to such amendment shall be paid to any Non-Consenting Lender that is required toassign its Term B-1 Loan pursuant to Section 2.20 ).Section 2.06Letters of Credit ..(a)General .. Subject to the terms and conditions set forth herein, the Borrower may request theissuance of Letters of Credit for the account of Holdings or any of its Subsidiaries, in a form reasonably acceptableto the Administrative Agent and the Issuing Bank, at any time and from time to time during the RevolvingCommitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and theterms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, orentered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of thisAgreement shall control.(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions .. To request the issuanceof a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shallhand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approvedby the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested dateof issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifyingthe Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewalor extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shallcomply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of thebeneficiary thereof, the name of the Person (which must be Holdings or a Subsidiary of Holdings) for whose accountsuch Letter of Credit is to be issued, and such other information as shall be necessary to prepare, amend, renew orextend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of creditapplication on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter ofCredit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extensionof each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to suchissuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $100.0 million, (ii) unless theapplicable Issuing Bank otherwise agrees, the stated amount of all outstanding Letters of Credit issued by suchIssuing Bank shall not exceed the Letter of Credit Limit of such Issuing Bank then in effect and (iii) the AggregateRevolving Exposure shall not exceed the Total Revolving Commitment. No Issuing Bank shall at any time beobligated to issue any Letter of Credit hereunder if (x) the beneficiary of such Letter of Credit is a Sanctioned Personor (y) the issuance thereof would be contrary to any Applicable Law. If the Borrower so requests in any applicableletter of credit application (or the amendment of an outstanding Letter of Credit), the applicable Issuing Bank may,in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an“Auto-Extension Letter of Credit ”); provided that any such Auto-Extension Letter of Credit shall permit such IssuingBank to prevent any such extension at least once in each twelve-month period (commencing with the date ofissuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the“Non-Extension Notice Date ”) in each such twelve-month period to be agreed upon by the Borrower and theapplicable Issuing Bank at the time such Letter of Credit is issued. Unless otherwise directed by the applicableIssuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any suchextension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have-59-141683210_5 163765871_7 22-31184-1 C1.1 P81 authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at anytime to an expiration date not later than the date permitted pursuant toSection 2.06(c) ; provided, that such IssuingBank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted atsuch time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration datemay be extended to a date that is no more than one year from the then-current expiration date in accordance withSection 2.06(c) ) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed inwriting)) on or before the day that is seven Business Days before the Non-Extension Notice Date from theAdministrative Agent that the Requisite Revolving Lenders have elected not to permit such extension or (C) it hasreceived notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the daythat is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any RevolvingLender or the Borrower that one or more of the applicable conditions set forth inSection 4.02 is not then satisfied,and in each such case directing such Issuing Bank not to permit such extension.(c)Expiration Date .. Each Letter of Credit shall expire at or prior to the close of business on theearlier of (i) the date one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank intheir sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof,one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion)after the then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving MaturityDate; provided, that any Letter of Credit with a one year tenor may provide for automatic extension thereof foradditional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of thisparagraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension atleast once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by givingprior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at thetime such Letter of Credit is issued; provided, further, that if such Issuing Bank consents in its sole discretion, theexpiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that ifany such Letter of Credit is outstanding or is issued under the Revolving Commitments of any Class after the datethat is five Business Days prior to the Revolving Maturity Date the Borrower shall either (1) provide Cash Collateralpursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in anamount equal to the face amount of each such Letter of Credit or (2) arrange for such Letter of Credit to bebackstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank, in each case, on or prior tothe date that is five Business Days prior to the Revolving Maturity Date or, if later, such date of issuance.Notwithstanding anything to the contrary herein, from and after the Revolving Maturity Date no Revolving Lendershall be required to acquire or otherwise hold a participation in any Letter of Credit that is outstanding after suchdate.(d)Participations .. By the issuance of a Letter of Credit (or an amendment to a Letter of Creditincreasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, theIssuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the IssuingBank, a participation in such Letter of Credit equal to such Revolving Lender’s Commitment Percentage of theaggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of theforegoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent,for the account of the Issuing Bank, such Revolving Lender’s Commitment Percentage of each LC Disbursementmade by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of thisSection 2.06 , or of any reimbursement payment required to be refunded to the Borrower for any reason. EachRevolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph inrespect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever,including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of aDefault or reduction or termination of the Revolving Commitments, and that each such payment shall be madewithout any offset, abatement, withholding or reduction whatsoever.(e)Reimbursement .. If the Issuing Bank shall make any LC Disbursement in respect of a Letter ofCredit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equalto such LC Disbursement not later than 12:00 noon on the date that such LC Disbursement is made, if the Borrowershall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not beenreceived by the Borrower prior to such time on such date, then not later than 12:00 noon on (i) the Business Day that-60-141683210_5 163765871_7 22-31184-1 C1.1 P82 the Borrower receives such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (ii) theBusiness Day immediately following the day that the Borrower receives such notice, if such notice is not receivedprior to such time on such date;provided that the Borrower may, subject to the conditions to borrowing set forthherein, request in accordance withSection 2.02 that such payment be financed with an ABR Revolving Loan orSwingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligations to make suchpayment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan. If the Borrowerfails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicableLC Disbursement, the payment then due in respect thereof and such Revolving Lender’s Commitment Percentagethereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent itsCommitment Percentage of the payment then due, in the same manner as provided inSection 2.02 with respect toLoans made by such Revolving Lender (andSection 2.02 shall apply,mutatis mutandis , to the payment obligationsof the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts soreceived by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any paymentfrom the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the IssuingBank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse theIssuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any paymentmade by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement(other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute aLoan and shall not relieve the Borrower of its obligations to reimburse such LC Disbursement.(f)Obligations Absolute .. The Borrower’s obligations to reimburse LC Disbursements as provided inparagraph (e) of thisSection 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly inaccordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) anylack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) anydraft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respector any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letterof Credit against presentation of a draft or other document that does not comply with the terms of such Letter ofCredit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might,but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against,the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the IssuingBank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with theissuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespectiveof any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delayin transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit(including any document required to make a drawing thereunder), any error in interpretation of technical terms orany consequence arising from causes beyond the control of the Issuing Bank;provided that the foregoing shall notbe construed to excuse the Issuing Bank from liability to Holdings or any of its Subsidiaries to the extent of anydirect damages (as opposed to consequential damages, claims in respect of which are hereby waived by theBorrower to the extent permitted by Applicable Law) suffered by such Person that are caused by the Issuing Bank’sfailure to exercise care when determining whether drafts and other documents presented under a Letter of Creditcomply with the terms thereof or acting with gross negligence or willful misconduct. The parties hereto expresslyagree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finallydetermined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in eachsuch determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agreethat, with respect to documents presented which appear on their face to be in substantial compliance with the termsof a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon suchdocuments without responsibility for further investigation, regardless of any notice or information to the contrary, orrefuse to accept and make payment upon such documents if such documents are not in strict compliance with theterms of such Letter of Credit.(g)Disbursement Procedures .. The Issuing Bank shall, promptly following its receipt thereof, examineall documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shallpromptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demandfor payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that anyfailure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the IssuingBank and the Revolving Lenders with respect to any such LC Disbursement.-61-141683210_5 163765871_7 22-31184-1 C1.1 P83

(h)Interim Interest .. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowershall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereofshall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the datethat the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR RevolvingLoans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) ofthisSection 2.06 , thenSection 2.08(c) shall apply. Interest accrued pursuant to this paragraph shall be for theaccount of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lenderpursuant to paragraph (e) of thisSection 2.06 to reimburse the Issuing Bank shall be for the account of such Lenderto the extent of such payment.(i)Cash Collateralization .. If any Event of Default or Event of Termination shall occur and becontinuing which results in the Obligations becoming due and payable or the termination of the RevolvingCommitments in accordance with the terms of this Agreement and the Administrative Agent, at the direction of theRequisite Revolving Lenders in respect of the Revolving Commitments, requires the Borrower to Cash Collateralizethe LC Exposure pursuant toSection 7.04 , the Borrower shall deposit in an account with the Administrative Agentan amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon not later than(1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00noon or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrowerreceives such notice. Each such deposit shall be held by the Administrative Agent as collateral for the payment andperformance of the Obligations under this Agreement and the Borrower hereby grants the Administrative Agent asecurity interest in respect of each such deposit and such account in which such deposits are held. TheAdministrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, oversuch account. Other than any interest earned on the investment of such deposits, which investments shall be made atthe option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such depositsshall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneysdeposited in such account pursuant to thisSection 2.06(i) shall be applied by the Administrative Agent to reimbursethe Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shallbe held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, ifthe maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposurerepresenting greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowerunder this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cashcollateral hereunder as a result of the occurrence of an Event of Default or Event of Termination, such amount (tothe extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaultshave been cured or waived.(j)Defaulting Lenders .. Notwithstanding anything to the contrary contained in thisSection 2.06 , theIssuing Bank shall not be obligated to issue any Letter of Credit at a time when any other Lender is a DefaultingLender, unless the Issuing Bank has entered into arrangements (which may include the delivery of Cash Collateral)with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Bank to eliminate the IssuingBank’s Fronting Exposure (after giving effect to Section 2.23(c) ) with respect to any such Defaulting Lender.(k)Reporting of Letter of Credit Information .. At any time that there is an Issuing Bank that is not alsothe financial institution acting as Administrative Agent, then (i) on the last Business Day of each calendar month, (ii)on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that a Letter ofCredit is issued or the expiry date of a Letter of Credit is extended, and (iv) upon the request of the AdministrativeAgent, each Issuing Bank (or, in the case of clauses (ii), (iii) or (iv) of this Section, the applicable Issuing Bank)shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to theAdministrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or terminationin respect of Letters of Credit issued by such Issuing Bank) with respect to each Letter of Credit issued by suchIssuing Bank that is outstanding hereunder. No failure on the part of any Issuing Bank to provide such informationpursuant to thisSection 2.06(k) shall limit the obligations of the Borrower or any Revolving Lender hereunder withrespect to its reimbursement and participation obligations hereunder.(l)Designation of Additional Issuing Banks .. The Borrower may, at any time and from time to time,designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as-62-141683210_5 163765871_7 22-31184-1 C1.1 P84 provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall beevidenced by an agreement, which shall be in form and substance reasonably satisfactory to the AdministrativeAgent and the Borrower, executed by the Borrower, the Administrative Agent and such designated RevolvingLender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rightsand obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shallbe deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.Section 2.07Repayment of Loans; Evidence of Debt ..(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the accountof the relevant Lenders (i) in respect of Revolving Loans, on the Revolving Maturity Date (or such earlier date as,and to the extent that, such Revolving Loan becomes due and payable pursuant toSection 2.05 orArticle VII ), theunpaid principal amount of each Revolving Loan and each Swingline Loan made by each such Lender; and (ii) inrespect of the Term B-1 Loan, unless the Term B-1 Loan becomes due and payable earlier pursuant toSection 2.05 orArticle VII , the unpaid principal amount of the Term B-1 Loans in full on the Term Loan Maturity Date. Theunpaid principal amount of each Incremental Revolving Loan, Incremental Term Loan, Refinancing RevolvingLoan, Refinancing Term Loan, Extended Revolving Loan and Extended Term Loan shall be payable in suchamounts and on such dates, if any, as shall be set forth in the applicable Incremental Facility Amendment, RevolvingExtension Agreement, Term Loan Modification Agreement or Refinancing Amendment (or such earlier date as, andto the extent that, such Loan becomes due and payable pursuant toSection 2.05 orArticle VII ). The Borrowerhereby further agrees to pay interest in immediately available funds at the applicable office of the AdministrativeAgent (as specified inSection 2.13 (a) ) on the unpaid principal amount of the Revolving Loans, Swingline Loansand Term Loans made from time to time until payment in full thereof at the rates per annum, and on the dates, setforth in Section 2.08 .. All payments required hereunder shall be made in Dollars.(b)Each Lender shall maintain in accordance with its usual practice an account or accountsevidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from eachLoan made by such lending office of such Lender from time to time, including the amounts of principal and interestpayable and paid to such lending office of such Lender on behalf of the Borrower from time to time under thisAgreement.(c)The Administrative Agent shall maintain the Register pursuant toSection 9.10 , and a subaccountfor each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each suchLoan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of anyprincipal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder inrespect of each such Loan, (iii) the amount of any sum received by the Administrative Agent hereunder from theBorrower in respect of each such Loan and each Lender’s share thereof and (iv) the amount of Loans of each Classowed to each Lender.(d)The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) ofthisSection 2.07 and the Notes maintained pursuant to paragraph (e) of thisSection 2.07 shall, to the extentpermitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of theBorrower therein recorded;provided ,however , that the failure of any Lender or the Administrative Agent tomaintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manneraffect the obligation of the Borrower to repay (with applicable interest) the Loans made by such Lender inaccordance with the terms of this Agreement.(e)The Loans of each Class made by each Lender shall, if requested by the applicable Lender (whichrequest shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of theBorrower, in substantially the form attached asExhibit D-1 ,D-2 orD-3 , as applicable, with the blanks appropriatelyfilled, payable to such Lender or its registered assigns.-63-141683210_5 163765871_7 22-31184-1 C1.1 P85

Section 2.08Interest Rates and Payment Dates ..(a)Each Eurodollar Loan and Term SOFR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect theretoat a rate per annum equal to (i)in the case of Eurodollar Loans, (A) the Adjusted LIBO Rate determined for such Interest Period, plus (ii B ) the Applicable Rate and (ii) in the case of Term SOFR Loans, (A) the Adjusted Term SOFR determined for such Interest Period, plus (B) the Applicable Rate .. (b)Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of theactual number of days elapsed over a year of 365 or 366 days, as the case may be, or over a year of 360 days whenthe Alternate Base Rate is determined by reference to clause (b) or (c) of the definition of “Alternate Base Rate ”) ata rate per annum equal to the Alternate Base Rate plus the Applicable Rate.(c)If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, (iii) anyCommitment Fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the statedmaturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum whichis (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that wouldotherwise be applicable thereto pursuant to the foregoing provisions of thisSection 2.08 plus 2.00% per annum or(y) in the case of any overdue interest, Commitment Fee, or other amount, the rate described inSection 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment to (butexcluding) the date on which such amount is paid in full (after as well as before judgment).(d)Interest on the Loans shall be payable in arrears on each Interest Payment Date and on theapplicable Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payableon demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amountrepaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of anyconversion of any Eurodollar Loan or Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of eachLoan shall accrue from and including the first day of an Interest Period to but excluding the last day of such InterestPeriod.Section 2.09Computation of Interest .. Each determination of an interest rate by the AdministrativeAgent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lendersin the absence of manifest error.Section 2.10Fees ..(a)The Borrower agrees to pay a commitment fee (a “Commitment Fee ”) to each Revolving Lender(other than Defaulting Lenders, if any), which Commitment Fee shall be payable in arrears through theAdministrative Agent on the last day of March, June, September and December beginning on December 31, 2020,and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each RevolvingLender shall commence to accrue for a period commencing on the Closing Date and shall cease to accrue on the date(the “Commitment Fee Termination Date ”) that is the earlier of (i) the date on which the Revolving Commitment ofsuch Revolving Lender shall be terminated as provided herein and (ii) the first date after the end of the RevolvingCommitment Period. The Commitment Fee accrued to each Revolving Lender shall equal the Applicable Ratemultiplied by such Lender’s Commitment Fee Average Daily Amount (as defined below) for the applicable quarter(or shorter period commencing on the date of this Agreement and ending with such Lender’s Commitment FeeTermination Date). A Revolving Lender’s “Commitment Fee Average Daily Amount ” with respect to a calculationperiod shall equal the average daily amount during such period calculated using the daily amount of such RevolvingLender’s Revolving Commitment less such Revolving Lender’s Revolving Exposure (excluding clause (c) of thedefinition thereof for purposes of determining the Commitment Fee Average Daily Amount only) for any applicabledays during such Revolving Lender’s Revolving Commitment Period. All Commitment Fees shall be computed onthe basis of the actual number of days elapsed in a year of 360 days.-64-141683210_5 163765871_7 22-31184-1 C1.1 P86

(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each RevolvingLender, subject toSection 2.23(f) , a participation fee with respect to its participations in Letters of Credit, whichshall accrue at a rate equal to the Applicable Rate for Eurodollar Revolving Loans that are Term SOFR Loans on the average daily amount of such Revolving Lender’s LC Exposure represented by Letters of Credit issued hereunder(excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and includingthe Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitmentterminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the applicableIssuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank of0.125% per annum on the available amount of each such Letter of Credit, as well as the Issuing Bank’s standard feeswith respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawingsthereunder. Participation fees and fronting fees (collectively, “LC Fees ”) accrued through and including the last dayof March, June, September and December of each calendar year during the Revolving Commitment Period shall bepayable on the third Business Day following such last day, commencing on the first such date to occur after theClosing Date;provided that all such fees shall be payable on the date on which the Revolving Commitmentsterminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payableon demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 daysafter demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 daysand shall be payable for the actual number of days elapsed (including the first day but excluding the last day).(c)The Borrower agrees to pay to the Administrative Agent the administrative fee set forth in the FeeLetter.(d)All Fees shall be paid on the dates due, in immediately available funds, to the AdministrativeAgent for distribution. Once paid, none of the Fees shall be refundable.Section 2.11Termination, Reduction or Adjustment of Commitments ..(a)Unless previously terminated, (i) the Revolving Commitments shall terminate on the RevolvingMaturity Date, (ii) any Incremental Term Commitments of a Class shall terminate on the making of the IncrementalTerm Loans of such Class, (ii) each Class of Incremental Revolving Commitments shall terminate on the datespecified in the Incremental Facility Amendment for such Class, (iii) any Refinancing Term Commitments of a Classshall terminate on the making of the Refinancing Term Loans of such Class, (iv) each Class of RefinancingRevolving Commitments shall terminate on the date specified in the Refinancing Amendment for such Class, (v)each Class of Extended Revolving Commitments shall terminate on the date specified in the Revolving ExtensionAgreement for such Class; (vi) the Initial Term Loan Commitments shall terminate on the making of the Initial TermLoans and (vii) the Term B-1 Commitments shall terminate on the making of the Term B-1 Loans.(b)The Borrower shall have the right, upon one Business Day’s notice to the Administrative Agent, toterminate or, from time to time, reduce the amount of the Revolving Commitments (provided that no suchtermination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to anyrepayments of the Revolving Loans made on the effective date thereof, the Aggregate Revolving Exposure thenoutstanding would exceed the Total Revolving Commitment then in effect). Such notice may state that suchtermination or reduction is conditioned upon the availability of other financing or any other transaction or condition,in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent prior to thespecified date of such termination or reduction) if such condition is not satisfied.(c)If any prepayment of Term Loans would otherwise be required pursuant to Section 2.05 but cannotbe made because there are no Term Loans outstanding, or because the amount of the required prepayment exceedsthe outstanding amount of Term Loans, then, on the date that such prepayment is required, the amount not requiredto prepay the Term Loans shall be applied to the permanent reduction of the Revolving Commitments.Section 2.12Alternate Rate of Interest ..(a) Subject tothe other clauses(b), (c), (d) and (e) of this Section 2.12 , if prior to the commencement of any Interest Period for a Eurodollar Borrowing or Term SOFR Loan : -65-141683210_5 163765871_7 22-31184-1 C1.1 P87

(i)the Administrative Agent determines (which determination shall be conclusive absentmanifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or , the Adjusted Term SOFR, the LIBO Rate or Term SOFR , as applicable (including because the LIBO Screen Rateor the Term SOFR Reference Rate, as applicable, is not available or published on a current basis), for such Interest Period,(ii)the Administrative Agent is advised by the Requisite Lenders that the Adjusted LIBORate or , the Adjusted Term SOFR, the LIBO Rate or Term SOFR , as applicable, for Dollars for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making ormaintaining their Loans (or its Loan) included in such Borrowing for Dollars such Interest Period, or(iii)Dollar deposits are not being offered to banks in the London interbank Eurodollar marketfor the applicable amount and Interest Period of such Eurodollar Loan,then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy orelectronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower andthe Lenders that the circumstances giving rise to such notice no longer exist, if (A) any Borrowing Request requestsa Eurodollar Borrowing or Term SOFR Borrowing (as applicable) , such Borrowing shall be made as an ABR Borrowing or (B) any Notice of Conversion/Continuation requests a conversion to or continuation of any EurodollarBorrowing or Term SOFR Borrowing (as applicable) , such Notice of Conversion/Continuation shall be disregarded; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Typeof Borrowings shall be permitted.(b)Notwithstanding anything to the contrary herein or in any other Loan Document, upon theoccurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agentand the Borrower may amend this Agreement to replace the LIBO Rate or the other applicable Benchmark that is subject to such Benchmark Transition Event (Non-LIBO) with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Dayafter the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as theAdministrative Agent has not received, by such time, written notice of objection to such amendment from Lenderscomprising the Requisite Lenders of each Class. Any such amendment with respect to an Early Opt-in Election willbecome effective on the date that Lenders comprising the Requisite Lenders of each Class have delivered to theAdministrative Agent written notice that such Requisite Lenders accept such amendment. No replacement of LIBORateor any other applicable Benchmark with a Benchmark Replacement pursuant to thisSection 2.12 will occur prior to the applicable Benchmark Transition Start Date.(c)In connection with the implementation of a Benchmark Replacement, the Administrative Agentwill have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstandinganything to the contrary herein or in any other Loan Document, any amendments implementing such BenchmarkReplacement Conforming Changes will become effective without any further action or consent of any other party tothis Agreement.(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrenceof a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark ReplacementDate and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) theeffectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of anyBenchmark Unavailability Period. Any determination, decision or election that may be made by the AdministrativeAgent or Lenders pursuant to thisSection 2.12 , including any determination with respect to a tenor, rate oradjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take orrefrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or theirsole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuantto this Section 2.12 ..(e)Upon the Borrower’s receipt of notice of the commencement of a Benchmark UnavailabilityPeriod, the Borrower may revoke any request for a Eurodollar Borrowing or Term SOFR Borrowing of, conversion -66-141683210_5 163765871_7 22-31184-1 C1.1 P88 to or continuation of Eurodollar Loansor Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period applicable thereto and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During anyapplicable Benchmark Unavailability Period, the component of ABR based upon the LIBO Rateor Term SOFR (as applicable) will not be used in any determination of ABR.Section 2.13Pro Rata Treatment and Payments ..(a)Each reduction of the Revolving Commitments of the Revolving Lenders shall be madepro rata according to the amounts of such Revolving Lenders’ Commitment Percentages. Each payment (including eachprepayment) by the Borrower on account of principal of and interest on Loans which are ABR Loans shall be madepro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders ofthe applicable Class. Each payment (including each prepayment) by the Borrower on account of principal of andinterest on Loans which are Eurodollar Loans or Term SOFR Loans designated by the Borrower to be applied to a particular Eurodollar Borrowingor Term SOFR Borrowing shall be madepro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders of the applicable Class. Each payment(including each prepayment) by the Borrower on account of principal of and interest on Swingline Loans shall bemadepro rata according to the respective outstanding principal amounts of the Swingline Loans or participatinginterests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to bemade by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made withoutsetoff or counterclaim and shall be made prior to 1:00 p.m. on the due date thereof to the Administrative Agent, forthe account of the Lenders of the applicable Class, at the Administrative Agent’s Office specified inSection 9.01 inDollars and in immediately available funds. Any payment received after such time but before 2:00 p.m. on such dayshall be deemed a payment on such date for the purposes ofSection 7.01 , but for all other purposes shall be deemedto have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed tohave been made on the next succeeding Business Day for all purposes. The Administrative Agent shall distributesuch payments to the Lenders entitled thereto in the same currency as received and promptly upon receipt in likefunds as received. If any payment hereunder (other than payments on Eurodollar Loans or Term SOFR Loans ) becomes due and payable on a day other than a Business Day, such payment shall be extended to the nextsucceeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the thenapplicable rate during such extension. If any payment on a Eurodollar Loanor Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding BusinessDay (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate duringsuch extension) unless the result of such extension would be to extend such payment into another calendar month, inwhich event such payment shall be made on the immediately preceding Business Day.If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment inrespect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’sreceiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other suchobligations (other than pursuant toSections 2.15 ,2.16 ,2.17 or9.03 ) greater than itspro rata share thereof asprovided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of suchfact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the otherLenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall beshared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on theirrespective Loans and other amounts owing them; provided that:(A)if any such participations are purchased and all or any portion of the payment giving risethereto is recovered, such participations shall be rescinded and the purchase price restored to the extent ofsuch recovery, without interest, and(B)the provisions of this paragraph shall not be construed to apply to (1) any payment madeby the Borrower pursuant to and in accordance with the express terms of this Agreement (including theapplication of funds arising from the existence of a Defaulting Lender), (2) the application of CashCollateral provided for inSection 2.24 or (3) any payment obtained by a Lender as consideration for the-67-141683210_5 163765871_7 22-31184-1 C1.1 P89

assignment of, or sale of, a participation in any of its Loans or participations in Swingline Loans and Lettersof Credit to any assignee or participant, other than to Holdings or any of its Subsidiaries or Affiliates unlesseffected pursuant to Section 9.10(h) or 9.22 ..Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so underApplicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exerciseagainst each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lenderwere a direct creditor of each Loan Party in the amount of such participation.For the purpose of clause (b)(i) of the definition of “Excluded Taxes,” a participation acquired pursuant tothisSection 2.13 shall be treated as having been acquired on the earlier date(s) on which the applicable Lenderacquired the applicable interest(s) in the Commitment(s) or Loan(s) to which such participation relates.ThisSection 2.13(a) shall not apply to any action taken by CoBank with respect to any Bank EquityInterests held by the Borrower.(b)Subject to Section 2.12 , unless the Administrative Agent shall have been notified in writing by anyLender prior to a Borrowing that such Lender will not make the amount that would constitute its share of suchBorrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is makingsuch amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon suchassumption, make available to the Borrower a corresponding amount. If such amount is not made available to theAdministrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to theAdministrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average FederalFunds Effective Rate for the period until such Lender makes such amount immediately available to theAdministrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to anyamounts owing under thisSection 2.13(b) shall be conclusive in the absence of manifest error. If such Lender’sshare of such Borrowing is not made available to the Administrative Agent by such Lender within three BusinessDays of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interestthereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the Borrower, butwithout prejudice to any right or claim that the Borrower may have against such Lender.(c)Subject toSection 7.05 , if at any time insufficient funds are received by and available to theAdministrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees thendue hereunder, such funds shall be applied (i)first , towards payment of interest and fees then due hereunder, ratablyamong the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and(ii)second , towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably amongthe parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements thendue to such parties.(d)Notwithstanding the foregoing clauses, if there exists a Defaulting Lender each payment by theBorrower to such Defaulting Lender hereunder shall be applied in accordance with Section 2.23(b) ..Section 2.14Illegality .. Notwithstanding any other provision herein, if the adoption of or any change inany Applicable Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make ormaintain Eurodollar Loansor Term SOFR Loans, as applicable, as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or Term SOFR Loans (as applicable) , continue Eurodollar Loans or Term SOFR Loans (as applicable) as such and convert ABR Loans to Eurodollar Loans or Term SOFR Loans (as applicable) shall forthwith be suspended until such time as the making or maintaining of Eurodollar such Loans shall no longer be unlawful, and (b) such Lender’s Loans then outstanding as Eurodollar Loans or Term SOFR Loans (as applicable) , if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required bylaw.Section 2.15Increased Costs ..(a)Increased Costs Generally .. If any Change in Law shall:-68-141683210_5 163765871_7 22-31184-1 C1.1 P90

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan,insurance charge or similar requirement against assets of, deposits with or for the account of, or advances,loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected inthe LIBO Rate) or any Issuing Bank;(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxesdescribed in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes)on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities orcapital attributable thereto; or(iii)impose on any Lender or any Issuing Bank or the London interbank market any othercondition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such otherRecipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make anysuch Loan), or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in,issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter ofCredit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such otherRecipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender,such Issuing Bank or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Bank orother Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, suchIssuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.(b)Capital Requirements .. If any Lender or any Issuing Bank determines that any Change in Lawaffecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such IssuingBank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducingthe rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such IssuingBank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment of such Lender orthe Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters ofCredit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’sor such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into considerationsuch Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holdingcompany with respect to capital adequacy and liquidity), then from time to time upon written request of such Lenderor such Issuing Bank the Borrower shall promptly pay to such Lender or such Issuing Bank, as the case may be, suchadditional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such IssuingBank’s holding company for any such reduction suffered.(c)Certificates for Reimbursement .. A certificate of a Lender, or an Issuing Bank or such otherRecipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank, suchother Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b)of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall paysuch Lender or such Issuing Bank or such other Recipient, as the case may be, the amount shown as due on any suchcertificate within ten (10) days after receipt thereof.(d)Delay in Requests .. Failure or delay on the part of any Lender or any Issuing Bank or such otherRecipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or suchIssuing Bank’s or such other Recipient’s right to demand such compensation;provided that the Borrower shall notbe required to compensate any Lender or an Issuing Bank or any other Recipient pursuant to this Section for anyincreased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or suchIssuing Bank or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise tosuch increased costs or reductions, and of such Lender’s or such Issuing Bank’s or such other Recipient’s intentionto claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions isretroactive, then the six-month period referred to above shall be extended to include the period of retroactive effectthereof).-69-141683210_5 163765871_7 22-31184-1 C1.1 P91

(e)The provisions of thisSection 2.15 shall survive the termination of the Loan Documents and thepayment of the Obligations hereunder.Section 2.16Taxes ..(a)Defined Terms .. For purposes of thisSection 2.16 , the term “Lender” includes any Issuing Bankand the term “Applicable Law” includes FATCA.(b)Payments Free of Taxes .. All payments by or on account of any obligation of any Loan Partyunder any Loan Document shall be made without deduction or withholding for any Taxes, except as required byApplicable Law. If any Applicable Law (as determined in the good faith discretion of any applicable withholdingagent) requires the deduction or withholding of any Tax in respect of any such payment, then the applicablewithholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amountdeducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax isan Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, aftersuch deduction or withholding has been made (including any such deductions and withholdings applicable toadditional sums payable under thisSection 2.16 ), the applicable Lender (or, in the case of any amount received bythe Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum itwould have received had no such deduction or withholding been made.(c)Payment of Other Taxes by the Loan Parties .. The Loan Parties shall timely pay to the relevantGovernmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timelyreimburse it for the payment of, all Other Taxes.(d)Indemnification by the Loan Parties .. The Loan Parties shall jointly and severally indemnify eachRecipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (includingIndemnified Taxes imposed or asserted on or attributable to amounts payable under thisSection 2.16 ) payable orpaid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonableexpenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legallyimposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment orliability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by theAdministrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.(e)[Reserved ].(f)Evidence of Payments .. As soon as practicable after any payment of Taxes by any Loan Party to aGovernmental Authority pursuant to thisSection 2.16 , such Loan Party shall deliver to the Administrative Agent theoriginal or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy ofthe return reporting such payment or other evidence of such payment reasonably satisfactory to the AdministrativeAgent.(g)Status of Lenders ..(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect toany payment made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at thetime or times reasonably requested by the Borrower or the Administrative Agent, such properly completed andexecuted documentation reasonably requested by the Borrower or the Administrative Agent as will permit suchpayments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonablyrequested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed byApplicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower orthe Administrative Agent to determine whether or not such Lender is subject to backup withholding or informationreporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion,execution and submission of such documentation (other than such documentation set forth inSection 2.16(g)(ii)(A) ,(ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution orsubmission would subject such Lender to any material unreimbursed cost or expense or would materially prejudicethe legal or commercial position of such Lender.-70-141683210_5 163765871_7 22-31184-1 C1.1 P92

(ii)Without limiting the generality of the foregoing:(A)Any Lender that is a U.S. Person shall deliver to the Borrower and the AdministrativeAgent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from timeto time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two dulyexecuted and properly completed originals of IRS Form W-9 certifying that such Lender is exempt fromUnited States federal backup withholding Tax;(B)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to theBorrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes aLender under this Agreement (and from time to time thereafter upon the reasonable request of the Borroweror the Administrative Agent), two duly executed and properly completed originals of whichever of thefollowing is applicable:(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty towhich the United States is a party (x) with respect to payments of interest under any LoanDocument, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemptionfrom, or reduction of, United States federal withholding Tax pursuant to the “interest” article ofsuch tax treaty and (y) with respect to any other applicable payments under any Loan Document,IRS Form W-8BEN or Form W-8BEN-E, as applicable, establishing an exemption from, orreduction of, United States federal withholding Tax pursuant to the “business profits” or “otherincome” article of such tax treaty;(2)IRS Form W-8ECI;(3)in the case of a Foreign Lender claiming the benefits of the exemption forportfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form ofExhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning ofSection 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section881(c)(3)(C) of the Code and that no payments under any Loan Document are effectivelyconnected with such Foreign Lender’s conduct of a trade or business within the United States (a“U.S. Tax Compliance Certificate ”) and (y) IRS Form W-8BEN or IRS Form W-8BEN-E, asapplicable; or(4)to the extent a Foreign Lender is not the beneficial owner, IRS Form W-8IMY,accompanied by executed copies of IRS Form W-8ECI,IRS Form W-8BEN or IRS FormW-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form ofExhibit E-2 orExhibit E-3 , IRS Form W-9, and/or other certification documents from each beneficial owner, asapplicable;provided that if the Foreign Lender is a partnership (and not a participating Lender)and one or more direct or indirect partners of such Foreign Lender are claiming the portfoliointerest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificatesubstantially in the form of Exhibit E-4 on behalf of such direct and indirect partner(s);(C)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to theBorrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes aLender under this Agreement (and from time to time thereafter upon the reasonable request of the Borroweror the Administrative Agent), two duly executed and properly completed originals of any otherdocumentation prescribed by Applicable Law as a basis for claiming exemption from or a reduction inUnited States federal withholding Tax, together with such supplementary documentation as may beprescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine thewithholding or deduction required to be made; and(D)if a payment made to a Lender under any Loan Document would be subject to UnitedStates federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the-71-141683210_5 163765871_7 22-31184-1 C1.1 P93 applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) ofthe Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at thetime or times prescribed by Applicable Law and at such time or times reasonably requested by theBorrower or the Administrative Agent such documentation prescribed by Applicable Law (including asprescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonablyrequested by the Borrower or the Administrative Agent as may be necessary for the Borrower and theAdministrative Agent to comply with their obligations under FATCA and to determine whether suchLender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, todeduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall includeany amendments made to FATCA after the date of this Agreement.(iii)Notwithstanding any other provision of thisSection 2.16(g) , a Lender shall not be required todeliver any documentation that such Lender is not legally eligible to deliver.(iv)Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to anysuccessor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuantto this Section 2.16(g) ..Each Lender agrees that if any documentation described above that it previously delivered expires orbecomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrowerand the Administrative Agent in writing of its legal ineligibility to do so.(h)Treatment of Certain Refunds .. If any Recipient determines, in its sole discretion exercised in goodfaith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to thisSection 2.16 (including by the payment of additional amounts pursuant to this Section 2.16 ), it shall pay to the indemnifying partyan amount equal to such refund (but only to the extent of indemnity payments made under thisSection 2.16 withrespect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of suchindemnified party and without interest (other than any interest paid by the relevant Governmental Authority withrespect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to suchindemnified party the amount paid over pursuant to thisSection 2.16(h) (plus any penalties, interest or other chargesimposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay suchrefund to such Governmental Authority. Notwithstanding anything to the contrary in thisSection 2.16(h) , in noevent will the indemnified party be required to pay any amount to an indemnifying party pursuant to thisSection 2.16(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than theindemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had notbeen deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respectto such Tax had never been paid. ThisSection 2.16(h) shall not be construed to require any indemnified party tomake available its Tax returns (or any other information relating to its Taxes that it deems confidential) to theindemnifying party or any other Person.(i)Survival .. Each Person’s obligations under thisSection 2.16 shall survive the resignation orreplacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, thetermination of the Commitments and the repayment, satisfaction or discharge of all obligations under any LoanDocument.Section 2.17Indemnity .. In the event any Lender shall incur any loss or expense (including any loss(other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other fundsacquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or toconvert any portion of the principal amount of any Loan into, a Eurodollar Loan or Term SOFR Loan ) as a result of any conversion of a Eurodollar Loanor Term SOFR Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurodollar Loan or Term SOFR Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant toSection 2.03 ,2.05 ,2.07 ,2.14 ,2.15 or2.20 or otherwise, orany failure to borrow or convert any Eurodollar Loan or Term SOFR Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such Borrowing or otherwise, or as aconsequence of any failure by the Borrower to make any payment when due of any amount due hereunder in-72-141683210_5 163765871_7 22-31184-1 C1.1 P94 connection with a Eurodollar Loan or Term SOFR Loan then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of receipt thereof, paydirectly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lenderfor such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in theabsence of manifest error, be conclusive and binding on the Borrower.Section 2.18Change of Lending Office .. Each Lender agrees that, upon the occurrence of any eventgiving rise to the operation ofSection 2.14 ,2.15 or2.16 with respect to such Lender, it will, if requested by theBorrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender) to designateanother lending office for any Loans affected by such event with the object of avoiding the consequences of suchevent;provided that such designation is made on terms that, in the sole good faith judgment of such Lender, causesuch Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; andprovided ,further , that nothing in thisSection 2.18 shall affect or postpone any of the obligations of the Borrower orthe rights of any Lender pursuant to Sections 2.14 , 2.15 and 2.16 ..Section 2.19[Reserved ].Section 2.20Assignment of Commitments Under Certain Circumstances .. In the event that any Lendershall have delivered a notice or certificate pursuant toSection 2.15 , or the Borrower shall be required to makeadditional payments to any Lender under Section 2.16 (each, an “Increased Cost Lender ”) or in the event any Lender(a “Non-Consenting Lender ”) does not consent to any proposed amendment to this Agreement pursuant toSection 9.02 for which the consent of each Lender, each affected Lender, each Lender of any Class or each affected Lenderof any Class is required and to which the Requisite Lenders or Requisite Lenders of such Class, as applicable, haveconsented, then, the Borrower shall have the right, but not the obligation, at the expense of the Borrower, uponnotice to such Increased Cost Lender or Non-Consenting Lender (the “Terminated Lender ”) and the AdministrativeAgent, to replace such Terminated Lender with an assignee (in accordance with and subject to the restrictionscontained inSection 9.10 ) approved by the Administrative Agent and (solely with respect to RevolvingCommitments and Revolving Loans) the Issuing Bank and the Swingline Lender (which approval shall not beunreasonably withheld), and such Terminated Lender hereby agrees to transfer and assign without recourse (inaccordance with and subject to the restrictions contained inSection 9.10 ) all its interests, rights (other than itsexisting rights to payments pursuant to Sections 2.15 and 2.16) and obligations under this Agreement and the relatedLoan Documents to such assignee;provided , however, that no Terminated Lender shall be obligated to make anysuch assignment unless (a) such assignment shall not conflict with any law or any rule, regulation or order of anyGovernmental Authority and (b) such assignee or the Borrower shall pay to the affected Terminated Lender inimmediately available funds on the date of such assignment the principal of and interest accrued to the date ofpayment on the Loans made by such Terminated Lender and participations in LC Disbursements and SwinglineLoans held by such Terminated Lender and all commitment fees and other fees owed to such Terminated Lenderhereunder and all other amounts accrued for such Terminated Lender’s account or owed to it hereunder (including,without limitation, any Commitment Fees), (c) in the case of any Non-Consenting Lender, the applicable assigneeshall have consented to the applicable amendment, waiver or consent, (d) the Borrower shall have paid to theAdministrative Agent the assignment fee (if any) specified in Section 9.10 and (e) in the case of any such assignmentresulting from a claim for compensation underSection 2.15 or payments required to be made pursuant toSection 2.16 , such assignment will result in a reduction in such compensation or payments thereafter.Section 2.21Increase in Commitments ..(a)Provided (x) immediately prior to and immediately after giving effect to any Incremental Facilityreferred to below there exists no Default and (y) after giving effect to any Incremental Facility referred to below andthe use of proceeds therefrom, the Borrower would be inpro forma compliance with the Financial Covenant(whether or not then in effect) as of the most recent date for which financial statements have been delivered pursuanttoSection 5.01 , upon notice to the Administrative Agent by the Borrower, the Borrower may request (i) additionalterm loans, including without limitation, a borrowing of an additional term loan the principal amount of which willbe added to the outstanding principal amount of the existing tranche of Term Loans with the latest Maturity Date(collectively, the “Incremental Term Loans ” and the related commitments, the “Incremental Term Commitments ”) or(ii) one or more increases in the Total Revolving Commitment (any such increase an “Incremental Revolving -73-141683210_5 163765871_7 22-31184-1 C1.1 P95

Commitment ” and collectively with the Incremental Term Loans, the “Incremental Facilities ” and any Loans madepursuant to such Incremental Revolving Commitment, “Incremental Revolving Loans ”) in an aggregate amount ofnot less than $25.0 million for any such request. The sum of the aggregate amount of all Incremental Facilities andthe aggregate principal amount of all Indebtedness issued pursuant toSection 6.01(a)(iv) shall not exceed the sum(the “Available Incremental Amount ”) of (A) $300.0 millionplus (B) such amount which would not cause theConsolidated Senior Secured Leverage Ratio, calculated on a pro forma basis as of the most recent date for whichfinancial statements have been delivered pursuant toSection 5.01 after giving effect to the incurrence of suchIndebtedness and the use of proceeds thereof (including, without limitation, the application of any proceeds thereofto the refinancing or repayment of the Term Loans or a Permitted Refinancing of Indebtedness incurred underSection 6.01(a)(iv) ) but without netting the proceeds thereof and assuming (1) in the case of any IncrementalRevolving Commitment that such Incremental Revolving Commitment is fully drawn and (2) that all Indebtednessincurred pursuant toSection 6.01(a)(iv) is secured Indebtedness for so long as it is outstanding (whether or not suchIndebtedness is in fact so secured), to exceed 3.70 to 1.00 (it being understood and agreed for avoidance of doubtthat any Indebtedness incurred under this clause (B) shall not reduce the $300 million limit in clause (A) above).(b)Each Incremental Term Loan shall be subject to the following requirements: (i) other than pricing,maturity and amortization, the Incremental Term Loans shall have the same terms as the Term B-1 Loans existingimmediately prior to the effectiveness of the amendment creating such Incremental Term Loans, (ii) suchIncremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, theIncremental Term Lenders making such Incremental Term Loan and the Borrower, but will not in any event have ashorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Term B-1Loans or a maturity date earlier than the Term Loan Maturity Date; and (iii) in the event that the All-in Yield for anytranche of the Incremental Term Loans incurred within 12 months of the Closing Date is more than 50 basis pointsgreater than the All-in Yield for the Term B-1 Loans, then the Applicable Rate for the Term B-1 Loans shall beincreased to the extent necessary such that the All-in Yield for the Term B-1 Loans is not more than 50 basis pointsless than the All-in Yield for such tranche of Incremental Term Loans (this clause (iii), the “MFN Protection ”).(c)Each Incremental Revolving Commitment shall be part of the Total Revolving Commitment andall such Commitments and any Revolving Loans thereunder shall have terms and conditions that are identical tothose applicable to Revolving Commitments and Revolving Loans hereunder. In connection with any IncrementalRevolving Commitment, the outstanding Revolving Loans and Commitment Percentages of Swingline Loans and LCExposure will be reallocated by the Administrative Agent on the applicable Increase Effective Date among theRevolving Lenders (including the Incremental Lenders providing such Incremental Revolving Commitment) inaccordance with their revised Commitment Percentages (and the Revolving Lenders (including the IncrementalLenders providing such Incremental Revolving Commitments) agree to make all payments and adjustmentsnecessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant toSection 2.17 in connection with such reallocation as if such reallocation were a repayment).(d)Each Incremental Facility and the Loans made thereunder shall be deemed to be an Obligation andshall be secured on a pari passu basis with all other Obligations.(e)At the time of the sending of such notice, the Borrower (in consultation with the AdministrativeAgent) shall specify the date on which the Borrower proposes that any Incremental Facility shall be effective (whichshall be a date no less than ten (10) Business Days from the date of delivery of such notice to the AdministrativeAgent or such other date as agreed to by the Administrative Agent). The Borrower may invite any Lender, anyAffiliate or Approved Fund of any Lender and/or any other Person reasonably satisfactory to the AdministrativeAgent to provide an Incremental Facility. Any Person offered or approached to provide all or a portion of anyIncremental Facility may elect or decline, in its sole discretion, to provide such Incremental Facility (provided thatany Person not responding prior to the proposed effective date of the applicable Incremental Facility shall bedeemed to have declined to provide any portion of such Incremental Facility). Each Incremental Lender shallbecome a Lender or make its Commitment to the applicable Incremental Facility available, as the case may be, underthis Agreement, pursuant to an amendment (an “Incremental Facility Amendment ”) to this Agreement giving effectto the modifications permitted by thisSection 2.21 and, as appropriate, the other Loan Documents, executed by theLoan Parties, each Incremental Lender (to the extent applicable), the Administrative Agent and (solely in the case ofan Incremental Lender providing Incremental Revolving Commitments and solely to the extent required for an-74-141683210_5 163765871_7 22-31184-1 C1.1 P96

assignment of Loans or Commitments to such Incremental Lender pursuant toSection 9.10 ) each Issuing Bank andthe Swingline Lender (provided that, (a) with the consent of each Incremental Lender, the Administrative Agent mayexecute such Incremental Facility Amendment on behalf of the applicable Incremental Lenders and (b) none of thesignatures of any Issuing Bank, Swingline Lender or Administrative Agent shall be unreasonably withheld ordelayed). An Incremental Facility Amendment may, without the consent of any other Lender and notwithstandinganything inSection 9.02 to the contrary, effect such amendments to this Agreement and the other Loan Documentsas may be reasonably necessary in the opinion of the Administrative Agent, to effect the provisions of thisSection 2.21 (including, without limitation, appropriate amendments to the definitions of “Requisite Lenders,” “RequisiteRevolving Lenders,” and toSection 2.05 in order to provide the same treatment Loans made, and Commitmentsestablished, pursuant to such Incremental Facility as is applicable to the Term B-1 Loan or the Revolving Loans, asthe case may be).(f)If any Commitments are provided in accordance with thisSection 2.21 , the Administrative Agentand the Borrower shall determine the effective date (the “Increase Effective Date ”) and the final allocation of suchCommitments. The Administrative Agent shall promptly notify the Borrower and each applicable Lender of suchLender’s final allocation of such Commitments and the Increase Effective Date. As a condition precedent to suchCommitments and the related Loans, the Borrower shall deliver to the Administrative Agent such documents andopinions as the Administrative Agent may reasonably request, flood hazard certifications with respect to each realproperty location that is subject to a Mortgage, and for any such real property location that is in a flood zone,evidence of flood insurance (with appropriate endorsements naming the Administrative Agent as the mortgagee andlender loss payee) and a certificate of the Borrower dated as of the Increase Effective Date signed by a FinancialOfficer of the Borrower certifying and attaching (A) the resolutions adopted by the board of directors (or equivalentgoverning body) of the Borrower approving or consenting to such Commitments and the related Loans and (B) acertificate demonstrating that, after giving pro forma effect to such Loans and the use of proceeds therefrom, theBorrower would be inpro forma compliance with the Financial Covenant (whether or not then in effect) as of theend of the most recently ended Fiscal Quarter for which appropriate financial information is available. In addition,notwithstanding the foregoing, no Incremental Facility Amendment shall become effective under thisSection 2.21 unless the Administrative Agent shall have legal opinions, a certificate of an Authorized Officer, board resolutionsand such other corporate documents as the Administrative Agent may request, in each case in form and substancereasonably satisfactory to the Administrative Agent.(g)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may, uponwritten notice to the Administrative Agent, elect to use any available capacity underSections 6.01(a)(ix) and6.01(a)(xix) at any time to create or incur up to $25.0 million in the aggregate of secured Indebtedness in accordancewith such provisions as Incremental Facilities, which such Incremental Facilities shall be in addition to the amountof Incremental Facilities permitted under the second sentence ofSection 2.21(a) and underSection 6.01(a)(iv) andotherwise on the same terms as detailed above in thisSection 2.21 and further, that any such usage shall otherwisesubsequently reduce the capacity available to the Borrower for the incurrence or creation of secured Indebtednessunder such provisions.(h)ThisSection 2.21 shall supersede any provisions inSection 2.13 or9.02 to the contrary. For theavoidance of doubt, any of the provisions of thisSection 2.21 may be amended with the consent of the RequisiteLenders.Section 2.22Extension Offers ..(a)The Borrower may, by written notice to the Administrative Agent from time to time, make one ormore offers (each, a “Revolving Extension Offer ”) to all the Revolving Lenders to make one or more PermittedAmendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable tothe Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and(ii) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 10Business Days after the date of such notice, unless agreed to by the consenting Lenders and the AdministrativeAgent). Any extension of a maturity date or change in the pricing pursuant to a Permitted Amendment shall becomeeffective only with respect to the Revolving Loans and Revolving Commitments of the Revolving Lenders thataccept the applicable Revolving Extension Offer (the “Accepting Revolving Lenders ”).-75-141683210_5 163765871_7 22-31184-1 C1.1 P97

(b)The Borrower and each Accepting Revolving Lender shall execute and deliver to theAdministrative Agent a Revolving Extension Agreement (which may take the form of an amendment and restatementof this Agreement so long as no modifications are made that would otherwise be prohibited bySection 9.02 withoutobtaining the vote of any other Class, Subfacility or other group of Lenders) and such other documentation as theAdministrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and theterms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness ofeach Revolving Extension Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enterinto technical amendments to this Agreement and the other Loan Documents as may be necessary or advisable toeffectuate the transactions contemplated by the Permitted Amendments (including amendments toSection 2.13 hereof if deemed advisable by the Administrative Agent, and any other amendments necessary to treat the RevolvingLoans and Revolving Commitments of the Accepting Revolving Lenders as Extended Revolving Loans and/orExtended Revolving Commitments, including, without limitation, to include appropriately the Accepting RevolvingLenders in any determination of Requisite Lenders and Requisite Revolving Lenders, and to incorporateappropriately any Extended Revolving Loans into the definition of Subfacility, the provisions ofArticle II or othersimilar provisions). Notwithstanding the foregoing, no Permitted Amendment shall become effective under thisSection 2.22 unless the Administrative Agent shall have received flood hazard certifications with respect to each realproperty location that is subject to a Mortgage and, for any such real property location that is in a flood zone,evidence of (i) flood insurance (with appropriate endorsements naming the Administrative Agent as mortgagee andlender loss payee), (ii) legal opinions, a certificate of an Authorized Officer, board resolutions and (iii) such othercorporate documents as the Administrative Agent may request, in each case in form and substance reasonablysatisfactory to the Administrative Agent. Any extension of the maturity date of the Revolving Commitments thatresults in an extension of an Issuing Bank’s obligations with respect to Letters of Credit shall require the consent ofsuch Issuing Bank.(c)The Borrower may, by written notice to the Administrative Agent from time to time, make one ormore offers (each, a “Term Loan Modification Offer ”) to all the Term B-1 Lenders and/or one or more Classes ofTerm Loans to make one or more Permitted Amendments pursuant to procedures specified by the AdministrativeAgent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of therequested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to becomeeffective (which shall not be less than 10 Business Days after the date of such notice, unless agreed to by theconsenting Lenders and the Administrative Agent). Permitted Amendments shall become effective only with respectto the Term Loans of the Lenders that accept the applicable Term Loan Modification Offer (such Lenders, the“Accepting Term Lenders ”).(d)The Borrower and each Accepting Term Lender shall execute and deliver to the AdministrativeAgent a Term Loan Modification Agreement (which may take the form of an amendment and restatement of thisagreement so long as no modifications are made that would otherwise be prohibited bySection 9.02 withoutobtaining the vote of any other Class, Subfacility or other group of Lenders) and such other documentation as theAdministrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and theterms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness ofeach Term Loan Modification Agreement. The Lenders hereby irrevocably authorize the Administrative Agent toenter into technical amendments to this Agreement and the other Loan Documents as may be necessary or advisableto effectuate the transactions contemplated by the Permitted Amendments (including amendments toSection 2.13 hereof if deemed advisable by the Administrative Agent, and any other amendments necessary to treat the TermLoans and of the Accepting Term Lenders as Extended Term Loans, including, without limitation, to includeappropriately the Accepting Term Lenders in any determination of Requisite Lenders, and to incorporateappropriately any Extended Term Loans into the definition of Subfacility, the provisions of Article II or other similarprovisions). Notwithstanding the foregoing, no Permitted Amendment shall become effective under thisSection 2.22 unless the Administrative Agent shall have received legal opinions, a certificate of an Authorized Officer, boardresolutions and such other corporate documents as the Administrative Agent may request, in each case in form andsubstance reasonably satisfactory to the Administrative Agent.(e)Notwithstanding the foregoing, the Administrative Agent shall have the right (but not theobligation) to seek the advice or concurrence of the Requisite Lenders, with respect to any matter contemplated bythisSection 2.22 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall-76-141683210_5 163765871_7 22-31184-1 C1.1 P98 be permitted to enter into such amendments with the Borrower in accordance with any instructions actually receivedfrom such Requisite Lenders and shall also be entitled to refrain from entering into such amendments with theBorrower unless and until it shall have received such advice or concurrence;provided that whether or not there hasbeen a request by the Administrative Agent for any such advice or concurrence, all such amendments entered intowith the Borrower by the Administrative Agent hereunder (and, for the avoidance of doubt, all Revolving ExtensionAgreements, Term Loan Modification Agreement or Refinancing Amendments delivered to the AdministrativeAgent in accordance with thisSection 2.22 ) shall be binding and conclusive on the Lenders. Without limiting theforegoing, in connection with any extension of a maturity date pursuant to this Section, the respective Loan Partiesshall (at their expense) amend (and the Administrative Agent is hereby directed to amend) each Security Documentthat has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latestmaturity date after giving effect to any Permitted Amendment or Refinancing Amendment (or such later date as maybe advised by counsel to the Administrative Agent).(f)ThisSection 2.22 shall supersede any provisions inSection 2.13 or9.02 to the contrary. For theavoidance of doubt, any of the provisions of thisSection 2.22 may be amended with the consent of the RequisiteLenders.Section 2.23Defaulting Lenders .. Notwithstanding anything to the contrary contained in thisAgreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer aDefaulting Lender, to the extent permitted by Applicable Law:(a)Waivers and Amendments .. Such Defaulting Lender’s right to approve or disapprove anyamendment, waiver or consent with respect to this Agreement shall be restricted as set forth in thedefinitions of Requisite Lenders, Requisite Revolving Lenders and Section 9.02 ..(b)Defaulting Lender Waterfall .. Any payment of principal, interest, fees or other amountsreceived by the Administrative Agent for the account of such Defaulting Lender (whether voluntary ormandatory, at maturity, pursuant toArticle VIII or otherwise), or received by the Administrative Agentfrom a Defaulting Lender pursuant toSection 9.04 , shall be applied at such time or times as may bedetermined by the Administrative Agent as follows:first , to the payment of any amounts owing by suchDefaulting Lender to the Administrative Agent hereunder; second , to the payment on a pro rata basis of anyamounts owing by such Defaulting Lender to any Issuing Bank and/or the Swingline Lender hereunder;third , to Cash Collateralize the Fronting Exposure of the Issuing Banks and the Swingline Lender withrespect to such Defaulting Lender in accordance with Section 2.24 ; fourth , as the Borrower may request (solong as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failedto fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;fifth ,if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing depositaccount and released in order to (A) satisfy such Defaulting Lender’s potential future funding obligationswith respect to Loans and funded participations under this Agreement and (B) Cash Collateralize theIssuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to futureLetters of Credit and Swingline Loans issued under this Agreement, in accordance withSection 2.24 ;sixth ,to the payment of any amounts owing to the Administrative Agent, the Lenders, any Issuing Bank orSwingline Lender as a result of any judgment of a court of competent jurisdiction obtained by theAdministrative Agent, any Lender, any Issuing Bank or Swingline Lender against such Defaulting Lenderas a result of such Defaulting Lender’s breach of its obligations under this Agreement;seventh , so long asno Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of acourt of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of suchDefaulting Lender’s breach of its obligations under this Agreement; andeighth , to such Defaulting Lenderor as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a paymentof the principal amount of any Loans or funded participations in Swingline Loans or Letters of Credit inrespect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans weremade or related Swingline Loans or Letters of Credit were issued at a time when the conditions set forth inSection 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of,and funded participations in Swingline Loans or Letters of Credit owed to, all non-Defaulting Lenders on apro rata basis prior to being applied to the payment of any Loans of, or funded participations in Swingline-77-141683210_5 163765871_7 22-31184-1 C1.1 P99

Loans or Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded andunfunded participations in LC Exposure and Swingline Loans are held by the Lenders pro rata inaccordance with the Revolving Commitments under the applicable revolving credit facility without givingeffect toSection 2.23(c) .. Any payments, prepayments or other amounts paid or payable to a DefaultingLender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateralpursuant to this Section 2.23(b) shall be deemed paid to and redirected by such Defaulting Lender, and eachLender irrevocably consents hereto.(c)Reallocation of Applicable Percentages to Reduce Fronting Exposure .. All or any part ofsuch Defaulting Lender’s participation in LC Exposure and Swingline Loans shall be reallocated among thenon-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated withoutregard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocationdoes not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed suchnon-Defaulting Lender’s Revolving Commitment. Subject toSection 9.23 , no reallocation hereunder shallconstitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising fromthat Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a resultof such non-Defaulting Lender’s increased exposure following such reallocation.(d)Cash Collateral for Letters of Credit .. If the reallocation described in clause (c) abovecannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedyavailable to it hereunder or under law, (x)first , repay Swingline Loans in an amount equal to the SwinglineLenders’ Fronting Exposure and (y)second , Cash Collateralize the Issuing Banks’ Fronting Exposure inaccordance with the procedures set forth in Section 2.24 ..(e)Prepayment of Swingline Loans ..(i)No Defaulting Lender shall be entitled to receive any Commitment Fee for any periodduring which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any suchfee that otherwise would have been required to have been paid to that Defaulting Lender).(ii)Each Defaulting Lender shall be entitled to receive participation fees pursuant toSection 2.10(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to itsCommitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateralpursuant to Section 2.24 ..(iii)With respect to any Commitment Fee or letter of credit participation fees not required tobe paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to eachnon-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender withrespect to such Defaulting Lender’s participation in LC Exposure or Swingline Loans that has beenreallocated to such non-Defaulting Lender pursuant to clause (c) above, (2) pay to each applicable IssuingBank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such DefaultingLender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to suchDefaulting Lender, and (3) not be required to pay the remaining amount of any such fee.(f)Defaulting Lender Cure .. If the Borrower, the Administrative Agent, the SwinglineLender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should nolonger be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto,whereupon as of the date specified in such notice and subject to any conditions set forth therein (which mayinclude arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable,purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as theAdministrative Agent may determine to be necessary to cause the Loans and funded and unfundedparticipations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders inaccordance with their Commitment Percentages (without giving effect toSection 2.23(c)) , whereupon suchLender will cease to be a Defaulting Lender;provided that no adjustments will be made retroactively withrespect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a-78-141683210_5 163765871_7 22-31184-1 C1.1 P100

Defaulting Lender; andprovided ,further , that except to the extent otherwise expressly agreed by theaffected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or releaseof any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.Section 2.24Cash Collateral .. At any time that there shall exist a Defaulting Lender, within oneBusiness Day following the written request of the Administrative Agent, any Issuing Bank (with a copy to theAdministrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall CashCollateralize the Fronting Exposure of such Issuing Bank and/or the Swingline Lender, as applicable, with respect tosuch Defaulting Lender (determined after giving effect toSection 2.23(c) and any Cash Collateral provided by suchDefaulting Lender) in an amount not less than the Minimum Collateral Amount.(a)Grant of Security Interest .. The Borrower, and to the extent provided by any Defaulting Lender,such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and theSwingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security forthe Defaulting Lender’s obligation to fund participations in respect of LC Exposure and Swingline Loans, to beapplied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral issubject to any right or claim of any Person other than the Administrative Agent, each Issuing Bank and the SwinglineLender as herein provided or that the total amount of such Cash Collateral is less than the Minimum CollateralAmount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to theAdministrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after givingeffect to any Cash Collateral provided by the Defaulting Lender).(b)Application .. Notwithstanding anything to the contrary contained in this Agreement or any otherLoan Document, Cash Collateral provided under this Section 2.24 or Section 2.23 in respect of Letters of Credit andSwingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations inrespect of LC Exposure and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, anyinterest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application ofsuch property as may otherwise be provided for herein.(c)Termination of Requirement .. Cash Collateral (or the appropriate portion thereof) provided toreduce the Fronting Exposure of any Issuing Bank and/or the Swingline Lender, as applicable, shall no longer berequired to be held as Cash Collateral pursuant to thisSection 2.24 following (i) the elimination of the applicableFronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) thedetermination by the Administrative Agent, the Issuing Banks and the Swingline Lender that there exists excess CashCollateral;provided that, subject toSection 2.23 , the Person providing Cash Collateral, the Issuing Banks and theSwingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure orother obligations; andprovided further that to the extent that such Cash Collateral was provided by the Borrower,such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.Section 2.25Refinancing Amendments ..(a)At any time after the Closing Date, the Borrower may obtain Credit Agreement RefinancingIndebtedness from any Additional Refinancing Lender, in each case pursuant to a Refinancing Amendment.(b)The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the datethereof of each of the conditions set forth inSection 4.02 and, to the extent reasonably requested by theAdministrative Agent, to receipt by the Administrative Agent of (i) flood hazard certifications with respect to eachreal property location that is subject to a Mortgage, and for any such real property location that is in a flood zone,evidence of flood insurance (with appropriate endorsements naming the Administrative Agent as the mortgagee andlender loss payee), (ii) customary legal opinions, board resolutions and officers’ certificates consistent with thosedelivered on the Closing Date other than changes to such legal opinions resulting from a change in law, change infact or change to counsels’ forms of opinions reasonably satisfactory to the Administrative Agent, and (iii)reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by theAdministrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with thebenefit of the applicable Loan Documents.-79-141683210_5 163765871_7 22-31184-1 C1.1 P101

(c)Each issuance of Credit Agreement Refinancing Indebtedness shall be in an aggregate principalamount that is (x) not less than $25,000,000, and (y) an integral multiple of $1,000,000 in excess thereof.(d)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents maybe amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but onlyto the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtednessincurred pursuant thereto, and (ii) effect such other amendments to this Agreement and the other Loan Documents asmay be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effectthe provisions of thisSection 2.25 , and the Requisite Lenders hereby expressly authorize the Administrative Agentto enter into any such Refinancing Amendment.(e)ThisSection 2.25 shall supersede any provisions inSection 2.13 or9.02 to the contrary. For theavoidance of doubt, any of the provisions of thisSection 2.25 may be amended with the consent of the RequisiteLenders.ARTICLE IIIREPRESENTATIONS AND WARRANTIESIn order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extendcredit hereunder and under the other Loan Documents, each Loan Party makes the representations and warranties setforth in this Article III and upon the occurrence of each Credit Event thereafter:Section 3.01Organization, etc .. Each Loan Party (a) is a corporation or other form of legal entity, andeach of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing andin good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has allrequisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to dobusiness and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification,if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the natureof its business requires such qualification, except where the failure to so qualify will not have a Material AdverseEffect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the LoanDocuments and each other agreement or instrument contemplated thereby to which it is or will be a party and, in thecase of the Borrower, to borrow or otherwise obtain credit hereunder. No Loan Party nor any Subsidiary thereof isan Affected Financial Institution.Section 3.02Due Authorization, Non-Contravention, etc .. The execution, delivery and performance byeach Loan Party that is a party hereto of this Agreement and each other Loan Document to which it is a party, theborrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder arewithin each Loan Party’s corporate, partnership or comparable powers, as the case may be, have been dulyauthorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the casemay be. The execution, delivery and performance by each Loan Party that is a party hereto of this Agreement andeach other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and theissuance of the Letters of Credit hereunder do not:(a)contravene the Organic Documents of any Loan Party or any of its respectiveSubsidiaries, except where any such contravention would not reasonably be expected to have a MaterialAdverse Effect;(b)contravene any law, statute, rule or regulation binding on or affecting any Loan Party orany of its respective Subsidiaries, except where any such contravention would not reasonably be expectedto have a Material Adverse Effect;(c)violate or result in a default or event of default or an acceleration of any rights or benefitsunder any material indenture, agreement or other instrument binding upon any Loan Party or any of itsrespective Subsidiaries except where any such violation, default, event of default or acceleration would notreasonably be expected to not have a Material Adverse Effect; or-80-141683210_5 163765871_7 22-31184-1 C1.1 P102

(d)result in, or require the creation or imposition of, any Lien on any material asset of anyLoan Party or any of its respective Subsidiaries, except Liens created under the Loan Documents andPermitted Liens.Section 3.03Government Approval, Regulation, etc .. Except as set forth on Schedule 3.03 , no consent,authorization or approval or other action by, and no notice to or filing with, any Governmental Authority orregulatory body or other Person is required for the due execution, delivery or performance by the Borrower or anyother Loan Party of this Agreement or any other Loan Document which has been entered into, the borrowing of theLoans, or the use of the proceeds thereof and the issuance of Letters of Credit hereunder, except such as have beenobtained or made and are in full force and effect and except filings necessary to perfect Liens under the SecurityDocuments. No Loan Party nor any of their Subsidiaries is an “investment company” within the meaning of theInvestment Company Act of 1940, as amended.Section 3.04Validity, etc .. This Agreement has been duly executed and delivered by each Loan Partythat is a party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party will,on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each ofthe other parties hereto, constitute, the legal, valid and binding obligation of such Loan Party enforceable inaccordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium orsimilar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.Section 3.05Financial Information ..(a)The Historical Financial Statements, copies of which have been furnished to the AdministrativeAgent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in allmaterial respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and theresults of their operations and cash flows for the periods then ended.(b)On the Closing Date, except for the Obligations, as disclosed in the financial statements referred toabove or the notes thereto or onSchedule 3.05(b) hereto, no Loan Party or any of its Subsidiaries has anyIndebtedness, material contingent liabilities, long-term commitments or unrealized losses.Section 3.06No Material Adverse Effect .. Since December 31, 2019, no event or circumstance hasoccurred that has had, or could reasonably be expected to have, a Material Adverse Effect.Section 3.07Litigation .. Except as set forth on Schedule 3.07 , there is no pending or, to the knowledgeof any Loan Party, threatened litigation, action or proceeding affecting any Loan Party or any of its Subsidiaries’operations, properties, businesses, assets or prospects, or the ability of the parties to consummate the transactionscontemplated hereby, which would have a Material Adverse Effect or which purports to affect the legality, validityor enforceability of this Agreement, any other Loan Document or the other transactions contemplated hereby.Section 3.08Compliance with Laws and Agreements .. Except as set forth onSchedule 3.08 , none ofthe Loan Parties has violated, is in violation of or has been given written notice of any violation of any ApplicableLaw (other than Environmental Laws, which are the subject ofSection 3.13 ), regulation or order of anyGovernmental Authority applicable to it or its property or any indenture, agreement or other instrument binding uponit or its property, except for any violations which do not have a Material Adverse Effect.Section 3.09Subsidiaries ..Schedule 3.09 sets forth the name and type of entity of Holdings and itsMaterial Subsidiaries, and the direct or indirect ownership interest (or other investment as applicable) of Holdings ineach such Subsidiary (including the legal structure), and identifies each Subsidiary of Holdings that is a Loan Party,in each case as of the Closing Date.Section 3.10Ownership of Properties ..(a)Each Loan Party and each of its Subsidiaries has good and marketable title to (or other similar titlein jurisdictions outside the United States), or valid leasehold interests in, or easements or other limited property-81-141683210_5 163765871_7 22-31184-1 C1.1 P103 interests in, or is licensed to use, all its material properties and assets (including all Mortgaged Properties), exceptwhere the failure to have such title in the aggregate would not reasonably be expected to have a Material AdverseEffect. All Mortgaged Properties are free and clear of Liens, except for Permitted Liens and all of such otherproperties are free and clear of Liens, other than Permitted Liens.(b)As of the Closing Date,Schedule 3.10(b) contains a true and complete list of each parcel of RealProperty (i) owned by any Loan Party as of the date of this Agreement and describes the type of interest therein heldby such Loan Party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, anddescribes the type of interest therein held by such Loan Party and whether such lease, sublease or other instrumentrequires the consent of the landlord thereunder or other parties thereto to the transactions contemplated hereby. Asof the Closing Date, Schedule 1.01(a) hereto contains a true and complete list of each Material Real Property.(c)Each Loan Party and each of its Subsidiaries has complied with all obligations under all leases towhich it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leasesare in full force and effect, except leases in respect of which the failure to be in full force and effect would notreasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries enjoyspeaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoypeaceful and undisturbed possession would not reasonably be expected to, individually or in the aggregate, have aMaterial Adverse Effect.(d)Each Loan Party and each of its Subsidiaries owns, possesses, is licensed or otherwise has the rightto use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks,service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct ofits business, without any known conflict with the rights of others, except where such conflicts would not,individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.(e)As of the Closing Date, no Loan Party has received any written notice of, or has any knowledge of,any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale ordisposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.(f)No Loan Party is obligated on the Closing Date under any right of first refusal, option or othercontractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.(g)As of the date of this Agreement, no Loan Party has received any notice of, nor has any knowledgeof, the occurrence or pendency or contemplation of any Taking or Destruction affecting all or any portion of itsproperty. No Mortgage encumbers improved Real Property that is located in an area that has been identified as anarea having special flood hazards within the meaning of the Flood Insurance Laws unless flood insurance incompliance with the Flood Insurance Laws has been obtained in accordance with Section 5.04 ..Section 3.11Taxes .. Except as would not, individually or in the aggregate, reasonably be expected tohave a Material Adverse Effect: as of the date of this Agreement, each Loan Party and each Subsidiary has filed allfederal, foreign and all other income tax returns and reports required by Applicable Law to have been filed by it andhas paid all Taxes due (including, in each case, in its capacity as a withholding agent), except any such Taxes whichare being diligently contested in good faith by appropriate proceedings and for which adequate reserves inaccordance with GAAP shall have been set aside on its books;provided that, in the case of any Taxes that are beingcontested, any such contest of Taxes with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.Section 3.12Pension and Welfare Plans .. No ERISA Event has occurred or is reasonably expected tooccur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien (other than aPermitted Lien) on the assets of Holdings or any of its Subsidiaries. Each Loan Party and each of their ERISAAffiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code withrespect to each Plan except for failures to so comply which would not reasonably be expected to have a MaterialAdverse Effect. Except as set forth onSchedule 3.12 , no condition exists or event or transaction has occurred withrespect to any Plan which reasonably might result in the incurrence by any Loan Party or any ERISA Affiliate of anyliability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. None of the Loan-82-141683210_5 163765871_7 22-31184-1 C1.1 P104

Parties or any of their respective Subsidiaries has any contingent liability with respect to post-retirement benefitsprovided under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B ofTitle I of ERISA and (ii) liabilities that, individually or in the aggregate, would not reasonably be expected to have aMaterial Adverse Effect.Except as would not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan hasbeen maintained in compliance with its terms and with the requirements of any and all Applicable Laws, statutes,rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatoryauthorities, and (b) none of the Loan Parties or any of their respective Subsidiaries has incurred any obligation inconnection with the termination of or withdrawal from any Foreign Plan.Section 3.13Environmental Warranties ..(a)Except as set forth onSchedule 3.13(a) , all facilities and property owned, leased or operated byHoldings or any of its Material Subsidiaries, and all operations conducted thereon, are in compliance with allEnvironmental Laws, except for such noncompliance that, individually or in the aggregate, would not reasonably beexpected to have a Material Adverse Effect.(b)Except as set forth on Schedule 3.13(b) , there are no pending or threatened (in writing):(i)Environmental Claims received by Holdings or any of its Material Subsidiaries, or(ii)written claims, complaints, notices or inquiries received by Holdings or any of itsMaterial Subsidiaries regarding Environmental Liability,in each case which, individually or in the aggregate, could reasonably be expected to have a Material AdverseEffect.(c)Except as set forth onSchedule 3.13(c) , there have been no Releases of Hazardous Materials at,on, under or from any property now or, to any Loan Party’s knowledge, previously owned, leased or operated byHoldings or any of its Material Subsidiaries that, individually or in the aggregate, have had or could reasonably beexpected to have a Material Adverse Effect.(d)Holdings and its Material Subsidiaries have been issued and are in compliance with allEnvironmental Permits necessary for their operations, facilities and businesses and each is in full force and effect,except for such Environmental Permits which, if not so obtained or as to which Holdings and its MaterialSubsidiaries are not in compliance, or are not in effect, individually or in the aggregate, would not reasonably beexpected to have a Material Adverse Effect.(e)Except as set forth onSchedule 3.13(e) , as of the date of this Agreement, to any Loan Party’sknowledge no property now or previously owned, leased or operated by Holdings or any of its Material Subsidiariesis listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list ofsites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA.(f)To any Loan Party’s knowledge, there are no underground storage tanks, active or abandoned,including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now orpreviously owned or leased by Holdings or any of its Material Subsidiaries which, singly or in the aggregate, couldreasonably be expected to have a Material Adverse Effect.(g)As of the Closing Date, to any Loan Party’s knowledge neither Holdings nor any of its MaterialSubsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which islisted or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similarstate list or which is the subject of federal, state or local enforcement actions or other investigations which wouldreasonably be expected to lead to any Environmental Claim against Holdings or any of its Material Subsidiaries.-83-141683210_5 163765871_7 22-31184-1 C1.1 P105

(h)As of the Closing Date, no Liens have been recorded pursuant to any Environmental Law withrespect to any property or other assets currently owned or leased by Holdings or any of its Material Subsidiaries.(i)Neither Holdings nor any of its Material Subsidiaries is currently conducting any Remedial Actionpursuant to any Environmental Law, nor has Holdings or any of its Material Subsidiaries assumed by contract,agreement or operation of law any obligation under Environmental Law, the cost of which, singly or in theaggregate, could reasonably be expected to have a Material Adverse Effect.(j)There are no polychlorinated biphenyls or friable asbestos present at any property owned, leasedor operated by Holdings or any of its Material Subsidiaries, which, singly or in the aggregate, could reasonably beexpected to have a Material Adverse Effect.Section 3.14Regulations T, U and X .. The Loans, the use of the proceeds thereof, this Agreement andthe transactions contemplated hereby will not result in a violation of or be inconsistent with any provision ofRegulation T, Regulation U or Regulation X.Section 3.15Disclosure; Accuracy of Information; Projected Financial Statements .. No document,certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party inconnection herewith contains any untrue statement of a material fact or omits to state any material fact necessary inorder to make the statements contained herein and therein not misleading, in light of the circumstances under whichthey were made;provided that to the extent this or any such document, certificate or statement was based upon orconstitutes a forecast, estimate or projection, the Loan Parties represent only that such forecast, estimate orprojection was made in good faith by the Loan Parties and was prepared using reasonable assumptions andestimates.Section 3.16Insurance .. As of the date of this Agreement, set forth onSchedule 3.16 is a summary ofall insurance policies maintained by Holdings and its Subsidiaries (a) with respect to properties material to thebusinesses of Holdings and its Subsidiaries against such casualties and contingencies and of such types and in suchamounts as are customary in the case of similar businesses operating in the same or similar locations, and (b)required to be maintained pursuant to the Security Documents. All such insurance policies are maintained withfinancially sound and responsible insurance companies.Section 3.17Labor Matters .. Except as would not reasonably be expected to have a Material AdverseEffect, (a) there are no strikes, lockouts or slowdowns against Holdings or any of its Material Subsidiaries pendingor, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees ofHoldings or any of its Material Subsidiaries have not been in violation of the Fair Labor Standards Act or any otherapplicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from Holdings orany of its Material Subsidiaries, or for which any claim may be made against Holdings or any of its MaterialSubsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid oraccrued as a liability on the books of Holdings or such Material Subsidiary.Section 3.18Solvency .. (i) As of the Closing Date, after giving effect to the Closing Date Transactions(including the issuance of the Senior Secured Notes and the Borrowing of any Revolving Loans on the ClosingDate), immediately following the making of the Initial Term Loans and after giving effect to the application of theproceeds of such Initial Term Loans, Senior Secured Notes and such Revolving Loans (if any), and (ii) immediatelyafter giving effect to each Credit Event, in each case, the Loan Parties and their Subsidiaries will be Solvent, on aconsolidated basis.Section 3.19Securities .. The Equity Interests of Holdings and each of its Subsidiaries have been dulyauthorized, issued and delivered and are fully paid, nonassessable and were not issued in violation of any preemptiverights. Except as set forth inSchedule 3.19 , the Equity Interests of each Subsidiary held, directly or indirectly, byany Loan Party are owned, directly or indirectly, by such Loan Party free and clear of all Liens (other than PermittedLiens). Except for the documents and transactions contemplated to be entered into by the Investment Agreementand the Investment Transactions or as otherwise set forth inSchedule 3.19 , there are not, as of the date of thisAgreement, any options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements,-84-141683210_5 163765871_7 22-31184-1 C1.1 P106 commitments or arrangements for any Person to acquire any Equity Interests of Holdings or any of its Subsidiariesor any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such EquityInterests.Section 3.20Security Documents ..(a)The Pledge Agreement is effective to create in favor of the Administrative Agent for its benefitand the benefit of the Secured Parties, legal, valid and enforceable security interests in the Securities Collateral and,when such Securities Collateral is delivered to the Administrative Agent together with stock powers or endorsementsin blank, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title andinterest of the pledgor thereunder in such Securities Collateral.(b)(i) Each of the Pledge Agreement and the Security Agreement is effective to create in favor of theAdministrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable securityinterests in the Collateral described therein to the extent such Collateral is not excluded from the coverage of Article9 of the UCC and (ii) when (x) financing statements in appropriate form are filed in the applicable filing offices toperfect such security interests (to the extent such security interests can be perfected by filing) and (y) upon the takingof possession or control by the Administrative Agent of any such Collateral in which a security interest may beperfected only by possession or control (which possession or control shall be given to the Administrative Agent tothe extent possession or control by the Administrative Agent is required by the Security Agreement and/or thePledge Agreement), the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right,title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in theSecurity Agreement)) to the extent such Lien and security interest can be perfected by the filing of a financingstatement pursuant to the UCC or by possession or control by the Administrative Agent, in each case prior andsuperior in right to any other Person, other than with respect to Permitted Liens.(c)The Administrative Agent has a fully perfected Lien on, and security interest in, all right, title andinterest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a securityinterest may be perfected by filing, recording or registering a security agreement, financing statement or analogousdocument in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (itbeing understood that subsequent recordings in the United States Patent and Trademark Office and the United StatesCopyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications andcopyrights acquired by the Loan Parties after the Closing Date), in each case prior and superior in right to any otherPerson other than with respect to Permitted Liens.(d)Each Mortgage executed and delivered after the Closing Date by any Loan Party will be effectiveto create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, a legal, valid andenforceable Lien on and security interest in all of such Loan Party’s right, title and interest in and to the MortgagedProperties thereunder and the proceeds thereof, in each case prior and superior in right to any other Person, otherthan with respect to the rights of Persons pursuant to Permitted Liens.Section 3.21Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions ..(a)None of (i) Holdings, the Borrower, any of their respective Subsidiaries, any of their respectivedirectors, officers, or, to the knowledge of Holdings, the Borrower or such Subsidiary, any of their respectiveemployees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of Holdings, theBorrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from thecredit facilities established hereunder, (A) is a Sanctioned Person or currently the subject or target of any Sanctions,(B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country,(D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from ormade a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws,Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or anyAnti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues frominvestments in, or transactions with, Sanctioned Persons.-85-141683210_5 163765871_7 22-31184-1 C1.1 P107

(b)Each of Holdings, the Borrower and their respective Subsidiaries has implemented and maintainsin effect policies and procedures designed to ensure compliance by Holdings, the Borrower and their respectiveSubsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws,Anti-Money Laundering Laws and applicable Sanctions.(c)Each of Holdings, the Borrower and their respective Subsidiaries, each director, officer, and to theknowledge of the Borrower, employee, agent and Affiliate of Holdings, the Borrower and each such Subsidiary, is incompliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicableSanctions.(d)No proceeds of any Loans or Letters of Credit have been used, directly or indirectly, by theBorrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents inviolation of Section 5.13(c) ..Section 3.22Communications Matters ..(a)The business of Holdings, the Borrower and their respective Subsidiaries is being conducted incompliance with (a) applicable requirements under the federal Communications Act of 1934, as amended, and withall relevant rules, regulations and published policies of the Federal Communications Commission (the “FCC ”); (b)any applicable state communications laws and regulations of a state public service commission or similar stategovernmental authority (“State PUC ”); and (c) any applicable local communications laws and regulations of a LocalFranchising Authority (“LFA ”) (collectively, the “Communications Laws ”), except as would not have a MaterialAdverse Effect. Holdings, the Borrower and their respective Subsidiaries possess all registrations, licenses,authorizations, franchises, and certifications issued by the FCC, State PUCs, and LFAs necessary to conduct theirrespective businesses as currently conducted. All licenses, franchises, and authorizations issued by the FCC, StatePUCs, and LFAs required for the operations of Holdings, the Borrower and their respective Subsidiaries are in fullforce and effect (collectively, the “Communications Licenses ”).(b)There is no condition, event or occurrence existing, nor, to the best of Holdings’ and theBorrower’s knowledge, is there any proceeding being conducted or threatened by any Governmental Authority,which would reasonably be expected to cause the termination, suspension, cancellation, or nonrenewal of any of theCommunications Licenses, or the imposition of any penalty or fine by any Governmental Authority with respect toany of the Communications Licenses, Holdings, the Borrower or their respective Subsidiaries, in each case whichwould have a Material Adverse Effect;(c)There is no (i) outstanding decree, decision, judgment, or order that has been issued by the FCC,State PUCs, or LFAs against Holdings, the Borrower, any of their respective Subsidiaries or the CommunicationsLicenses or (ii) notice of violation, order to show cause, complaint, investigation or other administrative or judicialproceeding pending or, to the best of Holdings’ and the Borrower’s knowledge, threatened by or before the FCC,State PUC, or LFAs against Holdings, the Borrower, any of their respective Subsidiaries or the CommunicationsLicenses that, assuming an unfavorable decision, ruling or finding, in the case of each of (i) or (ii) above, wouldhave a Material Adverse Effect;(d)Except as set forth in Schedule 3.22, no consent, approval, authorization, order or waiver of, orfiling with, the FCC, State PUCs, or LFAs is required under the Communications Laws to be obtained or made byHoldings, the Borrower or any of their respective Subsidiaries for the execution, delivery and performance of thisAgreement or the transactions contemplated herein and therein; and(e)Holdings, the Borrower and their respective Subsidiaries each have filed with the FCC, StatePUCs (to the extent required by the applicable State PUC), and LFAs (to the extent required by the applicable LFA),all necessary reports, documents, instruments, information, or applications required to be filed pursuant to theCommunications Laws, and have paid all fees required to be paid pursuant to the Communications Laws, except aswould not have a Material Adverse Effect.Section 3.23Beneficial Ownership Certificate .. As of the Closing Date, the information included in theBeneficial Ownership Certification, if applicable, is true and correct in all material respects.-86-141683210_5 163765871_7 22-31184-1 C1.1 P108

ARTICLE IVCONDITIONSSection 4.01Conditions to Closing and Initial Extensions of Credit .. The obligation of the Lenders toclose this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, issubject to the satisfaction of each of the following conditions:(a)Executed Loan Documents .. This Agreement, a Note in favor of each Lender requesting aNote, the Security Documents (other than the Mortgages and any other item referred to on Schedule 5.17)and the Guaranty Agreements, together with any other applicable Loan Documents, shall have been dulyauthorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in fullforce and effect, and no Default or Event of Default shall exist hereunder or thereunder.(b)Specified Investment Agreement Representations .. The Specified Investment AgreementRepresentations shall be true and correct on and as of the Closing Date;provided that to the extent suchrepresentations and warranties specifically refer to an earlier date, they shall be true and correct as of suchearlier date.(c)Specified Representations .. The Specified Representations shall be true and correct in allmaterial respects (but in all respects if any such representation or warranty is qualified by “material” or“Material Adverse Effect”) on and as of the Closing Date.(d)No Material Adverse Effect .. Since the date of the Investment Agreement, there shall nothave been any Company Material Adverse Effect.(e)Officer’s Certificate .. A certificate from an Authorized Officer of Holdings andtheBorrower certifying that the conditions in Sections 4.01(b) , (c) and (d) have been satisfied.(f)Closing Date Investment .. The Initial Closing (as defined in the Investment Agreement)shall have been consummated or shall be consummated substantially simultaneously with the closing underthis Agreement on the terms described in the Investment Agreement, without giving effect to anyamendment, waiver, consent or other modification thereof by the Sponsor that is materially adverse to theinterests of the Lenders (in their capacities as such) unless it is approved by the Arrangers (which approvalshall not be unreasonably withheld, delayed or conditioned).(g)Closing Date Refinancing .. The Closing Date Refinancing shall have been, or substantiallyconcurrently with the initial Borrowing hereunder shall be, consummated.(h)Certificate of Secretary of each Loan Party .. A certificate of an Authorized Officer ofeach Loan Party certifying as to the incumbency and genuineness of the signature of each officer of suchLoan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true,correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), asapplicable, of such Loan Party and all amendments thereto, certified by the appropriate GovernmentalAuthority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B)the bylaws or other governing document of such Loan Party as in effect on the Closing Date, (C)resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizingand approving the transactions contemplated hereunder and the execution, delivery and performance of thisAgreement and the other Loan Documents to which it is a party, and (D) evidence of the identity, authorityand capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connectionwith this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a partyon the Closing Date.(i)Certificates of Good Standing .. Certificates dated as of a recent date of the good standingof each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (orequivalent), as applicable.-87-141683210_5 163765871_7 22-31184-1 C1.1 P109

(j)Solvency Certificate .. The Lenders shall have received a solvency certificate substantiallyin the form ofExhibit K and signed by a Financial Officer of the Borrower or Holdings (at the Borrower’soption) confirming the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effectto the Closing Date Transactions on the Closing Date.(k)Opinions of Counsel .. Opinions of counsel to the Loan Parties addressed to theAdministrative Agent and the Lenders with respect to the Loan Parties, the Loan Documents and such othermatters as the Administrative Agent shall reasonably request (which such opinions shall expressly permitreliance by permitted successors and assigns of the Administrative Agent and the Lenders).(l)Personal Property Collateral ..(i)Filings and Recordings .. The Administrative Agent shall have received (or been givenauthority to file) all filings and recordations that are necessary to perfect the security interests of theAdministrative Agent, on behalf of the Secured Parties, in the Collateral(ii)Pledged Collateral .. The Administrative Agent shall have received (A) original stockcertificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the SecurityDocuments, together with an undated stock power for each such certificate duly executed in blank by theregistered owner thereof and (B) each original promissory note pledged pursuant to the Security Documentstogether with an undated allonge for each such promissory note duly executed in blank by the holderthereof.(m)Historical Financial Statements .. The Arrangers shall have received copies of theHistorical Financial Statements.(n)Fees and Expenses .. All fees required to be paid on the Closing Date pursuant to theCommitment Letter and the Fee Letter and reasonable and documented out-of-pocket expenses required tobe paid on the Closing Date pursuant to the Commitment Letter with respect to expenses, to the extentinvoiced at least three Business Days prior to the Closing Date, shall have been paid, or shall be paidsubstantially concurrently with, the initial Borrowings hereunder (which amounts may be offset against theproceeds of the Loans).(o)Borrowing Request .. The Administrative Agent shall have received a Borrowing Requestfrom the Borrower in accordance with Section 2.02 ..(p)PATRIOT Act, etc .. Holdings, the Borrower and each of the other Loan Parties shall haveprovided to the Administrative Agent and the Lenders, at least five Business Days prior to the ClosingDate, all documentation and other information required by regulatory authorities under applicable “knowyour customer” and anti-money laundering rules and regulations, including without limitation thePATRIOT Act and a Beneficial Ownership Certificate for any Loan Party that qualifies as a “legal entitycustomer” under the Beneficial Ownership Regulation, in each case to the extent requested of the Borrowerat least 10 Business Days prior to the Closing Date.(q)Notice of Account Designation .. The Administrative Agent shall have received a dulyexecuted and completed Notice of Account Designation.Without limiting the generality of the provisions of the last paragraph ofSection 8.03 , for purposes ofdetermining compliance with the conditions specified in thisSection 4.01 , the Administrative Agent and eachLender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfiedwith, each document or other matter required thereunder to be consented to or approved by or acceptable orsatisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to theproposed Closing Date specifying its objection thereto.-88-141683210_5 163765871_7 22-31184-1 C1.1 P110

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, it is understoodthat to the extent any security interest in the intended Collateral or any deliverable (including those referred to inSections Section 4.01(l) ) related to the perfection of security interests in the intended Collateral (other than any Collateral (a) the security interest in which may be perfected by the filing of a Uniform Commercial Code financingstatement or (b) consisting of stock certificates in the possession of Holdings) is not or cannot be provided and/orperfected on the Closing Date (1) without undue burden or expense or (2) after the Borrower and Holdings haveused commercially reasonable efforts to do so, then the provision and/or perfection of such security interest(s) ordeliverable shall not constitute a condition precedent to the availability of the Commitments on the Closing Date but,to the extent otherwise required hereunder, shall be delivered after the Closing Date in accordance with Section 5.17 ..Section 4.02Conditions to Each Credit Event after the Closing Date .. The agreement of each Lender(other than any Person with an Incremental Term Commitment) to make any Loan and of the Issuing Bank to issue,amend, renew or extend any Letter of Credit (such event being called a “Credit Event ”) (excluding continuations andconversions of Loans) requested to be made by it on any date after the Closing Date is subject to the satisfaction ofthe following conditions:(a)The Administrative Agent shall have received a notice of such Credit Event as requiredby Section 2.02 , 2.04 or 2.06 , as applicable.(b)The representations and warranties made by each Loan Party set forth in Article III hereofand in the other Loan Documents shall be true and correct in all material respects (or if qualified bymateriality or reference to Material Adverse Effect, in all respects) with the same effect as if then made(unless expressly stated to relate to an earlier date, in which case such representations and warranties shallbe true and correct in all material respects (or in all respects, as applicable) as of such earlier date).(c)At the time of and immediately after such Credit Event, no Default shall have occurredand be continuing or would result therefrom.(d)In the case of a borrowing of Loans, the Administrative Agent shall have received aBorrowing Request from the Borrower in accordance with Section 2.02 ..Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the dateof such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02 ..ARTICLE VAFFIRMATIVE COVENANTSEach Loan Party hereby covenants and agrees with the Lenders that on or after the Closing Date and untilthe Commitments have expired or terminated and the principal of and interest on each Loan and all fees and otheramounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit haveexpired or terminated and all LC Disbursements shall have been reimbursed:Section 5.01Financial Information, Reports, Notices, etc .. The Borrower will furnish, or will cause tobe furnished, to the Administrative Agent for distribution to each Lender copies of the following financialstatements, reports, notices and information:(a)as soon as available and in any event within 45 days (or such shorter period for the filingof Holdings’ Form 10-Q as may be required by the SEC) after the end of each of the first three FiscalQuarters of each Fiscal Year of Holdings, commencing with the Fiscal Quarter ending March 31, 2021, aconsolidated balance sheet of Holdings as of the end of such Fiscal Quarter and consolidated statements ofearnings and cash flow of Holdings for such Fiscal Quarter and for the same period in the prior Fiscal Yearand for the period commencing at the end of the previous Fiscal Year and ending with the end of suchFiscal Quarter, certified by a Financial Officer of the Borrower; provided, that if at the end of anyapplicable Fiscal Quarter there are any Unrestricted Subsidiaries, the Borrower shall also furnish a-89-141683210_5 163765871_7 22-31184-1 C1.1 P111 reasonably detailed presentation, either on the face of the annual financial statements delivered pursuant tothis clause (a) or in the footnotes thereto, of the financial condition and results of operations of Holdingsand its Subsidiaries separate from the financial condition and results of operations of the UnrestrictedSubsidiaries;(b)as soon as available and in any event within 90 days (or such shorter period as may berequired for the filing of Holdings’ Form 10-K by the SEC) after the end of each Fiscal Year of Holdings,commencing with the Fiscal Year ending December 31, 2020, a copy of the annual audit report for suchFiscal Year for Holdings on a consolidated basis, including therein a consolidated balance sheet ofHoldings as of the end of such Fiscal Year and consolidated statements of earnings and cash flow ofHoldings for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Ernst &Young LLP or other independent public accountants reasonably acceptable to the Administrative Agent,together with a certificate from a Financial Officer of the Borrower (a “Compliance Certificate ”) (i)containing a computation in reasonable detail of, and showing compliance with, the financial ratios andrestrictions contained in the Financial Covenant and computations of Available Cash and the CumulativeCredit and (ii) to the effect that, in making the examination necessary for the signing of such certificate,such Financial Officer has not become aware of any Default that has occurred and is continuing, or, if suchFinancial Officer has become aware of such Default, describing such Default and the steps, if any, beingtaken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of theaccounting firm that reported on such financial statements stating whether they obtained knowledge duringthe course of their examination of such financial statements of any Default (which certificate may be limitedto the extent required by accounting rules or guidelines); provided, that if at the end of any applicable FiscalYear there are any Unrestricted Subsidiaries, the Borrower shall also furnish a reasonably detailedpresentation, either on the face of the annual financial statements delivered pursuant to this clause (b) or inthe footnotes thereto, of the financial condition and results of operations of Holdings and its Subsidiariesseparate from the financial condition and results of operations of the Unrestricted Subsidiaries;(c)as soon as available and in any event within 45 days (or such shorter period as may berequired for the filing of Holdings’ Form 10-Q by the SEC) after the end of each Fiscal Quarter referred toin clause (a) of this Section, a Compliance Certificate (i) containing a computation in reasonable detail of,and showing compliance with, the Financial Covenant and (ii) to the effect that, in making the examinationnecessary for the signing of such certificate, such Financial Officer has not become aware of any Defaultthat has occurred and is continuing, or, if such Financial Officer has become aware of such Default,describing such Default and the steps, if any, being taken to cure it;(d)no later than 10 days prior to the commencement of each Fiscal Year of Holdingsbeginning with the 2021 Fiscal Year, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year(including a projected combined balance sheet and related statements of projected operations and cash flowas of the end of and for each Fiscal Quarter during such Fiscal Year and a narrative description from aFinancial Officer describing such consolidated budget, in form satisfactory to the Administrative Agent)and the succeeding Fiscal Years through the Fiscal Year ending on or immediately after the Term LoanMaturity Date (including a projected combined balance sheet and related statements of projected operationsand cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and, promptly whenavailable, any significant revisions of such budgets;(e)promptly upon receipt thereof, copies of all reports submitted to Holdings or any of itsSubsidiaries by independent certified public accountants in connection with each annual, interim or specialaudit of the books of Holdings or any of its Subsidiaries made by such accountants, including anymanagement letters submitted by such accountants to management in connection with their annual audit, ineach case, to the extent such accountants have consented thereto;(f)as soon as possible and in any event within three Business Days after becoming aware ofthe occurrence of any Default, a statement of a Financial Officer of the Borrower setting forth details ofsuch Default and the action which the Borrower has taken and proposes to take with respect thereto;-90-141683210_5 163765871_7 22-31184-1 C1.1 P112

(g)as soon as possible and in any event within five Business Days after (i) the occurrence ofany adverse development with respect to any litigation, action or proceeding that, individually or in theaggregate, would reasonably be expected to have a Material Adverse Effect or (ii) the commencement ofany litigation, action or proceeding that would reasonably be expected to have a Material Adverse Effect orthat purports to affect the legality, validity or enforceability of this Agreement or any other Loan Documentor the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relatingthereto;(h)promptly after the sending or filing thereof, copies of all reports which Holdings sends toany of its security holders, and all reports, registration statements (other than on Form S-8 or any successorform) or other materials (including affidavits with respect to reports) which Holdings or any of itsSubsidiaries or any of its officers files with the SEC or any national securities exchange;(i)promptly upon becoming aware of the taking of any specific actions by the Loan Parties,their Subsidiaries or any other Person to terminate any Pension Plan (other than a termination pursuant toSection 4041(b) of ERISA which can be completed without the Loan Parties, their Subsidiaries or anyERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution requiredfor the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of anERISA Event which could result in a Lien on the assets of any Loan Party or any of their respectiveSubsidiaries or in the incurrence by any Loan Party or any of their respective Subsidiaries of any liability,fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase inthe contingent liability of any Loan Party or any of their respective Subsidiaries with respect to anypost-retirement Welfare Plan benefit if the increase in such contingent liability could reasonably beexpected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;(j)upon request by the Administrative Agent, copies of: (i) each Schedule B (ActuarialInformation) to the annual report (Form 5500 Series) filed by any Loan Party or any of their respectiveSubsidiaries or ERISA Affiliates with the IRS with respect to each Pension Plan; (ii) the most recentactuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or any of theirrespective Subsidiaries or ERISA Affiliates from a Multiemployer Plan sponsor or any governmentalagency concerning an ERISA Event; and (iv) such other documents or governmental reports or filingsrelating to any Plan as the Administrative Agent shall reasonably request;(k)as soon as possible, notice of any other development that could reasonably be expected tohave a Material Adverse Effect;(l)simultaneously with the delivery of financial statements pursuant toSections 5.01(a) and(b) , certifications by the chief executive officer and the chief financial officer or others under the ExchangeAct, the Sarbanes-Oxley Act of 2002, as amended, and/or the rules and regulations of the SEC, without anyexceptions or qualifications; and(m)such other information respecting the condition or operations, financial or otherwise, ofany Loan Party or any of their respective Subsidiaries as any Lender through the Administrative Agent mayfrom time to time reasonably request (including, without limitation any information and documentationrequired by bank regulatory authorities under applicable “Know Your Customer” rules and regulations, thePATRIOT Act and the Beneficial Ownership Regulation).Documents required to be delivered pursuant toSection 5.01(a) or(b) orSection 5.01(h) (to the extent anysuch documents are included in materials otherwise filed with the SEC) may be delivered electronically and if sodelivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, orprovides a link thereto on the Borrower’s website on the Internet at the website address listed inSection 9.01 ; or (ii)on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to whicheach Lender and the Administrative Agent have access (whether a commercial, third-party website or whethersponsored by the Administrative Agent);provided that: (i) the Borrower shall deliver paper copies of suchdocuments to the Administrative Agent or any Lender that requests in writing that the Borrower deliver such paper-91-141683210_5 163765871_7 22-31184-1 C1.1 P113 copies until such time as a written request to cease delivering paper copies is given by the Administrative Agent orsuch Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronicmail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronicversions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall berequired to provide paper copies of the Compliance Certificates required bySections 5.01(b) and5.01(c) to theAdministrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligationto request the delivery or to maintain copies of the documents referred to above, and in any event shall have noresponsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall besolely responsible for requesting delivery to it or maintaining its copies of such documents.The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will makeavailable to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of theBorrower hereunder (collectively, “Borrower Materials ”) by posting the Borrower Materials on the Platform and (b)certain of the Lenders may be “public-side” Lenders (i.e. , Lenders that do not wish to receive material non-publicinformation with respect to Holdings or its securities) (each, a “Public Lender ”). The Borrower hereby agrees that itwill use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed tothe Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC”which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) bymarking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the AdministrativeAgent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing anymaterial non-public information (although it may be sensitive and proprietary) with respect to Holdings or itssecurities for purposes of United States Federal and state securities laws (provided, however, that to the extent suchBorrower Materials constitute Information, they shall be treated as set forth inSection 9.11 ); (y) all BorrowerMaterials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated“Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any BorrowerMaterials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform notdesignated “Public Investor.”Section 5.02Compliance with Laws, etc .. The Loan Parties will, and will cause each of theirSubsidiaries to, comply in all respects with all Applicable Laws, rules, regulations and orders, except where suchnoncompliance, individually or in the aggregate, could not reasonably be expected to have a Material AdverseEffect, such compliance to include, subject to the foregoing (without limitation):(a)the maintenance and preservation of their existence and their qualification as a foreigncorporation, limited liability company or partnership (or comparable foreign qualification, if applicable, inthe case of any other form of legal entity), and(b)the payment, before the same become delinquent, of all taxes, assessments andgovernmental charges imposed upon them or upon their property except as provided in Section 5.14 ..Section 5.03Maintenance of Properties .. Holdings and each of its Subsidiaries will maintain, preserve,protect and keep its material properties and material assets in good repair, working order and condition, and makenecessary and proper repairs, renewals and replacements so that its business carried on in connection therewith maybe properly conducted at all times;provided that nothing in thisSection 5.03 shall prevent Holdings or any suchSubsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in thereasonable commercial judgment of such Person, desirable in the conduct of its business and does not in theaggregate have a Material Adverse Effect.Section 5.04Insurance .. Holdings and each of its Subsidiaries will maintain or cause to be maintainedwith financially sound and responsible insurance companies (a) insurance with respect to their properties material tothe business of Holdings and its Subsidiaries against such casualties and contingencies and of such types and in suchamounts with such deductibles as is customary in the case of similar businesses operating in the same or similarlocations (including, without limitation, (i) physical hazard insurance on an “all risk” basis, (ii) commercial generalliability against claims for bodily injury, death or property damage covering any and all claims, (iii) explosioninsurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption-92-141683210_5 163765871_7 22-31184-1 C1.1 P114 insurance, (v) worker’s compensation insurance as may be required by any Applicable Law, (vi) with respect to eachMortgaged Property, flood insurance in such amount as the Administrative Agent may from time to time require, ifat any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazardarea” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successoragency) and otherwise comply with the Flood Insurance Laws, as amended from time to time and (vii) such otherinsurance against risks as the Administrative Agent may from time to time require) and (b) all insurance required tobe maintained pursuant to the Security Documents, and will, upon request of the Administrative Agent, furnish toeach Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the natureand extent of all insurance maintained by Holdings and its Subsidiaries in accordance with this Section. Each suchinsurance policy shall provide that (i) it may not be cancelled or otherwise terminated without at least thirty (30)days’ (or, in the case of non-payment of premium, ten (10) days’) prior written notice to the Administrative Agent(and to the extent any such policy is cancelled, modified or renewed, the Borrower shall deliver a copy of therenewal or replacement policy (or other evidence thereof) to the Administrative Agent, or insurance certificate withrespect thereto, together with evidence satisfactory to the Administrative Agent of the payment of the premiumtherefor); (ii) the Administrative Agent is permitted to pay any premium therefor within ten (10) days after receipt ofany notice stating that such premium has not been paid when due; (iii) all losses thereunder shall be payablenotwithstanding any act or negligence of Holdings or any of its Subsidiaries or its agents or employees whichotherwise might have resulted in a forfeiture of all or a part of such insurance payments; (iv) to the extent suchinsurance policy constitutes property insurance, all losses payable thereunder in an amount in excess of $1.0 millionshall be payable to the Administrative Agent, as an additional insured and as lender loss payee, pursuant to astandard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to preventcoinsurance liability;provided that the Administrative Agent, as lender loss payee pursuant to the foregoing, shallnot agree to the adjustment of any claim without the consent of the Borrower (such consent not to be unreasonablywithheld or delayed); and (v) with respect to liability insurance, the Administrative Agent shall be named as anadditional insured. Notwithstanding the inclusion in each insurance policy of the provision described in clause (ii)of the immediately preceding sentence, in the event Holdings or any of its Subsidiaries gives the AdministrativeAgent written notice that it does not intend to pay any premium relating to any insurance policy when due, theAdministrative Agent shall not exercise its right to pay such premium so long as such Person delivers to theAdministrative Agent a replacement insurance policy or insurance certificate evidencing that such replacementpolicy or certificate provides the same insurance coverage required under thisSection 5.04 as the policy beingreplaced by such Person with no lapse in such coverage. The Administrative Agent shall within 90 days hereof (orsuch longer period as the Administrative Agent shall agree in its reasonable discretion) receive, evidence of paymentof all insurance premiums for the current policy year of each policy (with appropriate endorsements naming theAdministrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazardinsurance and as additional insured on all policies for liability insurance), and if requested by the AdministrativeAgent, copies of such insurance policies.Section 5.05Books and Records; Visitation Rights .. Holdings and each of its Subsidiaries will keepbooks and records which accurately reflect its business affairs in all material respects and material transactions andpermit the Administrative Agent or its representatives, at reasonable times and intervals and upon reasonable notice,to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and,upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of theBorrower, photocopy extracts from) any of its books or other corporate or partnership records.Section 5.06Environmental Covenant .. Each of the Loan Parties will and will cause each of itsSubsidiaries to:(a)use and operate all of its facilities and properties in compliance with all EnvironmentalLaws except for such noncompliance which, singly or in the aggregate, would not reasonably be expectedto have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliancetherewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws,except for any non-effectiveness or noncompliance that would not reasonably be expected to have aMaterial Adverse Effect;-93-141683210_5 163765871_7 22-31184-1 C1.1 P115

(b)promptly notify the Administrative Agent and provide copies of all written inquiries,claims, complaints or notices from any Person relating to the environmental condition of its facilities andproperties or compliance with or liability under any Environmental Law which could reasonably beexpected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice orcontest in good faith any actions and proceedings relating thereto;(c)in the event of the presence of any Hazardous Material on any Mortgaged Property whichis in violation of any Environmental Law or which could reasonably be expected to have EnvironmentalLiability which violation or Environmental Liability could reasonably be expected to have a MaterialAdverse Effect, the applicable Loan Parties, upon discovery thereof, shall take all necessary steps to initiateand expeditiously complete all response, corrective and other action to mitigate any such adverse effect inaccordance with and to the extent required by applicable Environmental Laws, and shall keep theAdministrative Agent informed of their actions;(d)at the written request of the Administrative Agent or the Requisite Lenders, which requestshall specify in reasonable detail the basis therefor, the Loan Parties will provide, at such Loan Parties’ solecost and expense, an environmental site assessment report concerning any Mortgaged Property now orhereafter owned or, to the extent such assessment can be obtained without violating the applicable lease,leased by such Person, prepared by an environmental consulting firm reasonably acceptable to theAdministrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost ofany Remedial Action in connection with such Hazardous Materials on, at, under or emanating from suchMortgaged Property pursuant to any applicable Environmental Law;provided that such request may bemade only if (i) there has occurred and is continuing an Event of Default or (ii) the Administrative Agent orthe Requisite Lenders reasonably believe that a Loan Party or any such Mortgaged Property is not incompliance with Environmental Law and such noncompliance could reasonably be expected to have aMaterial Adverse Effect, or that circumstances exist that could reasonably be expected to form the basis ofan Environmental Claim against such Person or to result in Environmental Liability, in each case that couldreasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph,the environmental site assessment shall be focused upon the noncompliance or other circumstances asapplicable). If any Loan Party fails to provide the same within 90 days after such request was made, theAdministrative Agent may order the same, and each Loan Party shall grant and hereby grants to theAdministrative Agent and the Requisite Lenders and their agents access to such Mortgaged Property (to theextent, in the case of any leased property, such access can be granted without violating the applicable lease)and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusivelicense, subject to the rights of tenants, to perform such an assessment, all at such Person’s sole cost andexpense; and(e)provide such information and certifications which the Administrative Agent mayreasonably request from time to time to evidence compliance with this Section 5.06 ..Section 5.07Information Regarding Collateral ..(a)Each Loan Party will furnish to the Administrative Agent prompt written notice of any change (i)in such Loan Party’s legal name, (ii) unless such Loan Party is a “registered organization” within the meaning of theUCC, in the location of any Loan Party’s chief executive office, its principal place of business, any office in which itmaintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by itis located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity orcorporate structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or its organizationalidentification number or (v) in any Loan Party’s jurisdiction of organization. Each Loan Party agrees not to effect orpermit any change referred to in the preceding sentence unless (i) it shall have given the Administrative Agent thirty(30) days’ prior written notice (or such shorter notice as may be agreed to by the Administrative Agent) and (ii) allfilings have been made under the UCC or otherwise that are required in order for the Administrative Agent tocontinue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral isdamaged or destroyed.-94-141683210_5 163765871_7 22-31184-1 C1.1 P116

(b)Each year, at the time of delivery of annual financial statements with respect to the precedingFiscal Year pursuant to clause (b) ofSection 5.01 , the Borrower shall deliver to the Administrative Agent acertificate of a Financial Officer and the chief legal officer (or individual having the analogous title) of the Borrower(i) setting forth the information required pursuant to the Schedules to each of the Security Agreement and the PledgeAgreement or confirming that there has been no change in such information since the Closing Date or the date of themost recent Schedule updates delivered pursuant to this Section and (ii) certifying that all UCC financing statements(including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including allrefilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in eachgovernmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to theextent necessary to protect and perfect the security interests under the Security Documents for a period of not lessthan 18 months after the date of such certificate (except as noted therein with respect to any continuation statementsto be filed within such period).Section 5.08Existence; Conduct of Business .. Each Loan Party will, do or cause to be done all thingsnecessary to preserve, renew and keep in full force and effect its and its Material Subsidiaries’ legal existence andthe rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to theconduct of its business except (other than with regard to any such Loan Party’s existence and good standing underthe laws of the jurisdiction of its incorporation or organization, as the case may be) any failure which would notreasonably be expected to result in a Material Adverse Effect;provided that the foregoing shall not prohibit anymerger, consolidation, liquidation or dissolution permitted under Section 6.03 ..Section 5.09Performance of Obligations .. Each Loan Party will and will cause its Subsidiaries toperform all of their respective obligations under the terms of each mortgage, indenture, security agreement, otherdebt instrument and material contract by which they are bound or to which they are a party except for suchnoncompliance as in the aggregate would not have a Material Adverse Effect.Section 5.10Casualty and Condemnation .. Each Loan Party (a) will furnish to the AdministrativeAgent prompt written notice of any casualty or other insured damage to any Collateral in an amount in excess of$10.0 million or the commencement of any action or proceeding for the Taking of any Collateral or any part thereofor interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure thatthe Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise)are collected and applied in accordance with the applicable provisions of this Agreement and the SecurityDocuments.Section 5.11Pledge of Additional Collateral .. Within 30 days (as such date may be extended by theAdministrative Agent in its sole discretion) after the acquisition of assets (other than Excluded Assets (as defined inthe Security Agreement)) of the type that would have constituted Collateral on the Closing Date pursuant to theSecurity Documents (the “Additional Collateral ”), each appropriate Loan Party will take all necessary action,including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic orlocal laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or amending orconfirming the Guaranty Agreement and the Security Documents, to grant to the Administrative Agent for its benefitand the benefit of the Secured Parties a perfected Lien, subject to Permitted Liens in such Collateral pursuant to andto the full extent required by the Security Documents and this Agreement. In the event that any Loan Party acquiresany additional Material Real Property (other than Excluded Assets (as defined in the Security Agreement)), withinninety (90) days of such acquisition (or such later date as agreed to by the Administrative Agent in its solediscretion), the appropriate Loan Party will take such actions and execute and deliver such documents (including,without limitation, a Mortgage and the other related documents listed onSchedule 5.17 hereto) to encumber anysuch Real Property for the benefit of the Secured Parties. All actions taken by the parties in connection with thepledge of Additional Collateral, including, without limitation, the reasonable and documented costs of theAdministrative Agent and counsel for the Administrative Agent, shall be for the account of the Borrower, whichshall pay all sums due promptly following written demand therefor.Section 5.12Further Assurances .. The Loan Parties will execute any and all further documents,financing statements, agreements and instruments, and take all such further actions (including the filing andrecording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of-95-141683210_5 163765871_7 22-31184-1 C1.1 P117 appropriate opinions of counsel), which may be required under any Applicable Law, or which the AdministrativeAgent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the LoanDocuments or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity orpriority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to theAdministrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agentas to the perfection and priority of the Liens created or intended to be created by the Security Documents.Section 5.13Use of Proceeds .. The Borrower covenants and agrees that (a) the proceeds of theRevolving Commitments will be used (x) on the Closing Date, subject to the limitations set forth in,Section 2.01(a)(ii) and (y) after the Closing Date, for working capital and general corporate purposes of Holdings and itsSubsidiaries, including the payment of certain fees and expenses incurred in connection with transactionscontemplated hereby, (b) the proceeds of the Term B-1 Loans will be used on the Amendment No. 2 Effective Dateto refinance the aggregate principal amount of Initial Term Loans outstanding on the Amendment No. 2 EffectiveDate immediately prior to giving effect to Amendment No. 2 and to pay any interest, fees and/or expenses relatedthereto and (c) it will not request any Loan or Letter of Credit, and shall not use, and shall ensure that itsSubsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of anyLoan or Letter of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, orauthorization of the payment or giving of money, or anything else of value, to any Person in violation of anyAnti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transactionof or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in theviolation of any Sanctions applicable to any party hereto.Section 5.14Payment of Taxes and Other Claims .. Each Loan Party and its respective Subsidiaries willpay and discharge all material Taxes imposed upon it or upon its income or profits, or upon any Properties belongingto it, that are due and payable, and all lawful claims which, if unpaid, might become a Lien or charge upon anyProperties of such Loan Party or any of its respective Subsidiaries or cause a failure or forfeiture of title thereto;provided that neither such Loan Party nor any of its respective Subsidiaries shall be required to pay any such Tax orclaim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings havethe effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it hasmaintained adequate reserves with respect thereto in accordance with GAAP;provided ,further , that, with respect toany Taxes that are being contested, any such contest of any Tax with respect to Collateral shall satisfy the ContestedCollateral Lien Conditions.Section 5.15Equal Security for Loans and Notes .. If any Loan Party shall create or assume any Lienupon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless priorwritten consent to the creation or assumption thereof shall have been obtained from the Administrative Agent andthe Requisite Lenders), it shall make or cause to be made effective provisions whereby the Obligations will besecured by such Lien equally and ratably with any and all other assets or Property thereby secured as long as anysuch assets or Property shall be secured;provided that this covenant shall not be construed as consent by theAdministrative Agent and the Requisite Lenders to any violation by any Loan Party of the provisions ofSection 6.02 ..Section 5.16Guarantees .. In the event that any Person becomes a Wholly Owned Domestic Subsidiaryafter the Closing Date (other than an Excluded Subsidiary), the Borrower will promptly notify the AdministrativeAgent of that fact and within thirty (30) days (as such time may be extended by the Administrative Agent in its solediscretion) cause such Wholly Owned Domestic Subsidiary to execute and deliver to the Administrative Agent acounterpart of the Guaranty Agreement and deliver to the Administrative Agent a counterpart of each of the SecurityAgreement and the Pledge Agreement and to take all such further actions and execute all such further documents andinstruments as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create infavor of the Administrative Agent, for the benefit itself and of the Secured Parties, a valid and perfected Lien on allof the Property and assets of such Wholly Owned Domestic Subsidiary described in the applicable forms of theSecurity Documents subject to Permitted Liens.Section 5.17Covenants Regarding Post-Closing Deliveries .. Each applicable Loan Party will executeand deliver the documents and complete the tasks set forth onSchedule 5.17 , in each case within the time limitsspecified on such schedule.-96-141683210_5 163765871_7 22-31184-1 C1.1 P118

Section 5.18Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions ..Holdings will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings,the Borrower and their respective Subsidiaries and their respective directors, officers, employees and agents with allAnti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and (b) at any time that Holdings’common stock is not publicly traded on a national securities exchange, (i) notify the Administrative Agent and eachLender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifiesfor an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of anychange in the information provided in the Beneficial Ownership Certification that would result in a change to the listof beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion tothe definition of “legal entity customer” under the Beneficial Ownership Regulation) and (ii) promptly upon thereasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to suchLender, as the case may be, any information or documentation requested by it for purposes of complying with theBeneficial Ownership Regulation.Section 5.19Lender Calls .. Not later than ten (10) Business Days after the delivery of the financialstatements provided for inSections 5.01(a) and(b) (or such later date as agreed by the Administrative Agent), theBorrower will hold quarterly conference calls for the Lenders to discuss the financial position and results ofoperations of Holdings and its Subsidiaries for the previous Fiscal Quarter; provided that, if Holdings holds aconference call open to the public or analysts or holders of its (or any of its Subsidiaries’ or any of its direct orindirect parent companies’) Equity Interests or Indebtedness to discuss the financial position and results ofoperations of Holdings and its Subsidiaries for the most recently ended Fiscal Quarter for which financial statementshave been delivered pursuant toSections 5.01(a) and(b) above, such conference call (for the avoidance of doubt,including if such conference call only pertains to matters available or distributed to “public side” Lenders) will bedeemed to satisfy the requirements of thisSection 5.19 so long as the Lenders are provided access to suchconference call and the ability to ask questions thereon.Section 5.20Ratings .. The Borrower shall use commercially reasonable efforts to obtain and tomaintain (a) public ratings (but not to obtain a specific rating) from Moody’s and S&P for the Term B-1 Loans and(b) public corporate credit ratings and corporate family ratings (but, in each case, not to obtain a specific rating)from Moody’s and S&P in respect of the Borrower or (at the Borrower’s option) Holdings.Section 5.21CoBank Equity and Security ..(a)So long as CoBank, ACB is a Lender hereunder, the Borrower will acquire equity in CoBank,ACB in such amounts and at such times as CoBank, ACB may require in accordance with CoBank, ACB’s bylawsand capital plan (as each may be amended from time to time), except that the maximum amount of equity that theBorrower may be required to purchase in CoBank, ACB in connection with the Loans made by CoBank, ACB maynot exceed the maximum amount permitted by the bylaws and the capital plan at the time this Agreement is enteredinto. The Borrower acknowledges receipt of a copy of (i) CoBank, ACB’s most recent annual report, and if morerecent, CoBank, ACB’s latest quarterly report, (ii) CoBank, ACB’s Notice to Prospective Stockholders and (iii)CoBank, ACB’s bylaws and capital plan, which describe the nature of all of the Bank Equity Interests acquired inconnection with its patronage loan from CoBank, ACB as well as capitalization requirements, and agrees to bebound by the terms thereof.(b)Each party hereto acknowledges that CoBank, ACB’s bylaws, capital plan and similar documents(as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect tothe Bank Equity Interests and any patronage refunds or other distributions made on account thereof or on account ofthe Borrower’s patronage with CoBank, ACB (y) the Borrower’s eligibility for patronage distributions fromCoBank, ACB (in the form of Bank Equity Interests and cash) and (z) patronage distributions, if any, in the event ofa sale of a participation interest. CoBank, ACB reserves the right to assign or sell participations in all or any part ofits Commitments or outstanding Loans hereunder on a non-patronage basis (and/or to a Lender that pays nopatronage or pays patronage that is lower than the patronage paid by CoBank, ACB) in accordance withSection 9.10. -97-141683210_5 163765871_7 22-31184-1 C1.1 P119

(c)Each party hereto acknowledges that CoBank, ACB has a statutory first lien pursuant to the FarmCredit Act of 1971 (as amended from time to time) on all Bank Equity Interests of CoBank, ACB that the Borrowermay now own or hereafter acquire, which statutory lien shall be for CoBank, ACB’s sole and exclusive benefit. TheBank Equity Interests shall not constitute security for the Obligations due to any other Lender. To the extent that anyof the Loan Documents create a Lien on Bank Equity Interests or on patronage accrued by CoBank, ACB for theaccount of the Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank, ACB’s sole andexclusive benefit and shall not be subject to pro rata sharing hereunder. Neither Bank Equity Interests nor anyaccrued patronage shall be offset against the obligations hereunder except that, in the event of an Event of Default,CoBank, ACB may elect, solely at its discretion, to apply the cash portion of any patronage distribution (includingaccrued but unpaid distributions) or retirement of equity to amounts owed to CoBank, ACB or its affiliates dueunder this Agreement. The Borrower acknowledges that any corresponding tax liability associated with suchapplication is the sole responsibility of the Borrower. CoBank, ACB shall not have an obligation to retire the BankEquity Interests upon any Default, either for application to the Obligations or otherwise.ARTICLE VINEGATIVE COVENANTSUntil the Commitments have expired or terminated and the principal of and interest on each Loan and allFees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Lettersof Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Loan Partiesagrees with the Lenders that:Section 6.01Indebtedness; Certain Equity Securities ..(a)The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly,create, incur or assume (including by way of Guarantee) any Indebtedness, except:(i)Indebtedness incurred and outstanding under the Loan Documents and any PermittedRefinancing thereof;(ii)Indebtedness in respect of the Senior Secured Notes and any Permitted Refinancingthereof;(iii)(x) Indebtedness assumed or incurred in connection with any Permitted Acquisition orsimilar permitted Investment in unlimited amounts if (1) such Indebtedness would otherwise be permitted tobe incurred as, and satisfy the requirements of, clause (2) of Permitted Ratio Debt after giving pro formaeffect to the assumption or incurrence thereof and the use of proceeds thereof or (2) immediately aftergiving pro forma effect to the assumption or incurrence thereof and the use of proceeds thereof but withoutnetting the proceeds thereof, (i) in the case that such Indebtedness is secured by Liens on assets of Holdingsor any of its Subsidiaries, the Consolidated Senior Secured Leverage Ratio shall not exceed theConsolidated Senior Secured Leverage Ratio in effect immediately prior to the making of such PermittedAcquisition or similar Investment (and such Indebtedness) or (ii) in the case that such Indebtedness is notsecured by Liens on assets of Holdings or any of its Subsidiaries, the Total Net Leverage Ratio shall notexceed the Total Net Leverage Ratio in effect immediately prior to the making of such PermittedAcquisition or similar Investment (and such Indebtedness) and (3) in the case that such Indebtedness wasincurred in contemplation of the applicable Permitted Acquisition or similar permitted Investment, suchIndebtedness satisfies the requirements of clauses (3), (4) and (5) of the definition of Permitted Ratio Debt;provided that any Indebtedness assumed or incurred by Subsidiaries that are not Loan Parties pursuant tothis clause (iii), together with any Indebtedness incurred by Subsidiaries that are not Loan Parties pursuanttoSections 6.01(a)(iv) ,6.01(a)(xx) and6.01(a)(xxi) , does not exceed in the aggregate at any timeoutstanding the greater of (1) $250.0 million and (2) 7.5% of Total Assets (determined at the time suchIndebtedness is assumed or incurred) and (y) any Permitted Refinancing thereof;-98-141683210_5 163765871_7 22-31184-1 C1.1 P120

(iv)(A) Indebtedness (I) secured by the Collateral on apari passu basis with the Obligations(“Incremental Equivalent First Lien Debt ”), (II) secured by the Collateral on a junior lien basis with theTerm B-1 Loans and the Revolving Facility (“Incremental Equivalent Junior Lien Debt ”), (III) securedsolely by assets that are not Collateral (“Incremental Equivalent Non-Collateral Debt ”) or (IV) that isunsecured (“Incremental Equivalent Unsecured Debt ” and, together with Incremental Equivalent First LienDebt, Incremental Equivalent Junior Lien Debt and Incremental Equivalent Non-Collateral Debt,“Incremental Equivalent Debt ”), in an aggregate principal amount under this clause (iv), together with theaggregate amount of all Incremental Facilities, not to exceed the Available Incremental Amount (calculatedassuming that all Indebtedness incurred pursuant to this clause (iv) is secured Indebtedness for so long as itis outstanding (whether or not such Indebtedness is in fact so secured));provided that immediately prior toand immediately after giving pro forma effect thereto and to the use of the proceeds thereof (but withoutnetting the proceeds thereof): (1) there exists no Event of Default or Event of Termination; (2) suchIndebtedness shall (x) in the case of Incremental Equivalent First Lien Debt, have a maturity date that isafter the Latest Maturity Date at the time such Indebtedness is incurred and (y) in the case of IncrementalEquivalent Junior Lien Debt, Incremental Equivalent Non-Collateral Debt and Incremental EquivalentUnsecured Debt, have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date atthe time such Indebtedness is incurred;provided that the foregoing requirements of this clause (2) shall notapply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-termIndebtedness into which such customary bridge facility is to be converted or exchanged satisfies therequirements of this clause (2) and such conversion or exchange is subject only to conditions customary forsimilar conversions or exchanges; (3) such Indebtedness shall not have a have a Weighted Average Life toMaturity shorter than the longest remaining Weighted Average Life to Maturity of any then existing trancheof Term Loans;provided ,that the foregoing requirements of this clause (3) shall not apply to the extentsuch Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into whichsuch customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (3)and such conversion or exchange is subject only to conditions customary for similar conversions orexchanges; (4) in the case of Incremental Equivalent Junior Lien Debt, the Other Debt Representative forsuch Indebtedness shall be subject to a Junior Lien Intercreditor Agreement and, in the case of IncrementalEquivalent First Lien Debt, the Other Debt Representative for such Indebtedness shall be subject to a FirstLien Intercreditor Agreement; (5) after giving effect to the incurrence of any Incremental Equivalent Debtand the use of proceeds therefrom, the Borrower would be inpro forma compliance with the FinancialCovenant (whether or not then in effect) as of the most recent date for which financial statements have beendelivered pursuant toSection 5.01 ; (6) in the case of Incremental Equivalent First Lien Debt in the form ofsyndicated term loans, such Indebtedness shall be subject to MFN Protection as if such Indebtedness werean Incremental Term Loan and (7) any Indebtedness assumed or incurred by Subsidiaries that are not LoanParties pursuant to this clause (iv), together with any Indebtedness incurred by Subsidiaries that are notLoan Parties pursuant toSections 6.01(a)(iii) ,6.01(a)(xx) and6.01(a)(xxi) , does not exceed in theaggregate at any time outstanding the greater of (1) $250.0 million and (2) 7.5% of Total Assets(determined at the time such Indebtedness is assumed or incurred) and (B) any Permitted Refinancingthereof;(v)(x) Indebtedness existing on the Closing Date and set forth onSchedule 6.01(a)(v) and(y) any Permitted Refinancing thereof;(vi)Indebtedness owed by Holdings, Borrower or any Subsidiary to Holdings, the Borroweror any Subsidiary as a result of any Investment permitted underSection 6.04(iii) ;provided that suchIndebtedness is represented by a note and is pledged to the Administrative Agent pursuant to, and to theextent required by, the Security Documents;(vii)Guarantees by Holdings, the Borrower or any Subsidiary Loan Party of Indebtedness ofHoldings or any Subsidiary Loan Party, in each case, to the extent such Indebtedness would have beenpermitted to be incurred hereunder directly by such Loan Party and, if such Indebtedness is subordinated inright of payment to the Obligations under the Loan Documents, such Guarantee is as subordinated in rightof payment to the Obligations on the same terms;-99-141683210_5 163765871_7 22-31184-1 C1.1 P121

(viii)Indebtedness arising from the honoring by a bank or other financial institution of a check,draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided thatsuch Indebtedness is extinguished within two Business Days of such Loan Party or such Subsidiaryreceiving notice thereof;(ix) (x) Indebtedness of any Loan Party in an aggregate outstanding principal amount not inexcess of the greater of (A) $200.0 million and (B) 6.0% of Total Assets (determined at the time suchIndebtedness is incurred or issued and (y) any Permitted Refinancing thereof (it is acknowledged andagreed that this clause may be used to incur secured Incremental Facilities pursuant to, and in accordancewith, Section 2.21(g) );(x)[reserved];(xi)(x) Indebtedness incurred to finance the acquisition, construction or improvement of anyassets, including Capital Lease Obligations and any Indebtedness assumed in connection with theacquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, andextensions, renewals and replacements of any such Indebtedness that do not increase the outstandingprincipal amount thereof or result in an earlier maturity date or decreased Weighted Average Life toMaturity thereof;provided that (A) such Indebtedness is incurred prior to or within 180 days after suchacquisition or the completion of such construction or improvement, (B) no Default shall have occurred orbe continuing or would result therefrom, both immediately prior to and immediately after giving effectthereto, and (C) the aggregate outstanding principal amount of Indebtedness permitted by this clause (xi)shall not exceed the greater of (1) $50.0 million and (2) 2% of Total Assets (determined at the time suchIndebtedness is incurred or issued) and (y) any Permitted Refinancing thereof;(xii)Indebtedness under Hedging Agreements entered into in the ordinary course of businessand not for speculative purposes;(xiii)Indebtedness owed to (including obligations in respect of letters of credit for the benefitof) any Person providing worker’s compensation, health, disability or other employee benefits or property,casualty or liability insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnificationobligations to such Person;(xiv)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds,completion guarantees and similar obligations and trade-related letters of credit, in each case provided inthe ordinary course of business, including those incurred to secure health, safety and environmentalobligations in the ordinary course of business;(xv)Indebtedness arising from agreements providing for indemnification, adjustment ofpurchase price or similar obligations, in each case, incurred or assumed in connection with the dispositionof any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Personacquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing suchacquisition;(xvi)obligations arising from or representing deferred compensation to employees ofHoldings, the Borrower or any Subsidiary that constitute or are deemed to be Indebtedness under GAAPand that are incurred in the ordinary course of business;(xvii)[reserved];(xviii)[reserved];(xix)(x) Indebtedness of the Loan Parties assumed in one or more Permitted Acquisitions in anaggregate principal amount not to exceed $25.0 million outstanding at any time to the extent suchIndebtedness was not incurred in connection with or in contemplation of such Permitted Acquisition and (y)-100-141683210_5 163765871_7 22-31184-1 C1.1 P122

any Permitted Refinancing thereof (it is acknowledged and agreed that this clause may be used to incursecured Incremental Facilities pursuant to, and in accordance with, Section 2.21(g) ); and(xx)Permitted Ratio Debt and any Permitted Refinancing thereof;(xxi)(x) Indebtedness of Subsidiaries that are not Loan Parties so long as the aggregate amountof Indebtedness incurred pursuant to thisSection 6.01(a)(xxi) by Subsidiaries that are not Loan Parties,together with any Indebtedness incurred by Subsidiaries that are not Loan Parties pursuant toSections 6.01(a)(iii) ,6.01(c)(iv) and6.01(a)(xx) , does not exceed at any time outstanding the greater of (I) $250.0million and (II) 7.5% of Total Assets (determined at the time such Indebtedness is assumed or incurred) and(y) any Permitted Refinancing thereof;(xxii)Indebtedness incurred by joint ventures in an aggregate amount at any time outstandingthat does not exceed $25.0 million;(xxiii)any Investment Transaction and any Indebtedness incurred pursuant thereto or inconnection therewith and any Permitted Refinancing thereof; and(xxiv)any Indebtedness incurred by Holdings, the Borrower or any Subsidiary arising from anySale and Leaseback Transaction that is permitted underSection 6.06 and any Permitted Refinancing inrespect thereof.(b)The Loan Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly,issue any Preferred Stock or other Equity Interest of such Person that by its terms (or by the terms of any securityinto which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) orotherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or maybecome redeemable or repurchaseable at the option of the holder thereof, in whole or in part including upon theoccurrence of any contingency (unless the terms of such Equity Interests provide that, upon the happening of suchcontingency, no such redemption, repurchase or similar payment with respect to such Equity Interests shall berequired until either all Obligations have been paid in full and there are no outstanding Commitments or suchredemption, repurchase or similar requirement would be permitted by the terms of this Agreement), or (iii) isconvertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests not permitted bythis Section 6.01(b) , in each case, on or prior to the 91st day after the Term Loan Maturity Date. The foregoing shallnot prohibit any Investment Transaction (including, without limitation, the issuance of any Preferred Stock or otherEquity Interest pursuant thereto or in connection therewith or any accrual of interest or payment due on account of orpursuant thereto).Section 6.02Liens .. The Loan Parties will not, and will not permit any of their Subsidiaries to, directlyor indirectly, create, incur or assume any Lien on any Property or asset now owned or hereafter acquired by them,other than the following (herein collectively referred to as “Permitted Liens ”):(i)(a) Liens in favor of the Administrative Agent for the benefit of itself and the otherSecured Parties under the Security Documents, (b) Liens on cash or deposits granted in favor of theSwingline Lender or the Issuing Bank to Cash Collateralize any Defaulting Lender’s participation in Lettersof Credit or Swingline Loans and (c) Liens securing Incremental Equivalent Debt in accordance with theterms of Section 6.01(a)(iv) ;(ii)Liens on assets existing at the time of acquisition thereof by Holdings, the Borrower orany Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, suchacquisition and do not extend to any assets of Holdings, the Borrower or any Subsidiary other than thespecific assets so acquired;(iii)Liens to secure the performance of statutory obligations, surety or appeal bonds orperformance bonds, landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s,attorneys’ or other like liens, in any case incurred in the ordinary course of business and with respect to-101-141683210_5 163765871_7 22-31184-1 C1.1 P123 amounts not overdue by more than 10 days or being contested in good faith by appropriate proceedingspromptly instituted and diligently conducted;provided that (A) a reserve or other appropriate provision, ifany, as is required by GAAP shall have been made therefor, (B) if such Lien is on Collateral and suchamounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied and (C)such Liens relating to statutory obligations, surety or appeal bonds or performance bonds shall only extendto or cover cash and cash equivalents;(iv)Liens existing on the Closing Date and set forth on Schedule 6.02(iv) ;(v)Liens for Taxes, assessments or governmental charges or claims or other like statutoryLiens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowedmoney and (A) that are not yet due and payable or (B) that are being contested in good faith by appropriateproceedings promptly instituted and diligently conducted; provided that (1) any reserve or other appropriateprovision as shall be required in accordance with GAAP shall have been made therefor and (2) if such Lienis on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at alltimes be satisfied;(vi)Liens to secure Indebtedness (including Capital Lease Obligations) of the type describedinSection 6.01(a)(xi) covering only the assets acquired, financed, refinanced or improved with suchIndebtedness;(vii)Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens ofthe type described in clause (ii) of thisSection 6.02 ;provided that any such Lien shall not extend to orcover any assets not securing the Indebtedness so refinanced;(viii)(A) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants,conditions or other restrictions on the use of real property or other minor irregularities in title (includingleasehold title) that do not (1) secure Indebtedness or (2) individually or in the aggregate materially impairthe value or marketability of the real property affected thereby or the occupation, use and enjoyment in theordinary course of business of Holdings or any Subsidiary at such real property and (B) with respect toleasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created,assumed or permitted to exist and arising by, through or under a landlord or owner of such leased propertyencumbering the landlord’s or owner’s interest in such leased property;(ix)Liens in the form of pledges or deposits securing bids, tenders, contracts (other thancontracts for the payment of money) or leases to which Holdings or any of its Subsidiaries is a party, ineach case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) beingcontested in good faith by appropriate proceedings promptly instituted and diligently conducted;providedthat (1) a reserve or other appropriate provision, if any, as is required by GAAP shall have been madetherefor, (2) if such Lien is on Collateral and such amounts are being contested, the Contested CollateralLien Conditions shall at all times be satisfied and (3) such Liens shall in no event encumber any Collateralother than cash and cash equivalents;(x)Liens resulting from operation of law with respect to any judgments, awards or orders tothe extent that such judgments, awards or orders do not cause or constitute a Default under this Agreement;provided that if any such Liens are on Collateral and such amounts are being contested, the ContestedCollateral Lien Conditions shall at all times be satisfied;(xi)Liens in the form of licenses, leases or subleases granted or created by Holdings, theBorrower or any of its Subsidiaries, which licenses, leases or subleases do not interfere, individually or inthe aggregate, in any material respect with the business of Holdings, the Borrower or such Subsidiary orindividually or in the aggregate materially impair the use (for its intended purpose) or the value of theproperty subject thereto;provided that any such Lien shall not extend to or cover any assets of any Personthat is not the subject of any such license, lease or sublease;-102-141683210_5 163765871_7 22-31184-1 C1.1 P124

(xii)Liens on fixtures or personal property held by or granted to landlords pursuant to leasesto the extent that such Liens are not yet due and payable;(xiii)[reserved];(xiv)CoBank’s statutory Lien on the Borrower’s Bank Equity Interests;(xv)Liens of a collecting bank arising in the ordinary course of business under Section 4-210of the Commercial Code in effect in the relevant jurisdiction and Liens of any depository bank inconnection with statutory, common law and contractual rights of setoff and recompense of any depositaccount of Holdings and its Subsidiaries;(xvi)Liens securing Indebtedness incurred in connection with any Permitted Acquisition orsimilar permitted Investment pursuant toSection 6.01(a)(iii) which such Indebtedness is incurred inreliance on a Consolidated Senior Secured Leverage Ratio test underSection 6.01(a)(iii) ;provided thatwith respect to any such Liens on Collateral that arepari passu with the Liens securing the Obligations, theapplicable Other Debt Representative for such Indebtedness shall be subject to a First Lien IntercreditorAgreement and, in the case of any such Liens on Collateral that are junior to the Liens securing theObligations, the applicable Other Debt Representative for such Indebtedness shall be subject to a JuniorLien Intercreditor Agreement;(xvii)to the extent constituting a Lien, Liens arising from precautionary UCC financingstatement or similar filings by operating lease lessors;(xviii)Liens on the assets of Subsidiaries that are not Loan Parties;provided, that such Lienssecure obligations of such Subsidiaries that are permitted hereunder;(xix)Liens on assets that do not constitute Collateral;provided, that such Liens secureobligations that are permitted hereunder;(xx)Liens on the Collateral;provided that (i) immediately after giving pro forma effect to theincurrence or assumption thereof (and the other transactions consummated concurrently therewith) theConsolidated Senior Secured Leverage Ratio calculated on a pro forma basis is no greater than 3.70 to 1.00calculated on a pro forma basis and (ii) in the case of any such Liens on Collateral that arepari passu withthe Liens securing the Obligations, the applicable Other Debt Representative for such Indebtedness shall besubject to a First Lien Intercreditor Agreement and, in the case of any such Liens on Collateral that arejunior to the Liens securing the Obligations, the applicable Other Debt Representative for suchIndebtedness shall be subject to a Junior Lien Intercreditor Agreement;(xxi)Liens securing obligations under the Senior Secured Notes Indenture and the other SeniorSecured Notes Documents incurred pursuant toSection 6.01(a)(ii) ; provided that the collateral agent underthe Senior Secured Notes Documents (or other applicable representative thereof on behalf of the holders ofsuch Indebtedness) shall have entered into with the Administrative Agent the First Lien IntercreditorAgreement;(xxii)other Liens securing Indebtedness in an aggregate amount at any time outstanding not toexceed the greater of (I) $200.0 million and (II) 6.0% of Total Assets (determined at the time such Lien isincurred or assumed);(xxiii)Liens to secure any Indebtedness issued or incurred as a Permitted Refinancing of anyIndebtedness secured by any Lien permitted by thisSection 6.02 ; provided that such Liens do not extend toany property or assets other than the property or assets that secure the Indebtedness being refinanced; and(xxiv)Liens securing obligations in respect of Sale and Leaseback Transactions; provided, thatsuch Liens do not apply to any property or assets of Holdings or any Subsidiary other than the property or-103-141683210_5 163765871_7 22-31184-1 C1.1 P125 assets sold in the applicable Sale and Leaseback Transaction, and accessions and additions thereto,proceeds and products thereof, customary security deposits and related property.With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the timeof the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of suchIndebtedness. The “Increased Amount ” of any Indebtedness shall mean any increase in the amount of suchIndebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of originalissue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form ofcommon stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock ofthe same class, accretion of original issue discount or liquidation preference and increases in the amount ofIndebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases.Section 6.03Fundamental Changes; Line of Business ..(a)The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly,merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them,or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shallhave occurred and be continuing, (i) any Wholly Owned Subsidiary may merge into the Borrower or Holdings in atransaction in which the Borrower or Holdings, as applicable, is the surviving entity, (ii) any Wholly OwnedSubsidiary may merge with or into any Wholly Owned Subsidiary in a transaction in which the surviving entity is aWholly Owned Subsidiary (and if any party to such merger is a Subsidiary Loan Party, the surviving entity is aSubsidiary Loan Party), and (iii) any Subsidiary may merge with or into an entity in a Permitted Acquisition in atransaction in which the surviving entity is (A) a Loan Party or (B) a Wholly Owned Subsidiary of the Borrowerwhich shall become a Loan Party in accordance withSections 5.11 ,5.12 and5.16 (to the extent required thereby);provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary orreasonably requested by the Administrative Agent to expressly assume the obligations of each non-surviving entityunder each of the Loan Documents and to maintain the perfection of or perfect, as the case may be, protect andpreserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents andotherwise comply with the provisions ofSections 5.11 and5.12 , in each case, on the terms set forth therein and tothe extent applicable.(b)Notwithstanding the foregoing, (x) any Subsidiary of Holdings may Dispose of any or all of itsassets (upon voluntary liquidation or dissolution or otherwise) to Holdings, the Borrower or a Subsidiary Loan Party;provided that in connection with the foregoing (1) the appropriate Loan Parties shall take all actions necessary orreasonably requested by the Administrative Agent to maintain the perfection of or perfect, as the case may be,protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the SecurityDocuments and otherwise comply with the provisions ofSections 5.11 and5.12 , in each case, on the terms set forththerein and to the extent applicable and (2) such Dispositions shall not be for more than the Fair Market Value of theassets being Disposed of and (y) any Subsidiary which is not a Subsidiary Loan Party may dispose of assets to anyother Subsidiary which is not a Subsidiary Loan Party.(c)Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage inany business other than businesses of the type conducted by Holdings and its Subsidiaries on the date of thisAgreement and businesses reasonably related thereto and extensions thereof and other businesses specified onSchedule 6.03(c) ..(d)[Reserved].(e)Notwithstanding anything to the contrary herein, thisSection 6.03 shall not prohibit the LoanParties and their Subsidiaries from making or disposing of any Investment permitted under Section 6.04 ..(f)Notwithstanding anything to the contrary herein, thisSection 6.03 shall not prohibit any (i)Investment Transaction or (ii) any Investment not prohibited bySection 6.04 or any disposition not prohibited bySection 6.05 (as determined without giving effect to clause (e) thereof) or Section 6.06 ..-104-141683210_5 163765871_7 22-31184-1 C1.1 P126

Section 6.04Investments, Loans, Advances, Guarantees and Acquisitions .. The Loan Parties will notand will permit any of their Subsidiaries to, directly or indirectly, purchase or acquire (including pursuant to anymerger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests in orevidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of theforegoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any otherinterest in, any other Person, or make upfront payments or provide other credit support for any Person or purchase orotherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting abusiness unit (each of the foregoing, an “Investment ” and collectively, “Investments ”), except:(i)Cash Equivalents;(ii)Investments existing on the Closing Date (or in respect of which a binding commitment tomake such investment existed on the Closing Date of this Agreement) and set forth on Schedule 6.04(ii) ;(iii)Investments (x) by Loan Parties or any of their Subsidiaries in Subsidiary Loan Parties,the Borrower or Holdings, (y) by Subsidiaries that are not Loan Parties in other Subsidiaries that are notLoan Parties and (z) by Loan Parties in Subsidiaries that are not Loan Parties;provided, that in the case ofthis clause (z) the amount of such Investments at any time outstanding shall not exceed $150.0 million;provided,further, that any Investment held by a Loan Party pursuant to this clause (iii) shall be pledgedpursuant to, and to the extent required by, the Security Documents;(iv)Investments constituting Indebtedness permitted by Sections 6.01(a)(xii) ;(v)Guarantees constituting Indebtedness permitted by Section 6.01(a)(vii) ;(vi)Investments received in connection with the bankruptcy or reorganization of, orsettlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinarycourse of business;(vii)loans and advances to employees of Holdings and its Subsidiaries in the ordinary courseof business or consistent with past practice (including, without limitation, for travel, entertainment andrelocation expenses) not to exceed $5.0 million in the aggregate at any time outstanding;(viii)so long as no Default shall have occurred or be continuing or would result therefrom,both immediately prior to and immediately after giving effect thereto, other Investments having anaggregate Fair Market Value (at the time made and without giving effect to subsequent changes in value),taken together with all other loans, advances or investments made pursuant to this clause (viii) thenoutstanding that is not in excess of the greater of (A) $150.0 million and (B) 4.5% of Total Assets;(ix)Investments received in connection with Dispositions permitted underSection 6.03(b) and Section 6.05 ;(x)accounts receivable of a Loan Party or any Subsidiary established in the ordinary courseof business;(xi)Investments out of Available Proceeds;(xii)Permitted Acquisitions;(xiii)Investments in Bank Equity Interests;(xiv)Investments in an amount not to exceed the Cumulative Credit at the time any suchInvestment is made;(xv)Investments resulting from Restricted Payments permitted by Section 6.07 ; and-105-141683210_5 163765871_7 22-31184-1 C1.1 P127

(xvi)Investments in joint ventures and Unrestricted Subsidiaries having an aggregate FairMarket Value (at the time made and without giving effect to subsequent changes in value), when takentogether with all other Investments made pursuant to this clause (xvi) since the Closing Date, not to exceed(x) $50.0 million plus (y) an amount equal to any returns (including dividends, interest, distributions,returns of principal, profits on sale, repayments, income and similar amounts) actually received in respectof any such Investment (with the Fair Market Value of each Investment being measured at the time madeand without giving effect to subsequent changes in value or to the sale of an Unrestricted Subsidiary to theextent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds areconverted to Cash Equivalents)); and(xvii)any Investment Transaction and any Investments made pursuant thereto or in connectiontherewith;provided that notwithstanding anything to the contrary herein none of Holdings, the Borrower or any Subsidiary maymake any Investment in an Unrestricted Subsidiary in the form of intellectual property that is material to Holdingsand its Subsidiaries, taken as a whole.Section 6.05Asset Sales .. The Loan Parties will not, and will not permit any of their Subsidiaries to,directly or indirectly, sell, transfer or otherwise dispose of any asset, including any Equity Interest owned by them,nor will Holdings permit any of its Subsidiaries to, directly or indirectly, issue any additional Equity Interest in suchSubsidiary, except:(a)sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipmentand other property in the ordinary course of business;(b)sales, transfers and dispositions to Holdings, the Borrower or any Subsidiary Loan Party;provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessaryor reasonably requested by the Administrative Agent to maintain the perfection of or perfect, as the casemay be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to theSecurity Documents and otherwise comply with the provisions ofSections 5.11 and5.12 , in each case, onthe terms set forth therein and to the extent applicable;(c)the lease or sublease of Real Property in the ordinary course of business and notconstituting a Sale and Leaseback Transaction;(d)sales of Cash Equivalents on ordinary business terms;(e)Liens permitted bySection 6.02 , Investments permitted underSection 6.04 andtransactions permitted by Section 6.03 ;(f)sales of accounts receivable of a Loan Party that are past due in the ordinary course ofbusiness;(g)licensing and cross-licensing arrangements involving any technology or other intellectualproperty of a Loan Party or a Subsidiary which does not materially restrict the ability of such Loan Party orSubsidiary to use the technology or other intellectual property so licensed;(h)Dispositions of property;provided that (1) at the time of such Disposition, no Defaultshall exist or would result from such Disposition, (2) such Disposition is for Fair Market Value, (3) withrespect to any individual Disposition pursuant to this clause (h) for a purchase price in excess of $5.0million, or Dispositions pursuant to this clause (h) with an aggregate purchase price in excess of $25.0million, Holdings, the Borrower or the applicable Subsidiary shall receive not less than 75% of suchconsideration in the form of cash or Cash Equivalents;provided, that for the purposes of this clause (h)(3),the following shall be deemed to be cash: (A) any liabilities (as shown on Holdings’, the Borrower’s or theapplicable Subsidiary’s, as applicable, most recent balance sheet provided hereunder or in the footnotes-106-141683210_5 163765871_7 22-31184-1 C1.1 P128 thereto) of Holdings, the Borrower or such Subsidiary, other than liabilities that are by their termssubordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect tothe applicable Disposition and for which Holdings, the Borrower and all of its Subsidiaries shall have beenvalidly released by all applicable creditors in writing, (B) any securities received by Holdings, the Borroweror the applicable Subsidiary from such transferee that are converted by Holdings, the Borrower or suchSubsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within180 days following the closing of the applicable Disposition, and (C) any Designated Non-CashConsideration received by Holdings, the Borrower or any of its Subsidiaries in such Disposition having anaggregate Fair Market Value (determined as of the closing of the applicable Disposition for which suchDesignated Non-Cash Consideration is received), taken together with all other Designated Non-CashConsideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greaterof $100.0 million and 3% of Total Assets (with the Fair Market Value of each item of DesignatedNon-Cash Consideration being measured at the time received and without giving effect to subsequentchanges in value) and (4) the Net Proceeds thereof are applied in accordance with Section 2.5(c)(ii) ;(i)Permitted Asset Swaps;(j)sales, transfers or dispositions by any Subsidiary that is not a Loan Party to any otherSubsidiary that is not a Loan Party; and(k)any Investment Transaction and any Disposition made pursuant thereto or in connectiontherewith;provided that notwithstanding anything to the contrary herein none of Holdings, the Borrower or any Subsidiaryshall contribute or Dispose of to any Unrestricted Subsidiary any intellectual property that is material to Holdingsand its Subsidiaries, taken as a whole.Section 6.06Sale and Leaseback Transactions .. The Loan Parties will not, and will not permit any oftheir Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sellor transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired,and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purposeor purposes as the Property sold or transferred (a “Sale and Leaseback Transaction ”) except for (i) the sale ortransfer of such Property that is permitted bySection 6.05 and (ii) Lien arising in connection with the use of suchProperty by any Loan Party or a Subsidiary is permitted by Section 6.02 ..Section 6.07Restricted Payments .. The Loan Parties will not, and will not permit any of theirSubsidiaries to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except:(i)Subsidiaries of Holdings may declare and pay dividends to Holdings, the Borrower oranother Subsidiary ratably with respect to their Equity Interests or additional shares of the same class ofshares as the dividend being paid;(ii)Holdings may pay dividends consisting solely of shares of its common stock or additionalshares of the same class of shares as the dividend being paid;(iii)Holdings may make Restricted Payments in an amount not to exceed the CumulativeCredit at the time of the making of such Restricted Payment, in each case so long as (x) no Event of Defaultshall have occurred and be continuing and (y) the Total Net Leverage Ratio of Holdings and its Subsidiarieson a pro forma basis after giving effect to such Restricted Payment is not greater than 4.50 to 1.00;(iv)so long as no Default shall have occurred and is continuing or would result therefrom, anyLoan Party may purchase or redeem Equity Interests of Holdings (including related stock appreciationrights or similar securities), the Borrower or any of their Subsidiaries held by then present or formerdirectors, consultants, officers or employees of Holdings, the Borrower or any of their Subsidiaries pursuantto the terms of any employee equity subscription agreement, stock option agreement or similar agreement;-107-141683210_5 163765871_7 22-31184-1 C1.1 P129 provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired EquityInterests in any Fiscal Year pursuant to this clause (iv) will not exceed $3.0 million, with unused amounts inany Fiscal Year being carried over to succeeding fiscal years subject to a maximum of $4.0 million in anyFiscal Year;(v)noncash repurchases of Equity Interests (A) deemed to occur upon exercise of stockoptions if such Equity Interests represent a portion of the exercise price of such options or (B) for paymentof withholding Taxes upon vesting of any such Equity Interests consisting of restricted shares orperformance shares;(vi)the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinatedto the Obligations with the net cash proceeds from a substantially concurrent Incurrence (other than toHoldings or to a Subsidiary thereof) of Permitted Refinancing;(vii)the repurchase of any Subordinated Debt at a purchase price provided therein in the eventof an Asset Sale;provided that, in each case, prior to the repurchase, the Borrower has complied with andapplied the proceeds of such asset sale in accordance with Section 2.05(c)(ii) hereof;(viii)the declaration and payment of dividends or making of distributions to, or the making ofloans to, any direct or indirect parent entity of Holdings in amounts required for any direct or indirectparent entity to pay, in each case without duplication: (a) franchise taxes, and other fees and relatedexpenses, required to maintain their corporate existence; and (b) for any taxable period, for which Holdingsand/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group forU.S. federal and/or applicable state and local tax purposes of which a direct or indirect parent entity ofHoldings is the common parent (a “Tax Group ”), the portion of any U.S. federal, state, and local incomeTaxes of such Tax Group that are attributable to the taxable income of Holdings and its applicableSubsidiaries and, to the extent of amounts actually received from any of Holdings’ UnrestrictedSubsidiaries for such purposes, that are attributable to the taxable income of such Unrestricted Subsidiariesof Holdings;provided that in each case, the aggregate amount of such payments with respect to any taxableperiod does not exceed the amount of such Taxes that Holdings and/or its applicable Subsidiaries and/orUnrestricted Subsidiaries (as applicable) would have paid for such taxable period had Holdings and/or itsapplicable Subsidiaries been a stand-alone taxpayer (or a stand-alone group) for all applicable taxableperiods;(ix)Holdings may make Restricted Payments from Available Proceeds so long as no Event ofDefault shall have occurred and be continuing;(x)Holdings may make distributions to any direct or indirect parent entity to pay fees andexpenses required to maintain its existence, and bonus and other benefits payable to their officers andemployees, expenses of members of the board of directors and other general corporate administrative andoverhead expenses actually incurred in the ordinary course of business by such parent entity;(xi)other Restricted Payments in an aggregate amount not to exceed $100.0 million; and(xii)any Investment Transaction and any Restricted Payment made pursuant thereto or inconnection therewith (including, for the avoidance of doubt, the accrual of additional principal under theSubordinated Notes in lieu of the payment of interest in cash thereupon and the accrual of dividends andother amounts under the Series A preferred stock issued in connection therewith).Notwithstanding anything herein to the contrary, the foregoing provisions ofSection 6.07 will not prohibitthe payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or otherpayment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date ofdeclaration or the giving of such notice such payment would have complied with the provisions of this Agreement.-108-141683210_5 163765871_7 22-31184-1 C1.1 P130

Section 6.08Transactions with Affiliates .. The Loan Parties will not, and will not permit any of theirSubsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease orotherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of theirAffiliatesinvolving aggregate payments orFair Market Value in respect of each such transaction or series of relatedtransactions in excess of $25,000,000, unless such transactions are in the ordinary course of such Loan Party’s orsuch Subsidiary’s business and are at prices and on terms and conditions not less favorable to the Loan Party or suchSubsidiary than could be obtained on an arm’s-length basis from unrelated third parties, except:(i)transactions between or among Holdings, the Borrower and/or any one or more of theirrespective Subsidiaries;(ii)any Restricted Payment permitted bySection 6.07 and any transaction permitted bySection 6.03 ;(iii)fees and compensation, benefits and incentive arrangements paid or provided to, and anyindemnity provided on behalf of, officers, directors or employees of Holdings or any of its Subsidiaries asdetermined in good faith by the board of directors of Holdings;(iv)loans and advances to employees of Holdings or any of its Subsidiaries permitted bySection 6.04(vii) ;(v)transactions pursuant to the agreements set forth onSchedule 6.08(v) as such agreementsare in effect on the Closing Date and as amended in accordance with Section 6.10 ;(vi)in the case of any joint venture in which Holdings or any Subsidiary has an interest, solong as the other party or parties to the joint venture which are not Affiliates of Holdings or any Subsidiaryown at least 50% of the equity of such joint venture, transactions between such joint venture and Holdingsor any Subsidiary that are at prices and on terms and conditions not less favorable to Holdings or anySubsidiary than could be obtained on an arm’s length basis from unrelated third parties; and(vii)any Investment Transaction and the performance of all obligations and agreementsthereunder or entered into in connection therewith, including, without limitation, the payment of all fees,expenses, bonuses and awards related to or contemplated by the Investment Transactions.Section 6.09Restrictive Agreements .. The Loan Parties will not, and will not permit any Subsidiary to,directly or indirectly, enter into or incur any agreement that prohibits, restricts or imposes any condition upon (a) theability of any Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property orassets to secure the Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions withrespect to any of its Equity Interests or to make or repay loans or advances to Holdings or any other Subsidiary toGuarantee Indebtedness of the Borrower or any other Subsidiary Loan Party under the Loan Documents or totransfer property to Holdings or any of its Subsidiaries; provided that the foregoing shall not apply to:(i)conditions imposed by law (including orders of State PUCs) or by any Loan Document;(ii)solely in the case of clause (a), assets encumbered by Permitted Liens as long as suchrestriction applies only to the asset encumbered by such Permitted Lien;(iii)restrictions and conditions existing on the Closing Date not otherwise excepted from thisSection 6.09 identified onSchedule 6.09(iii) (but shall not apply to any amendment or modificationexpanding the scope of any such restriction or condition);(iv)limitations in any Indebtedness permitted to be incurred pursuant toSection 6.01 or anyagreements relating to the Investment Transactions;(v)any agreement in effect at the time any Person becomes a Subsidiary of Holdings;provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;-109-141683210_5 163765871_7 22-31184-1 C1.1 P131

(vi)customary restrictions and conditions contained in agreements relating to the sale ofassets pending such sale;provided such restrictions and conditions apply only to the assets to be sold andsuch sale is permitted hereunder; and(vii)solely in the case of clause (a), customary provisions in leases and contracts in theordinary course of business between and among Holdings and its Subsidiaries and their customers and othercontracts restricting the assignment thereof.Section 6.10Amendments or Waivers of Certain Documents ..(a)The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, amend orotherwise change (or waive) the terms of any Organic Document in a manner that is materially adverse to theLenders.(b)Holdings and the Borrower will not amend, modify or grant a waiver under the InvestmentAgreement that is materially adverse to the Lenders solely with respect to (i) the amount of, or conditions to making,the Second Purchase Price Payment (as defined in the Investment Agreement), (ii) the form or terms of theSubordinated Notes, (iii) the form or terms of the Series A Preferred Stock (as defined in the Investment Agreement)or (iv) any other condition to consummating the Second Closing (as defined in the Investment Agreement); providedthat (x) thisSection 6.10(b) shall not apply following consummation of the Second Closing (as defined in theInvestment Agreement) and (y) neither the Lenders nor the Administrative Agent shall have any rights with respectto thisSection 6.10(b) for any past breaches of thisSection 6.10(b) on or after the date that is 60 days after theSecond Closing (as defined in the Investment Agreement) and (z) in no event shall thisSection 6.10(b) restrictHoldings or the Borrower from filling in blanks and brackets and similar items in forms of documents appended tothe Investment Agreement in a manner agreed by the parties thereto.-110-141683210_5 163765871_7 22-31184-1 C1.1 P132

Section 6.11Consolidated First Lien Leverage Ratio .. With respect to the Revolving Commitmentsonly, the Borrower will not permit the Consolidated First Lien Leverage Ratio as of the last day of any FiscalQuarter (beginning with the end of the first full Fiscal Quarter ending after the Closing Date), solely to the extentthat on such date the Testing Threshold is met, to exceed (a) 5.85 to 1.00 prior the Amendment No. 3 Effective Date, (b) 6.35 to 1.00 from and including the Amendment No. 3 Effective Date to and including June 30, 2025 and (c) 5.85 to 1.00 thereafter. With respect to the Revolving Commitments only, in consideration of, and as a condition to, the modifications and amendments set forth in Amendment No. 3, including without limitation, the extension of the Revolving Maturity Date and the modifications to this Section 6.11 contained therein, the Borrower on behalf of itself, the other Loan Parties and their respective subsidiaries (including any Unrestricted Subsidiaries) covenants and agrees that (i) any Disposition by any Unrestricted Subsidiary after the Amendment No. 3 Effective Date (other than sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business) shall, with respect to any such Disposition for a purchase price in excess of $1.0 million, be for Fair Market Value and with respect to any such individual Disposition for a purchase price in excess of $5.0 million, or such Dispositions with an aggregate purchase price in excess of $25.0 million, the applicable Unrestricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents, (ii) with respect to any Disposition by an Unrestricted Subsidiary after the Amendment No. 3 Effective Date (other than sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business), such Unrestricted Subsidiary shall promptly but in no event later than ten (10) Business Days (or such later date as may be agreed to by the Administrative Agent) after the actual receipt by such Unrestricted Subsidiary of any cash proceeds in respect of such Disposition, including any cash subsequently received in respect of any non-cash proceeds, distributes to the Borrower or another Loan Party (other than Holdings) an amount equal to such proceeds net of (A) all reasonable fees and out-of-pocket expenses paid by the Unrestricted Subsidiaries to third parties in respect of such event and (B) the amount of all taxes paid (or reasonably estimated to be payable) by the Unrestricted Subsidiaries in respect of such event and (iii) it shall not and shall not permit Holdings or any of its Subsidiaries to make any (A) Restricted Payment in cash in respect of Preferred Stock prior to the latest Revolving Maturity Date or (B) any Restricted Payment under clause (iii) of Section 6.07, unless, in each case of subclause (A) or subclause (B) of this clause (iii), in addition to any requirements in this Agreement and the other Loan Documents, the Total Net Leverage Ratio of Holdings and its Subsidiaries on a pro forma basis after giving effect to such Restricted Payment is not greater than 4.00 to 1.00 (it being acknowledged and agreed that all of the defined terms and section cross references in this sentence shall have the meanings, or refer to the sections, set forth in this Agreement on the Amendment No. 3 Effective Date, unless otherwise agreed to in writing by the Requisite Revolving Lenders) .. ARTICLE VIIEVENTS OF DEFAULTSection 7.01Listing of Events of Default .. Each of the following events or occurrences described inthisSection 7.01 shall constitute (i) an “Event of Default ”, if any Loans, LC Disbursements or Letters of Credit areoutstanding, and (ii) an “Event of Termination ”, if no Loans, LC Disbursements or Letters of Credit are outstanding:(a)The Borrower shall default (i) in the payment when due of any principal of any Loan orany reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of anyinterest on any Loan (and such default shall continue unremedied for a period of five Business Days), or(iii) in the payment when due of any Fee described inSection 2.10 or of any other previously invoicedamount (other than an amount described in clauses (i) and (ii)) payable under this Agreement or any otherLoan Document (and such default shall continue unremedied for a period of five Business Days).(b)Any representation or warranty of any Loan Party made or deemed to be made hereunderor in any other Loan Document or any other writing or certificate furnished by or on behalf of any LoanParty to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection withthis Agreement or any such other Loan Document is or shall be incorrect in any material respect (or, ifqualified by materiality or reference to Material Adverse Effect, in all respects) when made or deemedmade.-111-141683210_5 163765871_7 22-31184-1 C1.1 P133

(c)The Borrower shall default in the due performance and observance of any of itsobligations under clause (f), (g), (i) or (k) ofSection 5.01 or any Loan Party or any of their Subsidiariesshall fail to comply with clause (a) ofSection 5.02 ,Section 5.17 orArticle VI ;provided, thatnotwithstanding this clause (c), no breach or default by the Borrower underSection 6.11 will constitute anEvent of Default with respect to any Term Loans or Credit Agreement Refinancing Indebtedness (unlessconsisting of revolving credit facilities) unless and until the Requisite Revolving Lenders have acceleratedthe Revolving Loans, terminated the Revolving Commitments and demanded repayment of, or otherwiseaccelerated, the Indebtedness or other obligations in respect of the Revolving Commitments; it beingunderstood and agreed that any breach of Section 6.11 is subject to cure as provided in Section 7.02 ..(d)Any Loan Party shall default in the due performance and observance of any agreement(other than those specified in paragraphs (a) through (c) above) contained herein or in any other LoanDocument, and such default shall continue unremedied for a period of 30 days after the date written noticeof such default is delivered by the Administrative Agent to the Borrower or by any Loan Party to theAdministrative Agent pursuant to Section 5.01(f) ..(e)A default shall occur (i) in the payment when due (subject to any applicable graceperiod), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance orobservance of any obligation or condition with respect to any Material Indebtedness if the effect of suchdefault referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or thatenables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders ofany such Material Indebtedness or any trustee or agent on its or their behalf to cause any such MaterialIndebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof,prior to its scheduled maturity.(f)Any judgment or order (or combination of judgments and orders) for the payment ofmoney equal to or in excess of $50.0 million individually or in the aggregate shall be rendered againstHoldings or any of its Subsidiaries (or any combination thereof) and(i)enforcement proceedings shall have been commenced by any creditor upon suchjudgment or order and not stayed;(ii)such judgment has not been stayed, vacated or discharged within 60 days ofentry; or(iii)there shall be any period (after any applicable statutory grace period) of 10consecutive days during which a stay of enforcement of such judgment or order, by reason of apending appeal or otherwise, shall not be in effect and such judgment is not fully insured againstby a policy or policies of insurance (with reasonable or standard deductible provisions) issued byan insurer other than an Affiliate of the Borrower.(g)Any of the following events shall occur:(i)the taking of any specific actions by a Loan Party, any ERISA Affiliate or anyother Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or anyERISA Affiliate could expect to incur a liability or obligation to such Pension Plan which couldreasonably be expected to have a Material Adverse Effect; or(ii)an ERISA Event, or termination, withdrawal or noncompliance with ApplicableLaw or plan terms with respect to Foreign Plans, shall have occurred that gives rise to a Lien onthe assets of any Loan Party or a Subsidiary or, when taken together with all other ERISA Eventsand terminations, withdrawals and noncompliance with respect to Foreign Plans that haveoccurred, could reasonably be expected to have a Material Adverse Effect.(h)Any Change in Control shall occur.-112-141683210_5 163765871_7 22-31184-1 C1.1 P134

(i)Any Loan Party or any of their Subsidiaries shall:(i)apply for, consent to, or acquiesce in the appointment of a trustee, receiver,sequestrator or other custodian for any Loan Party or any of such Subsidiaries or substantially allof the property of any thereof, or make a general assignment for the benefit of creditors;(ii)in the absence of such application, consent or acquiescence, permit or suffer toexist the appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party orany of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee,receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, providedthat each Loan Party and each such Subsidiary hereby expressly authorizes the AdministrativeAgent and each Lender to appear in any court conducting any relevant proceeding during such60-day period to preserve, protect and defend their rights under the Loan Documents;(iii)permit or suffer to exist the commencement of any bankruptcy, reorganization,debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or anydissolution, winding up or liquidation proceeding (except to the extent permitted bySection 6.03(b) ), in respect of any Loan Party or any such Subsidiary and, if any such case or proceedingis not commenced by such Loan Party or such Subsidiary, such case or proceeding shall beconsented to or acquiesced in by such Loan Party or such Subsidiary or shall result in the entry ofan order for relief or shall remain for 60 days undismissed and unstayed;provided that each LoanParty and each such Subsidiary hereby expressly authorizes the Administrative Agent and eachLender to appear in any court conducting any such case or proceeding during such 60-day periodto preserve, protect and defend their rights under the Loan Documents; or(iv)take any corporate or partnership action (or comparable action, in the case ofany other form of legal entity) authorizing, or in furtherance of, any of the foregoing.(j)The obligations of Holdings or any Subsidiary Loan Party under the GuarantyAgreement, as applicable, shall cease to be in full force and effect or any such Loan Party shall repudiate itsobligations thereunder.(k)Any security interest or other Lien created by any Security Document with respect to amaterial portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or anyother Loan Party not to be, a valid and perfected security interest or Lien, respectively, (having the priorityrequired by this Agreement or the relevant Security Document) in the securities, assets or propertiescovered thereby, except to the extent that any such loss of perfection or priority results from the failure ofthe Administrative Agent to maintain possession of certificates actually delivered to it representingsecurities pledged under the Security Documents or to file UCC continuation statements and except withrespect to any real property to the extent that such loss with respect to such real property is covered by alender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit ofsuch insurer.Section 7.02Right to Cure ..(a)Notwithstanding anything to the contrary contained inSection 7.01 , in the event that the Borrowershall fail to comply with the requirements ofSection 6.11 as of the last day of any Fiscal Quarter, at any time afterthe beginning of such Fiscal Quarter until the expiration of the 10th Business Day subsequent to the date on whichthe financial statements with respect to such Fiscal Quarter (or the Fiscal Year ended on the last day of such FiscalQuarter) are required to be delivered pursuant toSections 5.01(a) or(b) , as applicable (such date, the “Cure Expiration Date ”), Holdings shall have the right to issue Equity Interests (which shall be common equity orotherwise in a form reasonably acceptable to the Administrative Agent) for cash or otherwise receive cashcontributions to the capital of Holdings (collectively, the “Cure Right ”), and upon the receipt by Holdings of the netproceeds of such issuance or such contribution that are not otherwise applied (the “Cure Amount ”), ConsolidatedEBITDA as used in the calculation of the Consolidated First Lien Leverage Ratio for purposes ofSection 6.11 shallbe recalculated giving effect to the following pro forma adjustment:-113-141683210_5 163765871_7 22-31184-1 C1.1 P135

(i)Consolidated EBITDA shall be increased with respect to such applicable Fiscal Quarterand any four Fiscal Quarter period that contains such Fiscal Quarter, solely for the purpose of measuringthe Consolidated First Lien Leverage Ratio for purposes ofSection 6.11 and not for any other purposeunder this Agreement, by an amount equal to the Cure Amount; and(ii)if, after giving effect to the foregoing pro forma adjustment (without giving effect to anyrepayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount onthe balance sheet of Holdings and the Subsidiaries (and without giving pro forma effect to any actualrepayment of any Indebtedness during such Fiscal Quarter with any portion of the Cure Amount), in eachcase, with respect to such Fiscal Quarter only), the Borrower shall then be in compliance with therequirements ofSection 6.11 , the Borrower shall be deemed to have satisfied the requirements ofSection 6.11 as of the relevant date of determination with the same effect as though there had been no failure tocomply therewith at such date, and the applicable breach of or default underSection 6.11 that had occurredshall be deemed cured for the purposes of this Agreement;(b)Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter periodof Holdings there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, (ii) during the termof this Agreement, the Cure Right shall not be exercised more than five times, (iii) for purposes of thisSection 7.02 ,the Cure Amount shall be no greater than the amount required for purposes of complying withSection 6.11 and anyamounts in excess thereof shall not be deemed to be a Cure Amount and (iv) there shall be no pro forma reduction inIndebtedness with the proceeds of any Cure Amount for determining complianceSection 6.11 for the four FiscalQuarter period ended as of the end of the Fiscal Quarter for which the Cure Amount was made (but any suchreduction shall be given effect in calculations ofSection 6.11 in subsequent Fiscal Quarters). Notwithstanding anyother provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the CureRight shall be disregarded for all purposes other than determining compliance withSection 6.11 and, for theavoidance of doubt, shall not increase the Cumulative Credit.(c)Notwithstanding anything herein to the contrary, after receipt of the notice described in the provisoto clause (a) above, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loansunder the credit facilities described herein or terminate the Commitments and none of the Administrative Agent, anyLender or any other Secured Party shall exercise any right to foreclose on or take possession of the Collateral orexercise any remedy solely on the basis of an Event of Default having occurred and being continuing with respect toSection 6.11 , in each case, at any time prior to the Cure Expiration Date (except to the extent that Holdings hasconfirmed in writing that it does not intend to provide the Cure Amount). No Revolving Lender shall be required tomake any Loan and no Issuing Bank will be required to issue, amend, renew or extend any Letter of Credit in respectof its Revolving Commitments during the ten (10) Business Day period referred to above unless Holdings hasreceived the proceeds of the Cure Amount.Section 7.03Action if Bankruptcy .. If any Event of Default described in clauses (i) through (v) ofSection 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and theoutstanding principal amount of all outstanding Loans and all other Obligations (other than Hedging Obligations andCash Management Obligations) shall automatically be and become immediately due and payable, without notice ordemand, all of which are hereby waived by the Borrower.Section 7.04Action if Financial Covenant Event of Default .. If any Event of Default or Event ofTermination described in Section 7.01(c) shall occur as a result of a breach or default by the Borrower under Section 6.11 then, during the continuance of such Event of Default or Event of Termination, the Administrative Agent, uponthe direction of the Requisite Revolving Lenders (but not the Requisite Lenders or any other Lender or group ofLenders), shall by written notice to the Borrower and each Lender, as applicable, (i) declare all or any portion of theoutstanding principal amount of the Revolving Loans to be due and payable (whereupon the full unpaid amount ofsuch Revolving Loans which shall be so declared due and payable, without further notice, demand or presentment)and/or (ii) declare the Revolving Commitments (if not theretofore terminated) to be terminated (whereupon theRevolving Commitments shall terminate), and/or (iii) require that the Borrower immediately Cash Collateralize theLC Exposure then outstanding;provided that no such declaration may occur with respect to any action taken, andpublicly reported or reported to the Administrative Agent or the Lenders, more than two years prior to such-114-141683210_5 163765871_7 22-31184-1 C1.1 P136 declaration;provided ,further , that such two year limitation shall not apply if the Administrative Agent or theRequired Lenders have commenced any remedial action (whether as set forth in thisSection 7.04 or as otherwise setforth in the Loan Documents) in respect of any such Default or Event of Default prior to such time.Section 7.05Action if Other Event of Default .. If any Event of Default (other than any Event ofDefault described in clauses (i) through (iv) of Section 7.01(i) or Section 7.01(c) as a result as a breach or default bythe Borrower underSection 6.11 ) shall occur for any reason, whether voluntary or involuntary, and be continuing,the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrower andeach Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations (otherthan Hedging Obligations and Cash Management Obligations) to be due and payable and/or the Commitments (if nottheretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations(other than Hedging Obligations and Cash Management Obligations) which shall be so declared due and payableshall be and become immediately due and payable, without further notice, demand or presentment and/or, as the casemay be, the Commitments shall terminate;provided that no such declaration may occur with respect to any actiontaken, and publicly reported or reported to the Administrative Agent or the Lenders, more than two years prior tosuch declaration;provided ,further , that such two year limitation shall not apply if the Administrative Agent or theRequired Lenders have commenced any remedial action (whether as set forth in thisSection 7.05 or as otherwise setforth in the Loan Documents) in respect of any such Default or Event of Default prior to such time.Section 7.06Action if Event of Termination .. Upon the occurrence and continuation of any Event ofTermination, the Requisite Lenders may, by notice from the Administrative Agent to the Borrower and the Lenders(except (i) if an Event of Termination described in clauses (i) through (iv) ofSection 7.01(i) shall have occurred, inwhich case the Commitments (if not theretofore terminated) shall, without notice of any kind, automaticallyterminate and (ii) if an Event of Termination described inSection 7.01(c) shall have occurred as a result as a breachor default by the Borrower underSection 6.11 ) declare their Commitments terminated, and upon such declarationthe Lenders shall have no further obligation to make any Loans hereunder;provided that no such declaration mayoccur with respect to any action taken, and publicly reported or reported to the Administrative Agent or the Lenders,more than two years prior to such declaration;provided ,further , that such two year limitation shall not apply if theAdministrative Agent or the Required Lenders have commenced any remedial action (whether as set forth in thisSection 7.06 or as otherwise set forth in the Loan Documents) in respect of any such Default or Event of Defaultprior to such time. Upon such termination of the Commitments, all accrued fees and expenses shall be immediatelydue and payable.Section 7.07Crediting of Payments and Proceeds .. In the event that the Borrower shall fail to pay anyof the Obligations when due and the Obligations (other than Hedging Obligations and Cash ManagementObligations) have been accelerated pursuant to thisArticle VII , all payments received by the Lenders upon theObligations and all net proceeds from the enforcement of the Obligations shall be applied:First , to payment of that portion of the Obligations constituting fees, indemnities, expenses andother amounts, including attorneys’ fees, payable to the Administrative Agent in its capacity as such andeach Issuing Bank in its capacity as such (ratably among the Administrative Agent and each Issuing Bank inproportion to the respective amounts described in this clause First payable to them);Second , to payment of that portion of the Obligations constituting fees, indemnities and otheramounts (other than principal and interest, Hedging Obligations and Cash Management Obligations)payable to the Lenders, including attorneys’ fees (ratably among the Lenders in proportion to the respectiveamounts described in this clause Second payable to them);Third , to payment of that portion of the Obligations constituting accrued and unpaid interest on theLoans and LC Disbursements (ratably among the Lenders in proportion to the respective amounts describedin this clause Third payable to them);Fourth , to payment of that portion of the Obligations constituting unpaid principal of the Loansand LC Disbursementsand anyHedging Obligations (including any termination payments and any accruedand unpaid interest thereon) and Cash Management Obligations (ratably among the Secured Parties inproportion to the respective amounts described in this clause Fourth held by them);-115-141683210_5 163765871_7 22-31184-1 C1.1 P137

Fifth , to the Administrative Agent for the account of each Issuing Bank, to cash collateralize anyLC Exposure then outstanding; andLast , the balance, if any, after all of the Obligations have been indefeasibly paid in full, to theBorrower or as otherwise required by Applicable Law.Notwithstanding the foregoing, (i) Hedging Obligations and Cash Management Obligations shall beexcluded from the application described above if the Administrative Agent has not received written notice thereof,together with such supporting documentation as the Administrative Agent may request, from the applicable CashManagement Bank or Secured Hedging Provider, as the case may be and (ii) amounts received from any Loan Partyshall not be applied to any Excluded Swap Obligation of such Loan Party. Each Cash Management Bank or SecuredHedging Provider not a party to this Agreement that has given the notice contemplated by the preceding sentenceshall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agentpursuant to the terms of Article VIII for itself and its Affiliates as if a “Lender” party hereto.Section 7.08Rights and Remedies Cumulative; Non-Waiver; etc .. The enumeration of the rights andremedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustiveand the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exerciseof any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedygiven hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suitor otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercisingany right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any suchright, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power orprivilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower,the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change,modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiverof any Event of Default.ARTICLE VIIITHE ADMINISTRATIVE AGENTSection 8.01Appointment and Authority .. Each of the Lenders and each Issuing Bank herebyirrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the otherLoan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise suchpowers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions andpowers as are reasonably incidental thereto. The provisions of this Article (other thanSection 8.09 ) are solely forthe benefit of the Administrative Agent, the Lenders and the Issuing Banks and their respective Related Parties, and(other than with respect toSection 8.09 ) neither Holdings nor any Subsidiary thereof shall have rights as a thirdparty beneficiary of any of such provisions.It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or anyother similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or otherimplied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as amatter of market custom, and is intended to create or reflect only an administrative relationship between contractingparties.The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each ofthe Lenders (including in its capacity as a potential Secured Hedging Provider or Cash Management Bank) and theIssuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of suchLender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateralgranted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as arereasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplementsto existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as“collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent-116-141683210_5 163765871_7 22-31184-1 C1.1 P138

pursuant to thisArticle VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of theAdministrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (includingSection 9.03 , as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the LoanDocuments) as if set forth in full herein with respect thereto.Section 8.02Rights as a Lender .. The Person serving as the Administrative Agent hereunder shall havethe same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though itwere not the Administrative Agent and the term “Lender ” or “Lenders ” shall, unless otherwise expressly indicated orunless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in itsindividual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, actas the financial advisor or in any other advisory capacity for and generally engage in any kind of business with theBorrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunderand without any duty to account therefor to the Lenders.Section 8.03Exculpatory Provisions .. The Administrative Agent and its Related Parties shall not haveany duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limitingthe generality of the foregoing, the Administrative Agent:(a)shall not be subject to any fiduciary or other implied duties, regardless of whether aDefault has occurred and is continuing;(b)shall not have any duty to take any discretionary action or exercise any discretionarypowers, except discretionary rights and powers expressly contemplated hereby or by the other LoanDocuments that the Administrative Agent is required to exercise as directed in writing by the RequisiteLenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or inthe other Loan Documents),provided that the Administrative Agent shall not be required to take any actionthat, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that iscontrary to any Loan Document or Applicable Law, including, for the avoidance of doubt, any action thatmay be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture,modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;(c)shall not, except as expressly set forth herein and in the other Loan Documents, have anyduty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, theBorrower or any of their respective Subsidiaries or Affiliates that is communicated to or obtained by thePerson serving as the Administrative Agent or any of its Affiliates or any of its Related Parties in anycapacity; and(d)shall not be required to account to any Lender or any Issuing Bank for any sum or profitreceived by the Administrative Agent for its own account.The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or atthe request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or asthe Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided inSection 9.02 andSections 7.02 ,7.03 and7.04 ) or (ii) in the absence of its own gross negligence or willfulmisconduct as determined by a court of competent jurisdiction by final nonappealable judgment. TheAdministrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing suchDefault and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by theBorrower, a Lender or an Issuing Bank.The Administrative Agent and its Related Parties shall not be responsible for or have any duty to ascertainor inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or anyother Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder orthereunder or in connection herewith or therewith (including, without limitation, any report provided to it by anIssuing Bank pursuant toSection 2.06(k)) , (iii) the performance or observance of any of the covenants, agreements-117-141683210_5 163765871_7 22-31184-1 C1.1 P139 or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity,enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement,instrument or document or (v) the satisfaction of any condition set forth inArticle IV or elsewhere herein, other thanto confirm receipt of items expressly required to be delivered to the Administrative Agent.The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain,inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders, AffiliateLenders and Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not(x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a DisqualifiedLender, an Affiliate Lender or a Net Short Lender or (y) have any liability with respect to or arising out of anyassignment of Loans, or disclosure of confidential information to, any Disqualified Lender or Affiliate Lender, orany direction or instruction given to the Administrative Agent by any Affiliate Lender or Net Short Lender.Section 8.04Reliance by the Administrative Agent .. The Administrative Agent shall be entitled to relyupon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement,instrument, document or other writing (including any electronic message, Internet or intranet website posting orother distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by theproper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone andbelieved by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Indetermining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit,that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent maypresume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agentshall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loanor the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may becounsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for anyaction taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.Section 8.05Delegation of Duties .. The Administrative Agent may perform any and all of its dutiesand exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform anyand all of its duties and exercise its rights and powers by or through their respective Related Parties. Theexculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of theAdministrative Agent and any such sub agent, and shall apply to their respective activities in connection with thesyndication of the credit facilities provided for herein as well as activities as Administrative Agent.The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agentsexcept to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that theAdministrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.Section 8.06Resignation of Administrative Agent ..(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the IssuingBanks and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right,in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States,or an Affiliate of any such bank with an office in the United States. If no such successor shall have been soappointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiringAdministrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Requisite Lenders)(the “Resignation Effective Date ”), then the retiring Administrative Agent may on behalf of the Lenders and theIssuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above;provided that inno event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor hasbeen appointed, such resignation shall become effective in accordance with such notice on the Resignation EffectiveDate.(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of thedefinition thereof, the Requisite Lenders may, to the extent permitted by Applicable Law, by notice in writing to the-118-141683210_5 163765871_7 22-31184-1 C1.1 P140

Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower,appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall haveaccepted such appointment within 30 days (or such earlier day as shall be agreed by the Requisite Lenders) (the“Removal Effective Date ”), then such removal shall nonetheless become effective in accordance with such notice onthe Removal Effective Date.(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), ifthe Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted suchappointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) theretiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and underthe other Loan Documents (except that in the case of any collateral security held by the Administrative Agent onbehalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed AdministrativeAgent shall continue to hold such collateral security until such time as a successor Administrative Agent isappointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, allpayments, communications and determinations provided to be made by, to or through the Administrative Agent shallinstead be made by or to each Lender and each Issuing Bank directly, until such time as the Requisite Lendersappoint a successor Administrative Agent as provided for above in this section. Upon the acceptance of asuccessor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vestedwith all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, andthe retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder orunder the other Loan Documents (if not already discharged therefrom as provided above in this section). The feespayable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessorunless otherwise agreed between the Borrower and such successor. After the retiring or removed AdministrativeAgent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article andSection 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agentsand their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while theretiring or removed Administrative Agent was acting as Administrative Agent.(d)Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Sectionshall also constitute its resignation as an Issuing Bank and the Swingline Lender. Upon the acceptance of asuccessor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vestedwith all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) theretiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligationshereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit insubstitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangementssatisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank withrespect to such Letters of Credit.Section 8.07Non-Reliance on Administrative Agent and Other Lenders .. Each Lender and eachIssuing Bank expressly acknowledges that none of the Administrative Agent, any Arranger or any of their respectiveRelated Parties has made any representations or warranties to it and that no act taken or failure to act by theAdministrative Agent, any Arranger or any of their respective Related Parties, including any consent to, andacceptance of any assignment or review of the affairs of Holdings, the Borrower and their Subsidiaries or Affiliatesshall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of theirrespective Related Parties to any Lender, any Issuing Bank or any other Secured Party as to any matter, includingwhether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed materialinformation in their (or their respective Related Parties’) possession. Each Lender and each Issuing Bank expresslyacknowledges, represents and warrants to the Administrative Agent and each Arranger that (a) the Loan Documentsset forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holdingcommercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to whichit is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans setforth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding anyother type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or holdthe commercial loans applicable to it and either it or the Person exercising discretion in making its decisions tomake, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding-119-141683210_5 163765871_7 22-31184-1 C1.1 P141 commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, anyother Lender or any of their respective Related Parties and based on such documents and information as it hasdeemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects,operations, property, assets, liabilities, financial and other condition and creditworthiness of Holdings, the Borrowerand their Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Transactions and thetransactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independentdecision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credithereunder and thereunder. Each Lender and each Issuing Bank also acknowledges that (i) it will, independently andwithout reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective RelatedParties based on such documents and information as it shall from time to time deem appropriate, (A) continue tomake its own credit analysis, appraisals and decisions in taking or not taking action under or based upon thisAgreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunderbased on such documents and information as it shall from time to time deem appropriate and its own independentinvestigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as toHoldings, the Borrower and their Subsidiaries and (ii) it will not assert any claim in contravention of thisSection 8.07 ..Section 8.08No Other Duties, Etc .. Anything herein to the contrary notwithstanding, none of thesyndication agents, documentation agents, co-agents, book manager, lead manager, Arrangers, or co-arranger listedon the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement orany of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or anIssuing Bank hereunder.Section 8.09Collateral and Guaranty Matters .. Each of the Lenders (including in its or any Affiliates’capacities as a Secured Hedging Provider or Cash Management Bank) irrevocably authorize the AdministrativeAgent and the Collateral Agent (as defined in each of the Pledge Agreement and the Security Agreement and anyother Security Document) (without notice to, or vote or consent of, any Lender, Secured Hedging Provider or CashManagement Bank, in its capacity as such):(a)to release any Lien on any Collateral granted to or held by the Administrative Agent, forthe ratable benefit of itself and the other Secured Parties (whether or not on the date of such release theremay be outstanding Hedging Obligations or Cash Management Obligations) under any Loan Document (i)upon repayment of the outstanding principal of and all accrued interest on the Loans and reimbursement ofall outstanding LC Disbursements, payment of all outstanding fees and expenses hereunder, the terminationof the Revolving Commitment and the expiration or termination of all Letters of Credit, (ii) that is sold or tobe sold (or disposed of or to be disposed of) to a Person other than a Loan Party as part of or in connectionwith any disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 9.02 , ifapproved, authorized or ratified in writing by the Requisite Lenders or (iv) that becomes an Excluded Asset(as defined in the Security Agreement);(b)to subordinate or release any Lien on any Collateral (whether or not on the date of suchsubordination or release there may be outstanding Hedging Obligations or Cash Management Obligations)granted to or held by the Administrative Agent under any Loan Document to the holder of any PermittedLien; and(c)to release any Subsidiary Loan Party (whether or not on the date of such release theremay be outstanding Hedging Obligations or Cash Management Obligations) from its obligations under theGuaranty Agreement, the Security Documents and any other Loan Documents (i) if such Person ceases tobe a Subsidiary as a result of a transaction permitted hereunder, (ii) if such Person becomes an ExcludedSubsidiary (other than upon the basis of such Subsidiary Loan Party becoming a non-Wholly OwnedSubsidiary as a result of (x) the sale of its Equity Interests for less than Fair Market Value or in atransaction that is not bona fide or (y) the sale of its Equity Interests with the sole intention to release suchSubsidiary Loan Party from its Guarantee of the Obligations), (iii) upon repayment of the outstandingprincipal of and all accrued interest on the Loans and reimbursement of all outstanding LC Disbursements,payment of all outstanding fees and expenses hereunder, the termination of the Revolving Commitment and-120-141683210_5 163765871_7 22-31184-1 C1.1 P142

the expiration or termination of all Letters of Credit or (iv) subject toSection 9.02 , if approved, authorizedor ratified in writing by the Requisite Lenders;provided that notwithstanding anything herein or any other Loan Document to the contrary, with respect toSection 8.09(a) and8.09(c) , any such release shall be automatic, without further action of the Administrative Agent,the Collateral Agent or any other Person.Promptly following written request by Borrower, and, if requested by the Administrative Agent or theCollateral Agent, delivery of a certification of the Borrower that one or more of the clauses underSection 8.09(a) ,(b) or(c) applies (and the Administrative Agent or the Collateral Agent, as applicable, may conclusively rely onsuch certification without further inquiry), the Administrative Agent and the Collateral Agent shall (and are herebyirrevocably authorized and directed by Lenders to) execute such documents as may be necessary to evidence therelease (or subordination) of its Liens upon such Collateral and the release of obligations under the GuaranteeAgreement, the Security Documents and any other Loan Documents, as contemplated by this Section 8.09 ..Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing theAdministrative Agent’s authority to release or subordinate its interest in particular types or items of property, or torelease any Subsidiary Loan Party from its obligations under the Guaranty Agreement, the Security Documents andthe other Loan Documents pursuant to this Section.Section 8.10Secured Hedging Agreements and Secured Cash Management Agreements .. No CashManagement Bank or Secured Hedging Provider that obtains the benefits ofSection 7.05 or any Collateral by virtueof the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to,direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral(including the release or impairment of any Collateral) other than in its capacity as the Administrative Agent or aLender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any otherprovision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of,or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or HedgingObligations unless the Administrative Agent has received written notice of such Cash Management Obligations andHedging Obligations, together with such supporting documentation as the Administrative Agent may request, fromthe applicable Cash Management Bank or Secured Hedging Provider, as the case may be.Section 8.11Withholding Taxes .. To the extent required by any Applicable Law, the AdministrativeAgent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Ifthe IRS or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that theAdministrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for anyreason (including because the appropriate form was not delivered, was not properly executed, or because suchLender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, orreduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent thatthe Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting theobligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by theAdministrative Agent as Tax, together with all expenses incurred, including legal expenses, allocated staff costs andany out of pocket expenses. In addition but without duplication, each Lender shall severally indemnify theAdministrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to suchLender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for suchIndemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable tosuch Lender’s failure to comply with the provisions ofSection 9.10(d) relating to the maintenance of a ParticipantRegister and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by theAdministrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom orwith respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevantGovernmental Authority. A certificate as to the amount of such payment or liability described in thisSection 8.11 delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender herebyauthorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under thisAgreement or any other Loan Document against any amount due to the Administrative Agent under thisSection 8.11 .. The agreements in thisSection 8.11 shall survive the resignation and/or replacement of the Administrative-121-141683210_5 163765871_7 22-31184-1 C1.1 P143

Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and therepayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of thisSection 8.11 ,the term “Lender” shall include any Issuing Bank and any Swingline Lender.Section 8.12Certain ERISA Matters ..(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto,to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases beinga Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for thebenefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA orotherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in,administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a classexemption for certain transactions determined by independent qualified professional asset managers), PTE95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1(a class exemption for certain transactions involving insurance company pooled separate accounts), PTE91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23(a class exemption for certain transactions determined by in-house asset managers), is applicable withrespect to such Lender’s entrance into, participation in, administration of and performance of the Loans, theLetters of Credit, the Commitments and this Agreement,(iii)(A) such Lender is an investment fund managed by a “Qualified Professional AssetManager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Managermade the investment decision on behalf of such Lender to enter into, participate in, administer and performthe Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participationin, administration of and performance of the Loans, the Letters of Credit, the Commitments and thisAgreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to thebest knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied withrespect to such Lender’s entrance into, participation in, administration of and performance of the Loans, theLetters of Credit, the Commitments and this Agreement, or(iv)such other representation, warranty and covenant as may be agreed in writing between theAdministrative Agent, in its sole discretion, and such Lender.(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true withrespect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance withsub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of thedate such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lenderparty hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agentand not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that theAdministrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entranceinto, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments andthis Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agentunder this Agreement, any Loan Document or any documents related hereto or thereto).-122-141683210_5 163765871_7 22-31184-1 C1.1 P144

ARTICLE IXMISCELLANEOUSSection 9.01Notices ..(a)Notices Generally .. Except in the case of notices and other communications expressly permitted tobe given by telephone (and except as provided in paragraph (b) below), all notices and other communicationsprovided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed bycertified or registered mail or sent by telecopier as follows:If to the Borrower: 121 South 17th StreetMattoon, Illinois 61938Attention: Steve ChildersTelecopy No.: (217) 234-9934E-mail: steve.childers@consolidated.com With copies to:Schiff Hardin LLP6600 Sears Tower233 South Wacker DriveChicago, Illinois 60606-6473Attention of: Alexander YoungTelecopy No.: (312) 258-5600E-mail: ayoung@schiffhardin.com If to Wells Fargo asAdministrative Agentor in its capacity asIssuing Bank:Wells Fargo Bank, National AssociationMAC D1109-0191525 West W.T. Harris Blvd.Charlotte, NC 28262Attention of: Syndication Agency ServicesTelephone No.: (704) 590-2706Facsimile No.: (844) 879-5899With copies to:Wells Fargo Bank, National Association550 South Tryon St., 7th FloorCharlotte, NC 28202Attention of: Paul IngersollTelephone No.: (704) 715-4742Email: paul.j.ingersoll@wellsfargo.comIf to any Lender:To the address set forth on the RegisterNotices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemedto have been given when received; notices sent by telecopier shall be deemed to have been given when sent (exceptthat, if not given during normal business hours for the recipient, shall be deemed to have been given at the openingof business on the next business day for the recipient). Notices delivered through electronic communications to theextent provided in paragraph (b) below shall be effective as provided in said paragraph (b).(b)Electronic Communications .. Notices and other communications to the Lenders and the IssuingBanks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet orintranet websites) pursuant to procedures approved by the Administrative Agent,provided that the foregoing shall-123-141683210_5 163765871_7 22-31184-1 C1.1 P145 not apply to notices to any Lender or any Issuing Bank pursuant toArticle II orIII if such Lender or such IssuingBank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Articleby electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to acceptnotices and other communications to it hereunder by electronic communications pursuant to procedures approved byit, provided that approval of such procedures may be limited to particular notices or communications.Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to ane-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intendedrecipient (such as by the “return receipt requested” function, as available, return e-mail or other writtenacknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemedreceived upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause(i) of notification that such notice or communication is available and identifying the website address therefor,provided that for both clauses (i) and (ii) if such notice or other communication is not sent during the normalbusiness hours of the recipient, such notice or communication shall be deemed to have been sent at the opening ofbusiness on the next Business Day for the recipient.(c)Administrative Agent’s Office .. The Administrative Agent hereby designates its office located atthe address set forth above, or any subsequent office which shall have been specified for such purpose by writtennotice to the Borrower and Lenders, as the office to which payments due are to be made and at which Loans will bedisbursed and Letters of Credit requested.(d)Change of Address, Etc .. Any party hereto may change its address or telecopier number for noticesand other communications hereunder by notice to the other parties hereto.(e)Platform ..(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make theBorrower Materials available to the Issuing Banks and the other Lenders by posting the Borrower Materials on thePlatform.(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do notwarrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expresslydisclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied orstatutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose,non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party inconnection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of itsRelated Parties (collectively, the “Agent Parties ”) have any liability to any Loan Party, any Lender or any otherPerson or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract orotherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications throughthe Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages,liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment tohave resulted from the gross negligence or willful misconduct of such Agent Party;provided that in no event shallany Agent Party have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person for indirect,special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses orexpenses).(f)Private Side Designation .. Each Public Lender agrees to cause at least one individual at or onbehalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation onthe content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordancewith such Public Lender’s compliance procedures and Applicable Law, including United States Federal and statesecurities Applicable Laws, to make reference to Borrower Materials that are not made available through the “PublicSide Information” portion of the Platform and that may contain material non-public information with respect to theBorrower or its securities for purposes of United States Federal or state securities Applicable Laws.-124-141683210_5 163765871_7 22-31184-1 C1.1 P146

Section 9.02Amendments, Waivers and Consents .. Except as set forth below or as specificallyprovided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the otherLoan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if,such amendment, waiver or consent is in writing signed by the Requisite Lenders (or by the Administrative Agentwith the consent of the Requisite Lenders) and delivered to the Administrative Agent and, in the case of anamendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:(a)[reserved];(b)[reserved];(c)amend, modify or waiveSection 4.02 or any other provision of this Agreement if theeffect of such amendment, modification or waiver is to require the Revolving Lenders to make RevolvingLoans when such Revolving Lenders would not otherwise be required to do so without the prior writtenconsent of the Requisite Revolving Lenders;(d)extend or increase the Revolving Commitment of any Lender (or reinstate any RevolvingCommitment terminated pursuant toSection 7.03 ,7.04 ,7.05 or7.06 ) or increase the amount of Loans ofany Lender without the written consent of such Lender;(e)postpone any date fixed by this Agreement or any other Loan Document for any payment(excluding prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them)hereunder or under any other Loan Document without the written consent of each Lender directly affectedthereby;(f)reduce the principal of, or the rate of interest specified herein on, any Loan orreimbursement obligation (pursuant toSection 2.06(e) ), or (subject to clause (iv) of the second proviso tothis Section) any fees or other amounts payable hereunder or under any other Loan Document without thewritten consent of each Lender directly affected thereby;provided that only the consent of the RequisiteLenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth inSection 2.08(c) during the continuance of an Event of Default;(g)change Section 2.13 or 7.07 in a manner that would alter the pro rata sharing of paymentsrequired thereby without the written consent of each Lender directly affected thereby;(h)changeSections 2.05(d) or2.13(c) in a manner that would alter the order of applicationof amounts prepaid pursuant thereto without the written consent of each Lender directly affected thereby;(i)amend or otherwise modifySection 6.11 (or, solely for the purposes of determiningcompliance with Section 6.11 , the definition of “Consolidated First Lien Leverage Ratio” or any componentdefinition thereof), (y) waive or consent to any Default or Event of Default resulting from a breach ofSection 6.11 or (z) alter the rights or remedies of the Requisite Revolving Lenders arising pursuant toArticle VII as a result of a breach ofSection 6.11 without the written consent of the Requisite RevolvingLenders;provided,however, that the amendments, modifications, waivers and consents described in thisclause (v i ) shall not require the consent of any Lenders other than the Requisite Revolving Lenders; (j)change any provision of this Section or the definition of “Requisite Lenders” or“Requisite Revolving Lenders” (except as otherwise provided inSections 2.21 or2.22 ) or any otherprovision hereof specifying the number or percentage of Lenders required to amend, waive or otherwisemodify any rights hereunder or make any determination or grant any consent hereunder, without the writtenconsent of each Lender directly affected thereby;(k)release all of the guarantors or release guarantors comprising substantially all of the creditsupport for the Obligations, in either case, from the Guaranty Agreement (other than as authorized inSection 8.09 ), without the written consent of each Lender; or-125-141683210_5 163765871_7 22-31184-1 C1.1 P147

(l)release all or substantially all of the Collateral (other than as authorized in Section 8.09 oras otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document)without the written consent of each Lender;provided further , that (i) no amendment, waiver or consent shall, unless in writing and signed by each affectedIssuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under thisAgreement or any letter of credit application relating to any Letter of Credit issued or to be issued by it; (ii) noamendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lendersrequired above, affect the rights or duties of the Swingline Lender under this Agreement or any other LoanDocument; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent inaddition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreementor any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in awriting executed only by the parties thereto, and (v) the Administrative Agent and the Borrower shall be permitted toamend any provision of the Loan Documents (and such amendment shall become effective without any further actionor consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointlyidentified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterialnature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have anyright to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the RevolvingCommitment of such Lender may not be increased or extended without the consent of such Lender and (y) anywaiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its termsaffects any Defaulting Lender more adversely than other affected Lenders shall require the consent of suchDefaulting Lender.Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (intheir respective sole discretion, or shall, to the extent required by any Loan Document) (i) enter into any amendment,modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting,perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property tobecome Collateral for the benefit of the Secured Parties, to include holders of other Indebtedness in the benefit ofthe Security Documents in connection with the incurrence of any such Indebtedness permitted hereunder to sobenefit, or as required by local law to give effect to, or protect any security interest for the benefit of the SecuredParties, in any property or so that the security interests therein comply with applicable law or this Agreement or ineach case to otherwise enhance the rights or benefits of any Lender under any Loan Document, and (ii) enter into,amend, modify or supplement the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement.Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended as providedin Section 2.12 without the consent of any Lender.In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amendedwith the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevantReplacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class(the “Refinanced Term Loans ”) with a replacement term loan tranche hereunder (the “Replacement Term Loans ”);provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the thenoutstanding aggregate principal amount of the Refinanced Term Loans, (b) the weighted average interest margin forsuch Replacement Term Loans shall not be higher than the weighted average interest rate margin for suchRefinanced Term Loans (in each case as reasonably determined by the Administrative Agent in accordance withcustomary financial practice), (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall notbe shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of suchrefinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, orless favorable to the Lenders providing such Replacement Term Loans than, those applicable to such RefinancedTerm Loans in effect immediately prior to such refinancing. Any refinancing of any Class of Term Loans asdescribed above shall be subject to the prepayment provisions of Section 2.05 ..Notwithstanding anything to the contrary herein, in connection with any determination as to whether therequisite Lenders have directed or required the Administrative Agent to exercise any rights or remedies under ArticleVII (or under any other Loan Document), any Lender (other than (x) any Lender that is a Regulated Bank, (y) any-126-141683210_5 163765871_7 22-31184-1 C1.1 P148

Arranger and (z) any Revolving Lender) that, as a result of its interest in any total return swap, total rate of returnswap, credit default swap or other derivative contract (other than any such total return swap, total rate of returnswap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities),has a net short position that is at least 5% short with respect to the Loans and/or Commitments (each, a “Net Short Lender ”) shall, unless the Borrower otherwise elects (in its sole discretion), have no right, in its capacity as a Lender,to direct or require the Administrative Agent to exercise any rights or remedies under Article VII (or under any otherLoan Document) and shall be deemed, in its capacity as a Lender, to have directed or required the AdministrativeAgent to exercise any rights or remedies under Article VII (or under any other Loan Document) in the sameproportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.For purposes of determining whether a Lender has a “net short position” on any date of determination: (i)derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalentthereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall beconverted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent withgenerally accepted financial practices and based on the prevailing conversion rate (determined on a mid-marketbasis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borroweror other Loan Parties or any instrument issued or guaranteed by the Borrower or any of the other Loan Parties shallnot be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index isnot created, designed, administered or requested by such Lender and (y) the Borrower and any of the other LoanParties and any instrument issued or guaranteed by any of the Borrower or any of the other Loan Parties,collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that aredocumented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit DerivativesDefinitions (collectively, the “ISDA CDS Definitions ”) and for which the Borrower or any other Loan Party isdesignated as a “Reference Entity” under the terms of such derivative transactions shall be deemed to create (x) ashort position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalentthereof for such derivative transaction and (y) a long position with respect to the Loans and/or Commitments if suchLender is a protection seller or the equivalent thereof for such derivative transaction, (v) credit derivativetransactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed tocreate (x) a short position with respect to the Loans and/or Commitments if such transactions are functionallyequivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to thecredit quality of the Borrower or any of the other Loan Parties and (y) a long position with respect to the Loansand/or Commitments if such transactions are functionally equivalent to a transaction pursuant to which the Lenderprovides protection in respect to the Loans or the Commitments, or as to the credit quality of the Borrower or otherLoan Parties, other than, in each case, as part of an index so long as (1) such index is not created, designed,administered or requested by such Lender and (2) the Borrower and the other Loan Parties and any instrument issuedor guaranteed by the Borrower or any of the other Loan Parties, collectively, shall represent less than 5% of thecomponents of such index, (vi) any bond, loan or other credit instrument issued or guaranteed by the Borrower orany other Loan Party and held by the relevant Lender shall be deemed to create a long position equal to theoutstanding principal balance in respect of such instrument, and (vii) any ownership interest in the equity of theBorrower or any other Loan Party held by the relevant Lender shall be deemed to create a long position equal to thehigher of (A) the current market value and (B) the price at which the Lender purchased such equity position. Inconnection with any such determination, each Lender shall promptly notify the Administrative Agent in writing thatit is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and theAdministrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and theAdministrative Agent shall be entitled to rely on each such representation and deemed representation).Section 9.03Expenses; Indemnity ..(a)Costs and Expenses .. The Borrower and each other Loan Party, jointly and severally, shall pay (i)all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including thereasonable fees, charges and disbursements of a single counsel selected by the Administrative Agent to each of theAdministrative Agent, the Lenders (taken as a whole) and to the extent reasonably determined by the AdministrativeAgent to be necessary, one local counsel in each applicable jurisdiction and, in the case of an actual or reasonablyperceived conflict of interest where the party affected by such conflict has notified the Borrower of the existence ofsuch conflict and thereafter retains its own counsel, one additional counsel per affected party), in connection with the-127-141683210_5 163765871_7 22-31184-1 C1.1 P149 syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery andadministration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of theprovisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),(ii) all reasonable out of pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment,renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out ofpocket expenses incurred by any Arranger, the Administrative Agent, any Lender or any Issuing Bank (including thereasonable fees, charges and disbursements of a single counsel selected by the Administrative Agent to theArrangers, the Administrative Agent, the Lenders and the Issuing Banks (taken as a whole) and to the extentreasonably determined by the Arrangers, the Administrative Agent, the Lenders and such Issuing Banks (taken as awhole), as applicable, to be necessary, one local counsel selected by the Administrative Agent to the Arrangers, theAdministrative Agent, the Lenders and the Issuing Banks (taken as a whole) in each applicable jurisdiction (and, inthe case of an actual or reasonably perceived conflict of interest where the party affected by such conflict hasnotified the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counselper affected party), in connection with the enforcement or protection of its rights (A) in connection with thisAgreement and the other Loan Documents, including its rights under this Section, or (B) in connection with theLoans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during anyworkout, restructuring or negotiations in respect of such Loans or Letters of Credit.(b)Indemnification by the Borrower .. The Borrower shall indemnify each Arranger, theAdministrative Agent (and any subagent thereof), each Lender and each Issuing Bank, and each Related Party of anyof the foregoing Persons (each such Person being called an “Indemnitee ”) against, and hold each Indemniteeharmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, penalties (including,without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities andrelated reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for anyIndemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower orany other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of thisAgreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, theperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of thetransactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of theproceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter ofCredit if the documents presented in connection with such demand do not strictly comply with the terms of suchLetter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any propertyowned or operated by Holdings or any of its Subsidiaries, or any Environmental Claim related in any way toHoldings or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceedingrelating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by theBorrower, its affiliates, its equityholders or creditors, any other Loan Party, an Indemnitee or any other person, andregardless of whether any Indemnitee is a party thereto, or (v) any claim, penalties (including, without limitation, anyEnvironmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding(whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof,arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documentscontemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, includingwithout limitation, reasonable attorneys and consultant’s fees,provided that such indemnity shall not, as to anyIndemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses(w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted fromthe gross negligence or willful misconduct of such Indemnitee or (x) arise out of a dispute that is solely betweenLenders in their capacities as Lenders (and not in any Lender’s capacity as Administrative Agent, Swingline Lenderor Issuing Bank) and not arising out of any act or omission of the Borrower or any of its Subsidiaries or Affiliates,(y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach ofsuch Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party hasobtained a final and nonappealable judgment in its favor on such claim as determined by a court of competentjurisdiction or (z) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed todirect or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other LoanDocument or any agreement or instrument contemplated hereby or thereby, the Closing Date Transactions, any Loanor Letter of Credit or the use of the proceeds thereof;provided that nothing in this clause (z) shall limit theBorrower’s indemnity and reimbursement obligations to the extent that such special, indirect, consequential or-128-141683210_5 163765871_7 22-31184-1 C1.1 P150

punitive damages are included in any claim by a third party with respect to which the applicable Indemnitee isentitled to indemnification or reimbursement under this Section. This Section 9.03(b) shall not apply with respect toTaxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.(c)Reimbursement by Lenders .. To the extent that the Borrower for any reason fails to indefeasiblypay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or anysubagent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees topay to the Administrative Agent (or any such subagent), such Issuing Bank or such Related Party, as the case maybe, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnitypayment is sought) of such unpaid amount,provided that the unreimbursed expense or indemnified loss, claim,damage, liability or related expense, as the case may be, was incurred by or asserted against the AdministrativeAgent (or any such subagent) or such Issuing Bank in its capacity as such, or against any Related Party of any of theforegoing acting for the Administrative Agent (or any such subagent) or such Issuing Bank in connection with suchcapacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(b) ..(d)Waiver of Consequential Damages, Etc .. To the fullest extent permitted by Applicable Law, theBorrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, forspecial, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, inconnection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrumentcontemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or theuse of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arisingfrom the use by unintended recipients of any information or other materials distributed by it throughtelecommunications, electronic or other information transmission systems in connection with this Agreement or theother Loan Documents or the transactions contemplated hereby or thereby.(e)Payments .. All amounts due under this Section shall be payable promptly after demand therefor.(f)Survival .. Each Party’s obligations under this Section shall survive the termination of the LoanDocuments and the payment of its obligations hereunder.Section 9.04Right of Set Off .. If an Event of Default shall have occurred and be continuing, eachLender, each Issuing Bank, the Swingline Lender and each of their respective Affiliates is hereby authorized at anytime and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and alldeposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and otherobligations (in whatever currency) at any time owing by such Lender, such Issuing Bank, the Swingline Lender orany such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all ofthe obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any otherLoan Document to such Lender, the Issuing Bank or the Swingline Lender, irrespective of whether or not suchLender, such Issuing Bank or such Swingline Lender or any such Affiliate shall have made any demand under thisAgreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may becontingent or unmatured or are owed to a branch or office of such Lender, such Issuing Bank, the Swingline Lenderor any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness;provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff,(x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application inaccordance with the provisions ofSection 2.23 and, pending such payment, shall be segregated by such DefaultingLender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of theAdministrative Agent, the Issuing Banks, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or itsAffiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail theObligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised.The rights of each Lender, each Issuing Bank, the Swingline Lender and their respective Affiliates under this Sectionare in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank, theSwingline Lender or their respective Affiliates may have. Each Lender, such Issuing Bank and the Swingline Lenderagrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application;provided that the failure to give such notice shall not affect the validity of such setoff and application.-129-141683210_5 163765871_7 22-31184-1 C1.1 P151

Section 9.05Governing Law; Jurisdiction, Etc ..(a)Governing Law .. This Agreement and the other Loan Documents, unless expressly set forththerein, shall be governed by, and construed in accordance with, the law of the State of New York.(b)Submission to Jurisdiction .. Each party hereto irrevocably and unconditionally submits, for itselfand its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York Countyand of the United States District Court of the Southern District of New York located in the Borough of Manhattan,and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement orany other Loan Document, or for recognition or enforcement of any judgment, and each of the parties heretoirrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard anddetermined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court.Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and maybe enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in thisAgreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or theIssuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other LoanDocument against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.(c)Waiver of Venue .. Each party hereto irrevocably and unconditionally waives, to the fullest extentpermitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action orproceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to inparagraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted byApplicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any suchcourt.(d)Service of Process .. Each party hereto irrevocably consents to service of process in the mannerprovided for notices inSection 9.01 .. Nothing in this Agreement will affect the right of any party hereto to serveprocess in any other manner permitted by Applicable Law.Section 9.06Waiver of Jury Trial .. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES,TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ATRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF ORRELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONSCONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHERTHEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT ORATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCHOTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOINGWAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEENINDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONGOTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.Section 9.07Reversal of Payments .. To the extent the Borrower makes a payment or payments to theAdministrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment orproceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared tobe fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under anybankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceedsrepaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effectas if such payment or proceeds had not been received by the Administrative Agent, and each Lender and eachIssuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (withoutduplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a perannum rate equal to the Federal Funds Effective Rate from the date of such demand to the date such payment ismade to the Administrative Agent.Section 9.08Injunctive Relief .. The Borrower recognizes that, in the event the Borrower fails toperform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law mayprove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’-130-141683210_5 163765871_7 22-31184-1 C1.1 P152

option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity ofproving actual damages.Section 9.09Accounting Matters .. If at any time any change in GAAP would affect the computation ofany financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lendersshall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend suchratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approvalof the Requisite Lenders);provided that, until so amended, (i) such ratio or requirement shall continue to becomputed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to theAdministrative Agent and the Lenders financial statements and other documents required under this Agreement or asreasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement madebefore and after giving effect to such change in GAAP.Section 9.10Successors and Assigns; Participations ..(a)Successors and Assigns Generally .. The provisions of this Agreement shall be binding upon andinure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except thatneither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligationshereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assignor otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with theprovisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions ofparagraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictionsof paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null andvoid). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other thanthe parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided inparagraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of theAdministrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of thisAgreement.(b)Assignments by Lenders .. Any Lender may at any time assign to one or more assignees all or aportion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitmentand the Loans at the time owing to it);provided that any such assignment shall be subject to the followingconditions:(i)Minimum Amounts ..(A)in the case of an assignment of the entire remaining amount of the assigning Lender’sCommitment and Loans at the time owing to it (in each case with respect to any credit facility provided forhereunder) or contemporaneous assignments to related Approved Funds (determined after giving effect tosuch assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in theaggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, nominimum amount need be assigned; and(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount ofthe Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicableCommitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lendersubject to each such assignment (determined as of the date the Assignment and Assumption with respect tosuch assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignmentand Assumption, as of such Trade Date) shall not be less than $1.0 million, in the case of any assignment inrespect of any Revolving Loans or Revolving Commitments, or $1.0 million, in the case of any assignmentin respect of any Term Loans, unless each of the Administrative Agent and, so long as no Event of Defaulthas occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonablywithheld or delayed);provided that, with respect to any assignment of Term Loans, the Borrower shall bedeemed to have given its consent seven (7) Business Days after the date written notice thereof has beendelivered by the assigning Lender (through the Administrative Agent) unless such consent is expresslyrefused by the Borrower prior to such seventh (7th) Business Day.-131-141683210_5 163765871_7 22-31184-1 C1.1 P153

(ii)Proportionate Amounts .. Each partial assignment shall be made as an assignment of aproportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect tothe Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender fromassigning all or a portion of its rights and obligations among separate classes on a non-pro rata basis.(iii)Required Consents .. No consent shall be required for any assignment except to the extentrequired by paragraph (b)(i)(B) of this Section and, in addition:(A)the consent of the Borrower (such consent not to be unreasonably withheld ordelayed) shall be required unless (x) an Event of Default has occurred and is continuing at the timeof such assignment; (y) such assignment is to a Lender, an Affiliate of a Lender or an ApprovedFund; or (z) the assignment is made in connection with the primary syndication of the creditfacilities and during the period commencing on the Closing Date and ending on the date that isninety (90) days following the Closing Date;provided that, with respect to any assignment ofTerm Loans, the Borrower shall be deemed to have consented to any such assignment unless itshall object thereto by written notice to the Administrative Agent within seven (7) Business Daysafter having received notice thereof;(B)the consent of the Administrative Agent (such consent not to be unreasonablywithheld or delayed) shall be required for assignments in respect of (i) Revolving Loans orRevolving Commitments if such assignment is to a Person that is not a Lender with a RevolvingCommitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii)Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;provided that no consent of the Administrative Agent shall be required for an assignment of all orany portion of a Term Loan to the Borrower or an Affiliate of the Borrower made in accordancewith Section 9.10(h) or Section 9.22 ; and(C)the consents of the Issuing Banks and the Swingline Lender (such consents notto be unreasonably withheld or delayed) shall be required for any assignment of Revolving Loansor Revolving Commitments.(iv)Assignment and Assumption .. The parties to each assignment shall execute and deliver tothe Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of$3,500 for each assignment;provided that (A) only one such fee will be payable in connection withsimultaneous assignments to two or more Approved Funds by a Lender and (B) the Administrative Agentmay, in its sole discretion, elect to waive such processing and recording fee in the case of any assignment.The assignee, if it is not a Lender, shall deliver to the Administrative Agent an AdministrativeQuestionnaire.(v)No Assignment to Certain Persons .. No such assignment shall be made to (A) theBorrower or any of its Affiliates or Subsidiaries except in accordance withSection 9.10(h) orSection 9.22 or (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lenderhereunder, would constitute any of the foregoing Persons described in this clause (B).(vi)No Assignment to Natural Persons or Disqualified Lenders .. No such assignment shall bemade to a natural person (or a holding company, investment vehicle or trust for, or owned and operated forthe primary benefit of, a natural person) or a Disqualified Lender.(vii)Certain Additional Payments .. In connection with any assignment of rights andobligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, inaddition to the other conditions thereto set forth herein, the parties to the assignment shall make suchadditional payments to the Administrative Agent in an aggregate amount sufficient, upon distributionthereof as appropriate (which may be outright payment, purchases by the assignee of participations orsubparticipations, or other compensating actions, including funding, with the consent of the Borrower andthe Administrative Agent, the applicablepro rata share of Loans previously requested, but not funded by,-132-141683210_5 163765871_7 22-31184-1 C1.1 P154 the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent),to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to theAdministrative Agent, the Issuing Banks, the Swingline Lender and each other Lender hereunder (andinterest accrued thereon), and (B) acquire (and fund as appropriate) its fullpro rata share of all Loans andparticipations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage.Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any DefaultingLender hereunder shall become effective under Applicable Law without compliance with the provisions ofthis paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposesof this Agreement until such compliance occurs.Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of thisSection, from and after the effective date specified in each Assignment and Assumption, the assignee thereundershall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption,have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to theextent of the interest assigned by such Assignment and Assumption, be released from its obligations under thisAgreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights andobligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled tothe benefits ofSections 2.12 ,2.14 ,2.15 ,2.16 ,2.17 and9.03 with respect to facts and circumstances occurring priorto the effective date of such assignment;provided , that except to the extent otherwise expressly agreed by theaffected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any partyhereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender ofrights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes ofthis Agreement as a sale by such Lender of a participation in such rights and obligations in accordance withparagraph (d) of this Section (other than a purported assignment to a natural person or the Borrower or any of theBorrower’s Subsidiaries or Affiliates, which shall be null and void except as set forth inSection 9.10(h) orSection 9.22 ).(c)Register .. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of theBorrower, shall maintain at one of its offices a copy of each Assignment and Assumption and each IncrementalFacility Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, andthe Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant tothe terms hereof from time to time (the “Register ”). The entries in the Register shall be conclusive, and theBorrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Registerpursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to thecontrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent ofentries in the Register that are applicable to such Lender), at any reasonable time and from time to time uponreasonable prior notice.(d)Participations .. Any Lender may at any time, without the consent of, or notice to, the Borrower orthe Administrative Agent, sell participations to any Person (other than a natural person (or a holding company,investment vehicle or trust for or owned and operated for the primary benefit of, a natural person), a DisqualifiedLender or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant ”) in all or a portion of suchLender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or theLoans owing to it);provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and(iii) the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the other Lenders shallcontinue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations underthis Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity underSection 9.03(c) with respect to payments made by such Lender to its Participant(s).Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that suchLender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiverof any provision of this Agreement;provided that such agreement or instrument may provide that such Lender willnot, without the consent of the Participant, agree to any amendment, modification or waiver described in the firstproviso toSection 9.02 that directly affects such Participant. The Borrower agrees that each Participant shall be-133-141683210_5 163765871_7 22-31184-1 C1.1 P155 entitled to the benefits ofSections 2.12 ,2.14 ,2.15 ,2.16 and2.17 (subject to the requirements and limitationstherein, including the requirements under Section 2.16(g) (it being understood that the documentation required underSection 2.16(g) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender andhad acquired its interest by assignment pursuant to paragraph (b) of thisSection 9.10 ;provided that such Participant(A) shall be subject to the provisions ofSections 2.18 and2.20 as if it were an assignee under paragraph (b) of thisSection; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.16 , with respect to anyparticipation, than its participating Lender would have been entitled to receive, except to the extent such entitlementto receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicableparticipation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonableefforts to cooperate with the Borrower to effectuate the provisions ofSection 2.20 with respect to any Participant.To the extent permitted by law, each Participant also shall be entitled to the benefits ofSection 9.04 as though itwere a Lender,provided such Participant shall be subject toSection 2.13 andSection 7.07 as though it were aLender.Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of theBorrower, maintain a register on which it enters the name and address of each Participant and the principal amounts(and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the“Participant Register ”);provided that no Lender shall have any obligation to disclose all or any portion of theParticipant Register (including the identity of any Participant or any information relating to a Participant’s interest inany commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except tothe extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or otherobligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries inthe Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whosename is recorded in the Participant Register as the owner of such participation for all purposes of this Agreementnotwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity asAdministrative Agent) shall have no responsibility for maintaining a Participant Register.(e)Disqualified Lender List .. The Administrative Agent shall furnish the list of Disqualified Lendersprovided by the Borrower (as it may be updated, supplemented or modified from time to time) to each Lender, eachprospective assignee and each prospective Participant requesting the same in connection with an assignment orparticipation.(f)Certain Pledges .. Any Lender may at any time pledge or assign a security interest in all or anyportion of its rights under this Agreement to secure obligations of such Lender, including without limitation anypledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority;provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute anysuch pledgee or assignee for such Lender as a party hereto.(g)Cashless Settlement .. Notwithstanding anything to the contrary contained in this Agreement, anyLender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing,extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashlesssettlement mechanism approved by the Borrower, the Administrative Agent and such Lender.(h)Permitted Loan Purchases .. Notwithstanding anything to the contrary in this Agreement, includingSection 2.13(a) (which provisions shall not be applicable to clauses (h) or (i) of thisSection 9.10 ), any of Holdingsor its Subsidiaries, including the Borrower, may purchase by way of assignment and become an assignee withrespect to Term Loans at any time and from time to time from Lenders in accordance withSection 9.10(b) hereof(each, a “Permitted Loan Purchase ”); provided, that, in respect of any Permitted Loan Purchase, (A) no PermittedLoan Purchase shall be made from the proceeds of any Revolving Loans, (B) upon consummation of any suchPermitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically andimmediately cancelled and extinguished in accordance withSection 9.10(i) , (C) in connection with any suchPermitted Loan Purchase, any of Holdings or its Subsidiaries, including the Borrower, and such Lender that is theassignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment andAssumption (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in thePermitted Loan Purchase Assignment and Assumption and (y) shall not be required to execute and deliver an-134-141683210_5 163765871_7 22-31184-1 C1.1 P156

Assignment and Acceptance pursuant toSection 9.10(b)(iv) ) and shall otherwise comply with the conditions toassignments under thisSection 9.10 and (D) no Default or Event of Default would result from such Permitted LoanPurchase.(i)Cancellation of Indebtedness .. Each Permitted Loan Purchase shall, for purposes of thisAgreement, be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans andthe Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that theRegister be updated to record such event as if it were a prepayment of such Loans.Section 9.11Confidentiality .. Each of the Administrative Agent, the Lenders and the Issuing Banksagree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed(a) to its Affiliates and to its and its Affiliates’ Related Parties in connection with the credit facility establishedhereunder, this Agreement, the transactions contemplated hereby or in connection with marketing of services by suchAffiliate or Related Party to Holdings, the Borrower or any of their respective Subsidiaries (it being understood thatthe Persons to whom such disclosure is made will be informed of the confidential nature of such Information andinstructed to keep such Information confidential), (b) to the extent requested by or required to be disclosed to, anyrating agency or any regulatory or similar authority purporting to have jurisdiction over it or its Related Parties(including any self-regulatory authority, such as the National Association of Insurance Commissioners) or inaccordance with the Administrative Agent’s, any Issuing Bank’s or any Lender’s regulatory compliance policy (inwhich case, the Administrative Agent, such Issuing Bank or such Lender, as applicable, shall use commerciallyreasonable efforts to, except with respect to any audit or examination conducted by bank accountants or anygovernmental bank regulatory authority exercising examination or regulatory authority, promptly notify theBorrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) to the extentrequired by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other partyhereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or anyaction or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement or CashManagement Agreement with a Secured Hedging Provider or Cash Management Bank) or any action or proceedingrelating to this Agreement, any other Loan Document or any such Hedging Agreement or Cash ManagementAgreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisionssubstantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee ofor Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (orits Related Parties) to any swap or derivative transaction under which payments are to be made by reference to theBorrower and its Obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor inan Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investmentin such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured partyin an Approved Fund in connection with the administration, servicing and reporting on the assets serving ascollateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to informationregarding Holdings and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued withrespect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating Holdingsor its Subsidiaries or the credit facility established hereby or (ii) the CUSIP Service Bureau or any similar agency inconnection with the issuance and monitoring of CUSIP numbers with respect to the credit facility established hereby,(h) with the consent of the Borrower, (i) to deal terms and other information customarily reported to ThomsonReuters, other bank market data collectors and similar service providers to the lending industry and service providersto the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to theextent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y)becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates ona nonconfidential basis from a third party that is not, to such Person’s knowledge, subject to confidential obligationsto the Borrower or (k) to the extent that such information is independently developed by such Person, or (l) forpurposes of establishing a “due diligence” defense. For purposes of this Section, “Information ” means allinformation received from Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or anyof their respective businesses, other than any such information that is available to the Administrative Agent, anyLender or any Issuing Bank on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries;provided that, in the case of information received from Holdings or any of its Subsidiaries after the date hereof, suchinformation is clearly identified at the time of delivery as confidential. Any Person required to maintain theconfidentiality of Information as provided in this Section shall be considered to have complied with its obligation to-135-141683210_5 163765871_7 22-31184-1 C1.1 P157

do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information assuch Person would accord to its own confidential information.Section 9.12Performance of Duties .. Each of the Loan Party’s obligations under this Agreement andeach of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.Section 9.13All Powers Coupled with Interest .. All powers of attorney and other authorizationsgranted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or anyLender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupledwith an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of theRevolving Commitment remains in effect.Section 9.14Survival of Indemnities .. Notwithstanding any termination of this Agreement, theindemnities to which the Administrative Agent and the Lenders are entitled under the provisions of thisArticle IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect andshall protect the Administrative Agent and the Lenders against events arising after such termination as well asbefore.Section 9.15Titles and Captions .. Titles and captions of Articles, Sections and subsections in, and thetable of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of thisAgreement.Section 9.16Severability of Provisions .. Any provision of this Agreement or any other LoanDocument which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective onlyto the extent of such prohibition or unenforceability without invalidating the remainder of such provision or theremaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any otherjurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, theAdministrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision topreserve the original intent thereof in such jurisdiction (subject to the approval of the Requisite Lenders).Section 9.17Counterparts; Integration; Effectiveness; Electronic Execution ..(a)Counterparts; Integration; Effectiveness .. This Agreement may be executed in counterparts (and bydifferent parties hereto in different counterparts), each of which shall constitute an original, but all of which whentaken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separateletter agreements with respect to fees payable to the Administrative Agent, any Issuing Banks, the Swingline Lenderand/or an Arranger constitute the entire contract among the parties relating to the subject matter hereof andsupersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.(b)Electronic Execution .. The words “execute,” “execution,” “signed,” “signature,” “delivery” andwords of like import in or related to this Agreement, any other Loan Document or any document, amendment,approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, orauthorization to be signed or delivered in connection with this Agreement or any other Loan Document or thetransactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of anElectronic Record, and contract formations on electronic platforms approved by the Administrative Agent,deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity orenforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case maybe, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Globaland National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar statelaws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature orexecution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties heretoto the same extent as a manual, original signature. For the avoidance of doubt, the authorization under thisparagraph may include, without limitation, use or acceptance by the parties of a manually signed paper which hasbeen converted into electronic form (such as scanned into .pdf format), or an electronically signed paper convertedinto another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the-136-141683210_5 163765871_7 22-31184-1 C1.1 P158

contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in anyformat unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided thatwithout limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such ElectronicSignature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on anysuch Electronic Signature purportedly given by or on behalf of the executing party without further verification and(b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptlyfollowed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing,each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with anyworkout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the AdministrativeAgent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document(in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity andenforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity orenforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents,including with respect to any signature pages thereto.Section 9.18Term of Agreement .. This Agreement shall remain in effect from the Closing Datethrough and including the date upon which all Obligations arising hereunder or under any other Loan Documentshall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Commitment has beenterminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arisingprior to such termination or in respect of any provision of this Agreement which survives such termination.Section 9.19USA PATRIOT Act .. The Administrative Agent and each Lender hereby notifies theBorrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into lawOctober 26, 2001)) (the “PATRIOT Act ”) and the Beneficial Ownership Regulation, it is required to obtain, verifyand record information that identifies each Loan Party, which information includes the name and address of eachLoan Party and other information that will allow such Lender to identify each Loan Party in accordance with thePATRIOT Act and the Beneficial Ownership Regulation.Section 9.20Intercreditor Agreements; Conflict with Other Loan Documents .. Each Lender hereunder(a) acknowledges that it has received and reviewed a copy of the First Lien Intercreditor Agreement, (b) agrees thatit will be bound by and take no actions contrary to the provisions of the Intercreditor Agreements and (c) authorizesand instructs the Administrative Agent to enter into the Intercreditor Agreements on behalf of such Lender and toenter into such amendments thereto as contemplated bySection 9.02 hereof. In the event there is a conflict orinconsistency between this Agreement and any other Loan Document, on the one hand, and the terms of anyIntercreditor Agreement, on the other hand, the terms of such Intercreditor Agreement shall control. Except asprovided in the prior sentence, in the event there is a conflict or inconsistency between this Agreement and any otherLoan Document, the terms of this Agreement shall control;provided that any provision of the Security Documentswhich imposes additional burdens on Holdings or its Subsidiaries or further restricts the rights of Holdings or itsSubsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict orinconsistent with this Agreement and shall be given full force and effect.Section 9.21No Advisory or Fiduciary Responsibility ..(a)In connection with all aspects of each transaction contemplated hereby, each Loan Partyacknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided forhereunder and any related arranging or other services in connection therewith (including in connection with anyamendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercialtransaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangersand the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understandsand accepts the terms, risks and conditions of the transactions contemplated hereby and by the other LoanDocuments (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with theprocess leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has beenacting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of itsAffiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, theArrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the-137-141683210_5 163765871_7 22-31184-1 C1.1 P159

Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including withrespect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective ofwhether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on othermatters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower orany of its Affiliates with respect to the financing transactions contemplated hereby except those obligationsexpressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respectiveAffiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflictwith, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lendershas any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v)the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal,accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including anyamendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties haveconsulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Tothe fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may haveagainst the Administrative Agent, the Arrangers or any Lender (in their capacities as such) with respect to any breachor alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.(b)Each Loan Party acknowledges and agrees that each Lender, the Arrangers and any Affiliatethereof may lend money to, invest in, and generally engage in any kind of business with, any of Holdings, theBorrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any ofthe foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliatethereof (or an agent or any other person with any similar role under the credit facilities established hereby) andwithout any duty to account therefor to any other Lender, the Arrangers, Holdings, the Borrower or any Affiliate ofthe foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration fromHoldings, the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilitiesestablished hereby or otherwise without having to account for the same to any other Lender, the Arrangers, theBorrower or any Affiliate of the foregoing.Section 9.22Affiliate Lenders ..(a)Each Lender who is an Affiliate of the Borrower, excluding (x) Holdings, the Borrower and theirrespective Subsidiaries, (y) any Debt Fund Affiliate Lender and or (z) a natural person or any investment vehiclesestablished primarily for the benefit of, or operated by, one or more natural persons (each, an “Affiliate Lender ”; itbeing understood that (x) neither Holdings, the Borrower, nor any of their Subsidiaries may be Affiliate Lenders and(y) Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance withSection 9.10 ,subject in the case of Affiliate Lenders, to thisSection 9.22 ), in connection with any (i) consent (or decision not toconsent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of anyLoan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the AdministrativeAgent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any LoanDocument, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1)described in clauses (d), (e), (f), (g) or (h) of the first proviso ofSection 9.02 or (2) that adversely affects suchAffiliate Lender (in its capacity as a Lender) in a disproportionately adverse manner as compared to other Lenders,such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion asthe allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lenderhereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as suchAffiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the nameof such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to executeany instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of thisclause (a).(b)Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have anyright to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among the AdministrativeAgent or any Lender to which representatives of the Borrower are not then present, (2) receive any information ormaterial prepared by Administrative Agent or any Lender or any communication by or among Administrative Agentand/or one or more Lenders, except to the extent such information or materials have been made available to the-138-141683210_5 163765871_7 22-31184-1 C1.1 P160

Borrower or its representatives, (3) make or bring (or participate in, other than as a passive participant in or recipientof its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any otherLender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or anyother such Lender under the Loan Documents, (4) purchase any Term Loan if, immediately after giving effect tosuch purchase, Affiliate Lenders in the aggregate would own Term Loans with an aggregate principal amount inexcess of 25% of the aggregate principal amount of all Term Loans then outstanding or (5) purchase any RevolvingLoans or Revolving Commitments. It shall be a condition precedent to each assignment to an Affiliate Lender thatsuch Affiliate Lender shall have (i) represented to the assigning Lender in the applicable Assignment andAssumption, and notified the Administrative Agent, that it is (or will be, following the consummation of suchassignment) an Affiliate Lender and that the aggregate amount of Term Loans held by it after giving effect to suchassignments shall not exceed the amount permitted by clause (4) of the preceding sentence, and (ii) either (x)represented in the applicable Assignment and Assumption that it is not in possession of material non-publicinformation (within the meaning of United States federal and state securities laws) with respect to Holdings, theBorrower, its Subsidiaries or their respective securities (or, if Holdings is not at the time a public reporting company,material information of a type that would not be reasonably expected to be publicly available if Holdings were apublic reporting company) that (A) has not been disclosed to the assigning Lender or the Lenders generally (otherthan because any such Lender does not wish to receive material non-public information with respect to Holdings, theBorrower or its Subsidiaries (or, if Holdings is not at the time a public reporting company, material information of atype that would not be reasonably expected to be publicly available if Holdings were a public reporting company))and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigningLender’s decision make such assignment or (y) delivered to the Administrative Agent a Big Boy Letter from theseller.Section 9.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions ..Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement orunderstanding among any such parties, each party hereto acknowledges that any liability of any Affected FinancialInstitution arising under any Loan Document, to the extent such liability is unsecured, may be subject to theWrite-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, andacknowledges and agrees to be bound by:(a)the application of any Write-Down and Conversion Powers by the applicable ResolutionAuthority to any such liabilities arising hereunder which may be payable to it by any party hereto that is anAffected Financial Institution; and(b)the effects of any Bail-In Action on any such liability, including, if applicable:(i)a reduction in full or in part or cancellation of any such liability;(ii)a conversion of all, or a portion of, such liability into shares or other instrumentsof ownership in such Affected Financial Institution, its parent undertaking, or a bridge institutionthat may be issued to it or otherwise conferred on it, and that such shares or other instruments ofownership will be accepted by it in lieu of any rights with respect to any such liability under thisAgreement or any other Loan Document; or(iii)the variation of the terms of such liability in connection with the exercise of theWrite-Down and Conversion Powers of the applicable Resolution Authority.Section 9.24Acknowledgment Regarding Any Supported QFCs .. To the extent that the LoanDocuments provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement orinstrument that is a QFC (such support, “QFC Credit Support ” and each such QFC a “Supported QFC ”), the partiesacknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporationunder the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and ConsumerProtection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes ”) inrespect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding thatthe Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of NewYork and/or of the United States or any other state of the United States):-139-141683210_5 163765871_7 22-31184-1 C1.1 P161

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party ”) becomes subjectto a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of suchQFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support,and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party willbe effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if theSupported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) weregoverned by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC ActAffiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, DefaultRights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Supportthat may be exercised against such Covered Party are permitted to be exercised to no greater extent than suchDefault Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the LoanDocuments were governed by the laws of the United States or a state of the United States. Without limitation of theforegoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lendershall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.As used in this Section 9.24 , the following terms have the following meanings:“BHC Act Affiliate ” of a party means an “affiliate” (as such term is defined under, and interpretedin accordance with, 12 U.S.C. 1841(k)) of such party.“Covered Entity ” means any of the following:(i)a “covered entity” as that term is defined in, and interpreted in accordance with,12 C.F.R. § 252.82(b);(ii)a “covered bank” as that term is defined in, and interpreted in accordance with,12 C.F.R. § 47.3(b); or(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12C.F.R. § 382.2(b).[Signature pages omitted]-140-141683210_5 163765871_7 22-31184-1 C1.1 P162

Exhibit B to Amendment No. 3 164058568_8 [amended Exhibits A, G and I to Credit Agreement attached] 22-31184-1 C1.1 P163

166734593_3 EXHIBIT A FORM OF BORROWING REQUEST Dated as of: _____________ Wells Fargo Bank, National Association, as Administrative Agent MAC D 1109-019 1525 West W.T. Harris Blvd. Charlotte, NC 28262 Attention of: Syndication Agency Services Ladies and Gentlemen: This irrevocable Borrowing Request is delivered to you pursuant to Section 2.02 of the Credit Agreement dated as of October 2, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. 1. The Borrower hereby requests that the Lenders make a Revolving Loan to the Borrower in the aggregate principal amount of $_____________.1 2. The Borrower hereby requests that such Loan be made on the following Business Day: _____________.2 3. The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Rate, as set forth below: Interest Rate Initial Interest Period (Adjusted Term SOFR only ) 3 Termination Date for Interest Period ( if applicable) [Alternate Base Rate or Adjusted Term SOFR] 4 4. The Borrower hereby requests that the proceeds of such Loan be disbursed into [the account identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative 1 Complete with an amount in accordance with Section 2.02(b) of the Credit Agreement for Revolving Loans. 2 Complete with a Business Day in accordance with Section 2.02(a) of the Credit Agreement for Revolving Loans. 3 Complete with 1, 3 or 6 months (or if available and agreed to by all relevant Lenders, 12 months). 4 Complete with (i) Alternate Base Rate for Revolving Loans that are ABR Loans, or (ii) Adjusted Term SOFR for Revolving Loans that are Term SOFR Loans. 22-31184-1 C1.1 P164

166734593_3 Agent] [the following account(s), which supersedes any direction provided in a previously delivered Notice of Account Designation]: ____________________________ ABA Routing Number: _________ Account Number: _____________] [Signature Page Follows] 22-31184-1 C1.1 P165

166734593_3 EXHIBIT G FORM OF NOTICE OF PREPAYMENT Dated as of: _____________ Wells Fargo Bank, National Association, as Administrative Agent MAC D 1109-019 1525 West W.T. Harris Blvd. Charlotte, NC 28262 Attention of: Syndication Agency Services Ladies and Gentlemen: This Notice of Prepayment is delivered to you pursuant to Section 2.05(a) of the Credit Agreement dated as of October 2, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. 1. The Borrower hereby provides notice to the Administrative Agent that it intends to repay [Revolving Loans] [the Initial Term Loan] [Incremental Term Loans] [Incremental Revolving Loans] [Extended Revolving Loans] [Extended Term Loans] [Refinancing Revolving Loans] [Refinancing Term Loans] [Swingline Loans] in the following amount: _______________.5 2. The Loans to be repaid are [[Eurodollar Loans made on [date] with [describe Interest Period]] [ABR Loans] [Term SOFR Loans made on [date] with [describe Interest Period]]] [[Eurodollar Loans made on [date] with [describe Interest Period]] [Term SOFR Loans made on [date] with [describe Interest Period]] and ABR Loans with the amount allocable to each being [________] and [______] respectively]. 3. The Borrower shall repay the above-referenced Loans on the following Business Day: _______________.6 4. [[The prepayment described in this Notice of Prepayment is conditioned upon [_______________]7 (the “Condition”). If the Condition is not satisfied, the Borrower may revoke this Notice of Prepayment by notice to the Administrative Agent prior to the date of prepayment specified herein]. [Signature Page Follows] 5 Complete with an amount in accordance with Section 2.05 of the Credit Agreement. 6 Complete with a date (a) no earlier than two (2) Business Days subsequent to date of this Notice of Prepayment (other than for prepayment of a Term SOFR Loan) or (b) no earlier than three (3) U.S. Government Securities Business Days subsequent to date of this Notice of Prepayment of each Term SOFR Loan. 7 Describe other financing or other transaction or condition. 22-31184-1 C1.1 P166

166734593_3 IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above. CONSOLIDATED COMMUNICATIONS, INC. By: Name: Title: 22-31184-1 C1.1 P167

166734593_3 EXHIBIT I FORM OF NOTICE OF CONVERSION/CONTINUATION Dated as of: _____________ Wells Fargo Bank, National Association, as Administrative Agent MAC D 1109-019 1525 West W.T. Harris Blvd. Charlotte, NC 28262 Attention of: Syndication Agency Services Ladies and Gentlemen: This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 2.03 of the Credit Agreement dated as of October 2, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. 1. The Loan to which this Notice relates is a [Revolving Loan] [Term Loan]. 2. This Notice is submitted for the purpose of: Converting all or a portion of an [ABR Loan into a Eurodollar Loan]8[ABR Loan into a Term SOFR Loan]9 (a) The aggregate outstanding principal balance of such Loan is $_______________. (b) The principal amount of such Loan to be converted is $_______________. (c) The requested effective date of the conversion of such Loan is _______________. (d) The requested Interest Period applicable to the converted Loan is _______________. Converting a portion of [Eurodollar Loan into an ABR Loan][Term SOFR Loan into an ABR Loan] (a) The aggregate outstanding principal balance of such Loan is $_______________. (b) The last day of the current Interest Period for such Loan is _______________. (c) The principal amount of such Loan to be converted is $_______________. 8 Revolving Loans may only be converted from ABR Loans to Term SOFR Loans. 9 Term Loans may only be converted from ABR Loans to Eurodollar Loans. 22-31184-1 C1.1 P168

166734593_3 (d) The requested effective date of the conversion of such Loan is _______________. Continuing all or a portion of a [Eurodollar Loan as a Eurodollar Loan][Term SOFR Loan as a Term SOFR Loan] (a) The aggregate outstanding principal balance of such Loan is $_______________. (b) The last day of the current Interest Period for such Loan is _______________. (c) The principal amount of such Loan to be continued is $_______________. (d) The requested effective date of the continuation of such Loan is _______________. (e) The requested Interest Period applicable to the continued Loan is _______________. Converting all or a portion of a Eurodollar Loan into a Term SOFR Loan (a) The aggregate outstanding principal balance of such Loan is $_______________. (b) The last day of the current Interest Period for such Loan is _______________. (c) The principal amount of such Loan to be converted is $_______________. (d) The requested effective date of the conversion of such Loan is _______________. (e) The requested Interest Period applicable to the converted Loan is _______________. [Signature Page Follows] 22-31184-1 C1.1 P169

166734593_3 IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above. CONSOLIDATED COMMUNICATIONS, INC., as the Borrower By: Name: Title: 22-31184-1 C1.1 P170